DEFINITIVE PROXY STATEMENT
================================================================================


                             WASHINGTON, D.C. 20549
                             ----------------------
                            SCHEDULE 14A INFORMATION
                                 Proxy Statement
       (Pursuant to Section 14(a) of the Securities Exchange Act of 1934)
                             ----------------------

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|    Preliminary Proxy Statement
|_|    CONFIDENTIAL, For Use of the Commission Only
|X|    Definitive Proxy Statement            (as permitted by Rule 14a-6(e)(2))
|_|    Definitive Additional Materials
|_|    Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12


                            SUN CITY INDUSTRIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

|_|    No Fee Required.


|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


         (1) Title of each class of securities to which transaction applies: common stock of Sun City Industries, Inc. ("Sun City").

         (2)      Aggregate number of securities to which transaction applies:
                  45,044,001 maximum aggregate shares of common stock of Sun
                  City.

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. The filing fee is $10,135, which is 1/50th of 1% of the product of (i) $1.125, the average of the high and low prices for the Sun City common stock on October 17, 1997, multiplied by (ii) 45,044,001, which is the maximum aggregate number of shares of Sun City common stock anticipated to be issued pursuant to the Merger described in the accompanying Proxy Statement of Sun City.

         (4)      Proposed maximum aggregate value of transaction: $50,674,501

         (5)      Total fee paid: $10,135

|X|    Fee Paid previously with preliminary materials:  $10,135


|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
===============================================================================

                            SUN CITY INDUSTRIES, INC.
                           5545 NORTHWEST 35TH AVENUE
                            FORT LAUDERDALE, FLORIDA


                                                                November 7, 1997


Dear Shareholders:


         You are cordially invited to attend the Annual Meeting of the Shareholders (the "Annual Meeting") of Sun City Industries, Inc., a Delaware corporation ("Sun City"), to be held on December 17, 1997 at 10:00 A.M., local time, at the offices of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., 515 East Las Olas Boulevard, Suite 1500, Ft. Lauderdale, Florida 33301.


         At the Annual Meeting, the shareholders will be asked to consider and vote upon the following proposals (the "Proposals"):

         1. Proposal to approve the Agreement and Plan of Merger, dated as of June 17, 1997, as amended (the "Merger Agreement"), by and among Sun City, Specialties Acquisition Corp., a Florida corporation and wholly-owned subsidiary of Sun City ("Acquisition"), and SeaSpecialties, Inc., a Florida corporation ("SeaSpecialties"). Pursuant to the Merger Agreement, (i) Acquisition will merge with and into SeaSpecialties (the "Merger"), with SeaSpecialties being the surviving corporation of the Merger (the "Surviving Corporation"), (ii) the outstanding shares of common stock of SeaSpecialties will be converted into shares of common stock of Sun City, and as a result of such conversion Sun City will issue approximately 38,335,320 shares of its common stock to the shareholders of SeaSpecialties, and the shares of Sun City common stock currently outstanding will constitute approximately 3.1% of the total shares of Sun City common stock outstanding upon consummation of the Merger, (iii) Sun City's outstanding Senior Convertible Subordinated Debentures (and all accrued interest thereon) will be converted into shares of Sun City's common stock that will constitute approximately 14.4% of the total shares of Sun City common stock outstanding upon consummation of the Merger, and (iv) each outstanding share of common stock of Acquisition will be converted into one share of common stock of the Surviving Corporation, resulting in SeaSpecialties becoming a wholly-owned subsidiary of Sun City.

         2. Proposal to approve amendments to Sun City's Certificate of Incorporation in connection with the Merger to (i) increase the authorized number of shares of Sun City's common stock from 3,000,000 to 75,000,000 shares,
(ii) decrease the par value per share of Sun City's common stock from $.10 to $.01, and (iii) change Sun City's name to "SeaSpecialties, Inc."

         3. Proposal to approve the adoption of Sun City's 1997 Stock Option
Plan.

         4. Proposal to elect three members to Sun City's Board of Directors.

         5. Proposal to amend Sun City's Certificate of Incorporation to limit certain liability of directors of Sun City as permitted by law.

         6. Proposal to approve an amendment to Sun City's Certificate of Incorporation to implement a reverse stock split of Sun City's common stock in the range between one-for-two and one-for-ten, inclusive, to be effected at a future time in the event the Board of Directors determines that such a reverse split is necessary or advisable at any time within one year from the date of the Annual Meeting, with the exact size of the reverse split to be determined by the Board of Directors.

         7. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         It is a condition to consummation of the Merger that the holders of the outstanding shares of the common stock, par value $.10 per share, of Sun City vote in person or by proxy at the Annual Meeting to approve the Merger Agreement and the transactions contemplated thereby.


         The terms and conditions of the Merger Agreement are described in the accompanying Proxy Statement, a copy of which is attached as Appendix A to the Proxy Statement.

         Mesirow Financial, Inc., Sun City's financial advisor, has rendered its opinion, dated as of October 22, 1997, a copy of which is attached as Appendix B to the attached Proxy Statement, to the effect that, as of the date of its opinion and based upon the matters described therein, the Merger is fair to Sun City and its Shareholders from a financial point of view.

         The proposed Stock Option Plan, a copy of which is attached as Appendix C to the Proxy Statement, is described in the accompanying Proxy Statement.

         After careful consideration, your Board of Directors believes that the Merger is fair and reasonable to, and that the Proposals are in the best interests of, Sun City and its shareholders. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND EACH OF THE OTHER PROPOSALS AND RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH OF THE PROPOSALS AT THE ANNUAL MEETING. The directors and executive officers of Sun City have indicated that they will vote all of the shares of Sun City Common Stock held by them or which they otherwise have the power to vote, constituting approximately 12.8% of the outstanding shares of Sun City Common Stock, FOR approval of the Merger and the other Proposals. Certain officers and directors of Sun City will receive certain benefits upon the Merger which are not being received generally by the shareholders of Sun City. Accordingly, Sun City shareholders should consider such officers' and directors' interests in the Merger in connection with the Board of Directors' recommendation of the Merger, as more particularly described in the accompanying Proxy Statement. See "The Merger--Interests of Certain Persons in the Merger."


         It is important that your shares be voted at the Annual Meeting, regardless of the number of shares you hold. THEREFORE, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting your shares in person if you do attend.


         We look forward to seeing you at the Annual Meeting on December 17, 1997.


                                                      Sincerely,

                                                      MALVIN AVCHEN
                                                      CHAIRMAN OF THE BOARD

                            SUN CITY INDUSTRIES, INC.
                           5545 NORTHWEST 35TH AVENUE
                            FORT LAUDERDALE, FLORIDA


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 17, 1997


TO THE SHAREHOLDERS OF SUN CITY INDUSTRIES, INC.:


         NOTICE IS HEREBY GIVEN that an Annual Meeting of the Shareholders (the "Annual Meeting") of Sun City Industries, Inc., a Delaware corporation ("Sun City"), will be held on December 17, 1997, at the offices of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., 515 East Las Olas Boulevard, Suite 1500, Ft. Lauderdale, Florida 33301, commencing at 10:00 A.M., local time, to consider and vote upon the following proposals:


         (1) Proposal to approve the Agreement and Plan of Merger, dated as of June 17, 1997, as amended (the "Merger Agreement"), by and among Sun City, Specialties Acquisition Corp., a Florida corporation and wholly-owned subsidiary of Sun City ("Acquisition"), and SeaSpecialties, Inc., a Florida corporation ("SeaSpecialties"), pursuant to which Acquisition will merge with and into SeaSpecialties and SeaSpecialties will thereby become a wholly owned subsidiary of Sun City (the "Merger").

         (2) Proposal to approve amendments to Sun City's Certificate of Incorporation in connection with the Merger to (i) increase the authorized number of shares of Sun City's common stock from 3,000,000 to 75,000,000 shares,
(ii) decrease the par value per share of Sun City common stock from $.10 to $.01 per share, and (iii) change Sun City's name to "SeaSpecialties, Inc."

         (3) Proposal to approve the adoption of Sun City's 1997 Stock Option Plan.

         (4) Proposal to elect three members to Sun City's Board of Directors.

         (5) Proposal to amend Sun City's Certificate of Incorporation to limit certain liability of directors of Sun City as permitted by law.

         (6) Proposal to approve an amendment to Sun City's Certificate of Incorporation to implement a reverse stock split of Sun City's common stock in the range between one-for-two and one-for-ten, inclusive, to be effected at a future time in the event the Board of Directors determines that such a reverse split is necessary or advisable at any time within one year from the date of the Annual Meeting, with the exact size of the reverse split to be determined by the Board of Directors.

         (7) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.


         Only those shareholders of record at the close of business on November 10, 1997 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.


         Certain officers and directors of Sun City will receive certain benefits upon the Merger which are not being received generally by the Shareholders of Sun City. Accordingly, Sun City shareholders should consider such officers' and directors' interests in the Merger in connection with the Board of Directors' recommendation of the Merger, as more particularly described in the accompanying Proxy Statement. See "The Merger--Interests of Certain Persons in the Merger."

         YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING. Proxies are revocable at any time prior to the time they are voted, and shareholders who are present at the meeting may withdraw their proxies and vote in person if they so desire.


                                             By Order of the Board of Directors,


                                             MALVIN AVCHEN
                                             CHAIRMAN OF THE BOARD


Fort Lauderdale, Florida
November 7, 1997

                            SUN CITY INDUSTRIES, INC.
                              5545 N.W. 35TH AVENUE
                          FT. LAUDERDALE, FLORIDA 33309

                                 PROXY STATEMENT


                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 17, 1997

                    ----------------------------------------



       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Sun City Industries, Inc., a Delaware corporation ("Sun City"), of proxies from holders of shares of Sun City's common stock ("Sun City Common Stock"), for use at Sun City's Annual Meeting of Shareholders to be held on December 17, 1997 (the "Annual Meeting"), or any adjournment(s) thereof, pursuant to the foregoing Notice of Annual Meeting at the time and place indicated therein. The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to holders of Sun City Common Stock is November 12, 1997. The complete mailing address, including zip code, of the principal executive offices of Sun City is 5545 N.W. 35th Avenue, Fort Lauderdale, Florida 33309, and its telephone number is (954) 730-3333.


       This Proxy Statement relates to the "Proposals" described herein which are to be voted upon by Sun City's shareholders at the Annual Meeting. See "Summary-Purposes of Meeting; Meeting Proposals." The Proposals include a proposal to approve the transactions provided for in that certain Agreement and Plan of Merger, dated as of June 17, 1997, as amended (the "Merger Agreement"), by and among Sun City, Specialties Acquisition, Inc., a Florida corporation and a wholly-owned subsidiary of Sun City ("Acquisition"), and SeaSpecialties, Inc., a Florida corporation ("SeaSpecialties"). If the Merger Agreement is approved by the requisite vote of the shareholders of Sun City at the Annual Meeting, and if the other conditions specified in the Merger Agreement are satisfied or waived, Acquisition will merge with and into SeaSpecialties, with SeaSpecialties being the surviving corporation. See "Summary" and "The Merger." All information in this Proxy Statement concerning Sun City has been furnished by Sun City, and all information in this Proxy Statement concerning SeaSpecialties has been furnished by SeaSpecialties.

       FOR A DISCUSSION OF CERTAIN CONSIDERATIONS WHICH SHOULD BE CONSIDERED WHEN EVALUATING THE TRANSACTI ONS CONTEMPLATED BY THIS PROXY STATEMENT, SEE "RISK FACTORS" WHICH APPEARS ON PAGES 15 THROUGH 17.

THE MERGER AND THE OTHER TRANSACTIONS DESCRIBED HEREIN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OF MERITS OF SUCH TRANSACTIONS NOR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


              The date of this Proxy Statement is November 7, 1997

                                TABLE OF CONTENTS

                                                                       PAGE


SUMMARY................................................................  3
   General.............................................................  3
   Purposes of Meeting; Meeting Proposals..............................  3
   Annual Meeting and Proxies..........................................  4
   No Dissenters' Rights of Appraisal..................................  4
   Record Date and Vote Required.......................................  4
   The Merger (Proposal 1)...............................................4
   Parties to the Merger.................................................4
   Terms of the Merger; Conversion Formulas............................  5
   Closing and Effective Time of the Merger............................  6
   Recommendations of the Boards of Directors..........................  6
   Opini on of Financial Advisor.......................................  6
   Conditions to the Merger and Termination............................  7
   Interests of Certain Persons in the Merger..........................  7
   Potential Adverse Consequences to Sun City and
     Its Shareholders; Certain Other Considerations....................  7
   Government and Regulatory Approvals.................................  7
   Federal Income Tax Consequences.....................................  7
   Accounting Treatment................................................  7
   Operation and Management of Sun City After the
     Merger............................................................  8
   Amendments to Certificate of Incorporation
     (Proposal 2)......................................................  8
   Increase Authorized Shares; Decrease Par Value
     per Share.........................................................  8
   Approval of 1997 Stock Option Plan
     (Proposal 3)......................................................  8
   Election of Directors (Proposal 4)..................................  9
   Nominees............................................................  9
   Change in Directors Upon Merger.....................................  9
   Amendment to Limit Director Liability
     (Proposal 5)......................................................  9
   Reverse Stock Split (Proposal 6)....................................  9
   Common Stock Market Prices and Per Share
     Data.............................................................. 10
   Summary Financial Data.............................................. 12

CERTAIN FORWARD LOOKING STATEMENTS......................................15


RISK FACTORS........................................................... 15

   No Combined Operating History; No Assurance
     of Integration of Businesses...................................... 15
   Effect of Significant Market Competition............................ 15
   Dependence on Key Management; Change in
     Management upon Merger............................................ 15
   Certain Affiliated Transactions..................................... 16
   Deterioration in Financial Condition of Sun City.................... 16
   Dilution of Voting Power; Potential Adverse
     Impact of Future Sale of Sun City Shares.......................... 16
   No Dissenters' Rights of Appraisal.................................. 17
   New Controlling Shareholders of Sun City............................ 17
   Interests of Certain Persons in the Merger.......................... 17
   Risk of Stock Exchange Delisting; Negative
     Effect on Stock Liquidity and Value............................... 17


THE SUN CITY ANNUAL MEETING............................................ 18
   Time, Date and Place of Annual Meeting.............................. 18
   Business to be Conducted at Annual Meeting.......................... 18
   Proxies: Voting and Revocation...................................... 18
   No Dissenters' Rights of Appraisal.................................. 19
   Proxy Solicitation.................................................. 19
   Vote Required....................................................... 19


THE MERGER (Proposal 1)................................................ 21
   Terms of the Merger; Conversion Formulas;
     Effects of the Merger............................................. 21
   Background of the Merger............................................ 22
   Management Agreement with SeaSpecialties............................ 22
   Sun City's Reasons for the Merger and Board of
     Directors' Recommendation......................................... 23
   Opinion of Mesirow Financial, Inc................................... 24
   The Merger Agreement................................................ 27
   Closing and Effective Time of the Merger............................ 27
   Conditions of the Merger Agreement.................................. 27
   Termination of the Merger Agreement..................................28
   Interests of Certain Persons in the Merger.......................... 29
   Certain Affiliated Transactions..................................... 31
   Governmental and Regulatory Approvals............................... 31
   Federal Income Tax Consequences..................................... 31
   Accounting Treatment................................................ 32
   Resales of Sun City Common Stock.................................... 32
   Vote Required and Recommendation.................................... 33


OPERATION, MANAGEMENT AND BUSINESS
   OF SUN CITY AFTER THE MERGER........................................ 33
   Business of Sun City................................................ 33
   Management of Sun City.............................................. 34
   Principal Shareholders of Sun City After the
     Merger............................................................ 35
   Sun City Capital Stock After the Merger............................. 36
   Stock Exchange Listing of Sun City Common
     Stock............................................................. 36
   Transfer Agent...................................................... 37

AMENDMENTS TO CERTIFICATE OF
   INCORPORATION (Proposal 2).......................................... 37
   Authorization of Additional Shares; Decrease in
     Par Value Per Share............................................... 37
   Change of Sun City's Name........................................... 38
   Vote Required and Recommendation.................................... 38

APPROVAL OF 1997 STOCK OPTION PLAN
   (Proposal 3)........................................................ 38
   General............................................................. 38
   Summary of Plan..................................................... 39
   Options Granted Under the Plan...................................... 40
   Certain Terms and Conditions........................................ 40
   Federal Income Tax Consequences..................................... 41
   Vote Required and Recommendation.................................... 43

ELECTION OF DIRECTORS (Proposal 4)..................................... 43

AMENDMENT TO LIMIT DIRECTOR
   LIABILITY (Proposal 5)...............................................43


REVERSE STOCK SPLIT (Proposal 6)....................................... 45
   Exchange of Stock Certificates...................................... 48
   Text of Amendment to Certificate of
     Incorporation......................................................49
   Federal Income Tax Consequences..................................... 49
   Vote Required and Recommendation.................................... 50

PRICE RANGE OF COMMON STOCK............................................ 50
   Market for Sun City Common Stock and Related
     Shareholder Matters............................................... 50


                                      (i)

SUN CITY SELECTED CONSOLIDATED
   FINANCIAL DATA...................................................... 52

SUN CITY MANAGEMENT'S DISCUSSION
   AND ANALYSIS OF FINANCIAL
   CONDITION AND RESULTS OF
   OPERATIONS.......................................................... 53
   General............................................................. 53
   Results of Operations............................................... 53
   Liquidity and Capital Resources..................................... 57

SEASPECIALTIES SELECTED FINANCIAL
   DATA................................................................ 61

SEASPECIALTIES MANAGEMENT'S
   DISCUSSION AND ANALYSIS OF
   FINANCIAL CONDITION AND RESULTS OF
   OPERATIONS.......................................................... 62
   General............................................................. 62
   Results of Operations............................................... 62
   Liquidity and Capital Resources..................................... 66

BUSINESS OF SUN CITY................................................... 67
   Background.......................................................... 67
   Properties.......................................................... 69
   Legal Proceedings................................................... 70


MANAGEMENT OF SUN CITY................................................. 73
   Executive Officers and Directors.................................... 73
   Compensation of Directors........................................... 73
   Information Concerning the Board of Directors
     and its Committees................................................ 74

SUN CITY EXECUTIVE COMPENSATION........................................ 75
   Summary Compensation Table.......................................... 75
   Option Grants Table................................................. 75
   Aggregated Option Exercises and Fiscal Year-
     End Option Value Table............................................ 75
   Employment Agreements and Termination of
     Employment and Change in Control
     Arrangements...................................................... 76
   Deferred Compensation Agreements.................................... 76
   Certain Transactions................................................ 76
   Compensation Committee Report on Executive
     Compensation...................................................... 77


COMMON STOCK PERFORMANCE GRAPH......................................... 79

PRINCIPAL SHAREHOLDERS OF SUN CITY..................................... 80

DESCRIPTION OF SUN CITY CAPITAL
   STOCK............................................................... 81
   Sun City Common Stock............................................... 81
   Issuance of Shares upon Merger...................................... 81
   Certain Provisions of Delaware Law and Sun
     City's Certificate of Incorporation............................... 81

COMPLIANCE WITH SECTION 16(a) OF THE
   EXCHANGE ACT........................................................ 82

BUSINESS OF SEASPECIALTIES............................................. 82
DESCRIPTION OF SEASPECIALTIES CAPITAL
   STOCK............................................................... 83
   General............................................................. 83
   Shareholders of SeaSpecialties...................................... 83
   Dividends........................................................... 83

OTHER BUSINESS......................................................... 83


RELATIONSHIP WITH INDEPENDENT
   AUDITORS............................................................ 83


FUTURE STOCKHOLDER PROPOSALS........................................... 84

LEGAL OPINIONS......................................................... 84


FINANCIAL STATEMENTS...................................................F-1


APPENDIX A -      AGREEMENT AND PLAN OF
                  MERGER

APPENDIX B -      OPINION OF MESIROW
                  FINANCIAL, INC.

APPENDIX C -      1997 STOCK OPTION PLAN

                                      (ii)

                              AVAILABLE INFORMATION

         Sun City is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission" or the "SEC"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549; as well as the Regional Offices of the Commission located at 500 West Madison, 14th Floor, Chicago, Illinois 60661-2511; and 7 World Trade Center, New York, New York 10048. Copies of each document may also be obtained through the Commission's Internet address at http://www.sec.gov. Copies of such material can be obtained from the Public Reference Section of the Commission, at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; at prescribed rates.

                                    * * * * *

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SUN CITY. THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO EXCHANGE OR SELL, OR A SOLICITATION OF AN OFFER TO EXCHANGE OR PURCHASE, ANY SECURITIES OR THE SOLICITATION OF A PROXY IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF SUN CITY OR SEASPECIALTIES.

                                     SUMMARY

         THE FOLLOWING IS A SUMMARY OF CERTAIN OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY, THE FULL TEXT OF THIS PROXY STATEMENT AND THE APPENDICES HERETO. SHAREHOLDERS ARE URGED TO READ AND CONSIDER CAREFULLY ALL THE INFORMATION CONTAINED IN THIS PROXY STATEMENT AND THE APPENDICES HERETO.

                                                      GENERAL

PURPOSES OF MEETING; MEETING PROPOSALS


         This Proxy Statement is furnished to shareholders of Sun City Industries, Inc., a Delaware corporation ("Sun City"), in connection with the solicitation of proxies by the Board of Directors of Sun City for use at an Annual Meeting of the Shareholders of Sun City (the "Annual Meeting") to be held at 10:00 a.m., local time, on December 17, 1997, at the offices of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., 515 East Las Olas Boulevard, Suite 1500, Ft. Lauderdale, Florida 33301.


         At the Annual Meeting, the shareholders will be asked to consider and vote upon the following proposals (the "Proposals"):

         1. Proposal to approve the Agreement and Plan of Merger, dated as of June 17, 1997, as amended (the "Merger Agreement"), by and among Sun City, Specialties Acquisition Corp., a Florida corporation and wholly-owned subsidiary of Sun City ("Acquisition"), and SeaSpecialties, Inc., a Florida corporation ("SeaSpecialties"). Pursuant to the Merger Agreement, (i) Acquisition will merge with and into SeaSpecialties (the "Merger"), with SeaSpecialties being the surviving corporation of the Merger (the "Surviving Corporation"), (ii) the outstanding shares of common stock of SeaSpecialties will be converted into shares of common stock of Sun City, and as a result of such conversion Sun City will issue approximately 38,335,320 shares of its Common Stock to the shareholders of SeaSpecialties, and the shares of Sun City Common Stock currently outstanding will constitute approximately 3.1% of the total shares of Sun City Common Stock outstanding upon consummation of the Merger, (iii) Sun City's outstanding Senior Convertible Subordinated Debentures (and all accrued interest thereon) will be converted into shares of Sun City's Common Stock that will constitute approximately 14.4% of the total shares of Sun City Common Stock outstanding upon consummation of the Merger, and (iv) each outstanding share of common stock of Acquisition will be converted into one share of common stock of the Surviving Corporation, resulting in SeaSpecialties becoming a wholly-owned subsidiary of Sun City.

         2. Proposal to approve amendments to Sun City's Certificate of Incorporation in connection with the Merger to (i) increase the authorized number of shares of Sun City Common Stock from 3,000,000 to 75,000,000 shares,
(ii) decrease the par value per share of Sun City Common Stock from $.10 to $.01, and (iii) change Sun City's name to "SeaSpecialties, Inc."

         3. Proposal to approve the adoption of Sun City's 1997 Stock Option
Plan.

         4. Proposal to elect three members to Sun City's Board of Directors.

         5. Proposal to amend Sun City's Certificate of Incorporation to limit certain liability of directors of Sun City as permitted by law.

         6. Proposal to approve an amendment to Sun City's Certificate of Incorporation to implement a reverse stock split of the Sun City Common Stock (the "Reverse Split") in the range between one-for-two and one-for-ten, inclusive, to be effected at a future time in the event the Board of Directors determines that such a reverse split is necessary or advisable at any time within one year from the date of the Annual Meeting, with the exact size of the reverse split to be determined by the Board of Directors.

         7. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

ANNUAL MEETING AND PROXIES

         All shares of Sun City Common Stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the directions on the proxies, unless such proxies have been previously revoked. If no direction is indicated, the shares will be voted FOR the Merger and the other Proposals. Any Sun City shareholder giving a proxy may revoke his or her proxy at any time before its exercise at the Annual Meeting by (i) giving written notice of such revocation to the Secretary of Sun City, or (ii) signing and delivering to such Secretary a proxy bearing a later date. However, the mere presence at the Annual Meeting of a Sun City shareholder who has delivered a valid proxy will not of itself revoke that proxy. See "The Sun City Annual Meeting-Proxies: Voting and Revocation."

NO DISSENTERS' RIGHTS OF APPRAISAL

         Sun City is not a constituent corporation to the Merger (Sun City itself is not merging, only Acquisition and SeaSpecialties are merging); therefore, Sun City Shareholders do not have dissenters' rights of appraisal under Section 262 of the Delaware General Corporation Law.

RECORD DATE AND VOTE REQUIRED


         The record date for shareholders of Sun City entitled to vote at the Annual Meeting is November 10, 1997 (the "Record Date").


         The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Sun City Common Stock is necessary to constitute a quorum for the conduct of business at the Annual Meeting. If less than a majority of the outstanding shares of Sun City Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting without further notice other than announcement at the meeting. For purposes of electing directors at the Annual Meeting, the nominees receiving the greatest number of votes of Sun City Common Stock shall be elected as directors. The Proposal to approve the Merger and the Proposals involving amendments to Sun City's Certificate of Incorporation (Proposals 1, 2, 5 and 6) will be approved if a majority of the total outstanding shares of Sun City Common Stock are voted in favor of such Proposals. The Proposal to approve the 1997 Stock Option Plan (Proposal 3) will be approved if a majority of the shares present in person or by proxy at the Annual Meeting are voted in favor of such Proposal. See "The Sun City Annual Meeting."

         SUN CITY'S BOARD OF DIRECTORS RECOMMENDS APPROVAL OF PROPOSALS 1 THROUGH 6 AT THE ANNUAL MEETING. NEITHER THE MERGER (PROPOSAL 1) NOR THE PROPOSED AMENDMENTS TO SUN CITY'S CERTIFICATE OF INCORPORATION (PROPOSAL 2) WILL OCCUR UNLESS BOTH SUCH PROPOSALS 1 AND 2 ARE APPROVED BY THE REQUISITE VOTE OF SHAREHOLDERS AT THE ANNUAL MEETING.


         As of November 6, 1997, directors and executive officers of Sun City and their respective affiliates held or otherwise have the power to vote an aggregate of 185,898 shares of Sun City Common Stock, exclusive of options and other rights to purchase Sun City Common Stock, representing approximately 12.8% of the outstanding shares of Sun City Common Stock. All such directors and executive officers have indicated their intention to vote such shares in favor of the Proposals.


                                   THE MERGER
                                  (PROPOSAL 1)

PARTIES TO THE MERGER

         SUN CITY. Sun City Industries, Inc., which began in 1949 as an egg processing and marketing company, is presently engaged primarily in the foodservice marketing and distribution business throughout much of the eastern seaboard of the United States with a heavy concentration in Florida. In 1990, Sun City began its expansion as a foodservice distributor that now includes four centers in Florida covering the West Coast of Florida, Central Florida and Southeast Florida from Key West to West Palm Beach. In addition, the Company has operations that distribute to markets in Atlanta, Georgia; Baltimore, Maryland; Philadelphia, Pennsylvania; and throughout New Jersey. The Company's clientele includes supermarkets, hotels, restaurants, airline caterers, cruise lines and schools. The principal executive offices of Sun City are located at 5545 N.W. 35th Avenue, Ft. Lauderdale, Florida 33309, and its telephone number is (954) 730-3333.

         SEASPECIALTIES. SeaSpecialties, Inc., founded in 1954, is a processor and distributor of fresh, frozen, smoked and pickled seafood products, whose products are marketed through it own sales staff and by independent sales representatives to supermarkets and grocery chains, restaurants, cruise lines and bagel shops. SeaSpecialties has offices and processing and distribution centers in Miami, Fort Lauderdale and Plantation Key, Florida. SeaSpecialties' products are sold throughout the United States with a high concentration of sales in Florida, Southern California and the Northeast region of the United States. The principal executive offices of SeaSpecialties are located at 1111 N.W. 159th Drive, Miami, Florida 33169.

         SPECIALTIES ACQUISITION CORP. Acquisition is a newly formed Florida corporation and a wholly-owned subsidiary of Sun City formed for purposes of the Merger. Currently, Acquisition has no material assets or liabilities. At consummation of the proposed Merger, Acquisition will merge into SeaSpecialties and cease to exist as a separate entity.

TERMS OF THE MERGER; CONVERSION FORMULAS

         Under the terms of the Merger Agreement, Acquisition shall be merged with and into SeaSpecialties, with SeaSpecialties being the Surviving Corporation, and the shares of common stock of SeaSpecialties (the "SeaSpecialties Shares") shall be converted into an aggregate number of shares of common stock of Sun City determined as provided below in this paragraph (collectively, the "Sun City Shares"), which Sun City Shares shall be allocated pro rata among the holders of the SeaSpecialties Shares in accordance with such holders' proportionate ownership of the SeaSpecialties Shares. The Sun City Shares shall be that number of shares which, when issued pursuant to the Merger, shall constitute eighty percent (80%) of the sum of (i) the aggregate number of shares of Sun City's outstanding common stock after consummation of the Merger (including, without limitation, the "Debenture Shares" (as defined below) issued upon the exchange of the Debentures described below), plus (ii) the aggregate number of shares of Sun City's common stock then issuable upon exercise, conversion, exchange or otherwise pursuant to outstanding derivative securities or other rights to acquire common stock (including, without limitation, options, warrants, convertible securities, etc. whether or not exercisable as of the Closing Date) (the sum of the foregoing clauses (i) and (ii) is referred to herein as the "Total Sun City Shares"); it being the intent and agreement of the parties that the Sun City Shares to be issued in the Merger to the shareholders of SeaSpecialties shall constitute not less than 80% of the Total Sun City Shares upon consummation of the Merger. In addition, upon consummation of the Merger each share of Acquisition shall be converted into one share of the Common Stock of SeaSpecialties, and Sun City's outstanding Senior Convertible Subordinated Debentures (the "Debentures") and all accrued interest thereon will be converted into that number of shares of Sun City Common Stock that will constitute fourteen percent (14%) of the Total Sun City Shares. See "The Merger."

         The conversion formulas described in the previous paragraph (the "Conversion Formulas") established by the Merger Agreement for converting shares of SeaSpecialties Common Stock and the Debentures into shares of Sun City Common Stock were negotiated in arms'-length negotiations by the boards of directors of Sun City and SeaSpecialties. In determining the Conversion Formulas, the Boards considered, among other factors, (i) the analyses and reports of their respective financial advisors and senior management; (ii) the trading price of Sun City Common Stock; (iii) the financial condition and historical results of operations of each of Sun City and SeaSpecialties; and (iv) judgments regarding the relative prospects of Sun City and SeaSpecialties as separate and combined companies (including certain anticipated synergies). See "The Merger-Background of the Merger."


         Based upon the number of outstanding shares of Sun City Common Stock as of November 6, 1997, and the number of options, warrants and other rights to purchase shares of such Common Stock anticipated to be outstanding as of the closing of the Merger, approximately 46,491,900 shares of Sun City Common Stock would be outstanding upon consummation of the Merger, of which (i) approximately 1,447,899 shares, representing approximately 3.1% of the total, will be held by the current Sun City shareholders, (ii) approximately 38,335,320 shares, representing approximately 82.5% of the total, will be held by former SeaSpecialties shareholders and (iii) approximately 6,708,681, shares, representing approximately 14.4% of the total, will be held by former Debenture holders. See "The Merger-Terms of the Merger; Conversion Formulas; Effects of the Merger."

CLOSING AND EFFECTIVE TIME OF THE MERGER

         The Merger will become effective (the "Effective Time") upon the filing of properly executed Articles of Merger with the Secretary of State of the State of Florida, which filing will be made after satisfaction of certain conditions set forth in the Merger Agreement, including approval of the Merger by the shareholders of Sun City. The Effective Time is presently anticipated to occur in December 1997 or January 1998. For more information, see "The Merger-Closing and Effective Time of the Merger."

         MANAGEMENT AGREEMENT. For various reasons, including recent deteriorations in Sun City's business and financial condition, Sun City entered into a Management Agreement, dated June 17, 1997, with SeaSpecialties whereby SeaSpecialties will assist in managing Sun City's business prior to the Merger. See "The Merger-Management Agreement with SeaSpecialties."

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS


         The Boards of Directors of Sun City and SeaSpecialties have each approved the Merger Agreement and the transactions contemplated thereby and separately determined that the Merger is fair to and in the best financial interests of their respective shareholders. See "The Merger-Interests of Certain Persons in the Merger."


         The factors considered by the Sun City Board of Directors in making this determination included, among others, (i) the trading price of Sun City Common Stock; (ii) the opportunity that the Merger will provide for Sun City shareholders to have an equity participation in a larger, more diversified enterprise with enhanced geographic presence and generally greater managerial, financial and marketing resources and opportunities; (iii) the presentation by its financial adviser, Mesirow Financial, Inc., to the Sun City Board of Directors; (iv) judgments with regard to the relative prospects of Sun City and SeaSpecialties as related companies as compared to independent companies (including certain anticipated synergies); (v) the perceived ability of Sun City and SeaSpecialties to use their respective sales representatives to market and distribute each other's products; (vi) certain anticipated reductions of administrative expenses; and (vii) certain anticipated improvements in investors' perception of Sun City.

         THE BOARD OF DIRECTORS OF SUN CITY RECOMMENDS APPROVAL OF THE MERGER BY SUN CITY'S SHAREHOLDERS. For a more detailed discussion of the reasons considered by the Board of Directors of Sun City in approving the Merger Agreement, see "Background of The Merger--Sun City's Reasons for the Merger and Board of Directors' Recommendation."

OPINION OF FINANCIAL ADVISOR

         Mesirow Financial, Inc. ("Mesirow") delivered its written opinion to the Sun City Board of Directors on October 22, 1997 to the effect that, as of such date, the proposed Merger and the Conversion Formulas were fair, from a financial point of view, to Sun City and the holders of Sun City Common Stock. In connection with its opinion, Mesirow reviewed certain financial and other information with respect to Sun City and SeaSpecialties that was publicly available or furnished to Mesirow by or on behalf of Sun City and SeaSpecialties, including certain internal financial analyses, financial forecasts, reports and other information prepared by their respective managements and representatives. Mesirow held discussions with the management and representatives of each of Sun City and SeaSpecialties concerning their respective historical and current operations, financial condition and prospects as well as the strategic and operating benefits anticipated from the Merger. In arriving at its opinion, Mesirow, among other things: (i) reviewed the Merger Agreement; (ii) met with the officers and certain members of the managements of Sun City and SeaSpecialties to discuss their respective businesses, financial conditions, operating results, and future prospects assuming that the Merger is consummated and assuming that the Merger is not consummated; (iii) reviewed annual audited financial statements and interim unaudited financial statements through August 2, 1997 for Sun City and August 31, 1997 for SeaSpecialties as had been provided to Mesirow as of September 30, 1997; (iv) reviewed publicly available information including recent SEC filings and shareholder communications for Sun City; (v) compared certain financial and stock market data of Sun City with similar data for selected publicly-held foodservice processing and distribution companies;
(vi) reviewed projected financial statements through 1998 for Sun City and for SeaSpecialties as prepared by the respective managements of each company; (vii) reviewed historical market price and volume data for the Sun City Common Stock and (viii) made such other financial studies, analyses, and investigations as Mesirow deemed appropriate. A copy of Mesirow's written opinion, dated October 22, 1997, which sets forth certain of the assumptions made, procedures followed, matters considered, limitations on and scope of the review by Mesirow in rendering its opinion, is attached to this Proxy Statement as Appendix B and should be read carefully by shareholders in its entirety. See "Background of the Merger--Opinion of Mesirow Financial, Inc."

CONDITIONS TO THE MERGER AND TERMINATION

         The consummation of the Merger is subject to a number of conditions which, if not fulfilled or waived, permit termination of the Merger Agreement. If the shareholders of Sun City fail to approve the Merger, the Merger will not be consummated. The Merger Agreement may also be terminated at any time prior to consummation of the Merger by mutual consent, and may be terminated by Sun City or SeaSpecialties if the Merger has not been consummated on or before January 31, 1998, or for various other reasons as provided in the Merger Agreement. See "The Merger--Conditions of the Merger Agreement" and "--Termination of the Merger Agreement."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain affiliates of Sun City will receive certain benefits upon the Merger which are not being received generally by the shareholders of Sun City. Accordingly, Sun City Shareholders should consider such affiliates' interest in the Merger in connection with the Board of Directors' recommendation of the Merger. See "Risk Factors" and "The Merger--Interests of Certain Persons in the Merger."

POTENTIAL ADVERSE CONSEQUENCES TO SUN CITY AND ITS SHAREHOLDERS; CERTAIN OTHER CONSIDERATIONS

         See "Risk Factors" for a discussion of certain risks and circumstances relating to Sun City and the Merger and other transactions described herein. Among other things, current shareholders of Sun City will experience immediate and substantial voting dilution upon consummation of the Merger.

GOVERNMENT AND REGULATORY APPROVALS

         Neither Sun City nor SeaSpecialties is aware of any material governmental or regulatory approvals required for consummation of the Merger, other than compliance with federal and applicable state securities and corporate laws.

FEDERAL INCOME TAX CONSEQUENCES

         The Merger is intended to be a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). There will be no Federal income tax consequences to a shareholder of Sun City as a result of the Merger; no gain or loss will be recognized by a shareholder of Sun City as a result of the Merger. Consummation of the Merger is conditioned upon the delivery of a tax opinion to that effect from Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. Subject to limitations set forth therein, a shareholder of Sun City generally will recognize no gain or loss for federal income tax purposes as a result of the exchange of Sun City Common Stock for SeaSpecialties Common Stock pursuant to the Merger. See "The Merger--Federal Income Tax Consequences."

ACCOUNTING TREATMENT

         The Merger is intended to be accounted for as a purchase for accounting and financial reporting purposes.

OPERATION AND MANAGEMENT OF SUN CITY AFTER THE MERGER

         From and after the Effective Time, Sun City will continue to operate its ongoing businesses, and SeaSpecialties will continue operating its businesses as a wholly-owned subsidiary of Sun City. The directors and executive officers of Sun City following the Merger will include certain current directors and executive officers of SeaSpecialties as described below. Sun City also intends to integrate the operations of SeaSpecialties with Sun City to the extent it deems appropriate in order to take advantage of potential synergistic efficiencies presented by the Merger. Sun City may take advantage of opportunities for profitable restructuring or disposition of certain assets.
See "Operation, Management and Business of Sun City After the Merger."

         Upon consummation of the Merger, the Board of Directors of Sun City will consist of five members, none of whom currently serve on the Board of Directors of Sun City. The five new Sun City directors will include Harvey Oxenberg, David H. Fleischman and Lawrence J. Oxenberg, all of whom currently serve as directors and/or officers of SeaSpecialties or its affiliates, and Kraig Kramers and Don J. Hindman, who currently serve on SeaSpecialties' Board of Advisors. See "Operation, Management and Business of Sun City After the Merger--Management of Sun City." Upon consummation of the Merger, Harvey Oxenberg will serve as President and Chief Executive Officer and David H. Fleischman will serve as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Sun City.

         All officers of Sun City will hold office at the pleasure of the Board of Directors and until their successors have been duly elected and qualified, unless sooner removed. Any officer may be removed at any time by the Board, subject to any severance rights contained in their respective employment agreements. See "The Merger --Interest of Certain Persons in the Merger" and "Sun City Executive Compensation--Employment Agreements and Termination of Employment and Change in Control Arrangements."

                   AMENDMENTS TO CERTIFICATE OF INCORPORATION
                                  (PROPOSAL 2)

INCREASE AUTHORIZED SHARES; DECREASE PAR VALUE PER SHARE

         In connection with the Merger, subject to the approval of shareholders at the Annual Meeting, the Certificate of Incorporation of Sun City will be amended to (i) increase the number of authorized shares of Sun City Common Stock from 3,000,000 to 75,000,000, (ii) decrease the par value per share of Sun City Common Stock from $.10 to $.01, and (iii) change Sun City's name to "SeaSpecialties, Inc." Shareholders will be asked to approve these amendments at the Annual Meeting. The primary purpose of these amendments is to authorize additional shares prior to the Merger, including shares needed for issuance pursuant to the Merger. See "Amendments to Certificate of Incorporation."

                       APPROVAL OF 1997 STOCK OPTION PLAN
                                  (PROPOSAL 3)

         In connection with the Merger, Sun City has adopted, subject to approval of shareholders at the Annual Meeting, the 1997 Stock Option Plan to provide additional incentive to attract and retain qualified competent persons to provide management services. See "Approval of 1997 Stock Option Plan." A copy of the 1997 Stock Option Plan is included as Appendix C to this Proxy Statement.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 4)

NOMINEES

         Sun City's current three directors have been nominated for reelection at the Annual Meeting as directors to hold office until the next annual meeting of the shareholders or until their successors are duly elected and qualified. See "Election of Directors."

CHANGE IN DIRECTORS UPON MERGER

         Notwithstanding the reelection of Sun City's directors at the Annual Meeting, if the Merger is approved at the Annual Meeting and consummated, the persons named or designated as directors pursuant to the Merger Agreement (none of which are currently directors of Sun City) will thereupon constitute the Board of Directors of Sun City for terms extending until the next annual meeting of stockholders or until their successors are elected and qualified. See "Operation, Management and Business of Sun City after the Merger."

                      AMENDMENT TO LIMIT DIRECTOR LIABILITY
                                  (PROPOSAL 5)

         Directors of corporations may become subject to substantial personal liability for acts or omissions in their capacities as directors as well as significant expenses in defending lawsuits related to their conduct as directors. The proliferation of litigation involving the personal liability of directors coupled with the significantly increased costs and reduced coverage of directors' liability insurance has generally had an adverse effect on the ability of corporations to attract and retain well-qualified directors. Accordingly, Sun City's Board of Directors has approved and proposed an amendment to Sun City's Certificate of Incorporation that would eliminate directors' liability in certain circumstances as permitted under applicable law and thereby enhance Sun City's ability to attract and retain qualified directors. See "Amendment to Limit Director Liability."

                               REVERSE STOCK SPLIT
                                  (PROPOSAL 6)

         The Board of Directors of Sun City is seeking stockholder approval of a proposal, which it has unanimously approved, to amend the Sun City's Certificate of Incorporation to implement a Reverse Split of Sun City Common Stock in the range between one-for-two and one-for-ten, inclusive, to be effected in the event the Board of Directors determines that such a Reverse Split is necessary or advisable at any time within one year from the date of the Annual Meeting, with the exact size of the Reverse Split to be determined by the Board of Directors. The effect of the Reverse Split would be to reduce the number of outstanding shares of Sun City Common Stock to between 50% and 10% of the number of shares outstanding prior to the Reverse Split. One of the reasons for the Board to implement the Reverse Split would be for the purpose of increasing the market price of the Sun City Common Stock for compliance with the listing requirements of the American Stock Exchange. If the Reverse Split is approved by the holders of the Sun City Common Stock at the Annual Meeting and the Board subsequently determines to implement the Reverse Split, the Reverse Split will be effected by the filing of an amendment to Sun City's Certificate of Incorporation. See "Reverse Stock Split."

         Sun City believes that the Reverse Split, if implemented, would constitute a recapitalization within the meaning of Section 368(a)(1)(E) of the Code and, if so, a shareholder of Sun City would recognize no gain or loss as a result of the Reverse Split, except with respect to cash received in lieu of a fractional share, if any. See "Reverse Stock Split."

         Promptly after consummation of the Reverse Split, American Stock Transfer & Trust Company or such other bank or trust company designated by Sun City (the "Exchange Agent") will mail written transmittal materials concerning exchange of stock certificates to each record holder of outstanding shares of Sun City Common Stock. The transmittal materials will contain instructions with respect to the proper method of surrender of certificates formerly representing shares of Sun City Common Stock in exchange for certificates representing post-reverse stock split shares of Sun City Common Stock. Upon surrender to the Exchange Agent by a shareholder of certificates formerly representing shares of Sun City Common Stock for cancellation, together with properly completed transmittal materials, such shareholder will be entitled to receive a certificate representing the corresponding number of whole shares of Sun City Common Stock after the Reverse Split.

                  COMMON STOCK MARKET PRICES AND PER SHARE DATA

         The Sun City Common Stock is quoted on the American Stock Exchange under the symbol "SNI". The following table sets forth, for the calendar periods indicated, the high and low closing prices per share for Sun City Common Stock as quoted on the American Stock Exchange. See "Price Range of Common Stock--Market for Sun City Common Stock."


                                             HIGH                     LOW
                                        -----------------       -----------------
1995
----
First Quarter:                                $5.375                  $4.375
Second Quarter:                               $4.875                  $3.375
Third Quarter:                                $4.375                  $3.25
Fourth Quarter:                               $3.625                  $2.00

1996
----
First Quarter:                                $3.125                  $2.375
Second Quarter:                               $3.125                  $2.25
Third Quarter:                                $2.75                   $1.875
Fourth Quarter:                               $1.625                  $.75


1997
----
First Quarter:                                $1.375                  $.75
Second Quarter:                               $1.9375                 $.625
Third Quarter:                                $1.5625                 $.75


         The following table sets forth the closing price per share of Sun City Common Stock as reported by the American Stock Exchange on May 29, 1997 (the date preceding public announcement that Sun City and SeaSpecialties had entered into preliminary discussions for the proposed Merger), and on June 19, 1997 (the date preceding public announcement that Sun City and SeaSpecialties had signed the Merger Agreement). Shareholders are encouraged to obtain current quotations for the market prices of Sun City Common Stock before voting on this Merger.

                                             SUN CITY
           DATE                            COMMON STOCK
-----------------------------        ------------------------

       May 29, 1997                           $1.625

       June 19, 1997                          $1.44

         The following table presents selected historical per common share data for Sun City and SeaSpecialties and equivalent pro forma per common share data for Sun City and SeaSpecialties after giving effect to the Merger on a purchase accounting basis, assuming the Merger had been effective during all the periods presented. The pro forma equivalent data are based on the additional shares issued in connection with the Merger. This data should be read in conjunction with the financial statements and other financial and pro forma financial information with respect to Sun City and SeaSpecialties included elsewhere in this Proxy Statement. Sun City has not paid any cash dividends with respect to its Common Stock for many years. As an S Corporation, SeaSpecialties has made distributions to its shareholders and anticipates making additional distributions through the Merger date.



                                                               SUN CITY      SEASPECIALTIES        PRO
                                                              HISTORICAL       HISTORICAL         FORMA
                                                              -----------  ------------------  -----------
Book value per share of Sun City common stock at
  August 2, 1997............................................     $(1.75)              $--          $--
Book value per share of SeaSpecialties common stock at
  June 30, 1997.............................................       --                811.52         --
Pro forma book value per share at June 30, 1997.............       --                  --          $0.09
Income per share of SeaSpecialties common stock for:
  Year ended December 31, 1996 (unaudited)..................       --                 15.25          -
  Six months ended June 30, 1997............................       --                 20.20          -
Income (Loss) per share of Sun City common stock for:
  Year ended February 1, 1997...............................      (0.81)               --          (0.00)
  Six months ended August 2, 1997...........................      (1.25)               --           0.01


                             SUMMARY FINANCIAL DATA

         The following table presents unaudited summary pro forma selected operations data for the fiscal year ended December 31, 1996 and the six months ended June 30, 1997, after giving effect to the Merger as if the Merger were consummated on January 1, 1997 and 1996, and unaudited summary pro forma selected balance sheet data at June 30, 1997, giving effect to the Merger as if the Merger were consummated on such dates, using the purchase method of accounting.


         The following unaudited pro forma condensed combined financial data are provided for comparative purposes only and should be read in conjunction with the unaudited pro forma condensed combined financial statements and notes thereto contained elsewhere herein, and the audited consolidated financial statements of Sun City and the audited financial statements of SeaSpecialties and the related notes thereto contained elsewhere herein. The following unaudited summary pro forma financial data do not purport to be indicative of the results that actually would have occurred if the Merger had been consummated on the dates indicated or which may be obtained in the future.


                            SUN CITY INDUSTRIES, INC.
                         PRO FORMA FINANCIAL INFORMATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

INCOME STATEMENT DATA:                                          YEAR ENDED            SIX MONTHS ENDED
                                                             DECEMBER 31, 1996          JUNE 30, 1997
                                                          -----------------------   ---------------------
Net sales...............................................                 $93,203              $   48,727
Cost of sales...........................................                  83,414                  43,066
                                                          -----------------------   ---------------------
  Gross profit..........................................                   9,789                   5,661
Selling, general and administrative expense.............                   8,077                   4,934
Non-recurring charges...................................                     910                       -
                                                          -----------------------   ---------------------
  Operating income......................................                     802                     727
Interest expense........................................                     842                     336
                                                          -----------------------   ---------------------
Income before provision for income taxes................                    (40)                     391
Provision for income taxes..............................                       -                     141
                                                          -----------------------   ---------------------
  Net income (loss).....................................                    (40)                    $250
                                                          =======================   =====================
Per share data:

  Net income (loss) per share...........................                 $(0.00)                   $0.01
                                                          -----------------------   ---------------------
  Weighted average shares outstanding                                 46,941,900              46,941,900
                                                          =======================   =====================


BALANCE SHEET DATA:                                                                  JUNE 30, 1997
                                                                                   -----------------

Working capital.................................................................           $ 4,948
Total assets....................................................................            23,358
Total debt......................................................................             7,920
Total shareholders' equity......................................................             4,251

--------------------

         The following tables set forth summary consolidated historical financial data for Sun City and SeaSpecialties. The data have been derived from, and should be read in conjunction with, the consolidated financial statements and notes thereto and other financial information with respect to Sun City and SeaSpecialties set forth elsewhere in this Proxy Statement, and such data are qualified in their entirety by reference thereto.


                            SUN CITY INDUSTRIES, INC.
                       CONSOLIDATED FINANCIAL INFORMATION
         (IN THOUSANDS, EXCEPT PER SHARE DATA AND WORKING CAPITAL RATIO)



                                                         YEARS ENDED                             SIX         SIX
                                   --------------------------------------------------------     MONTHS      MONTHS
                                    FEB. 1,     FEB. 3,     JAN. 28,    JAN. 29,     JAN. 31,    ENDED      ENDED
                                     1997       1996(1)       1995        1994        1993      8/2/97     8/3/96
                                   ---------   ---------   ---------   -------- -   ---------  ---------  ---------

OPERATING RESULTS:                                                                           (unaudited)(unaudited)

Net Sales........................   $68,245     $91,085     $69,351    $66,098     $61,255    $34,326    $34,533
Income (Loss) Before Income Taxes    (1,167)     (2,761)        (74)       238        (270)    (1,817)       117
Net Income (Loss) ...............    (1,167)     (2,761)        (82)       222        (333)    (1,817)       117
Net Income (Loss) per common
  share).......................       (0.81)      (1.92)      (0.06)      0.15      (0.23)     (1.25)       0.08
Shares used in computation.......     1,448       1,439       1,437      1,477       1,436      1,448      1,448

OTHER DATA AT END OF
PERIOD

Working capital..................      $421      $4,142      $5,166     $5,019      $2,309   $(1,114)     $2,949
Working capital ratio............ 1.05 to 1   1.65 to 1   2.01 to 1  1.97 to 1   1.47 to 1  .87 to 1   1.61 to 1
Total assets.....................    12,447      14,930      16,288     14,011      10,853      9,995     12,472
Long-term obligations............     5,410       8,097       7,675      5,400       2,880      4,257      6,745
Stockholders' equity (deficit)...      (758)        356       3,064      3,087       2,812     (2,535)       525


-------------------------
(1) Operating results for the year ended February 3, 1996 include 53 weeks of financial information.


                              SEASPECIALTIES, INC.
                          SUMMARY FINANCIAL INFORMATION
                (IN THOUSANDS, EXCEPT FOR SHARE DATA AND RATIOS)

                     EIGHT MONTHS ENDED                                                           SIX MONTHS ENDED
                       DECEMBER 31,(2)                     YEAR ENDED APRIL 30,                       JUNE 30,
                    ---------------------   --------------------------------------------------   ------------------
                      1996        1995         1996      1995       1994      1993      1992       1997      1996
                    ---------   ---------   ----------  -------   --------  --------   -------   --------  --------
                               (unaudited)                                (unaudited)(unaudited)(unaudited)(unaudited)

HISTORICAL(1)
Net Sales........    $22,655     $19,337      $32,960   $31,216   $30,611   $27,892    $28,141   $18,338   $17,496
Net Income (Loss)
  Before Income
  Taxes........         (308)        177          240      435      1,006      (234)       718       184      (174)
Net Income (Loss)       (192)        114          145       94        393      (130)       487       115      (109)
Net Income (Loss)
  per common
  share).......       (33.87)      20.00        25.61    16.55      69.25    (22.19)     85.74     20.20    (19.13)
Shares used in
  computation..        5,680       5,680        5,680    5,680      5,680     5,680      5,680     5,680     5,680


OTHER DATA AT
END OF PERIOD


Working capital..     $1,659      $2,028       $1,483   $2,312     $2,189    $2,942    $3,923     $1,845    $1,304
Working capital
  ratio........         1.26        1.26         1.22     1.40       1.42     1.62      2.01       1.32      1.21
Total assets.....     12,454      14,022       12,928   12,068      9,978    9,417      9,327     12,078    12,424
Long-term
  obligations..        1,481       1,363        1,350    1,552         40     525       1,161     1,692     1,371
Stockholders'
  equity.......        4,518       4,900        4,932    4,786      4,692    4,137      4,268     4,609     4,695


-------------------------

(1) Effective May 1, 1996 SeaSpecialties became an S Corporation for income tax purposes. As a result, periods subsequent to May 1, 1996 reflect a pro forma provision (benefit) for income taxes as if SeaSpecialties were a C Corporation subject to federal and state corporate income taxes.

(2)      In May 1996, SeaSpecialties changed its year end from April 30 to
         December 31.

                       CERTAIN FORWARD-LOOKING STATEMENTS

         Certain statements in this Proxy Statement, including without limitation statements contained herein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual future results, occurrences or other circumstances to be materially different from any future results, occurrences or other circumstances expressed or implied by such forward-looking statements. Such factors include, but are not limited to the following: general economic and business conditions; the factors discussed under the caption "Risk Factors"; success of operating initiatives; development and operating costs; advertising and promotional efforts; the existence or absence of adverse publicity; acceptance of new products and services; changing trends in customer orders; changes in business strategy or development plans; quality of management; availability, terms and deployment of capital; business abilities of judgment of personnel; availability of qualified personnel; labor and employee benefit costs; availability and cost of product and supplies; changes in government regulations; the costs and other effects of legal and administrative proceedings; and other factors referenced in this Proxy Statement. Accordingly, there can be no assurance that any such results, occurrences or other such circumstances will in fact transpire.

                                  RISK FACTORS

         The following factors, in addition to those discussed elsewhere in this Proxy Statement, should be carefully considered in evaluating the Merger and the other Proposals.

NO COMBINED OPERATING HISTORY; NO ASSURANCE OF INTEGRATION OF BUSINESSES

         Prior to consummation of the Merger, Sun City and SeaSpecialties have each operated as separate, independent entities. While Sun City and SeaSpecialties are engaged in somewhat similar businesses, there can be no assurance that the management of Sun City, after giving effect to the Merger, will be able to efficiently integrate the two businesses or be able to oversee and implement successfully the business strategy of the combined entities. See "Operation, Management and Business of Sun City after the Merger." The pro forma combined financial statements and other financial data presented in this Proxy Statement have been prepared by combining the financial data of Sun City and SeaSpecialties and are not necessarily indicative of what the historical combined financial performance of Sun City and SeaSpecialties would have been during the periods presented, or what the future financial performance of Sun City will be after the Merger.

EFFECT OF SIGNIFICANT MARKET COMPETITION

         The food distribution industry is highly competitive and includes a large number of food products distributors, none of which dominate the market. Many of the companies which will compete directly with Sun City have substantially greater financial and other resources than Sun City.

DEPENDENCE ON KEY MANAGEMENT; CHANGE IN MANAGEMENT UPON MERGER

         Sun City's success will depend to a significant extent upon the performance of its new management team following the Merger. While Sun City believes that its new management team will have significant depth, the loss of services of Sun City's senior executive officers could have a material adverse impact on it. Sun City's Board of Directors and executive officers will change upon the Merger to include persons who are currently officers and/or directors of SeaSpecialties. See "Operation, Management and Business of Sun City After the Merger-Management of Sun City."

CERTAIN AFFILIATED TRANSACTIONS

         Sun City and certain of its affiliates have entered into certain agreements and arrangements with SeaSpecialties and certain of its affiliates in contemplation of the Merger, including a management agreement pursuant to which SeaSpecialties is providing management services to Sun City, secured loans made to Sun City, an option agreement to purchase assets of one of Sun City's subsidiaries, an accounts purchase agreement pursuant to which SeaSpecialties is purchasing accounts receivables of one of Sun City's subsidiaries, and an agreement pursuant to which SeaSpecialties and its affiliates will be entitled to certain rights and relief in the event that Sun City files for protection under the federal bankruptcy laws of the United States or other debtor protection laws. See "The Merger - Management Agreement with SeaSpecialties" and "The Merger - Certain Affiliated Transactions."


DETERIORATION IN FINANCIAL CONDITION OF SUN CITY

         Sun City has experienced substantial deterioration in its business, financial condition and results of operations. See "Sun City Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business of Sun City," and "The Merger--Sun City's Reasons for the Merger and Board of Directors Recommendations." The continuing decline in the financial condition of Sun City, including the carryover effect from the disposal of its egg processing operations, and cyclical liquidity problems, resulting in Sun City's default in obligations to its principal lender and causing declining sales at Sun City's foodservice operation leading to default in other obligations, compounded by the loss of egg marketing revenue due to the death of Gustave Minkin, one of Sun City's officers, in May 1997, have raised doubts about Sun City's ability to continue as a going concern without infusion of fresh capital or a merger or other business combination with a suitable partner.


DILUTION OF VOTING POWER; POTENTIAL ADVERSE IMPACT OF FUTURE SALE OF SUN CITY SHARES


         Upon consummation of the Merger, based upon the number of outstanding shares of Sun City Common Stock as of November 6, 1997, and the number of options, warrants and other rights to purchase Sun City Common Stock anticipated to be outstanding as of the closing of the Merger, approximately 46,491,900 shares of Sun City Common Stock will be outstanding, of which (i) approximately 1,447,899 shares, representing approximately 3.1% of the total number of outstanding shares of Sun City Common Stock will be held by the current Sun City shareholders, (ii) approximately 6,708,681 shares, representing approximately 14.4% of the total number of outstanding shares of Sun City Common Stock will be held by former Sun City Debenture holders, and (iii) approximately 38,335,320 shares, representing approximately 82.5% of the total number of outstanding shares of Sun City Common Stock, will be held by former SeaSpecialties shareholders (without giving effect to such persons' prior ownership of Sun City Common Stock, if any). As a result, the current shareholders of Sun City will experience immediate and substantial voting dilution upon consummation of the Merger. The Merger will be accounted for as a reverse acquisition.


         Shares of Sun City Common Stock that are outstanding prior to the consummation of the Merger will be freely tradeable without restriction under the Securities Act of 1933, as amended (the "Securities Act"), after consummation of the Merger, unless such shares are held by persons who are "affiliates" of Sun City. In that regard, the Merger Agreement requires the current officers and directors of Sun City to agree prior to closing that they will not sell any shares of Sun City Common Stock for one year following the Merger. Shares of Sun City Common Stock that are issued to shareholders of SeaSpecialties and to Debenture holders as consideration for the Merger will constitute "restricted securities" issued pursuant to an exemption from the registration requirements of the Securities Act. Accordingly, such restricted shares of Sun City cannot be resold unless in compliance with the Securities Act. Pursuant to Rule 144 under the Securities Act, such restricted shares are generally eligible for resale in the public markets one year after the closing of the Merger, subject to certain volume and other limitations. Additional shares of Sun City Common Stock issuable upon exercise of options, warrants and other rights to purchase shares of Sun City Common Stock will also become available for sale in the public market from time to time in the future. Sales or the potential for sales of substantial amounts of Sun City Common Stock in the public market could adversely affect the market price of Sun City Common Stock. See "The Merger--Resales of Sun City Common Stock."

NO DISSENTERS' RIGHTS OF APPRAISAL

         Sun City is not a constituent corporation to the Merger (Sun City itself is not merging, only Acquisition and SeaSpecialties are merging); therefore, Sun City shareholders do not have dissenters' rights of appraisal under Section 262 of the Delaware General Corporation Law.

NEW CONTROLLING SHAREHOLDERS OF SUN CITY

         After the Merger, the former shareholders of SeaSpecialties will beneficially own an aggregate of 38,335,320 shares of the outstanding shares of Sun City Common Stock, constituting approximately 82.5% of the outstanding shares of Sun City Common Stock, all of which shares will be beneficially owned by (and 74.68% of which shares will be held of record by) Harvey Oxenberg, who will be an officer and a director of Sun City. Accordingly, such persons will be in a position to control the outcome of substantially all matters that require the consent of Sun City's outstanding voting stock, including the election of directors. see "Operation, Management and Business of Sun City after the Merger-Management of Sun City," and "-Principal Shareholders of Sun City after the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER


         Certain officers and directors of Sun City will receive certain benefits upon the Merger which are not being received generally by the shareholders of Sun City. Accordingly, Sun City shareholders should consider such officers' and directors' interests in the Merger in connection with the Board of Directors' recommendation of the Merger. See "The Merger-Interests of Certain Persons in the Merger." Among other things, in contemplation of the Merger, in October 1997 Sun City entered into new two-year employment agreements (the "Agreements") with each of Malvin Avchen, Sun City's Chairman and Chief Executive Officer, and Saul Zalka, Sun City's President and Chief Operating Officer (the "Executives"), which become effective upon the closing of the Merger and their existing employment agreements will thereupon terminate. The Agreements provide for the Executives to be employed on a full-time basis for six months following the Merger, during which time the Executives will perform such duties as are delegated to them consistent with their current duties. For the remainder of the term the Executives will provide consulting services to Sun City. In addition to certain other benefits including a $12,000 per year car allowance, the salary for each Executive will be payable at the rate of $100,000 per annum during the first 15 months and at the rate of $50,000 per annum for the next 18 months. Pursuant to the Agreements, each Executive received options for 200,000 shares of Sun City Common Stock under Sun City's 1997 Stock Option Plan with an exercise price equal to the market price on the date of grant, vesting 50% per year over a two-year period. The Agreements include the Executives' covenants not to compete with Sun City continuing for 30 months following the Merger.


RISK OF STOCK EXCHANGE DELISTING; NEGATIVE EFFECT ON STOCK LIQUIDITY AND VALUE

         An additional listing application will be made to list the additional shares of Sun City Common Stock to be issued pursuant to the Merger and the 1997 Stock Option Plan on the American Stock Exchange ("AMEX"), which is the exchange upon which the outstanding shares of Sun City Common Stock are currently traded under the symbol "SNI." Due to the decline in the market price of Sun City's Common Stock and the recent deterioration in Sun City's financial condition, Sun City has been notified by AMEX that the Sun City Common Stock no longer meets certain AMEX listing requirements and such stock is at risk of being delisted from AMEX. AMEX has been notified about the proposed Merger and has indicated that if the anticipated positive effects of the Merger on Sun City's financial condition are realized, then there will be a greater likelihood that the Sun City Common Stock will continue to be traded on AMEX; however, there can be no assurance (whether or not the Merger is consummated) that Sun City's Common Stock will continue to be listed on AMEX or on any other stock exchange or quotation system. If the Sun City Common Stock is not traded on AMEX, the resulting reduction in liquidity of the Sun City Common Stock and the absence of an active market for such stock will likely cause a decline in the value of Sun City Common Stock and it will likely be more difficult for a shareholder to sell his shares and to realize the value thereof. One of the purposes of the proposed Reverse Split, if implemented, would be to help Sun City comply with some of AMEX's listing requirements. See "Reverse Stock Split."

                           THE SUN CITY ANNUAL MEETING

TIME, DATE AND PLACE OF ANNUAL MEETING


         The Annual Meeting of Sun City Industries, Inc., a Delaware corporation ("Sun City") will be held at 10:00 a.m., local time, on December 17, 1997, at the offices of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., 515 East Las Olas Boulevard, Suite 1500, Ft. Lauderdale, Florida 33301.


BUSINESS TO BE CONDUCTED AT ANNUAL MEETING

         Each copy of this Proxy Statement mailed to the shareholders of Sun City is accompanied by a form of proxy solicited by the Sun City Board for use at the Annual Meeting and at any adjournment thereof. At the Annual Meeting, the shareholders of Sun City will vote upon the following proposals (the "Proposals"):

         (1) Proposal to approve the Agreement and Plan of Merger, dated as of June 17, 1997, as amended (the "Merger Agreement"), by and among Sun City, Specialties Acquisition Corp., a Florida corporation and wholly-owned subsidiary of Sun City ("Acquisition"), and SeaSpecialties, Inc., a Florida corporation ("SeaSpecialties"), pursuant to which Acquisition will merge with and into SeaSpecialties and SeaSpecialties will thereby become a wholly owned subsidiary of Sun City (the "Merger").

         (2) Proposal to approve amendments to Sun City's Certificate of Incorporation in connection with the Merger to (i) increase the authorized number of shares of Sun City Common Stock from 3,000,000 to 75,000,000 shares,
(ii) decrease the par value per share of Sun City Common Stock from $.10 to $.01, and (iii) change Sun City's name to "SeaSpecialties, Inc."

         (3) Proposal to approve the adoption of Sun City's 1997 Stock Option Plan.

         (4) Proposal to elect three members to Sun City's Board of Directors.

         (5) Proposal to amend Sun City's Certificate of Incorporation to limit certain liability of directors of Sun City as permitted by law.

         (6) Proposal to approve an amendment to Sun City's Certificate of Incorporation to implement a reverse stock split of the Sun City Common Stock (the "Reverse Split") in the range between one-for-two and one-for-ten, inclusive, to be effected at a future time in the event the Board of Directors determines that such a reverse split is necessary or advisable at any time within one year from the date of the Annual Meeting, with the exact size of the reverse split to be determined by the Board of Directors.

         (7) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

PROXIES: VOTING AND REVOCATION

         The enclosed Sun City Proxy is solicited on behalf of the Board of Directors of Sun City. When a Sun City proxy is properly executed and returned, the shares of Sun City Common Stock it represents will be voted in accordance with the directions indicated on the proxy, or if no directions are indicated, the shares will be voted (i) FOR the approval of Proposals 1 through 6 and (ii) by the proxies in their discretion upon any other proposals as may properly come before the Annual Meeting. Any Sun City shareholder giving a proxy may revoke his or her proxy at any time before its exercise at the Annual Meeting by (i) giving written notice of such revocation to the Secretary of Sun City, 5545 Northwest 35th Avenue, Fort Lauderdale, Florida, or (ii) signing and delivering to such Secretary a proxy bearing a later date. However, the mere presence at the Annual Meeting of a Sun City shareholder who has delivered a valid proxy will not of itself revoke that proxy.

NO DISSENTERS' RIGHTS OF APPRAISAL

Sun City is not a constituent corporation to the Merger (Sun City itself is not merging, only Acquisition and SeaSpecialties are merging); therefore, Sun City shareholders do not have dissenters' rights of appraisal under Section 262 of the Delaware General Corporation Law.

         SUN CITY SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO SUN CITY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, EVEN IF THEY ARE PLANNING TO ATTEND THE ANNUAL MEETING.

PROXY SOLICITATION

         Sun City will bear the cost of soliciting proxies from its shareholders. Proxies may be solicited by personnel of Sun City in person, by telephone or through other forms of communication without payment of additional compensation to such personnel. Additionally, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of Sun City Common Stock held of record by such custodians, nominees and fiduciaries and for Sun City's payment of reasonable expenses incurred in connection therewith. Sun City is contemplating engaging a proxy solicitation company to assist in soliciting proxies for the Annual Meeting, but has not yet decided to do so.

VOTE REQUIRED


         The Board of Directors has set the close of business on November 10, 1997 (the "Record Date"), as the record date for determining shareholders of Sun City entitled to notice of and to vote at the Annual Meeting. As of November 6, 1997, there were 1,447,899 shares of Sun City Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Holders of Sun City Common Stock are entitled to one vote per share on each matter that is submitted to shareholders for approval.


         The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Sun City Common Stock is necessary to constitute a quorum for the conduct of business at the Annual Meeting. If less than a majority of the outstanding shares of Sun City Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting without further notice other than announcement at the meeting. For purposes of electing directors at the Annual Meeting, the nominees receiving the greatest number of votes of Sun City Common Stock shall be elected as directors. The Proposal to approve the Merger and the Proposals involving amendments to Sun City's Certificate of Incorporation (Proposals 1, 2, 5 and 6) will be approved if a majority of the total outstanding shares of Sun City Common Stock are voted in favor of such Proposals. The Proposal to approve the 1997 Stock Option Plan (Proposal 3) will be approved if a majority of the shares present in person or by proxy at the Annual Meeting are voted in favor of such Proposal. Any other matter that may be submitted to a vote of the shareholders will be approved if a majority of the shares present in person or by proxy at the Annual Meeting are voted in favor of the matter, unless the matter is one for which a greater vote is required by law or Sun City's Certificate of Incorporation or Bylaws.

         Abstentions are considered as shares present and entitled to vote for purposes of determining the presence of a quorum and will be counted as votes cast for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but are not counted as votes "for" or "against" any matter. The inspectors of election will treat shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters.) Accordingly, broker or nominee non-votes will have the same effect as a vote against Proposals 1, 2, 5 and 6, but will not have the same effect as a vote against the election of any director or against Proposal 3. Abstentions will not have the same effect as a vote against the election of any director but will have the same effect as a vote against the other Proposals.

         As of November 6, 1997, directors and executive officers of Sun City, together with their affiliates, held or otherwise have the power to vote an aggregate of 185,898 shares of Sun City Common Stock, exclusive of options or other rights to purchase Sun City Common Stock, representing approximately 12.8% of the outstanding shares of Sun City Common Stock. All such directors and executive officers of Sun City have indicated their intention to vote such shares in favor of the Proposals.


         SUN CITY'S BOARD OF DIRECTORS RECOMMENDS APPROVAL OF PROPOSALS 1 THROUGH 6 AT THE ANNUAL MEETING. NEITHER THE MERGER (PROPOSAL 1) NOR THE PROPOSED AMENDMENTS TO SUN CITY'S CERTIFICATE OF INCORPORATION (PROPOSAL 2) WILL OCCUR UNLESS BOTH SUCH PROPOSALS 1 AND 2 ARE APPROVED BY THE REQUISITE VOTE OF SHAREHOLDERS AT THE ANNUAL MEETING.

                                   THE MERGER
                                  (PROPOSAL 1)

TERMS OF THE MERGER; CONVERSION FORMULAS; EFFECTS OF THE MERGER

         The descriptions in this Proxy Statement of the terms and conditions of the Merger and the Merger Agreement are qualified in their entirety by reference to the copy of the Merger Agreement attached as Appendix A to this Proxy Statement. Shareholders are encouraged to read the Merger Agreement in its entirety.

         Under the terms of the Merger Agreement, Acquisition will be merged with and into SeaSpecialties, with SeaSpecialties being the Surviving Corporation, and the shares of common stock of SeaSpecialties (the "SeaSpecialties Shares") shall be converted into an aggregate number of shares of common stock of Sun City determined as provided below in this paragraph (collectively, the "Sun City Shares"), which Sun City Shares shall be allocated pro rata among the holders of the SeaSpecialties Shares in accordance with such holders' proportionate ownership of the SeaSpecialties Shares. The Sun City Shares shall be that number of shares which, when issued pursuant to the Merger, shall constitute eighty percent (80%) of the sum of (i) the aggregate number of shares of Sun City's outstanding common stock after consummation of the Merger (including, without limitation, the "Debenture Shares" (as defined below) issued upon the exchange of the Debentures described below), plus (ii) the aggregate number of shares of Sun City's common stock then issuable upon exercise, conversion, exchange or otherwise pursuant to outstanding derivative securities or other rights to acquire common stock (including, without limitation, options, warrants, convertible securities, etc. whether or not exercisable as of the Closing Date) (the sum of the foregoing clauses (i) and (ii) is referred to herein as the "Total Sun City Shares"); it being the intent and agreement of the parties that the Sun City Shares to be issued in the Merger to the shareholders of SeaSpecialties shall constitute not less than 80% of the Total Sun City Shares upon consummation of the Merger. In addition, upon consummation of the Merger each share of Acquisition shall be converted into one share of the Common Stock of SeaSpecialties, and Sun City's outstanding Senior Convertible Subordinated Debentures (the "Debentures") and all accrued interest thereon will be converted into that number of shares of Sun City Common Stock that will constitute fourteen percent (14%) of the Total Sun City Shares. Following the Merger, Sun City's name will be changed to "SeaSpecialties, Inc." See "Amendments to Certificate of Incorporation."

         The conversion formulas described in the previous paragraph (the "Conversion Formulas") established by the Merger Agreement for converting shares of SeaSpecialties Common Stock and the Debentures into shares of Sun City Common Stock were determined in arms'-length negotiations by the boards of directors of Sun City and SeaSpecialties. In determining the Conversion Formulas, the Boards considered, among other factors, (i) the analyses and reports of their respective financial advisors and senior management; (ii) the trading price of Sun City Common Stock; (iii) the financial condition and historical results of operations of each of Sun City and SeaSpecialties; (iv) judgments regarding the relative prospects of Sun City and SeaSpecialties as separate and combined companies (including certain anticipated synergies). See "-Background of the Merger."


         Based upon the number of outstanding shares of Sun City Common Stock as of November 6, 1997, and the number of options, warrants and other rights to purchase shares of such Common Stock anticipated to be outstanding as of the closing of the Merger, approximately 46,491,900 shares of Sun City Common Stock would be outstanding upon consummation of the Merger, of which (i) approximately 1,447,899 shares, representing approximately 3.1% of the total, will be held by the current Sun City shareholders, (ii) approximately 38,335,320 shares, representing approximately 82.5% of the total, will be held by former SeaSpecialties shareholders and (iii) approximately 6,708,681 shares, representing approximately 14.4% of the total, will be held by former Debenture holders.


         It is contemplated that the Effective Time for the Merger will occur as soon as practicable after the Annual Meeting, and upon satisfaction or waiver of all of the other conditions set forth in the Merger Agreement. The Effective Time is presently anticipated to occur in December 1997 or January 1998.

BACKGROUND OF THE MERGER

         Although certain officers of Sun City and SeaSpecialties from time to time informally discussed the possibility and ramifications of combining Sun City and SeaSpecialties, no proposal or understanding with respect to a possible combination existed until March 18, 1997, when Harvey Oxenberg, Chairman of the Board, President and Chief Executive Officer of SeaSpecialties, proposed to Sun City that such companies consider a business combination such as the Merger. The Board of Directors of each of Sun City and SeaSpecialties subsequently determined to study the feasibility of a combination.

         The Executive Committee of Sun City, consisting of three of the then four directors of Sun City (which three members were also the principal officers of Sun City), undertook the task of evaluating the proposed business combination of Sun City and SeaSpecialties, in close consultation with the sole director not a member of the Executive Committee, in order to reach a determination by the whole Board as to the proposal. Sun City's Chief Executive Officer was directed to negotiate the terms and conditions of the proposed Merger in consultation with the other members of the Executive Committee, and to engage independent experts, including legal counsel and a financial advisor, to advise it with respect to such proposed transaction.

         Through June 17, 1997, Sun City and SeaSpecialties conducted preliminary due diligence activities that included gathering and exchanging information. Various business, financial and legal considerations were also discussed during this period, including preliminary terms of a proposed business combination, merger conversion formulas that might be acceptable to the parties, third party approvals, operational issues, retention of management and treatment of benefit plans. Counsel to SeaSpecialties was instructed to commence preparation of a draft of the Merger Agreement, various drafts of which were provided to Sun City for review and input during such period.

         During such period, Sun City's Executive Committee consulted with Sun City's independent legal and financial advisors, and specifically discussed and considered (i) the methodology and scope of financial analyses and valuations of Sun City and SeaSpecialties, (ii) the trading prices of Sun City's securities and the intrinsic value reflected in the valuation analysis, (iii) projections as to the future financial performance prepared by management of each of Sun City and SeaSpecialties, (iv) the range of merger conversion formulas that might be acceptable to Sun City and SeaSpecialties, respectively, (v) certain discounted cash flow analyses, and (vi) the various other matters described under "--Sun City's Reasons for the Merger and Board of Directors' Recommendation."

         On June 17, 1997, Sun City's Board completed its review and discussion of the desirability of the proposed business combination, including a review of the proposed merger agreement, discussion of the views of SeaSpecialties management personnel concerning the combination, and discussion of advice by Baker & McKenzie, Sun City's outside legal counsel, on the fiduciary responsibilities of the Board and certain structural and other general issues related to the proposed merger. A written consent was prepared and signed by all Board members reflecting their conclusion that a merger would be in the best interests of Sun City and its shareholders and recommending that Sun City pursue such merger. It was determined that Sun City's Chief Executive Officer should engage Mesirow to review and render an opinion to the Board as to the fairness of the proposed Merger to Sun City and its shareholders.

MANAGEMENT AGREEMENT WITH SEASPECIALTIES

         Sun City has suffered certain recent significant deteriorations in its business and financial condition, and Sun City's management and Board of Directors believed that it would be helpful to Sun City's business and financial condition for Sun City to be assisted with the managerial abilities and resources of Seaspecialties pending the Merger. Accordingly, in connection with the execution of the Merger Agreement, a Management Agreement (the "Management Agreement") was entered into on June 17, 1997, by Sun City and Seaspecialties. The Management Agreement provides for SeaSpecialties to assist Sun City in managing Sun City's business and operations prior to the Merger.

         The authority granted to SeaSpecialties is subject to the authority and discretion of Sun City's Board of Directors to the same extent that an officer's authority is subject to Board authority under the corporate law of Delaware. Under the Management Agreement, Sun City has the right to (but is not required to) exercise, as and to the extent determined by SeaSpecialties in its discretion, the authority of Sun City's executive officers, and Sun City's existing officers holding such positions are to perform such duties and responsibilities as and to the extent directed and delegated to them from time to time by SeaSpecialties (which duties may include, but are not limited to, any and all duties currently conducted by such persons). As of the date of this Proxy Statement, SeaSpecialties has provided only limited assistance with certain specific aspects of Sun City's business, including cash management, accounts payable and sales management. The Management Agreement does not obligate SeaSpecialties to manage or supervise or take any other actions regarding Sun City except to the extent that SeaSpecialties deems it necessary or desirable to do so in its sole discretion. SeaSpecialties is paid a fee of $1,000 per month, in addition to costs and expenses. Either Sun City or SeaSpecialties may terminate the Management Agreement, with or without cause and without penalty.

SUN CITY'S REASONS FOR THE MERGER AND BOARD OF DIRECTORS' RECOMMENDATION


         The Board of Directors of Sun City believes that the Merger is fair to and in the best financial interests of Sun City and its shareholders and has approved the Merger Agreement and the transactions contemplated thereby. The Sun City Board recommends that Sun City shareholders vote in favor of the proposal to adopt the Merger Agreement and the transactions contemplated thereby.


         Through daily meetings and consultations among the three Sun City Board members who constitute the Executive Committee, frequent consultation with the other Board member, and consultation with outside financial and legal advisors, the Sun City Board of Directors considered the terms and structure of the legal, financial and other ramifications of the Merger and the related transactions.

         In reaching its decision to enter into and to recommend the adoption of the Merger Agreement and the Merger, the Sun City Board considered a number of factors, including, without limitation, the following:

         1. The value of Sun City and the trading prices of Sun City Common
Stock.

         2. The value of SeaSpecialties.

         3. The continuing decline in the financial condition of Sun City, including the carryover effect from the disposal of its egg processing operations, and cyclical liquidity problems, resulting in default in obligations to Congress Financial and causing declining sales at Sun City's foodservice operation leading to default in other obligations, compounded by the loss of egg marketing revenue due to the death of Gustave Minkin, have raised doubts about Sun City's ability to continue as a going concern without infusion of fresh capital or a merger or other business combination with a suitable partner. See "Sun City Management's Discussion and Analysis of Financial Condition and Results of Operations."

         4. The results of operations, financial condition, competitive position and prospects of Sun City and SeaSpecialties, both on an historical and prospective basis. The Sun City Board concluded that the Merger would provide Sun City with the opportunity to become a significantly larger enterprise with potentially greater resources and ability to compete more efficiently against other food distributor companies. The Sun City Board also gave consideration to the possibility that certain Sun City and SeaSpecialties products could be distributed to customers through both companies' existing distribution networks.

         5. Sun City shareholders' continued participation in a larger, more diversified enterprise with enhanced geographic presence, distribution capabilities and marketing opportunities. The Sun City Board concluded that by combining its resources with SeaSpecialties pursuant to the Merger, Sun City's ability to compete more effectively against other companies in the food distribution industry, many of which have significantly greater resources than Sun City, would be enhanced.

         6. The presentation by Mesirow to the Sun City Board to the effect that the Conversion Formulas were fair, from a financial point of view, to Sun City and the holders of Sun City Common Stock. The Sun City Board of Directors considered various financial, comparative, pro forma and contribution analyses of Sun City and SeaSpecialties, certain of which had been included in Mesirow's presentation to the Sun City Board of Directors and felt that such analyses, taken as a whole, supported the conclusion that the Conversion Formulas were fair, from a financial point of view, to Sun City and the Sun City shareholders. See "--Opinion of Mesirow Financial, Inc."


         7. The terms of the Merger Agreement and the structure of the Merger generally. In regard to the Merger Agreement, the Sun City Board of Directors placed special emphasis on the usual and customary nature of conditions to closing as well as the "no shop" and "break up" fees applicable to both Sun City and SeaSpecialties in the Merger Agreement. The Sun City Board concluded that the nature of the closing conditions provided Sun City with reasonable assurance that the Merger, once announced, would ultimately be consummated. Moreover, the Sun City Board concluded that the consequences of the "no shop" and "break up" fee provisions to SeaSpecialties offered Sun City assurance that SeaSpecialties was sufficiently committed to consummating the Merger. See the last paragraph under "Termination of the Merger Agreement" below for a description of the "no shop" and "break up" fee provisions.


         8. Provisions of the Merger Agreement permitting Sun City, to the extent required to fulfill the fiduciary duties of its Board of Directors, to participate in negotiations or discussions with respect to alternative offers or proposals to acquire all or substantially all of the business, properties or capital stock of Sun City and permitting the Sun City Board to pursue such alternative acquisition proposals, subject to the payment of a specified "break-up" fee. The Sun City Board of Directors believed that such provisions adequately provided Sun City with the ability to entertain unsolicited third party acquisition proposals, and thus fulfill its fiduciary duties to Sun City and its shareholders, while still participating in the Merger.

         9. The possibility of integrating capabilities to reduce management, marketing and financing expenses.


         The Sun City Board concluded, in light of these factors, that the Merger is fair to and in the best financial interests of Sun City and its shareholders. THE BOARD OF DIRECTORS OF SUN CITY RECOMMENDS THAT THE SHAREHOLDERS OF SUN CITY APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.


OPINION OF MESIROW FINANCIAL, INC.

         The Sun City Board of Directors retained Mesirow Financial, Inc. ("Mesirow") to render an opinion as to the fairness, from a financial point of view, of the proposed Merger and the Conversion Formulas for the shares of common stock to be issued by Sun City in the Merger. Mesirow, as part of its investment banking business, is engaged in the valuation of securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Mesirow was retained on the basis of its familiarity with Sun City, its national reputation and its experience in rendering fairness opinions with respect to transactions such as the Merger.

         Mesirow delivered to the Board of Directors of Sun City, a written opinion, dated as of October 22, 1997, which stated that, based on the assumptions and subject to qualifications set forth therein which are summarized below, as of such date, the proposed Merger and the related Conversion Formulas were fair, from a financial point of view, to Sun City and the shareholders of Sun City. Mesirow did not structure, establish or negotiate the terms of the Merger. In addition, Mesirow did not express any opinion with respect to the price at which Sun City Common Stock will trade subsequent to the Merger. The full text of the written opinion of Mesirow which sets forth certain of the assumptions made, procedures followed, matters considered, limitations on and scope of review by Mesirow in rendering its opinion is attached as Appendix B to this Proxy Statement and is incorporated herein by reference. Sun City shareholders are urged to read Mesirow's opinion in its entirety.

         In connection with its opinion, Mesirow reviewed, among other things, the Merger Agreement, including all Schedules and Exhibits thereto and preliminary drafts of this Proxy Statement. Mesirow also reviewed certain financial and other information with respect to Sun City and SeaSpecialties that was publicly available or furnished to Mesirow by or on behalf of Sun City and SeaSpecialties, including certain internal financial analyses, financial forecasts, reports and other information prepared by Sun City's and SeaSpecialties' respective managements and representatives. Mesirow held discussions with the management and representatives of Sun City and SeaSpecialties concerning their respective historical and current operations, financial condition and prospects as well as the strategic and operating benefits anticipated from the Merger. In arriving at its opinion, Mesirow, among other things: (i) reviewed the Merger Agreement; (ii) met with the officers and certain members of the managements of Sun City and SeaSpecialties to discuss their respective businesses, financial conditions, operating results, and future prospects assuming that the Merger is consummated and assuming that the Merger is not consummated; (iii) reviewed annual audited financial statements and interim unaudited financial statements through August 2, 1997 for Sun City and August 31, 1997 for SeaSpecialties as had been provided to Mesirow as of September 30, 1997; (iv) reviewed publicly available information including recent Securities and Exchange Commission filings and shareholder communications for Sun City; (v) compared certain financial and stock market data of Sun City with similar data for selected publicly-held foodservice processing and distribution companies; (vi) reviewed projected financial statements through 1998 for Sun City and SeaSpecialties as prepared by the respective managements of each company; (vii) reviewed historical market price and volume data for the Sun City Common Stock; and (viii) made such other financial studies, analyses, and investigations as Mesirow deemed appropriate.

         In rendering its opinion, Mesirow relied upon the accuracy and completeness of all financial and other information reviewed by Mesirow that was publicly available or furnished to it by or on behalf of Sun City and SeaSpecialties. Mesirow was not requested to and generally did not undertake to verify independently the accuracy and completeness of such information. Mesirow relied upon the reasonableness of all projections and forecasts provided to it and assumed that such projections and forecasts were prepared in accordance with accepted standards on bases reflecting the best currently available estimates and good faith judgments of the respective managements of each of Sun City and SeaSpecialties with respect to future performance of Sun City and SeaSpecialties. Mesirow also assumed, with Sun City's consent, that (i) the Merger will be accounted for under the purchase method of accounting; (ii) the Merger will be a tax-free reorganization; (iii) no adjustment will be made to the respective Conversion Formulas; and (iv) all material liabilities (contingent or otherwise, known or unknown) of Sun City and SeaSpecialties are as set forth in the respective consolidated financial statements of Sun City and SeaSpecialties and the Merger Agreement including the Schedules thereto. Mesirow did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Sun City and SeaSpecialties nor was Mesirow furnished with any such evaluations or appraisals. Consequently, Mesirow did not express any opinion regarding the value of any of Sun City's or SeaSpecialties' individual respective assets. Mesirow was not requested to, and did not, participate in the structuring or negotiating of the Merger. Furthermore, Mesirow expressed no opinion as to the range at which shares of Sun City Common Stock will trade subsequent to the consummation of the Merger. Sun City did not place any limitations upon Mesirow with respect to the procedures followed or factors considered by Mesirow in rendering its opinion.

         Mesirow believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create a misleading view of the processes underlying its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In its analysis, Mesirow made numerous assumptions with respect to industry performance and general business, regulatory and economic conditions including, but not limited to, the general condition of the securities markets and other matters, many of which are beyond the control of Sun City and SeaSpecialties. Any estimates contained therein are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than such estimates. Estimates of values of Sun City and SeaSpecialties or assets do not purport to be appraisals or necessarily reflect the prices at which such companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, none of Sun City, SeaSpecialties, Mesirow or any other person assumes responsibility for their accuracy.

         Set forth below is a brief summary of certain of the factors and analyses conducted by Mesirow Financial.

         PROJECTED FINANCIAL STATEMENT ANALYSIS. Mesirow analyzed certain projected financial statements for both Sun City and SeaSpecialties. The projected financial statements were for the years ending December 31, 1997 and 1998. In conducting its analysis, Mesirow considered, among other things, the feasibility of the projections given the working capital positions and debt amortization schedules of both Sun City and SeaSpecialties. Consideration was given to Sun City's defaults on indebtedness, including the default with its major lender in the second half of Sun City's fiscal year ending February 1, 1997. As a result of the default, certain monetary restrictions were placed on Sun City by its lender which limited the use of its cash flow. As a result, Sun City failed to meet debt service requirements on its $1.4 million of Senior Subordinated Convertible Debentures. These cash flow restrictions and defaults were considered in assessing the feasibility of Sun City's projected financial statements.

         COMPARABLE COMPANIES ANALYSIS. Using publicly available information, Mesirow compared selected historical and published estimate information and ratios, including, among other things, stock prices, net sales, operating cash flow, debt levels, net income, estimated earnings per share and market capitalizations, of Sun City and SeaSpecialties with those of selected publicly-traded companies that Mesirow deemed comparable. Such comparable companies included, for food service distribution, JP Foodservice, Performance Food Group, Prosource, Rykoff-Sexton, and Sysco, and for food processing, American Rice, Dean Foods, Doughtie's Foods, International Multifoods, Michael Foods, Seneca Foods and Smithfield Companies (collectively, the "Comparable Companies"). Mesirow compared the enterprise value of capitalization, defined as market value of equity plus net debt (defined as the current portion of long-term debt plus long-term debt less cash), as multiples of the latest twelve month period net sales, operating cash flow and operating income. Enterprise value to operating income multiples ranged from 6.5 to 19.2 with a mean value of
14.1. Market value of equity to net income multiples ranged from 7.1 to 37.2 with a mean value of 23.7. Market value of equity to forecasted net income ranged from 19.4 to 25.2 with a mean value of 21.9.

         DISCOUNTED CASH FLOW ANALYSIS. Using discounted cash flow analysis, Mesirow estimated the present value of the future streams of free cash flow that Sun City, SeaSpecialties, and the combined entity might produce through 2001, based on projections provided to it by the companies' respective managements. Mesirow also estimated the terminal values for Sun City Common Stock, SeaSpecialties Common Stock, and the common stock of the combined entity at the end of 2001 by applying a range of growth rates to projected earnings in the terminal year. The free cash flow streams and terminal values were then discounted to present values using discount rates ranging from 10.5% to 12.5% which reflect different assumptions regarding the required rates of return of holders or prospective buyers of Sun City Common Stock and SeaSpecialties Common Stock. Mesirow noted that on a per share basis Sun City Common Stock reflected a range of values from $(2.21) to $(3.11) per share, and the Common Stock of the combined entity reflected a range of values from $.36 to $.55 per share.

         PRO-FORMA MERGER ANALYSIS. Mesirow analyzed certain pro-forma effects resulting from the Merger based on the Conversion Formulas. In conducting its analysis, Mesirow considered, among other things, the pro-forma net income, cash flow, total assets and total liabilities and shareholders' equity following consummation of the Merger. In addition, Mesirow noted that at the proposed Conversion Formulas, Sun City shareholders would own approximately 3.1% of Sun City Common Stock following the consummation of the Merger based on shares of Sun City Common Stock and equivalents outstanding as of October 17, 1997 and options anticipated to be outstanding as of the closing of the Merger. The pro-forma ownership values were compared to the values projected from remaining as an independent entity.

         OTHER FACTORS AND ANALYSES. In addition to the aforementioned quantitative analyses, Mesirow evaluated various qualitative factors in connection with, and resulting from, the Merger. In reaching its conclusion as to the fairness of the Conversion Formulas, Mesirow did not rely on any single analysis or factor described above, assign relative weights to the analyses or factors considered by it, or make any conclusions as to how the results of any given analysis, taken alone, supported its opinion.

         As compensation for rendering its opinion as described above, Sun City will pay Mesirow a fee of $55,000. In addition, Sun City will reimburse Mesirow for its reasonable out-of-pocket expenses up to $5,000.

THE MERGER AGREEMENT

         The Merger Agreement was entered into by and among Sun City, Acquisition and SeaSpecialties as of June 17, 1997, following approval by each company's Board of Directors. A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement. Pursuant to the terms of the Merger Agreement, Acquisition, a wholly-owned subsidiary of Sun City, will merge with and into SeaSpecialties with SeaSpecialties being the surviving corporation. Upon the Merger, SeaSpecialties will become the wholly-owned subsidiary of Sun City and the former shareholders of SeaSpecialties will own approximately 82.5% of the outstanding Sun City Common Stock. See "-Terms of the Merger; Conversion Formulas; Effects of the Merger."

CLOSING AND EFFECTIVE TIME OF THE MERGER

         The Merger will become effective (the "Effective Time") upon the completion of the filing of properly executed Articles of Merger with the Secretary of State of the State of Florida, which filing will be made at the closing of the Merger. The Merger will occur after satisfaction of certain conditions set forth in the Merger Agreement, including approval of the Merger by shareholders of Sun City. The Effective Time is presently anticipated to occur in December 1997 or January 1998.

CONDITIONS OF THE MERGER AGREEMENT

         Conditions to the closing of the Merger Agreement include, but are not limited to, the following:

         1. PERFORMANCE OF OBLIGATIONS. Each of Sun City and SeaSpecialties shall have performed in all material respects its obligations under the Merger Agreement required to be performed by it at or prior to the Effective Time.

         2. SHAREHOLDER APPROVAL. The Merger Agreement and the transactions contemplated thereby shall have been approved and adopted by the requisite vote of the holders of the outstanding shares of Sun City Common Stock. If the shareholders of Sun City fail to approve the Merger, the Merger will not be consummated. See "The Sun City Annual Meeting."

         3. LENDER APPROVALS. The Merger shall have been approved by Congress Financial Corporation, Sun City's principal lender, and by Barnett Bank of South Florida, N.A., SeaSpecialties' principal lender. Sun City anticipates that the Congress facility will be repaid in full at the time of the Merger with the proceeds of the contemplated new credit facility. At this time Sun City's intention is to repay both facilities from the proceeds of a new facility which is currently being negotiated. See paragraph 7 below.

         4. TAX OPINION. SeaSpecialties shall have received an opinion from Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., substantially to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Sun City, Acquisition and SeaSpecialties will be a party to the reorganization within the meaning of Section 368(b) of the Code. See "-Federal Income Tax Consequences" below.

         5. OPINION OF FINANCIAL ADVISOR. Sun City shall have received an opinion from Mesirow Financial, Inc. to the effect that the Merger is fair to Sun City and its shareholders from a financial point of view.

         6. EMPLOYMENT AGREEMENTS. Sun City's current employment agreements shall be amended, terminated or replaced to the reasonable satisfaction of SeaSpecialties, including agreements with Malvin Avchen, Saul Zalka and Gregg Leslie. In that regard, see "Interest of Certain Persons in the Merger" for a description of the replacement employment agreements with Malvin Avchen and Saul Zalka. Also see "Operation, Management and

Business of Sun City after the Merger," "Sun City Executive
Compensation--Employment Agreements and Termination of Employment and Change in Control Arrangements" and Note H to Sun City's audited financial statements included elsewhere in this Proxy Statement.

         Another employment agreement to be replaced is the employment agreement with Gregg M. Leslie ("Leslie"), who is currently the General Manager of one of Sun City's subsidiaries, Sun City Produce, Inc. ("Produce"). Following the Effective Time of the Merger, Sun City Produce, Inc. ("Produce") will enter into an employment agreement (the "Employment Agreement") with Leslie whereby Leslie will act as Produce's Director of Operations through December 31, 2000. Compensation under the Employment Agreement includes a participation equal to one-third of Produce's Net Profit Before Income Taxes, as defined therein, and a minimum monthly salary of $22,500 from August 1 through December 31, 1997 that will be credited against his participation income. The Employment Agreement further provides that specified severance compensation must be paid to Leslie if Leslie's employment is terminated. The Employment Agreement contains Leslie's covenant not to compete during the term and for a period of eighteen (18) months thereafter subject to earlier termination as provided in the agreement. Also, a Shareholders' Agreement will be entered into by and among Produce and its two shareholders, Sun City and Leslie, which will impose certain restrictions on the sale or transfer of the capital stock of Produce. In October 1997, in connection with preparations for the new agreements with Leslie, Sun City granted a non-qualified stock option under Sun City's 1997 Stock Option Plan (the "Option") to purchase 700,000 shares of Sun City Common Stock to Leslie at an exercise price of $1.00 per share. The Option vests 50% on the date of grant and 50% ratably over three years subject to certain earnings targets of Produce being met.

         7. CREDIT FACILITY. Sun City and SeaSpecialties shall have obtained a new credit facility that will fund advances beginning no later than the Closing Date, in such amounts and on such terms as are satisfactory to SeaSpecialties. The new facility being negotiated is expected to include an asset based loan and term debt, both of which would bear interest at rates lower than Sun City's current interest rates to its primary lender.

         8. AMERICAN STOCK EXCHANGE. All of Sun City's shares including outstanding shares of Common Stock and all shares to be issued pursuant to the Merger or options shall be approved for listing on the American Stock Exchange upon official notice of issuance.

TERMINATION OF THE MERGER AGREEMENT

         The Merger Agreement may be terminated prior to the Effective Time upon the occurrence of certain events, including, but not limited to, the following:

         1. By mutual written consent of Sun City and SeaSpecialties.

         2. By Sun City or SeaSpecialties if the Merger shall not have been consummated on or before January 31, 1998.

         3. By Sun City or SeaSpecialties if the Board of Directors of the other corporation withdraws or adversely modifies its approval or recommendation of the Merger Agreement or the Merger (unless such approval or recommendation is reinstated and publicly confirmed prior to the termination).

         4. By Sun City or SeaSpecialties if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and non-appealable.

         5. By Sun City or SeaSpecialties if approval of the shareholders of either company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of the shareholders or any adjournment thereof.

         6. By SeaSpecialties if Sun City's Common Stock ceases to be listed on the American Stock Exchange or if the shares to be issued pursuant to the Merger are not approved for listing on such exchange prior to the Closing Date.

         7. By SeaSpecialties if SeaSpecialties reasonably determines (A) that Sun City's business or financial condition has materially deteriorated since February 1, 1997 (subject to certain exceptions), or (B) that Sun City is or will likely be unable to pay its material debts or other material obligations as they become due (subject to certain exceptions).

         8. By SeaSpecialties if Sun City or any of its creditors commences bankruptcy proceedings applicable to Sun City or other proceedings applicable to Sun City involving insolvency, reorganization or similar debtor or creditor relief laws, if such proceedings are not dismissed in 30 days.

         9. By SeaSpecialties if any one or more of Sun City's creditors commences one or more lawsuits against Sun City for the collection of debts or liabilities of Sun city and all such suits are not dismissed within 30 days after the first commencement of any such suit.


         In addition, in the event that the Merger Agreement is terminated as provided because either Sun City or SeaSpecialties (each a "Company") (i) violates under the "no shop" provisions by initiating, soliciting, encouraging, or engaging in (except as required in the exercise of its Board of Directors' fiduciary duty) negotiations or has discussions with any other entity concerning any acquisition, tender offer, exchange offer, merger, consolidation, acquisition of beneficial ownership of or the right to vote securities representing 10% or more of the total voting power of such Company, dissolution, business combination, purchase of all or any significant portion of the assets or any division of, or any equity interest in, such Company (other than the Merger, an "Acquisition Proposal"); (ii) breaches in a material respect any other material obligation under the Merger Agreement; or (iii) terminates the Merger Agreement upon receipt of an Acquisition Proposal, then such Company must pay to the other Company a "break up" fee of $350,000.


INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain officers and directors of Sun City will receive certain benefits upon the Merger which are not being received generally by the Shareholders of Sun City. Accordingly, Shareholders should consider such affiliates' interest in the Merger in connection with their recommendation of the Merger.


         COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS. In contemplation of the Merger, in October 1997 Sun City entered into new two-year employment agreements (the "Agreements") with each of Malvin Avchen and Saul Zalka (the "Executives"), which become effective upon the closing of the Merger and their existing employment agreements will thereupon terminate. The Agreements provide for the Executives to be employed on a full-time basis for six months following the Merger, during which time the Executives will perform such duties as are delegated to them consistent with their current duties. For the remainder of the term the Executives will provide consulting services to Sun City. In addition to certain other benefits including a $12,000 per year car allowance, the salary for each Executive will be payable at the rate of $100,000 per annum during the first 15 months and at the rate of $50,000 per annum for the next 18 months. Pursuant to the Agreements, each Executive received options for 200,000 shares of Sun City Common Stock under Sun City's 1997 Stock Option Plan with an exercise price equal to the market price on the date of grant, vesting 50% per year over a two-year period. The Agreements include the Executives' covenants not to compete with Sun City continuing for 30 months following the Merger. One of the benefits to Sun City under the new Agreements is the elimination of Sun City's requirement to make certain termination payments, including certain payments in the event of a change in control, under the prior employment agreements. See "Approval of 1997 Stock Option Plan-Options Granted Under the Plan" and "Sun City Executive Compensation--Employment Agreements and Termination of Employment and Change in Control Arrangements."


         Sun City is also considering granting stock options following the Merger to the new directors and officers of Sun City who will take office upon the closing of the Merger, although the number and terms of such options have not yet been determined. See "Operation, Management and Business of Sun City After the Merger."

         Following the Merger, Sun City will also pay to each non-employee director of Sun City a quarterly retainer of $1,500, an additional retainer of $250 for serving on the Compensation Committee of the Sun City Board and a fee of $500 for each attended meeting of the Board. Such non-employee directors will also receive an option to purchase 2,500 shares of Sun City Common Stock, under Sun City's 1997 Stock Option Plan, upon initial election and upon each reelection as a director at Sun City's annual meeting.

         OTHER MERGER-RELATED FEES. Mesirow will receive a fee of $55,000 and be reimbursed for certain out-of- pocket expenses up to $5,000 in connection with its rendering of a fairness opinion regarding the Merger. See "Background of the Merger-Opinion of Mesirow Financial, Inc."

         STOCK AND OPTION HOLDINGS OF DIRECTORS AND OFFICERS.


         The chart below indicates the number of shares subject to currently outstanding options held by the specified individuals and groups as of November 6, 1997 under Sun City's stock option plans and the average exercise price per share of such options. All such options will remain outstanding pursuant to their terms following the Merger. The outstanding options will automatically adjust to take account of the Reverse Split, if it occurs. See "Reverse Stock Split."



                                SUN CITY OPTIONS

                                                                        NUMBER OF SHARES          AVERAGE EXERCISE

                         OPTION HOLDER                                 SUBJECT TO OPTIONS         PRICE PER SHARE
---------------------------------------------------------------    ---------------------------   ------------------
                                                                   EXERCISABLEUNEXERCISABLE(1)

Malvin Avchen                                                                0      200,000                $.9375
Saul Zalka                                                                   0      200,000                 .9375
Syed Jafri                                                               7,500            0                 .9375
Charles Ostrow                                                           1,500        1,000                 3.000
All current executive officers as a group (3 persons)                    7,500      400,000                 .9375
All current directors who are not executive officers as a

  group (1 person)                                                       1,500        1,000                  3.00
All employees as a group, excluding all executive officers
  (10 persons)                                                         391,250      356,000                 1.071

------------------------

(1) The options held by Messrs. Avchen, Zalka and Leslie become exercisable as indicated above (see "Conditions of the Merger Agreement -- Employment Agreements" and "Interests of Certain Persons in the Merger --Compensation of Executive Officers and Directors"). Other options indicated generally become exercisable at a rate of 20% per year.


         As of November 6, 1997, Sun City's directors and executive officers and their affiliates beneficially owned in the aggregate, approximately 12.8% of the outstanding Sun City Common Stock. Upon consummation of the Merger, it is anticipated that (i) the current directors and executive officers of Sun City and their affiliates will beneficially own in the aggregate approximately 0.2% of the outstanding shares of Sun City Common Stock, (ii) the current directors and executive officers of SeaSpecialties and their affiliates will beneficially own in the aggregate approximately 82.5% of the outstanding shares of Sun City Common Stock and (iii) Sun City Debenture holders will beneficially own in the aggregate approximately 14.4% of the outstanding shares of Sun City Common Stock. All of the current directors and executive officers of Sun City have indicated that they will vote their respective shares of Sun City Common Stock FOR approval of the Merger Agreement. For more information, see

"Operation, Management and Business of Sun City After the Merger--Principal Shareholders of Sun City After the Merger" and "Sun City Principal Shareholders."

CERTAIN AFFILIATED TRANSACTIONS

         LOAN AGREEMENTS. Premier Smoked Fish, Inc. ("Premier"), an affiliate of SeaSpecialties, made two loans to Oak Crest Enterprises, Inc. ("Oak Crest"), a subsidiary of Sun City, on May 20, 1997 and July 1, 1997, respectively. The loans were in the amount of $251,500 and $155,852, respectively, and the aggregate balance of the loans as of September 30, 1997 was $246,185. To secure the loans, Premier was granted a mortgage in certain real property of Oak Crest and Sun City guaranteed repayment of the loans. Premier is not a parent or subsidiary corporation of SeaSpecialties and its assets and operations are not consolidated with SeaSpecialties.

         OPTION AGREEMENT TO PURCHASE ASSETS. In connection with the loans made by Premier, Sun City entered into an Option Agreement whereby Certified Food Service of PA, Inc. ("Certified"), which is a subsidiary of Sun City engaged in the food distribution business, granted an option to Premier to purchase all of the business and assets of Certified at a price pursuant to a formula based upon Certified's net book value. The Option Agreement is and will remain exercisable whether or not the Merger occurs. Certified, which is located in Burlington, New Jersey, lost approximately $186,000 for the year ended February 1, 1997 and had revenues of approximately $6.1 million for such year. Its balance sheet as of February 1, 1997 reflects total assets of $3,327,526 and total liabilities of $779,374.

         MANAGEMENT AGREEMENT. For various reasons, including recent deteriorations in Sun City's business and financial condition, Sun City entered into a Management Agreement, dated June 17, 1997, with SeaSpecialties whereby SeaSpecialties will assist in managing Sun City's business prior to the Merger. See "-Management Agreement with SeaSpecialties" above.

         RECEIVABLES PURCHASE AGREEMENT WITH SEASPECIALTIES. In October 1997, Sun City and SeaSpecialties entered into a receivables purchase agreement pursuant to which SeaSpecialties has agreed to purchase certain accounts receivable of one of Sun City's subsidiaries, Sun City Produce, Inc. ("Produce"), for an initial price equal to 60% of the net invoice amount of each purchased receivable, plus amounts collected on the purchased receivable in excess of the initial price, less interest on the initial price at the rate of 11.5% per annum. SeaSpecialties has committed to continue purchasing receivables of Produce such that the uncollected balance of the purchased receivables is approximately $417,500. Such obligation to purchase receivables is subject to certain conditions and is subject to termination as provided in the agreement. In connection with the receivables purchase agreement, the parties also entered into an agreement whereby Sun City agreed, subject to certain conditions, not to file for protection under the federal bankruptcy laws of the United States or other debtor protection laws prior to the closing of the Merger, and that if such a filing occurred prior to such time, SeaSpecialties and its affiliates would be entitled to certain rights and relief in connection with any such proceeding with respect to amounts owing to SeaSpecialties and its affiliates and related security interests and agreements among such parties.

GOVERNMENTAL AND REGULATORY APPROVALS

         Neither Sun City nor SeaSpecialties is aware of any material governmental or regulatory approvals required for consummation of the Merger, other than compliance with federal and applicable state securities and corporate laws.

FEDERAL INCOME TAX CONSEQUENCES

         The following summary is a general discussion of certain Federal income tax consequences of the Merger. See "Reverse Stock Split" for a discussion of the tax consequences of the Reverse Split. This summary is based upon Federal income tax laws, regulations, rulings and decisions in effect as of the date hereof, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences set forth herein. While this summary addresses the material Federal income tax consequences generally applicable to shareholders of Sun City and SeaSpecialties, this summary does not discuss all aspects of Federal income taxation that may be relevant to a particular investor in light of his personal circumstances or to certain types of investors subject to special treatment under the Federal income tax laws (for example, life insurance companies, tax-exempt organizations, foreign investors, dealers in securities and taxpayers subject to the alternative minimum tax) and does not discuss any aspect of state, local or foreign tax laws.

         Consummation of the Merger is subject to the condition that SeaSpecialties shall have received an opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in that opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, (the "Code"), and each of Sun City, Acquisition and SeaSpecialties will be a party to the reorganization within the meaning of Section 368(b) of the Code. This opinion will not be binding upon the Internal Revenue Service ("IRS") or the courts. Sun City and SeaSpecialties do not intend to apply for a ruling from the IRS with respect to the Federal income tax consequences of the Merger.

         If the Merger constitutes a reorganization and Sun City, Acquisition and SeaSpecialties are parties to the reorganization, neither Sun City nor SeaSpecialties would recognize any gain or loss as a result of the Merger. There will be no Federal income tax consequences to a shareholder of Sun City as a result of the Merger; no gain or loss will be recognized by a shareholder of Sun City as a result of the Merger. The following would be the material federal income tax consequences of the Merger to a shareholder of SeaSpecialties: (i) the shareholder would recognize no gain or loss on the exchange of SeaSpecialties Common Stock for Sun City Common Stock, except in respect of cash received in lieu of a fractional share of Sun City Common Stock pursuant to the Merger; (ii) the tax basis of the Sun City Common Stock received by the shareholder pursuant to the Merger (treating the shareholder for this purpose as receiving any fractional share of Sun City Common Stock in respect of which he receives cash) will be the same as his tax basis in the SeaSpecialties Common Stock surrendered therefor; and (iii) the holding period of the Sun City Common Stock received pursuant to the Merger will include the period the shareholder held the SeaSpecialties Common Stock surrendered therefor, provided he holds that SeaSpecialties Common Stock as a capital asset at the Effective Time. A SeaSpecialties shareholder will recognize gain or loss on the receipt of cash in lieu of a fractional share of Sun City Common Stock.

         THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. SHAREHOLDERS OF SUN CITY AND SEASPECIALTIES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE SPECIFIC AND DEFINITIVE ADVICE AS TO THE FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE EXCHANGE OF SEASPECIALTIES COMMON STOCK FOR SUN CITY COMMON STOCK PURSUANT TO THE MERGER, AS WELL AS ADVICE AS TO THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

         The Merger is intended to be accounted for as a purchase for accounting and financial reporting purposes.

RESALES OF SUN CITY COMMON STOCK

         Shares of Sun City Common Stock that are outstanding prior to the consummation of the Merger will be freely tradeable without restrictions under the Securities Act after consummation of the Merger, except that shares of Sun City Common Stock held by persons who are deemed to be "affiliates" (as that term is defined in Rule 144 under the Securities Act) of Sun City may be resold by them only in transactions permitted by the resale provisions of Rule 144 or as otherwise permitted under the Securities Act. In that regard, the Merger Agreement requires the current officers and directors of Sun City to agree prior to closing that they will not sell any shares of Sun City Common Stock for one year following the Merger. Shares of Sun City Common Stock that are issued to shareholders of SeaSpecialties and to Debenture holders as consideration for the Merger will constitute "restricted securities" issued pursuant to an exemption from the registration requirements of the Securities Act. Accordingly, such restricted shares of Sun City cannot be resold unless in compliance with the Securities Act. Pursuant to Rule 144 under the Securities Act, such restricted shares can generally be eligible for resale in the public markets one year after the closing of the Merger, subject to certain volume and other limitations. Additional shares of Sun City Common Stock issuable upon exercise of options, warrants and other rights to purchase shares of Sun City Common Stock will also become available for sale in the public market from time to time in the future. Sales or the potential for sales of substantial amounts of Sun City Common Stock in the public market could adversely affect the market price of Sun City Common Stock.

         In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, is entitled to sell in the open market within any three-month period a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Sun City's Common Stock, and (ii) the average weekly trading volume during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain limitations on the manner of sale, notice requirements and availability of current public information about Sun City. Restricted shares properly sold in reliance upon Rule 144 are thereafter freely tradeable without restrictions or registration under the Securities Act, unless thereafter held by an affiliate of Sun City. After a holding period of two years, restricted securities can generally be sold under Rule 144 without volume and manner of sale limitations.

         Subject to the increase in the number of authorized shares of Sun City Common Stock contemplated by this Proxy Statement, Sun City has reserved an aggregate of 2,500,000 shares of Sun City Common Stock for issuance pursuant to its 1997 Stock Option Plan and Sun City intends to register under the Securities Act the shares underlying options granted under the 1997 Stock Option Plan pursuant to a registration statement on Form S-8. Subject to restrictions under the 1997 Stock Option Plan, shares of Sun City Common Stock issued pursuant to the 1997 Stock Option Plan after the effective date of registration on Form S-8 will be available for sale in the public market without restriction to the extent they are held by persons who are not affiliates of Sun City, and may be sold by affiliates subject to the provisions of Rule 144. See "Approval of 1997 Stock Option Plan."

VOTE REQUIRED AND RECOMMENDATION

         The affirmative vote of a majority of the outstanding shares of Sun City Common Stock in person or by proxy will constitute approval of the Agreement and Plan of Merger at the Annual Meeting. The Merger will not occur unless Proposal 2 is also approved by Sun City shareholders at the Annual Meeting. See "Amendments to Certificate of Incorporation."

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AGREEMENT AND PLAN OF MERGER.

         OPERATION, MANAGEMENT AND BUSINESS OF SUN CITY AFTER THE MERGER

BUSINESS OF SUN CITY

         From and after the Effective Time, Sun City will continue to operate its ongoing businesses, and SeaSpecialties will continue operating its businesses as a wholly owned subsidiary of Sun City. Upon the Merger, Sun City's name will be changed to "SeaSpecialties, Inc." See "Amendments to Certificate of Incorporation."

         Sun City also intends to integrate the operations of SeaSpecialties with Sun City to the extent it deems appropriate in order to take advantage of potential synergistic efficiencies presented by the Merger. Sun City may take advantage of opportunities for profitable restructuring or disposition of certain assets.

         Sun City expects that decisions as to the continued employment of Sun City's employees, and the continuing operation of business at each of Sun City's facilities, will be made on a case-by-case basis after the consummation of the Merger based upon Sun City's evaluation of the combined operations of Sun City and SeaSpecialties. See "Business of Sun City" and "Business of SeaSpecialties."

MANAGEMENT OF SUN CITY


         Upon consummation of the Merger, the Board of Directors of Sun City will be replaced with five new members, none of whom currently serve on the Board of Directors of Sun City. The five new Sun City directors will include Harvey Oxenberg, David H. Fleischman and Lawrence J. Oxenberg, all of whom currently serve as directors and/or officers of SeaSpecialties or its affiliates, and Kraig Kramers and Don J. Hindman. Upon consummation of the Merger, Harvey Oxenberg will serve as Chairman of the Board, President and Chief Executive Officer and David H. Fleischman will serve as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Sun City. The executive officers and directors of Sun City upon closing of the Merger will be as follows:



       EXECUTIVE OFFICER            AGE    POSITION WITH SUN CITY AFTER MERGER    PRESENT POSITION WITH SEASPECIALTIES
--------------------------------   -----   ------------------------------------   ------------------------------------

Harvey Oxenberg                     50     Chairman of the Board, President       Chairman of the Board,
                                           and Chief Executive Officer            President, Chief Executive
                                                                                  Officer of SeaSpecialties

David H. Fleischman                 51     Senior Vice President, Chief           Senior Vice President, Chief
                                           Financial Officer, Secretary,          Financial Officer, Secretary,
                                           Treasurer and Director                 and Treasurer of SeaSpecialties

Lawrence J. Oxenberg                25     Director                               Director of SeaSpecialties and
                                                                                  Assistant Vice President of
                                                                                  Premier Smoked Fish, a
                                                                                  SeaSpecialties affiliate

Kraig Kramers                       54     Director                               Member of Board of Advisors

Don J. Hindman                      65     Director                               Member of Board of Advisors



         HARVEY OXENBERG. Mr. Harvey Oxenberg has served as President, Chief Executive Officer and Chairman of the Board of SeaSpecialties since 1987. Mr. Oxenberg joined SeaSpecialties in 1969.

         DAVID H. FLEISCHMAN. Mr. David Fleischman has served as Senior Vice President, Chief Financial Officer, Secretary and Treasurer since he joined SeaSpecialties in January 1997. Prior to joining SeaSpecialties, Mr. Fleischman served as Vice President of J.I. Kislak, Inc. and as Senior Vice President and Treasurer of J.I. Kislak Mortgage Corporation from December 1992 through January 1997. During a portion of such period he also served as Chief Financial Officer of Kislak National Bank.

         LAWRENCE OXENBERG. Mr. Lawrence Oxenberg has served as a director of SeaSpecialties since 1996 and Assistant Vice President of Premier Smoked Fish since May 1996. Prior to joining Premier, Mr. Oxenberg served as Assistant to the President of SeaSpecialties. From January 1993 to April 1995, Mr. Oxenberg served as an Assistant Manager at Federal Valet Car Parking. Lawrence Oxenberg is the son of Harvey Oxenberg.

         KRAIG KRAMERS. Mr. Kramers has served as a member of SeaSpecialties' Board of Advisors since June 1996. Mr. Kramers serves as President and Chief Executive Office of Corporate Partners, Inc., a consulting company. From November 1991 to July 1993, in addition to this role at Corporate Partners, Inc. Mr. Kramers served as President of Snapper Power Equipment, an equipment manufacturer.

         DON J. HINDMAN. Mr. Hindman has served as a member of SeaSpecialties' Board of Advisors since June 1996. Mr. Hindman has served as Chairman and Chief Executive Officer of Clark Foodservice, Inc., a foodservice distributor, for the past 20 years. Additionally, he serves as a member of the Board of Directors of Derlan Industries and Porter Chadburn.

         All officers of Sun City will hold office at the pleasure of the Board of Directors and until their successors have been duly elected and qualified, unless sooner removed. Any officer may be removed at any time by the Board, subject to any severance rights contained in their employment agreements. See "The Merger -- Interests of Certain Persons in the Merger."

PRINCIPAL SHAREHOLDERS OF SUN CITY AFTER THE MERGER


         The following table sets forth certain information known to Sun City and SeaSpecialties with respect to beneficial ownership of Sun City Common Stock as of November 6, 1997, as adjusted to reflect the consummation of the Merger, by (i) each person who is projected to own beneficially more than 5% of the outstanding shares of Sun City Common Stock; (ii) each of Sun City's directors upon closing of the Merger; (iii) each of Sun City's executive officers upon closing of the Merger; and (iv) all of Sun City's directors and executive officers as a group upon closing of the Merger:



                                                         BENEFICIAL OWNERSHIP OF SUN CITY COMMON STOCK(2)
                                                    ----------------------------------------------------------
NAME OF BENEFICIAL OWNER(1)                             NUMBER OF SHARES                   PERCENT
-------------------------------------------------   ------------------------   -------------------------------
Harvey Oxenberg(3)...............................                38,335,320                 82.5%

David H. Fleischman..............................                         0                   -

Lawrence J. Oxenberg.............................                         0                   -

Bernard Oxenberg Trust(4)........................                 9,706,503                 20.9%

Kraig Kramers....................................                         0                   -

Don J. Hindman...................................                         0                   -

All directors and executive officers as a group                  38,335,320                 82.5%
(5 persons)......................................

--------------------
(*)      Less than 1%.

(1) Unless otherwise indicated, the address of each beneficial owner is c/o SeaSpecialties, Inc., 1111 N.W. 159th Drive, Miami, Florida 33169.

(2) Unless otherwise indicated, each person named has sole voting and investment power with respect to all such shares.

(3) Includes 9,706,502 shares to be held by the Bernard Oxenberg Trust over which Harvey Oxenberg has shared voting power.

(4) Harvey Oxenberg shares voting power over the shares held by the trust. See Footnote 3.

SUN CITY CAPITAL STOCK AFTER THE MERGER

         Upon consummation of the Merger, the authorized capital stock of Sun City will consist of 75,000,000 shares of common stock, par value $.01 per share (the "Post-Merger Common Stock"). The following is a summary of certain rights of the Post-Merger Common Stock. The rights of the holders of Sun City's common stock will generally not be changed as a result of the Merger, except as a result of amendments to Sun City's Certificate of Incorporation as described in Proposals 2 and 5 and the issuance of additional shares pursuant to the Conversion Formulas for the Merger. For additional information, see "Risk Factors," "The Merger-Terms of the Merger; Conversion Formulas; Effects of the Merger", "Amendments to Certificate of Incorporation", "Reverse Stock Split", "Amendment to Limit Director Liability" and "Description of Sun City Capital Stock."

         The holders of Post-Merger Common Stock will be entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. The holders of Post-Merger Common Stock will have no cumulative voting rights in the election of directors. The holders of Post-Merger Common Stock will be entitled to dividends, when and if declared by the Sun City Board out of funds legally available therefor. In the event of the liquidation, dissolution or winding up of Sun City, the holders of Post-Merger Common Stock will be entitled to share ratably in all assets remaining after payment of liabilities and any liquidation preferences. Holders of Post-Merger Common Stock will have no preemptive rights and have no right to convert Post-Merger Common Stock into any other securities. All shares of Post-Merger Common Stock issued pursuant to the Merger will be, when issued, fully paid and nonassessable.

         CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK. Under Sun City's Certificate of Incorporation, after giving effect to the amendments thereto as provided in Proposal 2 and the issuance of shares contemplated in the Merger, there will be an aggregate of approximately 28,508,100 authorized but unissued shares of Post-Merger Common Stock, including 2,500,000 shares of Post-Merger Common Stock reserved for issuance under the 1997 Stock Option Plan. The unissued and unreserved shares may be utilized for a variety of corporate purposes, including future public or private offerings to raise additional capital and to finance corporate acquisitions. Except pursuant to the Merger and Sun City's stock option plans, Sun City currently has no plans to issue additional shares of its Common Stock. However, one of the effects of authorized but unissued and unreserved shares of capital stock may be to render more difficult or discourage an attempt by a potential acquiror to obtain control of Sun City by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Sun City's management. The issuance of such shares of capital stock may have the effect of delaying, deferring or preventing a change in control of Sun City without any further action by the shareholders of Sun City. See "Amendments to Certificate of Incorporation." The Reverse Split, if implemented, may also increase the number of unissued shares of Sun City Common Stock. See "Reverse Stock Split."

STOCK EXCHANGE LISTING OF SUN CITY COMMON STOCK

         An additional listing application will be made to list the additional shares of Sun City Common Stock to be issued pursuant to the Merger and the 1997 Stock Option Plan on the American Stock Exchange ("AMEX"), which is the exchange upon which the outstanding shares of Sun City Common Stock are currently traded under the symbol "SNI." Due to the decline in the market price of Sun City Common Stock and the recent deterioration in Sun City's financial condition, Sun City has been notified by AMEX that the Sun City Common Stock no longer meets certain AMEX listing requirements and such stock is at risk of being delisted from AMEX. AMEX has been notified about the proposed Merger and has indicated that if the anticipated positive effects of the Merger on Sun City's financial condition are realized, then there will be a greater likelihood that the Sun City Common Stock will continue to be traded on AMEX; however, there can be no assurance (whether or not the Merger is consummated) that Sun City Common Stock will continue to be listed on AMEX or on any other stock exchange or traded over the facilities of any recognized quotation system. If the Sun City Common Stock is not traded on AMEX, the resulting reduction in liquidity of the Sun City Common Stock and the absence of an active market for the stock will likely cause a decline in the value of Sun City Common Stock and it will likely be more difficult for a shareholder to sell his shares and to realize the value thereof. One of the purposes of the proposed Reverse Split, if implemented, would be to help Sun City comply with some of AMEX's listing requirements. See "Reverse Stock Split."

TRANSFER AGENT

         American Stock Transfer & Trust Company will act as transfer agent for the Sun City Common Stock following consummation of the Merger.

                   AMENDMENTS TO CERTIFICATE OF INCORPORATION
                                  (PROPOSAL 2)

         In connection with the consummation of the Merger, and subject to approval by Sun City's stockholders at the Annual Meeting, the Certificate of Incorporation of Sun City will be amended as described below to (i) increase the number of authorized shares of Sun City Common Stock from 3,000,000 to 75,000,000 shares, (ii) reduce the par value per share of Sun City Common Stock from $.10 to $.01, and (iii) change Sun City's name to "SeaSpecialties, Inc." (collectively, the "Amendments"). The Sun City Board unanimously has approved, and recommends to the holders of the Sun City Common Stock that they approve, the Amendments. If approved by the stockholders, the effectiveness of the Amendments will occur immediately prior to the Merger as described below, except that the Amendment to change Sun City's name will occur after the Merger.

AUTHORIZATION OF ADDITIONAL SHARES; DECREASE IN PAR VALUE PER SHARE

         Sun City's Certificate of Incorporation currently authorizes the issuance of up to 3,000,000 shares of Sun City Common Stock. If the Merger and this Proposal 2 are approved by the stockholders of Sun City, prior to the Merger the Certificate of Incorporation of Sun City will be amended to increase the authorized number of shares of Sun City Common Stock to 75,000,000 shares. The authorization of the additional shares of Sun City Common Stock is necessary to provide sufficient shares for the issuance of the approximately 45,044,001 shares anticipated to be issued pursuant to the Merger. In addition, approximately 2,500,000 of the additional shares being authorized will be available for issuance under Sun City's 1997 Stock Option Plan and the remainder of the additional shares will be available for effecting other possible future transactions, including stock dividends, stock splits, public or private offerings, financing arrangements or acquisitions by Sun City of other businesses if favorable acquisitions were to become available. Except with respect to the shares of Sun City Common Stock issuable in connection with (i) the Merger, (ii) Sun City's stock-based employee benefit plans (including Sun City's 1997 Stock Option Plan), or (iii) the settlement relating to Gulf Coast Foodservice, Inc., Sun City has no present plans for any particular issuance of additional shares of Sun City Common Stock. See "The Merger--Description of Sun City Capital Stock--Certain Effects of Authorized but Unissued Stock"; "Approval of 1997 Stock Option Plan" and "Sun City Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

         The unissued shares of Sun City Common Stock remaining after the Merger will be available for issuance at any time in the future without further shareholder approval, unless such approval were required by law, as in the case of consolidations and certain statutory mergers, or by the rules of any securities exchange on which the Sun City Common Stock were then to be listed. Holders of Sun City Common Stock have no preemptive right to purchase or otherwise acquire any shares of Sun City Common Stock that Sun City may issue in the future.

         Under certain circumstances, an increase in the number of authorized shares of common stock can provide corporate management with the means to discourage a change of control, such as through the issuance to stockholders of rights to purchase additional shares of common stock at bargain prices. As in the case of other types of issuances, those intended to prevent or adversely affect changes of control could be accomplished without further stockholder approval. However, the Sun City board of directors has no present intention of using the additionally authorized shares for such a purpose and except for the Merger is not aware that any takeover or similar action is contemplated. See "Reverse Stock Split" for a discussion of additional unissued shares that could result if the proposed Reverse Split occurs.

         The Amendments include a reduction in the par value per share of Sun City Common Stock from $.10 per share to $.01 per share. The primary purpose for the reduction in par value is to limit the increase in Sun City's stated capital account that would otherwise occur as a result of the shares issued pursuant to the Merger, and the reduction may also help to limit certain taxes payable by Sun City with respect to its common stock, including the annual Delaware corporation franchise tax. Upon the filing of the Amendment to effect the decrease in par value, each issued and outstanding share of Sun City's $.10 par value Common Stock will automatically be converted into one share of $.01 par value Common Stock without further action by Sun City or the holders of such stock. From and after such time, stock certificates representing $.10 par value shares of the Common Stock of Sun City outstanding prior to such time will automatically represent the same number of shares with a par value of $.01, and will continue to be used to effect transfers or deliveries of the Common Stock of Sun City. There will be no need for stockholders to exchange their stock certificates. After the decrease in par value, the transfer agent of Sun City will use stock certificates reflecting the new par value of the Common Stock for all transfers and issuances of Common Stock.

         In order to effect the increase in the number of authorized shares of Sun City Common Stock and the decrease in the par value per share, prior to consummation of the Merger, Sun City will file a Certificate of Amendment to Sun City's Certificate of Incorporation to amend Article FOURTH thereof to read in its entirety as follows:

         "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 75,000,000 shares of common stock, and the par value of each of such shares is $.01. Each holder of common stock shall be entitled to one vote for each share of common stock held by such stockholder."

CHANGE OF SUN CITY'S NAME

         The managements of Sun City and SeaSpecialties believe that it would be in the best interest of Sun City to operate under a new name following the Merger. Accordingly, the Board of Directors of Sun City has approved the new name "SeaSpecialties, Inc." for Sun City, to take effect following the Merger. In order to cause the change in name to take effect, following the consummation of the Merger Sun City will file a Certificate of Amendment to Sun City's Certificate of Incorporation to amend Article FIRST thereof to read as follows:
"The name of the corporation is SeaSpecialties, Inc."

VOTE REQUIRED AND RECOMMENDATION

         The affirmative vote of a majority of the outstanding shares of Sun City Common Stock will be required for approval of the amendments to Sun City's Certificate of Incorporation. The Amendments will not become effective unless the Merger is also approved by Sun City's shareholders at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENTS TO SUN CITY'S CERTIFICATE OF INCORPORATION.

                       APPROVAL OF 1997 STOCK OPTION PLAN
                                  (PROPOSAL 3)

GENERAL


         Sun City's Board of Directors adopted Sun City's 1997 Stock Option Plan (the "Plan") in October 1997. A copy of the Plan is included as Appendix C to this Proxy Statement.

         The purpose of the Plan is to provide an additional incentive to attract and retain qualified competent persons who provide management services and upon whose efforts and judgment the success of Sun City is largely dependent, through the encouragement of stock ownership in Sun City by such persons. In furtherance of this purpose, the Plan authorizes, among other things, the discretionary granting of incentive or nonqualified stock options to purchase shares of Sun City's Common Stock to persons selected by the administrators of the plan from the class of all regular employees of Sun City (including directors and officers who are regular employees), non-employee directors, and persons who provide consulting or other services to Sun City as independent contractors, which class presently consists of approximately 128 persons. The Plan also provides for the Plan administrators to grant loans by Sun City to participants to finance the exercise of options and the payment of taxes in connection therewith, and the use of already owned shares of Sun City Common Stock as payment of the exercise price for options granted under the Plan.


         One of the reasons for submitting the Plan for shareholder approval is to ensure that awards under the Plan will qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code (the "Code"). That section, which became law in 1994, generally disallows a tax deduction for certain compensation over $1 million paid, or otherwise taxable, to persons named in Sun City's Summary Compensation Table and employed by Sun City at the end of the year for which the deduction is claimed. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met, including shareholder approval in the case of the Plan. Shareholder approval of the Plan at the Annual Meeting will also satisfy any applicable requirements of the American Stock Exchange for shareholder approval.

         A summary of the Plan is set forth below. The full text of the Plan is annexed to this Proxy Statement as Appendix C, and the following summary is qualified in its entirety by reference to Appendix C.

SUMMARY OF PLAN

         The Plan limits the total aggregate number of options that any one person can receive under the Plan to options for One Million (1,000,000) shares of Sun City Common Stock (subject to proportionate decrease in the event a Reverse Split is implemented). The purpose of this limit is to help ensure that Sun City's tax deductions for compensation expense under the Plan are not limited by Section 162(m) of the Code.

         The Plan and the options granted thereunder are designed and intended to be administered so that the grant of options under the Plan and transactions thereunder will comply with the requirements for exemption under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Rule 16b-3 exempts certain transactions involving the grant and exercise of stock options under the Plan by directors, executive officers and principal shareholders of Sun City from the short-swing profit recovery provisions of
Section 16 of the Exchange Act.

         The Plan provides that it shall be administered by the Board of Directors, or by a committee consisting of not less than two directors designated by the Board of Directors (the "Committee"), which directors shall be "outside directors" (I.E., a member of the Board who qualifies as an "outside director" under Section 162(m) of the Code and the regulations thereunder and as a "non-employee director" under Rule 16b-3). The Plan will be administered by the Board until a Committee is appointed following the Merger.

         Both the Board and the Committee have the power to determine the persons to be awarded options, the number of shares subject thereto and the exercise price and other terms thereof. In addition, both the Committee and the Board have the power and authority to construe and interpret the Plan, and the acts of the Committee or the Board are final, conclusive and binding upon all interested parties, including Sun City, its shareholders, its officers and employees, recipients of grants under the Plan, and all persons or entities claiming by or through such persons.

         An aggregate of 2,500,000 shares of Sun City Common Stock (subject to proportionate decrease in the event a Reverse Split is implemented) are reserved for issuance upon exercise of options granted under the Plan.

The shares acquired upon exercise of options granted under the Plan will be authorized and issued shares of Sun City Common Stock. Sun City's shareholders will not have any preemptive rights to purchase or subscribe for any shares by reason of the reservation and issuance of Sun City Common Stock under the Plan. If any option granted under the Plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the Plan.

OPTIONS GRANTED UNDER THE PLAN


         On October 17, 1997, options for an aggregate of 1,129,750 shares of Sun City Common Stock were granted to certain officers, directors and employees of Sun City, as described below. Options for 200,000 shares were granted to each of Malvin Avchen, Sun City's Chairman of the Board and Chief Executive Officer, and Saul Zalka, Sun City's President and Chief Operating Officer (see "The Merger - Interests of Certain Persons in the Merger - Compensation of Executive Officers and Directors"). One of Sun City's employees received a grant of 700,000 of such options at an exercise price of $1.00 per share (see "The Merger
- Conditions of the Merger Agreement - Employment Agreements"). The remaining 29,750 options were granted to four employees (including one executive officer), which options replaced 29,750 previously existing options. Except for the $1.00 options described above, all of such options were granted with an exercise price equal to the closing market price per share on the date of grant as reported by AMEX ($1.125 per share), and were subsequently repriced on October 24, 1997 to have an exercise price equal to the closing market price on that date ($.9375 per share). Pursuant to Sun City's employment agreements with Messrs. Avchen and Zalka, Sun City agreed to reprice their options, if requested by them within 30 days after the closing of the Merger, to have an exercise price equal to the closing market price on the date requested.


         Sun City's management believes that options granted under the Plan will be awarded primarily to those persons who possess a capacity to contribute significantly to the successful performance of Sun City. Because persons to whom future discretionary grants of options are to be made are to be determined from time to time by the Committee or the Board in their discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will hereafter receive such options or the number of shares for which options will be granted. However, Sun City is contemplating granting options to certain of the new officers and directors that will take office upon the Merger, but the persons to receive such grants and the terms thereof have not been determined. See "The Merger - Interests of Certain Persons in the Merger" and "Operation, Management and Business of Sun City After the Merger."

CERTAIN TERMS AND CONDITIONS

         All grants of options under the Plan must be evidenced by an Option Agreement between Sun City and the grantee. Such agreement shall contain such terms and conditions as the Committee (or the Board) shall prescribe, consistent with the Plan, including, without limitation, the exercise price, term and any restrictions on the exercisability of the options granted. Such terms often include the automatic termination of options upon certain events, such as the death, disability or termination of employment of an optionee.


         The price per share for discretionary grants may be any price determined by the Committee (or the Board); provided, however, that in no event shall the option price of any incentive stock option be less than the fair market value per share of Common Stock on the date of grant. For purposes of the Plan, and for so long as Sun City's Common Stock is listed on the American Stock Exchange, the term "fair market value" means the closing price of Sun City Common Stock as reported on the American Stock Exchange on the date of grant, unless the Committee or the Board shall determine otherwise in a fair and uniform manner. The closing price per share of Sun City Common Stock on November 6, 1997 as reported on the American Stock Exchange was $1.125. The exercise price of an option may be paid in cash, by certified or official bank check, by money order, by delivery of already owned shares of Sun City Common Stock having a fair market value equal to the exercise price, or by a combination of the foregoing. The Plan also authorizes Sun City to make loans to optionees to enable them to exercise their options. If the exercise price is paid with the optionee's promissory note, the note must (i) provide for recourse to the optionee, (ii) bear interest at a rate no less than the prime rate of interest of Sun City's principal lender, and (iii) be secured by the shares of common stock purchased. Cash payments will be used by Sun City for general corporate purposes. Payments made in common stock must be made by delivery of stock certificates in negotiable form.

         Already owned shares of Sun City Common Stock may be used to pay the exercise price of an option in a single transaction or by "pyramiding" already owned shares in successive, simultaneous option exercises. In general, pyramiding permits an option holder to start with as little as one share of Common Stock and exercise an entire option to the extent then exercisable (no matter what the number of shares subject thereto). By utilizing already owned shares of Sun City Common Stock, no cash (except for fractional share adjustments) is needed to exercise an option. Consequently, the optionee would receive Sun City Common Stock equal in value to the spread between the fair market value of the shares subject to the option and the exercise price of the option. In addition, the amended Plan allows other forms of cashless exercise procedures approved by the Committee or the Board.

         Generally, options granted under the Plan are not assignable or transferable, other than by will or by the laws of descent and distribution or with the prior consent of the Committee or the Board. During the lifetime of an optionee, an option is exercisable only by the optionee. The expiration date of an option will be determined by the Committee or the Board at the time of the grant, but in no event will an option be exercisable after the expiration of 10 years from the date of grant. An option may be exercised at any time or from time to time or only after a period of time or in installments, as the Committee or the Board determines. The Committee or the Board may in its sole discretion accelerate the date on which any option may be exercised.

         Each Option Agreement shall set forth when the unexercised portion of any option granted under the Plan shall be terminated. To prevent dilution of the rights of a holder of an option, the Plan provides for appropriate adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options, in the event of any increase or decrease in the number of issued and outstanding shares of Sun City's capital stock resulting from a stock dividend, recapitalization or other capital adjustment of Sun City. Such adjustments shall take place in the event the Merger and/or the Reverse Split are consummated. The Committee or the Board has discretion to make appropriate antidilution adjustments to outstanding options in the event of a merger, consolidation or other reorganization of Sun City or a sale or other disposition of substantially all Sun City's assets.


         The Plan will expire in October 2007, and any option outstanding when the Plan expires will remain outstanding until it expires or is exercised. The Committee or the Board may amend the Plan or any option at any time, provided that such amendment may not substantially impair the rights of an optionee under an outstanding option without the optionee's consent. Any such amendment shall be subject to shareholder approval if necessary under any federal law or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") or under the rules of any stock exchange or automated quotation system on which the Sun City Common Stock may be listed or traded.


FEDERAL INCOME TAX CONSEQUENCES

         The Plan is not qualified under the provisions of section 401(a) of the Code, as amended (the "Code"), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         NONQUALIFIED STOCK OPTIONS. On exercise of a nonqualified stock option granted under the Plan, an Optionee will generally recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of Common Stock acquired on exercise of the Option over the exercise price. That income will be subject to the withholding of Federal income tax. The Optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the Option, and his holding period for those shares will begin on that date.

         If an Optionee pays for shares of Common Stock on exercise of an Option by delivering shares of the Company's Common Stock, the Optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the Optionee's tax basis in them. The Optionee, however, otherwise will be taxed on the exercise of the Option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the Option, the Optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The Optionee's tax basis and holding period for the additional shares received on exercise of the Option will be the same as if the Optionee had exercised the Option solely in exchange for cash.

         Sun City will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the Optionee, provided that amount constitutes an ordinary and necessary business expense for Sun City and is reasonable in amount, and either the employee includes that amount in income or Sun City timely satisfies its reporting requirements with respect to that amount.

         INCENTIVE STOCK OPTIONS. The Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Code. Under the Code, an Optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the Optionee holds a share received on exercise of an incentive stock option for at least two years from the date the Option was granted and at least one year from the date the Option was exercised (the "Required Holding Period"), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

         If, however, an Optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period (a "Disqualifying Disposition"), the Optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the Option, the amount of ordinary income recognized by the Optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the Option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

         An Optionee who exercises an incentive stock option by delivering shares of Common Stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" the exercise of an incentive stock option (that is, exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

         Only employees of Sun City or its subsidiaries qualify for the tax treatment applicable to incentive stock options. Thus, optionees who are non-employee advisers or consultants to Sun City will be taxed solely under the rules applicable to nonqualified stock options.

         Sun City is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, Sun City is allowed a deduction in an amount equal to the ordinary income includible in income by the Optionee, provided that amount constitutes an ordinary and necessary business expense for Sun City and is reasonable in amount, and either the employee includes that amount in income or Sun City timely satisfies its reporting requirements with respect to that amount.

         IMPORTANCE OF CONSULTING TAX ADVISER. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any Optionee may depend on his particular situation, each Optionee should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an Option or the disposition of Common Stock acquired on exercise of an Option.

VOTE REQUIRED AND RECOMMENDATION

         The affirmative vote of a majority of the shares of Sun City Common Stock present at the Annual Meeting in person or by proxy will be required for approval of the Plan at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF SUN CITY'S 1997 STOCK OPTION PLAN.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 4)


         Sun City's Bylaws provide that the number of directors constituting Sun City's Board of Directors shall consist of not less than three members and no more than nine members, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors has fixed at three the number of directors that will constitute the Board for the ensuing year, subject, however, to a change in the number of directors and the persons constituting the Board upon consummation of the Merger. Each director elected at the Annual Meeting will serve for a term expiring at Sun City's next Annual Meeting of Shareholders, expected to be held sometime in 1998, or until his successor has been duly elected and qualified or until the consummation of the Merger, whichever first occurs. Each of Sun City's current three directors, Malvin Avchen, Saul Zalka and Charles Ostrow, has been nominated to be reelected as a director at the Annual Meeting by the holders of Sun City Common Stock and proxies will be voted for such persons absent contrary instructions. See "Management of Sun City."


         The Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees and for such other person as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise.


         HOWEVER, PLEASE BE ADVISED THAT IF THE MERGER IS APPROVED AND CONSUMMATED, UPON CLOSING OF THE MERGER THE BOARD OF DIRECTORS OF SUN CITY WILL BE REPLACED WITH PERSONS OTHER THAN THE CURRENT DIRECTORS. SEE "OPERATION, MANAGEMENT AND BUSINESS OF SUN CITY AFTER THE MERGER--MANAGEMENT OF SUN CITY" FOR A DESCRIPTION OF THE NEW DIRECTORS AND EXECUTIVE OFFICERS OF SUN CITY THAT WILL TAKE OFFICE UPON THE CLOSING OF THE MERGER. IF THE MERGER OCCURS, SUCH PERSONS WILL TAKE OFFICE, NOTWITHSTANDING THAT THE SHAREHOLDERS OF SUN CITY ELECT OTHER DIRECTORS AT THE ANNUAL MEETING.


                      AMENDMENT TO LIMIT DIRECTOR LIABILITY
                                  (PROPOSAL 5)

         Directors of corporations may become subject to substantial personal liability for acts or omissions in their capacities as directors as well as significant expenses in defending lawsuits related to their conduct as directors. The proliferation of litigation involving the personal liability of directors coupled with the significantly increased costs and reduced coverage of directors' liability insurance has generally had an adverse effect on the ability of corporations to attract and retain well-qualified directors. Accordingly, Sun City's Board of Directors has approved and proposed an amendment to Sun City's Certificate of Incorporation that would eliminate directors' liability in certain circumstances as permitted under applicable law and thereby enhance Sun City's ability to attract and retain qualified directors.

         Under the Delaware General Corporation Law (the "DGCL"), the business and affairs of a corporation are managed by or under the direction of a board of directors. The directors owe to the corporation and its stockholders fundamental duties of loyalty and care. The duty of care requires that directors exercise informed business judgment in discharging their duties to the corporation and its stockholders. To this end, directors must be reasonably informed as to material information concerning the corporation's business and affairs and must act with requisite care in discharging their duties. The duty of loyalty requires that, in making a business decision, the directors must exercise their powers in the corporation's best interests, and not in the directors' own interest to the extent the duty of loyalty is violated.

         Although directors may be held personally liable for the breach of these duties, the DGCL permits corporations under certain circumstances to indemnify directors against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement incurred by a director in connection with an action, suit, or proceeding to which he or she has been or is threatened to be made a party by reason of the fact that he or she is or was a director. The DGCL also requires corporations to indemnify directors against expenses incurred in the successful defense of such an action, suit, or proceeding. Sun City's Certificate of Incorporation similarly provides for such indemnification. See "Description of Sun City Capital Stock-Certain Provisions of Delaware Law and Sun City's Certificate of Incorporation." Sun City's Certificate of Incorporation also permits Sun City to purchase insurance on behalf of directors against any liability or expense asserted against a director in his or her capacity as a director regardless of whether Sun City would have the power to indemnify him or her against such liability or expense. Due to the generally high cost of such insurance, Sun City currently maintains only a limited amount of insurance for its directors and officers (aggregate coverage approximately $2,000,000, subject to deductibles and other limitations), although Sun City may increase or decrease such coverage in the future.

         The Board of Directors believes that the high cost and uncertainty of maintaining adequate directors' and officers' insurance could have an adverse effect on the ability of Sun City to attract and retain qualified persons to serve as directors.

         In response to concerns about the increasing difficulty of retaining qualified directors due to liability concerns, and the increasing cost and decreasing availability of adequate insurance, the Delaware legislature amended the DGCL to permit corporations to provide additional protection for directors against personal liability. Section 102(b)(7) of the DGCL, which became effective in 1986, enables corporations to adopt amendments to their certificates of incorporation eliminating or limiting the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, but not for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payment of a dividend or approval of a stock repurchase in violation of Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Section 102(b)(7) has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duties.

         Sun City's Board of Directors has adopted a resolution proposing an amendment, subject to stockholders' approval, of Sun City's Certificate of Incorporation to add a new Article thereto which would eliminate directors' liability to the full extent permitted by applicable law, including Section 102(b)(7) of the DGCL. The proposed amendment, if approved, will read as follows:

                  To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no director of the corporation shall be personally liable to the corporation or its stockholders for or with respect to any acts or omissions or breach of fiduciary duty in the performance of his or her duties as a director of the corporation. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing hereunder prior to such repeal or modification.

         As permitted under Section 102(b)(7) of the DGCL, the amendment would thus eliminate a director's personal liability to Sun City and its stockholders for monetary damages for certain breaches of such director's duty of care, subject to the limitations of Section 102(b)(7) described above. If the proposed amendment is adopted, Sun City and its stockholders would be precluded from obtaining monetary damages against directors of Sun City resulting from the directors' breach of their duty of care, to the extent such liability is eliminated under Section 102(b)(7) of the DGCL and the proposed amendment. Sun City's stockholders would, however, still be entitled to bring an action seeking to enjoin a director or directors from breaching his or their duty of care.

         The Board of Directors believes that adoption of the proposed amendment to the Certificate of Incorporation will benefit Sun City and its stockholders by enhancing Sun City's ability to attract and retain well-qualified directors.

         Further, although there can be no assurance of a reduction in directors' and officers' liability insurance rates available to Sun City or an increase in the availability of coverage as a result of the proposed amendment, the Board of Directors believes that its adoption may have a favorable impact on the availability and cost of such insurance. Finally, if such insurance is not available on satisfactory terms or is prohibitively expensive, the proposed amendment would provide protection not otherwise available. Of course, by the very nature of the proposed amendment, the directors have a personal interest in its adoption, at the potential expense of stockholders of Sun City.

         If the proposed amendment is adopted, directors of Sun City will not be further protected by reason of such amendment against liability for acts or omissions prior to the effective date of the amendment.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THIS PROPOSAL 5.

                               REVERSE STOCK SPLIT
                                  (PROPOSAL 6)

         The Board of Directors of Sun City is seeking stockholder approval of this proposal, which it has unanimously approved, to amend the Sun City's Certificate of Incorporation to implement a Reverse Split of Sun City Common Stock in the range between one-for-two and one-for-ten, inclusive, to be effected in the event the Board of Directors determines that such a Reverse Split is necessary or advisable at any time within one year from the date of the Annual Meeting, with the exact size of the Reverse Split to be determined by the Board of Directors. As described below, the effect of the Reverse Split would be to reduce the number of outstanding shares of Sun City Common Stock to between 50% and 10% of the number of shares outstanding prior to the Reverse Split. If the Reverse Split is approved by the holders of the Sun City Common Stock at the Annual Meeting and the Board subsequently determines to implement the Reverse Split, the Reverse Split will be effected by the filing of an amendment to Sun City's Certificate of Incorporation, substantially in the form set forth below under the caption "Text of Amendment to Certificate of Incorporation." Although the Merger Agreement contemplates that the Reverse Split will occur prior to the Merger, the parties subsequently agreed that the Reverse Split may occur, if at all, at any time (either before or after the Merger) during the period and in the manner described in this proposal.

         The Board is seeking stockholder approval of this Reverse Split proposal in advance of a definitive decision by the Board to implement the Reverse Split in order for Sun City to be able to more promptly respond to developments that the Board, in its discretion, determines makes such Reverse Split necessary or advisable. The Company's Common Stock is listed and traded on the American Stock Exchange ("AMEX"). AMEX maintains certain standards for continued listing and trading on AMEX, and AMEX may seek to delist securities of a company for various reasons, including common stock selling for a substantial period of time at low prices, sustained losses, or aggregate market value below specified thresholds. In that regard, AMEX has notified Sun City that it has failed to meet certain of such requirements and that AMEX may seek to delist the Sun City Common Stock if Sun City's compliance is not improved. Due to Sun City's failure to meet certain continued listing requirements, the Sun City

Common Stock was suspended from trading by AMEX from May 19 to May 29, 1997. The closing price of Sun City Common Stock as reported on AMEX was $1.125 per share on November 6, 1997. If the market price of Sun City Common Stock does not improve following the closing of the Merger, or if other listing requirements are not met, the Sun City Common Stock could be delisted and cease to be traded on AMEX. In that regard, it is not unlikely that AMEX may require Sun City to effect a Reverse Split as a condition to continued listing on AMEX, for the purpose of thereby causing the price per share of Sun City Common Stock to increase for better compliance with AMEX's listing requirements. In order to be in a position to more promptly respond to such a request by AMEX, Sun City is seeking shareholder authorization to implement the Reverse Split. In addition, the Board believes that the Reverse Split may be otherwise necessary or advisable in order to improve the liquidity and marketability of Sun City Common Stock, and to respond to future opportunities which may arise to raise additional capital, based upon future developments in the business affairs of the Company, of the market and of the economy. It is possible, however, that liquidity of the Sun City Common Stock could be affected adversely by the reduced number of shares outstanding after the Reverse Split. Furthermore, there can be no assurance that any Reverse Split will occur or that the market price of the Sun City Common Stock upon implementation of the proposed Reverse Split will increase by any anticipated amount or at all or will be maintained for any period of time. Even if a Reverse Split is implemented, there can be no assurance that Sun City will be in compliance with AMEX's listing requirements. Accordingly, even if the Reverse Split is approved by the stockholders there can be no assurance that the Sun City Common Stock will continue to be traded on AMEX or any other stock market or exchange. If the Sun City Common Stock is delisted by AMEX, certain negative effects could likely result, including possible reductions in the liquidity and value of Sun City Common Stock. See "Risk Factors-Risk of Stock Exchange Delisting; Negative Effect on Stock Liquidity and Value."


         The Reverse Split will not be implemented automatically if the stockholders approve this Reverse Split proposal. If approved at the Annual Meeting, implementation of the Reverse Split will occur only upon a subsequent decision by the Board, in its discretion within one year of the date of the Annual Meeting, to implement the Reverse Split. All references to the effects of, and other descriptions of, the Reverse Split in this Proxy Statement will only apply if the Reverse Split is approved by the stockholders and subsequently implemented by the Board. In addition, the exact size of the Reverse Split of the Sun City Common Stock will be fixed by the Board in the range between one-for-two and one-for-ten, inclusive, if and at the time the Board determines to implement the Reverse Split. The Reverse Split will become effective only in the event the Board, in its discretion at any time within one year after the date of the Annual Meeting, determines that the Reverse Split is necessary or desirable, and directs one or more officers of Sun City to file a Certificate of Amendment to Sun City's Certificate of Incorporation with the Secretary of State of the State of Delaware. If this Reverse Split proposal is adopted by the stockholders at the Annual Meeting, no further authorization or approval by the stockholders would be required in order for the Board to implement the Reverse Split. This discussion of the Reverse Split is qualified in its entirety by reference to the specific language of the proposed amendment to Sun City's Certificate of Incorporation to effect a Reverse Split, which is set forth below under the caption "Text of Amendment to Certificate of Incorporation."

         If the Reverse Split is approved by the holders of Sun City Common Stock at the Annual Meeting and thereafter implemented by the Board, an amendment to Sun City's Certificate of Incorporation, in substantially the form set forth below, would be filed with the Secretary of State of the State of Delaware to effect the Reverse Split. The Reverse Split would become effective as of 5:00 p.m. on the date of such filing (the "Reverse Split Date"). The Reverse Split would have a ratio between 2 and 10 (the "Split Ratio"), as determined by the Board in its discretion, (i.e., the Split Ratio is the number of pre-split outstanding shares of Sun City Common Stock that would be converted into each whole share of common stock outstanding after the Reverse Split). Without any further action on the part of Sun City or the holders of the Sun City Common Stock, the shares of Sun City Common Stock held by stockholders of record as of the Reverse Split Date would be converted at 5:00 p.m. on the Reverse Split Date into the right to receive an amount of whole shares of new Sun City Common Stock (the "New Common Stock"), equal to the number of their shares divided by the Split Ratio. For example, if the Split Ratio is 5, a holder of 100 shares of Sun City Common Stock would have such shares converted into 20 shares of New Common Stock as a result of the Reverse Split.

         The amendment to Sun City's Certificate of Incorporation will not include an amendment to decrease the number of authorized shares of Sun City Common Stock unless the Board in its discretion determines to include such a decrease, which decrease will be proportionate to the decrease in the number of outstanding shares resulting from the Reverse Split, or will be ANY LESSER AMOUNT that may be selected by the Board of Directors. For example, if the number of outstanding shares of Sun City Common Stock is reduced by 60% as a result of the Reverse Split, the number of authorized shares will not decrease as a result of the Reverse Split unless the Board determines that such a decrease is in the best interests of Sun City. If the Board determines to reduce the number of authorized shares in connection with such a Reverse Split, the Board could select any decrease up to 60% of the authorized number of shares of Sun City Common Stock (i.e., the largest decrease that the Board could effect would result in a number of authorized shares equal to 40% of the authorized shares prior to the Reverse Split, but the Board could instead select any smaller decrease or no decrease at all). In deciding whether (and how much) to decrease the number of authorized shares of Sun City Common Stock, the relevant factors to be considered by the Board would likely include, among other things, Sun City's need for available shares to be issued in future transactions such as acquisitions, securities offerings, stock dividends, exercise of stock options, etc. Other considerations would be the Board's evaluation of how Sun City's capital structure (including the number of unissued shares) could affect the market value of the Sun City Common Stock, and potential tax reductions resulting from a decrease in the number of authorized shares. The approval of this proposal by Sun City's shareholders at the Annual Meeting will constitute the shareholders' approval of both the Reverse Split and the related reduction in the number of authorized shares of Sun City's Common Stock, as determined and implemented by the Board of Sun City within the limits specified in this proposal.

         No fractional shares of the New Common Stock will be issued to any stockholder as a result of the Reverse Split. Instead, a stockholder who would otherwise be entitled to receive a fractional share will receive, in lieu thereof, cash in an amount equal to the product of (i) the fractional share, multiplied by (ii) the average closing price per share of the Sun City Common Stock on the American Stock Exchange on the five trading days immediately following the Reverse Split Date.

         The occurrence of the Reverse Split would not affect any continuing stockholder's percentage ownership interest in Sun City or proportional voting power, except for minor differences resulting from the payment in cash for fractional shares. The shares of New Common Stock which would be issued upon effectiveness of the Reverse Stock Split would be fully paid and nonassessable. The voting rights and other privileges of the continuing holders of New Common Stock would not be affected substantially by adoption of the Reverse Stock Split or subsequent implementation thereof.

         The Board believes that approval of this proposal to give the Board authority to implement a Reverse Split within the specified range is desirable so that, if the Board determines the Reverse Split is necessary or advisable, it will be able to more promptly implement a Reverse Split without the delay and expense of calling a special meeting of stockholders. The Board believes this flexibility is important and in the best interest of the stockholders because it will enable the Board to more promptly effect a Reverse Split if necessary to continue the listing of Sun City's Common Stock on AMEX.

         Based upon the approximately 46,491,900 shares of Sun City Common Stock that Sun City currently anticipates will be outstanding upon the closing of the Merger, the Reverse Split, if implemented, would reduce the number of outstanding shares of Common Stock to between approximately 23,245,950 and 4,649,190, depending on the definitive Split Ratio selected by the Board and subject to adjustment as a result of the elimination of fractional shares. The Reverse Split would not affect the par value of the Sun City Common Stock, which after the Merger will be $.01 per share, or the number of authorized shares of Sun City Common Stock, which after the Merger will be 75,000,000 shares (unless the Board determines to decrease the number of authorized shares as discussed above). Because one effect of the Reverse Split will be to decrease the number of shares of Sun City Common Stock outstanding without any increase in the par value per share of the Sun City Common Stock, Sun City's stated capital account could be reduced, and the account for aggregate capital in excess of par value attributable to outstanding common stock could be correspondingly increased, subject to applicable law as described in the following sentence. Under Delaware law, the Board would have the authority, subject to certain limitations, to transfer some or all of such capital in excess of par value from capital to surplus. Sun City presently anticipates that such a transfer of capital would be likely to occur in connection with a Reverse Split, subject to applicable law and the Board's discretion.

         If the Reverse Split is implemented, then (depending on the exact Split Ratio fixed by the Board) each outstanding option or warrant would generally be adjusted pursuant to its terms to become an option or warrant, as the case may be, to purchase between 50% and 10% of the number of shares subject to the option or warrant immediately prior to the Reverse Split at an exercise price which is two to ten times the exercise price of the option or warrant immediately prior to the Reverse Split, subject to adjustment as a result of the elimination of fractional shares. For example, if the Split Ratio is 5, a pre-split option for 100 shares at $2.00 per share would become an option for 20 shares at $10.00 per share after the Reverse Split. In addition, the number of shares available for issuance under Sun City's 1997 Stock Option Plan would be reduced by between 50% to 90% to reflect the Reverse Split, subject to adjustments required to eliminate fractional shares, and the other relevant terms and provisions of Sun City's stock option plans and options thereunder would be appropriately adjusted to reflect the Reverse Split.

         If the Reverse Split is implemented, then the decrease in number of shares of Sun City Common Stock outstanding and the corresponding decease in the number of shares reserved for issuance pursuant to the exercise of options and warrants will result in an increase in the number of unissued shares of Sun City Common Stock available for issuance by the Board for raising additional capital, stock options and warrants, acquisitions, stock splits, stock dividends or other corporate purposes (however, such increase will be limited if and to the extent that the Board in its discretion decreases the authorized number of shares within the limits described above). The Board will determine whether, when and on what terms future issuance of shares of Common Stock may be warranted. Like the presently authorized but unissued shares of Common Stock, the additional shares of Sun City Common Stock which would become available for issuance upon the implementation of the Reverse Split would be available for issuance without further action by Sun City's stockholders, unless such action is required by applicable law or the rules of AMEX or any other stock exchange or stock market on which the Sun City Common Stock may be listed in the future. Holders of Sun City Common Stock have no preemptive rights to subscribe to or for any additional shares of the Sun City Common Stock. Except in certain cases such as stock dividends, the issuance of additional shares of Sun City Common Stock would have the effect of diluting the voting power of existing stockholders. Sun City has no present arrangements, commitments, understandings or agreements with respect to the sale or issuance of any additional shares of Sun City Common Stock, except in connection with outstanding options, warrants and other convertible securities. Such increase in the number of Sun City's unissued shares as a result of the Reverse Split could provide management with the means to discourage a change of control, such as through the issuance to stockholders of rights to purchase additional shares of common stock at bargain prices. As in the case of other types of issuances, those intended to prevent or adversely affect changes of control could be accomplished without further stockholder approval. However, the Sun City board of directors has no present intention of using additional authorized shares resulting from the Reverse Split for such a purpose.

EXCHANGE OF STOCK CERTIFICATES

         If the Reverse Split is consummated, as soon as practicable after the Reverse Split Date Sun City will send a letter of transmittal to each stockholder of record on the Reverse Split Date for use in transmitting certificates representing shares of Sun City Common Stock ("Old Certificates") to the Exchange Agent. The letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock. No new certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates together with a properly completed and executed letter of transmittal to the Exchange Agent.

         Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with all Old Certificates, stockholders will receive a new certificate or certificates representing the number of whole shares of New Common Stock into which their shares of Sun City Common Stock represented by the Old Certificates have been converted as a result of the Reverse Split. Until surrendered, outstanding Old Certificates held by stockholders will be deemed for all purposes to represent the number of whole shares of New Common

Stock to which such stockholders are entitled as a result of the Reverse Split. Stockholders should not send their Old Certificates to the Exchange Agent until they have received the letter of transmittal. Shares not presented for surrender as soon as practicable after the letter of transmittal is sent shall be exchanged at the first time they are presented for transfer.

TEXT OF AMENDMENT TO CERTIFICATE OF INCORPORATION

         In the event this Reverse Split proposal is approved by the stockholders at the Annual Meeting, and thereafter is implemented by the Board of Directors within one year of the date of the Annual Meeting, then Sun City's Certificate of Incorporation shall be amended by adding provisions substantially as follows:

         Effective as of 5:00 p.m., New York, New York time, on the date this Certificate of Amendment to Certificate of Incorporation is filed with the Secretary of State of the State of Delaware ("Reverse Split Effective Date"), each [between two and ten, inclusive] issued and outstanding share of common stock of this Corporation ("Pre-Split Common Stock") shall be automatically, without further action by the holders of the Pre-Split Common Stock, converted into one share of common stock of the Corporation ("Post-Split Common Stock") to give effect to a one-for-[between two and ten, inclusive] reverse stock split ("Reverse Split"). From and after the Reverse Split Effective Date, each certificate representing shares of Pre- Split Common Stock shall be deemed to represent for all purposes the number of shares of Post-Split Common Stock into which the shares of Pre-Split Common Stock represented thereby were converted pursuant to the Reverse Split (plus the right to receive a cash payment in lieu of any fractional share as described below); provided, however, that each person holding of record a stock certificate or certificates that represented shares of Pre-Split Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of whole shares of Post-Split Common Stock into which such shares of Pre-Split Common Stock were converted. No fractional shares of Post-Split Common Stock shall be issued in connection with the Reverse Split. In lieu thereof, each holder of record of shares of Pre-Split Common Stock who would otherwise have been entitled to receive a fractional share of Post-Split Common Stock pursuant to the Reverse Split shall, upon surrender of such holder's certificates representing shares of Pre-Split Common Stock, be entitled to receive a cash payment equal to the product of (a) the fractional share, multiplied by (b) the average closing price of the Post-Split Common Stock for the five (5) trading days immediately following the Reverse Split Effective Date as reported on the American Stock Exchange (or, if the Post-Split Common Stock is not traded on such exchange, then the principal stock exchange, stock market, or stock system on which the Post-Split Common Stock is traded) or, if there is no reported sale on any such date, such average shall be computed using the average of the last reported high and low bid prices on such date, and such amount shall in no event accrue any interest. From and after the Reverse Split Effective Date, all such fractional interests shall represent only the right to receive the cash payment described in this paragraph.

         In the event that the Board of Directors of Sun City determines to reduce the number of authorized shares of Sun City Common Stock within the limits described above, Article FOURTH of Sun City's Certificate of Incorporation will be amended accordingly by setting forth the reduced number of authorized shares of Sun City Common Stock fixed by the Board as provided herein, and such amendment will be included with the amendment to effect the Reverse Split described above.

FEDERAL INCOME TAX CONSEQUENCES

         The following summary is a general discussion of certain Federal income tax consequences of the Reverse Split, if implemented, to stockholders of Sun City. This summary is based upon Federal income tax laws, regulations, rulings and decisions in effect as of the date hereof, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences set forth herein. While this summary addresses the material Federal income tax consequences of the Reverse Split, it does not discuss all aspects of Federal income taxation that may be relevant to a particular shareholder in light of his personal circumstances or to certain types of investors subject to special treatment under the Federal income tax laws (for example, life insurance companies, tax-exempt organizations, foreign investors, dealers in securities and taxpayers subject to the alternative minimum tax) and does not discuss any aspect of state, local or foreign tax laws. Sun City does not intend to apply for a ruling from the IRS with respect to the Federal income tax consequences of the Reverse Split.

         Sun City believes that the Reverse Split would be a recapitalization within the meaning of Section 368(a)(1)(E) of the Code. If the Reverse Split constitutes a recapitalization, (i) a shareholder of Sun City would recognize no gain or loss on the exchange of Sun City Common Stock for New Common Stock, except in respect of cash received in lieu of a fractional share of New Common Stock pursuant to the Reverse Split; (ii) the tax basis of the New Common Stock received by the shareholder pursuant to the Reverse Split (treating the shareholder for this purpose as receiving any fractional share of New Common Stock in respect of which he receives cash) will be the same as his tax basis in the Sun City Common Stock surrendered therefor; and (iii) the holding period of the New Common Stock received pursuant to the Reverse Split will include the period the shareholder held the Sun City Common Stock surrendered therefor; provided he holds that Sun City Common Stock as a capital asset at the time of the Reverse Split. A Sun City shareholder will recognize gain or loss on the receipt of cash in lieu of a fractional share of New Common Stock. That gain or loss, which will be equal to the difference between the amount realized for the fractional share and the shareholder's basis in the fractional share, will be capital gain or loss if the fractional share is held as a capital asset at the time of its sale and will be long-term capital gain or loss if the holding period for the fractional share at the time is more than one year.

         THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. SUN CITY SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE SPECIFIC AND DEFINITIVE ADVICE AS TO THE FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE EXCHANGE OF THEIR SUN CITY COMMON STOCK FOR NEW COMMON STOCK PURSUANT TO THE REVERSE SPLIT, AS WELL AS ADVICE AS TO THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

VOTE REQUIRED AND RECOMMENDATION

         The affirmative vote of a majority of the outstanding shares of Sun City Common Stock will be required for approval of the proposed Reverse Split and the related amendment to Sun City's Certificate of Incorporation. The Reverse Split will not be implemented unless the Board determines to do so in its discretion as described above.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED REVERSE SPLIT AND THE RELATED AMENDMENT TO SUN CITY'S CERTIFICATE OF INCORPORATION.

                           PRICE RANGE OF COMMON STOCK

MARKET FOR SUN CITY COMMON STOCK AND RELATED SHAREHOLDER MATTERS


         Sun City Common Stock has been traded on the American Stock Exchange under the symbol "SNI." As of November 6, 1997, Sun City had 171 shareholders of record. The following table sets forth, for the calendar periods indicated, the reported high and low closing prices per share of Sun City Common Stock, as reported by the American Stock Exchange. For current price information, shareholders are encouraged to consult publicly available sources.


                                               HIGH                     LOW
                                         -----------------       -----------------
1995
----
First Quarter:                                $5.375                  $4.375
Second Quarter:                               $4.875                  $3.375
Third Quarter:                                $4.375                  $3.25
Fourth Quarter:                               $3.625                  $2.00

1996
----
First Quarter:                                $3.125                  $.375
Second Quarter:                               $3.125                  $2.25
Third Quarter:                                $2.75                   $1.875
Fourth Quarter:                               $1.625                  $.75


1997
----
First Quarter:                                $1.375                  $.75
Second Quarter:                               $1.9375                 $.625
Third Quarter                                 $1.5625                 $.75



         On May 29, 1997, the trading day immediately preceding the public announcement of the proposed Merger, the last reported closing price per share of Sun City Common Stock was $1.625. On June 19, 1997, the trading day immediately preceding public announcement that Sun City and SeaSpecialties had signed the Merger Agreement, the last reported closing price per share of Sun City Common Stock was $1.44.

         DIVIDENDS. Sun City has not declared or paid any cash dividends on Sun City Common Stock for many years and does not anticipate that any dividends will be paid in the foreseeable future, whether or not the Merger is consummated. Sun City's payment of dividends is restricted under the terms of its credit facilities and similar restrictions are likely to be applicable to Sun City following the Merger. See "Description of SeaSpecialties Capital Stock" for a description of dividends by SeaSpecialties.

                  SUN CITY SELECTED CONSOLIDATED FINANCIAL DATA
         (In thousands, except per share data and working capital ratio)


         The following selected financial data for the five years ended February 1, 1997, February 3, 1996, January 28, 1995, January 29, 1994 and January 31, 1993 are derived from the consolidated financial statements of Sun City Industries, Inc. The financial data for the six months ended August 2, 1997 and August 3, 1996 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Sun City Industries, Inc. considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the six months ended August 2, 1997 and August 3, 1996 are not necessarily indicative of the results that may be expected for the current fiscal year. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information included herein, and Sun City Management's Discussion and Analysis of Financial Condition and Results of Operations.



                                                         YEARS ENDED                             SIX         SIX
                                   --------------------------------------------------------     MONTHS      MONTHS
                                    FEB. 1,     FEB. 3,     JAN. 28,    JAN. 29,     JAN. 31,    ENDED      ENDED
                                     1997       1996(2)       1995        1994        1993      8/2/97     8/3/96
                                   ---------   ---------   ---------   -------- -   ---------  ---------  ---------
OPERATING RESULTS:                                                                           (unaudited)(unaudited)

Net Sales........................   $68,245     $91,085     $69,351    $66,098     $61,255    $34,326    $34,533
Income (Loss) Before Income Taxes    (1,167)     (2,761)        (74)       238        (270)    (1,817)       117
Net Income (Loss)................    (1,167)     (2,761)        (82)       222        (333)    (1,817)       117
Net Income (Loss) per common share    (0.81)      (1.92)      (0.06)      0.15       (0.23)     (1.25)      0.08
Shares used in computation.......     1,448       1,439       1,437      1,477       1,436      1,448      1,448

OTHER DATA AT END OF
PERIOD


Working capital..................      $421      $4,142      $5,166     $5,019      $2,309     $1,114     $2,949
Working capital ratio............ 1.05 to 1   1.65 to 1   2.01 to 1  1.97 to 1   1.47 to 1   .87 to 1   1.61 to 1
Total assets.....................    12,447      14,930      16,288     14,011      10,853      9,995     12,472
Long-term obligations............     5,410       8,097       7,675      5,400       2,880      4,257      6,745
Stockholders' equity (deficit)...      (758)        356       3,064      3,087       2,812     (2,535)       525

--------------------


(1) See "Sun City Management's Discussion and Analysis of Financial Condition and Results of Operations" for discussion of these items.

(2) Operating results for the year ended February 3, 1996 include 53 weeks of financial information.

           SUN CITY MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

GENERAL

         Sun City Industries, Inc. ("Sun City"), which began in 1949 as an egg processing and marketing company, is presently primarily engaged in the foodservice marketing and distribution business throughout much of the eastern seaboard of the United States with a heavy concentration in Florida. In 1990, Sun City began its expansion as a foodservice distributor that now includes four centers in Florida covering the West Coast of Florida, Central Florida and Southeast Florida from Key West to West Palm Beach. In addition, Sun City has operations that distribute to markets in Atlanta, Georgia, Baltimore, Maryland, Philadelphia, Pennsylvania and throughout New Jersey. Sun City's clientele includes supermarkets, hotels, restaurants, airline caterers, cruise lines, and schools.

         The following discussion provides information which management believes is relevant to an assessment and understanding of Sun City's operations and financial condition. This discussion should be read in conjunction with the consolidated financial statements and notes appearing herein.

RESULTS OF OPERATIONS

         Sales for the fiscal years 1997, 1996 and 1995 were as follows:

                              % (Decrease)
 Year          Sales            Increase
------   -----------------   ---------------
 1997         $68,245,383           (25.1)%
 1996          91,084,629            31.3%
 1995          69,351,205             4.9%


         Sales for the six months ended August 2, 1997 and August 3, 1996 were as follows:

                                   Foodservice       % of                          % of
  Six Months      Total Sales       Division         Total       Egg Division     Total
--------------   --------------   -------------   -----------   --------------   --------
1997                $34,326,102     $31,776,041        92.6%        $2,550,061      7.4%

1996                 34,532,847      31,541,839        91.3%         2,991,008      8.7
                 --------------   -------------   -----------   --------------   --------


Net Change           $(206,745)     $   234,202                     $(440,947)



COMPARISON OF SIX MONTHS ENDED AUGUST 2, 1997 AND AUGUST 3, 1996

         SALES:

FOODSERVICE:

         Increased sales at the Sun City Produce division were $234,202 greater than sales decreases in the other foodservice divisions.

EGGS:

         The decrease in sales of $440,947 results from a decrease of units sold and lower selling prices on 3.4 million dozens sold.

         COST OF GOODS SOLD:

         Cost of goods sold include product cost and freight in costs.


         During the six months, cost of goods sold increased $307,422. Cost of sales were generally in line with Sun City's business except for the Gulf Coast division which experienced reduced margins. The rate of change is influenced by Sun City's overall customer and product mix, as well as the changes in market prices which fluctuate from year to year.


         OPERATING EXPENSES:

         Operating expenses include warehousing and distribution costs.

         During the six months operating expenses decreased $100,176 reflecting minor changes in Sun City's business as compared to the same period of the prior year.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:

         During the six months, selling, general and administrative expenses were up $181,138. The change reflects minor changes in all divisions plus costs associated with the Congress default.

         INTEREST EXPENSE:

         Interest expense increased by $49,321 during the first six months. This increase reflects a 2% greater cost for borrowing, offset by reduced borrowing levels incurred with Sun City's primary lender.

         INCOME TAXES:


         Sun City accounts for income taxes in accordance with SFAS 109, under which deferred tax liabilities are recognized for future taxable amounts and deferred tax assets are recognized for future deductions and operating loss carryforwards. A valuation allowance is recognized to reduce the entire net deferred tax assets to the amounts that are more likely than not to be realized.


         Sun City estimates that, after filing its fiscal 1997 tax return, it will have loss carryforwards of approximately $5,500,000 expiring in the years 2009 through 2012.

         NET (LOSS) EARNINGS:


         For the six months the net loss amounted to $1,816,964 as compared to net earnings of $116,765 for the same six months a year ago. The loss per share is $1.25 versus a profit of $0.08 per share reported for the same period a year ago.


         The following table highlights certain factors contributing to the differences in results of operations between the six months ended August 2, 1997 compared to the six months ended August 3, 1996.


   Comparison of Six
      Months Ended
 August 2, 1997 to Six
      Months Ended          Change From
     August 3, 1996         1996 to 1997                                 Explanations
------------------------   --------------   -----------------------------------------------------------------------
Foodservice Sales              $(524,532)   The impact of a 30% decline in six month sales at Gulf Coast resulted in a loss of $236,679 compared to a profit of $42,036 for the same period a year ago.  The remainder results from decreases in earnings of $96,000 in Georgia, Orlando and Fort Lauderdale,
                                            $86,000 in New Jersey and $63,000 at Auburndale, all resulting from
                                            Sun City's lack of capital that put added pressure on its ability to buy competitively and its inability to discount its invoices.

Egg Marketing Sales              (27,573)   This decrease results from a decline of 307,000 units sold.


Loss On Planned               (1,280,967)   This reflects the estimated loss resulting from the disposal of the Gulf
Disposal Of A                               Coast subsidiary.
Subsidiary


Interest Expense                 (49,321)   Interest expense increased due to higher rates during the six months compared to a year ago.

All Other                        (51,336)
                           --------------

Net Difference               $(1,933,729)
                           ==============


         (LOSS) EARNINGS PER COMMON SHARE:

Six Months Ended                                                     August 2, 1997             August 3, 1996
                                                                 -----------------------   ------------------------

(Loss) earnings per common share                                         $    (1.25)                   $    .08


Average shares used in the computation                                     1,447,902                  1,528,397


COMPARISON OF FISCAL YEARS ENDED FEBRUARY 1, 1997, FEBRUARY 3, 1996 AND JANUARY 28, 1995

         SALES:

         For the fiscal year ended February 1, 1997, consolidated sales decreased $22.8 million or 25.1%. Of this decrease $19.6 million resulted directly from the sale and elimination of the three egg operations. Additionally, a decrease in the size of the Gulf Coast operation offset net sales increases in the other foodservice divisions.

         For the fiscal year ended February 3, 1996, consolidated sales increased $21.7 million or 31.3%. Sales increased $16.9 million as a result of the acquisition of Sheppard Foodservice on February 27, 1995. Sales increased $7.6 million resulting from the start up of the Sun City Produce division on June 19, 1995. Offsetting these increases was a $2.2 million decrease in sales in the discontinued egg division, resulting in a 7.7 million decrease in units sold.

         COST OF SALES:

         Cost of sales include product cost, warehousing, distribution and egg processing costs. Cost of sales as a percentage of sales was 94.0% in fiscal 1997, 95.2% in fiscal 1996 and 92.3% in fiscal year 1995. Margins are influenced by Sun City's overall customer and product mix shifting from primarily an egg company to that of a foodservice company. The decrease in the cost of sales percent in fiscal year 1997 was also the result of disposing of Sun City's egg production operations and joint venture investments.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:

         Selling, general and administrative expenses remained fairly constant as a percentage of sales for fiscal 1997, 1996 and 1995, at 6.5%, 6.5% and 6.9%, respectively.

         During fiscal 1997, administrative costs decreased $1,494,875 due to the elimination of Sun City's three egg divisions as well as a major reduction in costs at Sun City's administrative home office. Management expects that as Sun City's operations become more foodservice oriented, future direct selling, general and administrative expenses, as a percentage of sales, will approximate 6.0% to 6.5%.

         During fiscal 1996, overall selling, general and administrative expenses increased $1,181,756 due to the addition of Sheppard Foodservice and Sun City Produce.

         INTEREST EXPENSE:

         Interest expense decreased $151,308 in fiscal 1997. The lower interest costs result primarily from the elimination of debt associated with the disposition of Sun City's three egg operations offset by higher rates experienced during the year.

         Interest expense increased $392,396 in fiscal 1996. This increase relates to debt associated with the Sheppard acquisition, the issuance of an additional $700,000 in 9% Senior Convertible Subordinated Debentures in February 1995 and a 2.5% effective increase in average interest rates for fiscal year 1996 of 11.0% versus 8.5% for fiscal year 1995 associated with Sun City's principal line of credit.

         DISPOSITION OF EGG OPERATIONS:

         During 1995, management implemented several strategic measures. These measures included the disposition of three egg operations and related egg production joint venture investments.

         In September 1995, Sun City disposed of its Spring Grove, Pennsylvania egg operations and related joint venture investment. In December 1995, Sun City disposed of its Burgaw, North Carolina egg operations and related joint venture investment and in January 1996, Sun City disposed of its Jarratt, Virginia egg operations.

         As a result of these sales and the operating losses sustained by these operations during the year, Sun City recorded losses of approximately $1.6 million of which approximately $720,000 resulted from the disposition of approximately $3.1 million of assets. During the year these operations generated approximately $19.9 million in sales revenues.

         On July 19, 1997 the egg division lost its primary customer and virtually all its egg marketing business.

         INCOME TAXES:

         Sun City accounts for income taxes in accordance with SFAS 109, under which deferred tax liabilities are recognized for future taxable amounts and deferred tax assets are recognized for future deductions and operating loss carryforwards. A valuation allowance is recognized to reduce net deferred tax assets to the amounts that are more likely than not to be realized.

         Sun City estimates that, after filing its 1997 tax return, it will have tax loss carryforwards of approximately $5,500,000 expiring in the years 2009 through 2012.

         NET LOSS:

         For the fiscal year ended February 1, 1997, a net loss of $1,167,087 resulted from the reasons discussed above and the following factors:

     /bullet/ Higher effective interest rates and increase of legal and audit fees, bank fees, and related costs associated with Sun City's default with its major lender during the second half of the fiscal year.

     /bullet/ Reduced sales levels in the Gulf Coast operation which adversely effected operating results.

     /bullet/  An increased provision for bad debts and doubtful accounts.

     /bullet/ Relocation costs, expenses and write-offs experienced with the move of the Produce division to larger facilities during the fiscal year.

         For the fiscal year ended February 3, 1996, the net loss of $2,761,305 resulted from the reasons discussed above and the following factors:

  /bullet/ Losses of $1,628,000 incurred as a result of the disposal of assets relating to the disposition of the egg processing division as well as losses incurred in egg operations during the fiscal year.

  /bullet/ An increase of approximately $420,000 of higher administrative costs mainly associated with the management and disposition of the egg operations.

  /bullet/ Increased interest expense of $392,000 resulting from higher interest rates with Sun City's primary lender as well as interest associated with the Gulf Coast and Sheppard acquisitions.

         Loss per common share for the fiscal years 1997, 1996 and 1995 was as follows:

                                                       1997               1996              1995
                                                 ----------------   ----------------   --------------
Loss per common share                                     ($.81)            ($1.92)           ($.06)
Average shares used in the computation                1,447,902          1,438,952        1,437,165

LIQUIDITY AND CAPITAL RESOURCES


         The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, during the years ended February 1, 1997 and February 3, 1996, Sun City incurred net losses of $1,167,087 and $2,761,305, respectively, and as of August 2, 1997 Sun City had a stockholders' deficit of $2,535,440. These factors, among others, indicate that Sun City may be unable to continue as a going concern.

         The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Sun City be unable to continue as a going concern. As described in Note F of Sun City's audited financial statements for fiscal 1997 included in this Proxy Statement, Sun City is not in compliance with several provisions of its line of credit agreement and the lender has placed significant operating and financing restrictions on Sun City pursuant to a forbearance agreement. Sun City's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to comply with the terms and covenants of its financing agreements, to obtain additional financing or refinancing as may be required, and ultimately to attain successful operations. Management anticipates that Sun City's consolidated financial position and results of operations will be significantly improved as a result of and following the Merger. However, whether or not the Merger is consummated, there can be no assurance that management's efforts to improve Sun City's financial condition will ultimately be successful or that Sun City will be able to continue as a going concern.

         During fiscal 1997, Sun City:

         Was placed in default by its major lender as a result of over-advances the lender made to Sun City which were not secured by assets of Sun City. As a result of the default, Sun City's stated interest rate on this debt increased from 2.25% over the prime rate in fiscal 1996 to 4.25% over the prime rate in fiscal 1997.

         On December 16, 1996, signed a Forbearance Agreement with its primary lender which extends the existing line of credit until March 30, 1998, agreed to a repayment schedule that permits Sun City to operate and fund its business under certain limitations and conditions and provides the lender additional collateral in the form of its North Carolina and Virginia real estate.

         Failed to make its regular semi-annual interest payments on its $1.4 million principal amount of Senior Subordinated Convertible Debentures. Although Sun City is in monetary default, its Debenture holders have not indicated they will place Sun City in default. On the contrary, the Debenture holders have cooperated with Sun City in Sun City's attempts to raise additional capital through a direct investment or through a qualified merger partner, and have signed agreements to convert the Debentures into shares of Sun City Common Stock as contemplated by the Merger.

         Did not fully satisfy the American Stock Exchange's guidelines for continued listing and was temporarily suspended from trading. Accordingly, there can be no assurance that the listing will be continued.

         On May 20, 1997, Oak Crest Enterprises, Inc. ("Oak Crest"), a subsidiary of Sun City, borrowed $251,500 from a SeaSpecialties affiliate and received a mortgage for the Hawthorne, Florida property. Sun City also signed an option agreement to sell its New Jersey operations to such lender. See "Risk Factors -- Certain Affiliated Transactions." Subsequent to fiscal 1997, Oak Crest borrowed an additional $155,852 against the same mortgage. Oak Crest subsequently repaid $100,000.

         On May 29, 1997, Sun City announced that it had entered into preliminary merger discussions with SeaSpecialties, and on June 17, 1997 signed a definitive merger agreement for the proposed Merger with SeaSpecialties. Upon consummation of the Merger, Mr. Harvey Oxenberg, Chairman and C.E.O. of SeaSpecialties, in a stock for stock transaction, will own a majority of the outstanding stock of Sun City, and SeaSpecialties will become a wholly owned subsidiary of Sun City. See "The Merger."

         In June, 1997, Sun City and its subsidiary Gulf Coast Foodservice, Inc. ("Gulf Coast") received a notice of default and intent to sue from WL & HM, Inc. under a promissory note evidencing the balance of the purchase price for the foodservice business purchased by Gulf Coast in 1993. The note was secured by fixed assets, trademarks, tradenames, business names and utility deposits, pursuant to a security agreement. Sun City was the guarantor of such note and of lease obligations of Gulf Coast, to an affiliate of WL & HM, Inc., which lease obligations were cross-defaulted with the promissory note.

         On August 31, 1997, Sun City closed its Gulf Coast operations, and sold its inventory to an affiliate of WL & HM, Inc. On September 25, 1997, Gulf Coast and Sun City entered into and closed an agreement with WL & HM, Inc. and others, under which Gulf Coast transferred its remaining tangible personal property, telephone numbers, and utility and security deposits to an affiliate of WL & HM, Inc. in exchange for a covenant by WL & HM, Inc. not to sue under the promissory note and an assumption or payoff by WL & HM, Inc. of certain debt of Gulf Coast encumbering some of the purchased assets. Gulf Coast and Sun City were released from all obligations under the lease except for certain environmental indemnifications. Gulf Coast retained and is attempting to collect its receivables, and intends to use the net proceeds to retire debt secured by receivables, with any balance to be applied first to debt claims under the Perishable Agricultural Commodities Act, and then to unsecured debt. It is anticipated that the receivables will not generate sufficient funds to pay unsecured debt. The holders of Sun City's Senior Convertible Subordinated Debentures have agreed to contribute up to $200,000 towards payment of certain liabilities of Gulf Coast if the Merger is consummated, in exchange for Sun City's agreement to grant to such holders options to purchase one share of Sun City Common Stock for each dollar contributed by such holders for payment of Gulf Coast's debts. Such options will be granted as and when such funds are distributed and will have an exercise price equal to the market price of Sun City Common Stock on the date of grant. See "Business of Sun City -- Legal Proceedings."

         COMMITMENTS:

         As of July 31, 1997, Sun City had no commitments for capital expenditures.

         During fiscal 1996, Sun City:

         Disposed of property, plant and equipment and related joint venture investments relating to its Spring Grove, Pennsylvania, Burgaw, North Carolina, and Jarratt, Virginia, egg production and processing operations. This resulted in a reduction in fixed assets and capital lease obligations of $1,543,663 and $503,031, respectively.

         Acquired Sheppard Distributors, Inc. of Auburndale, Florida for $1,350,000. This resulted in goodwill of $450,000.

         Surrendered certain key man life insurance policies, the net proceeds of which were used to purchase new split dollar and paid up deferred compensation policies.

         Completed its second private placement offering by raising an additional $700,000 in five year Senior Subordinated Convertible Debentures carrying a fixed 9% interest rate, convertible at $5.125 per share.

         Expanded its credit facility with its major lender from $7.0 million to $7.5 million. The credit facility is solely for Sun City's working capital needs.

         As of February 3, 1996, Sun City did not meet the minimum net worth requirement required by its lending arrangement. The lender increased the interest rate on the line of credit by an additional quarter of one percent.

         DETERIORATING FINANCIAL CONDITION OF SUN CITY


         As discussed to some extent above, the financial condition of Sun City has continued to decline. While Sun City typically experiences a seasonal decline in sales and operating profits beginning after the Easter/Passover season and continuing through Thanksgiving, the current year's results are substantially worse than normal and Sun City's net worth has declined to ($2,535,440) as of August 2, 1997. The major factors in this decline have been the continuing liquidity problems that arose during fiscal 1996, with the disposal of Sun City's egg processing operations and joint ventures, and during fiscal 1997 with the default on the Congress Financial credit facility. The new credit criteria established by Congress Financial following the default in August, 1996, has severely restricted Sun City's ability to pay its vendors on regular terms.

         While higher sales levels during the months of November 1996 to March, 1997, created funding sufficient to pay down the Congress Financial overadvance from $1.1 million to $300,000, as well as reducing the debt level owed to Congress Financial, the requirements imposed by such lender resulted in a reduction of the outstanding balance on the Congress Financial credit facility to $1.275 million as of October 10, 1997, but reducing cash available for operations. Further, available funding under the Congress Financial facility fell from approximately $1.6 million per week in March, 1997 to approximately $800,000 per week during October, 1997. These factors, along with the annual seasonable sales decline, made it more difficult for Sun City to purchase inventory from vendors, leaving Sun City with insufficient inventory available for sale to customers even at reduced seasonal levels, resulting in even lower sales volume.

         These adverse circumstances were compounded with the passing of Mr. Gustave Minkin, as a result of which Sun City lost all of its egg marketing operations. The adverse effect of this loss was partially offset by the proceeds of key man insurance on Mr. Minkin.

         The most serious consequences of these adverse developments has been the closing of the Gulf Coast Foodservice operation and default on the deferred purchase price obligations owed with reference to the Sheppard Foodservice operation. See "Sun City Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and "Business of Sun City - Legal Proceedings."

                     SEASPECIALTIES SELECTED FINANCIAL DATA
                  (In thousands, except share data and ratios)

         The following selected financial data have been derived from the financial statements of SeaSpecialties. The data as of and for the eight-month period ended December 31, 1996 and each of the years ended April 30, 1996, 1995 and 1994 are derived from SeaSpecialties's audited Financial Statements. The data as of and for the eight months ended December 31, 1995, the years ended April 30, 1993 and 1992, and the six months ended June 30, 1997 and 1996 are derived from SeaSpecialties's unaudited Financial Statements. In the opinion of management, this data includes all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the information set forth therein. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the full year. The following data should be read in conjunction with SeaSpecialties's Consolidated Financial Statements and related notes, "SeaSpecialties Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial information included elsewhere herein.


                     EIGHT MONTHS ENDED                                                           SIX MONTHS ENDED
                       DECEMBER 31,(2)                     YEAR ENDED APRIL 30,                       JUNE 30,
                    ---------------------   --------------------------------------------------   ------------------
                      1996        1995         1996      1995       1994      1993      1992       1997       1996
                    ---------   ---------   ----------  -------   --------  --------   -------   --------  --------
                               (unaudited)                                (unaudited)(unaudited)(unaudited)(unaudited)
HISTORICAL(1)
Net Sales........    $22,655     $19,337      $32,960   $31,216   $30,611   $27,892    $28,141   $18,338   $17,496
Net Income (Loss)
  Before Income


  Taxes........        (308)         177          240      435      1,006    (234)       718       184      (174)
Net Income (Loss)      (192)         114          145       94        393    (130)       487       115      (109)
Net Income (Loss)
  per common
  share).......      (33.87)       20.00        25.61    16.55      69.25   (22.89)     85.74     20.20    (19.13)
Shares used in
  computation..        5,680       5,680        5,680    5,680      5,680    5,680      5,680     5,680     5,680


OTHER DATA AT
END OF PERIOD


Working capital..     $1,659      $2,028       $1,483   $2,312     $2,189    $2,942    $3,923     $1,845    $1,304
Working capital
  ratio........         1.26        1.26         1.22     1.40       1.42     1.62      2.01       1.32      1.21
Total assets.....     12,454      14,022       12,928   12,068      9,978    9,417      9,327     12,078    12,424
Long-term
  obligations..        1,481       1,363        1,350    1,552         40     525       1,161     1,692     1,371
Stockholders'
  equity.......        4,518       4,900        4,932    4,786      4,692    4,137      4,268     4,609     4,695


-------------------------

(1) Effective May 1, 1996 SeaSpecialties became an S Corporation for income tax purposes. As a result, periods subsequent to May 1, 1996 reflect a pro forma provision (benefit) for income taxes as if SeaSpecialties were a C Corporation subject to federal and state corporate income taxes.

(2)      In May 1996, SeaSpecialties changed its year end from April 30 to
         December 31.

             SEASPECIALTIES MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

         SeaSpecialties, Inc., founded in 1954, is a processor and distributor of fresh, frozen, smoked and pickled seafood products, whose products are marketed through it own sales staff and by independent sales representatives to supermarkets and grocery chains, restaurants, cruise lines and bagel shops. SeaSpecialties has offices and processing and distribution centers in Miami, Fort Lauderdale and Plantation Key, Florida. SeaSpecialties' products are sold throughout the United States with a high concentration of sales in Florida, Southern California and the Northeast region of the United States.

RESULTS OF OPERATIONS

         The following table sets forth certain information relating to SeaSpecialties's operations expressed as a percentage of SeaSpecialties's net sales:


                              SEASPECIALTIES, INC.
                          SUMMARY FINANCIAL INFORMATION

                                                                      FOR THE SIX MONTHS  FOR THE EIGHT MONTHS
                                       FOR THE YEAR ENDED APRIL 30,      ENDED JUNE 30,    ENDED DECEMBER 31,
                                      ------------------------------  ------------------  -------------------
                                        1996      1995       1994       1997      1996      1996       1995
                                      --------  --------  ----------  --------  --------  ---------  --------
NET SALES...........................   100.0%    100.0%      100.0%    100.0%    100.0%     100.0%    100.0%
COST OF SALES.......................    78.9%     77.0%       76.7%     78.5%     79.6%      78.1%     77.7%
                                      --------  --------  ----------  --------  --------  ---------  --------
  Gross Profit......................    21.1%     23.0%       23.3%     21.5%     20.4%      21.9%     22.3%
                                      --------  --------  ----------  --------  --------  ---------  --------
COSTS AND EXPENSES:
  Delivery..........................     3.7%      3.4%        3.4%      3.4%      3.8%       3.6%      3.8%
  Selling...........................     3.4%      3.7%        3.9%      4.2%      3.6%       3.8%      3.7%
  General and administrative .......    12.4%     13.9%       12.0%     12.8%     13.1%      15.3%     13.2%
                                      --------  --------  ----------  --------  --------  ---------  --------
    Income (loss) from operations...     1.6%      2.0%        4.0%      1.1%    (0.1%)     (0.8%)      1.6%
                                      --------  --------  ----------  --------  --------  ---------  --------
OTHER INCOME (EXPENSES)
  Interest income...................     0.3%      0.2%        0.2%      0.2%      0.3%       0.4%      0.3%
  Interest expense..................   (1.1%)    (0.9%)      (0.9%)    (0.6%)    (1.1%)     (1.0%)    (1.1%)
  Other income......................     0.0%      0.0%      (0.0%)      0.3%    (0.1%)     (0.0%)      0.2%
    Total other income (expenses)...   (0.8%)    (0.7%)      (0.7%)    (0.1%)    (0.9%)     (0.6%)    (0.6%)
    Income (loss) before provision f
      income taxes............      or   0.8%      1.3%        3.3%      1.0%    (1.0%)     (1.4%)    (1.0%)
PROVISION FOR INCOME TAXES               0.3%      1.1%        2.0%      0.0%      0.2%       0.5%      0.3%
  Net income (loss) before pro forma     0.5%      0.2%        1.3%      1.0%    (1.2%)     (1.9%)      0.7%
PRO FORMA ADJUSTMENTS TO

  REFLECT INCOME TAXES............       0.0%      0.0%        0.0%      0.4%    (0.5%)       1.0%      0.0%
                                      --------  --------  ----------  --------  --------  ---------  --------
  Pro Forma net income (loss).......     0.5%      0.2%        1.3%      0.6%    (0.6%)     (0.9%)      0.7%
                                      ========  ========  ==========  ========  ========  =========  ========


COMPARISON OF SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND 1996

         For the 1997 six-month period net sales were $18.3 million as compared to $17.5 million in the comparable period. This represents an increase of approximately $840,000, or 4.8%. Management believes that a portion of such increase may be due to greater efforts to increase sales to targeted customers.

         Cost of Sales were $14.4 million, or 78.5% of net sales, for the 1997 six-month period, as compared to $13.9 million, or 79.6% of net sales, for the comparable 1996 period.

         For the 1997 six-month period, gross profit was $3.9 million, or 21.5% of net sales, as compared to $3.6 million, or 20.4% of net sales, for the comparable 1996 period.

         Delivery expenses were $630,000, or 3.4% of net sales, for the six months ended June 30, 1997, as compared to $665,000, or 3.8% of net sales, for comparable period. This represents a decrease of $36,000, or 5.3%. During the six months ended June 30, 1997, truck-leasing costs decreased enabling SeaSpecialties to reduce delivery expenses while increasing sales volume.

         For the six months ending June 30, 1997, selling expenses were $764,000, or 4.2% of net sales, as compared to $627,000, or 3.6% of net sales, for the comparable period. This increase of $136,000, or 21.7%, is a direct result of increased payroll, travel, and brokers commissions. Payroll increased approximately 10% as a result of an increase in employees.

         General and administrative expense was approximately $2.3 million, or 12.8% of net sales, for the first six months of 1997, and $2.3 million, or 13.1% of net sales, for the comparable 1996 period. During 1997, there was a decrease in payroll, which was offset with increases in legal and audit expenses, taxes and licenses, and the reserve for doubtful accounts.

         For the six-months ending June 30, 1997, income from operations was $205,000, or 1.1% of net sales, as compared to a loss of $9,000 for the comparable 1996 period. Higher sales and gross profit led to the increase in income from operations.

         In 1997, interest expense of $114,000, or 0.6% of net sales, reflects a reduction of $80,000 from the $194,000, or 1.1% of net sales, of interest expense in the comparable 1996 period. The reduced interest expense is a direct result of lower borrowing requirements during the period.

         Income before provision for income taxes was $184,000, or 1.0% of net sales, for the first six months of 1997, as compared to a loss of $174,000 for the comparable period in 1996. Increased revenues, with higher gross margins and lower interest costs resulted in a positive change of over $357,000.

         As of May 1, 1996, SeaSpecialties elected to be treated as a sub-chapter S Corporation and therefore does not record any provision, or benefit, for income taxes. For 1996 comparative statement purposes, SeaSpecialties has applied an imputed tax rate of 37.5% to the income before income taxes.

         Pro forma net income for the 1997 six-month period of $115,000 is a $224,000 improvement over the 1996 six-month period pro forma net loss of $109,000.

COMPARISON OF EIGHT-MONTH PERIODS ENDED DECEMBER 31, 1996 AND 1995

         For the 1996 eight-month period, net sales were $22.7 million, which represents a $3.3 million increase, or 17.1%, over the 1995 eight-month period sales of $19.3 million. This increase was due to a concentrated effort to increase sales of fresh and frozen product. Also, in 1996 SeaSpecialties acquired its Casa Mar division.

         Cost of sales were $17.7 million, or 78.1% of net sales, for the 1997 eight-month period, as compared to $15.0 million, or 77.7% of net sales, for the comparable 1996 period.

         For the 1996 period, gross profit was $5.0 million, or 21.9% of net sales, as compared to $4.3 million, or 22.3% of net sales, for the comparable 1995 period. Increased sales volume was the contributing factor to the increase in gross profit, while gross profit margins decreased by 0.4% mostly due to product mix between fresh and processed fish.

         Delivery expenses were $804,000, or 3.6% of net sales, for the eight-month period ending December 31, 1996, as compared to $744,000, or 3.8% of net sales for the comparable 1995 period. Higher sales volume generated a dollar increase in delivery expenses, although being a lower percentage to sales due to increased efficiencies.

         For the eight-month period ending December 31, 1996, selling costs of $860,000, or 3.8% of net sales, were $141,000 higher than the comparable 1995 period's of $719,000, or 3.7% of net sales. This is a direct result of the management's efforts to increase sales and gross margin.

         For the 1996 period, general and administrative expenses were $3.5 million, or 15.3% of net sales, as compared to $2.6 million, or 13.2% of net sales, in the 1995 period. Included in the 1996 results were increased salaries, the implementation of a new executive non-qualified retirement plan, an increase in the reserve for doubtful accounts, and a non-recurring expense of $431,000 pertaining to the buy-out of a former owner.

         Income from operations for the eight-month period ending December 31, 1996, was a loss of $166,000, as compared to income of $295,000, or 1.6% of net sales, for the comparable 1995 period. The decrease in income from operations was generated by the increase in general and administrative costs, including the above referenced non-recurring charge pertaining to the buy-out.

         For the eight months ending December 31, 1996, interest expense was $216,000, or 1.0% of net sales, as compared to $209,000, or 1.1% of net sales, for the comparable 1995 period. The Company monitors its receivables, inventory levels and cash usage to minimize interest expense.

         For the eight months ending December 31, 1996, income before provision for income taxes was a loss of $308,000, as compared to the comparable 1995 period income of $177,000, or 1.0% of net sales due to the nonrecurring expense pertaining to the buy-out of a former owner.

         As of May 1, 1996, SeaSpecialties elected to be treated as an S Corporation for federal income tax purposes and therefore does not record any provision, or recovery, for income taxes. For 1996 comparative statement purposes, SeaSpecialties has applied an imputed tax rate of 37.5% to the income before income taxes.

         Pro forma net income for the 1996 period was a loss of $192,000, as compared to net income of $114,000, or 0.7% of net sales, the comparable 1995 period due to the nonrecurring expense pertaining to the buy-out of a former owner.

COMPARISON OF TWELVE-MONTH PERIODS ENDED APRIL 30, 1996 AND 1995

         For the twelve-months ending April 30, 1996 net sales were $33.0 million, as compared to $31.2 million for the twelve-months ending April 30, 1995. Management believes that the $1.7 million, or 5.6%, increase in net sales volume is a result of efforts to increase volume for all products, in all markets.

         For the 1996 period, cost of sales were $26.0 million, or 78.9% of net sales, as compared to $24.0 million, or 77.0% of net sales, for the comparable 1995 period. The 1996 period increase in cost of sales pertains to the mix of product as is discussed in the following gross profit paragraph.

         For the 1996 period, the gross profit was $6.9 million, or 21.1% of net sales, as compared to $7.2 million, or 23.0% of net sales. Management believes that the change in product mix between fresh and processed fish generated the lower average gross profit percent. Generally the sale of processed fish will result in a higher gross profit than fresh fish.

         Delivery expenses were $1.2 million, or 3.7% of net sales, for the twelve months ended April 30, 1996, as compared to $1.0 million, or 3.4% of net sales, for the same time period in the prior year. This represents an increase of approximately $169,000, or 16.1%. Management believes that the increase in delivery expenses is attributable to the increase in volume. During this time period management recognized that delivery expenses were increasing and embarked upon a more efficient delivery system utilizing less vehicles. The results of these changes are reflected in the results for subsequent periods.

         For the 1996 period, selling expenses were $1.1 million, or 3.4% of net sales, as compared to $1.1 million, or 3.7% of net sales, for the comparable 1995 period.

         General and administrative expenses were $4.1 million, or 12.4% of net sales, for the twelve months ending April 30, 1996, as compared to $4.4 million, or 13.9% of net sales, for the comparable 1995 period. During the 1996 period, reductions were achieved in salary and other expenses and legal and audit expenses.

         For the twelve months ending April 30, 1996, income from operations was $492,000, or 1.6% of sales, as compared to $643,000, or 2.0% of net sales, for the comparable 1995 period. Management believes that the decrease in income from operations is mostly attributable to the change in product mix.

         For the 1996 period, interest expense of $351,000, or 1.1% of net sales, reflects an increase of $69,000 from the $282,000, or 0.9% of net sales, of interest expense in the comparable 1995 period. The increase in interest expense was attributable to having higher average cash requirements during the period.

         Income before income taxes for the twelve months ending April 30, 1996, was $240,000, or 0.8% of net sales, as compared to $435,000, or 1.3% of net sales, for the comparable 1995 period.

         As of May 1, 1996, SeaSpecialties elected to be treated as a sub-chapter S Corporation and therefore does not record any provision for income taxes. For the 1996 period, for comparative presentation purposes, SeaSpecialties has applied an imputed income tax rate 37.5% to the income before income taxes. For the 1995 period, the provision for income taxes was $341,000, or 78.4% of income before income taxes. During the 1995 period, SeaSpecialties recorded a nonrecurring tax expense of approximately $200,000 resulting from a settlement with the Internal Revenue Service.

         Net income for the twelve months ending April 30, 1996 was $145,000, or 0.3% of net sales, as compared with the comparable 1995 period of $94,000, or 0.2% of net sales.

COMPARISON OF TWELVE-MONTH PERIODS ENDED APRIL 30, 1995 AND 1994

         For the twelve-months ending April 30, 1995 net sales were $31.2 million, as compared to $30.6 million for the twelve-months ending April 30, 1994.

         For the 1995 period, cost of sales were $24.0 million, or 77.0% of net sales, as compared to $23.5 million, or 76.7% of net sales, for the comparable 1994 period. SeaSpecialties was able to maintain a stable cost of sales.

         For the 1995 period, the gross profit was $7.2 million, or 23.0% of net sales, as compared to $7.1 million, or 23.3% of net sales for the 1994 period.

         Delivery expenses were $1.0 million, or 3.4% of net sales, for the twelve months ended December 31, 1995, as compared to $1.0 million, or 3.4% of net sales, for the comparative period.

         For the 1995 period, selling expenses were $1.1 million, or 3.7% of net sales, as compared to $1.2 million, or 3.9% of net sales, in the comparable 1994 period. The reduction was attributed to lower payroll costs and the elimination of a retail store in 1995.

         General and administrative expenses were $4.4 million, or 13.9% of net sales, for the twelve months ending April 30, 1995, as compared to $3.7 million, or 12.0% of net sales, for the 1994 period. Increases in salary costs, deferred compensation expenses, legal and audit expenses, and increased rent expense accounted for the higher general and administrative expenses.

         For the twelve months ending April 30, 1995, income from operations was $643,000, or 2.0% of net sales, as compared to $1.2 million, or 4.0% of net sales, for the comparable 1994 period. The decrease in income from operations was attributed to the increase in general and administrative expenses.

         For the 1995 period, interest expense of $282,000, or 0.9% of net sales, was comparable to $280,000, or 0.9% of net sales, for the comparable 1994 period.

         Income before provision for income taxes for the twelve months ending April 30, 1995, was $435,000, or 1.3% of net sales, as compared to $1.0 million, or 3.3% of net sales, for the comparable 1994 period.

         For the twelve months ending April 30, 1995, the provision for income taxes was $341,000, or 78.4% of income before provision for income taxes. This compares to the 1994 provision for income taxes of $613,000, or 60.9% of income before provision for income taxes. During 1995 and 1994, the effective tax rates were increased because SeaSpecialties recorded additional tax expenses pertaining to a settlement with the Internal Revenue Service.

         Net income for the twelve months ending April 30, 1995 was $94,000, or 0.2% of net sales, as compared with the comparable 1994 period of $393,000, or 1.3% of net sales.

LIQUIDITY AND CAPITAL RESOURCES

         Currently SeaSpecialties' financing arrangement with Barnett Bank is adequate to cover the needs of the business. Since a large concentration of its business is in Florida, the sales volume increases during the winter months with the increase in the population to this part of the United States. In fiscal 1997, SeaSpecialties upgraded its corporate offices which capital expenditures did not exceed $100,000. In connection with the Merger, SeaSpecialties is in the process of negotiating a new Senior Secured Credit Facility which is expected to include a revolving line secured by receivables and inventory, and a term debt secured by other assets, both of which would bear interest at rates lower than the rates paid by Sun City to its primary lender.

                              BUSINESS OF SUN CITY

BACKGROUND

         As a result of a 1990 Stock Redemption, a new Executive Management team took over operating control of Sun City. The Executive Team developed a business plan and began its implementation during fiscal year 1993. The plan concentrated on Sun City's foodservice operations where Management believed opportunities existed for growth through mergers and acquisitions as well as geographical and product line expansion.

1)       GENERAL DEVELOPMENT OF THE BUSINESS

  a) Sun City was founded in 1949 as an egg distributor. Sun City went public in 1966 to raise cash to expand its basic business and make acquisitions. Sun City made its first acquisitions in 1969, an egg producer located in Florida and an egg processor located in Georgia. Sun City moved into foodservice distribution in late 1969 with the acquisition of Certified Poultry & Egg Co. of Miami, Florida. In 1970 and 1971, Sun City made several other acquisitions of egg distribution and processing companies. During the late 1970's, Sun City acquired its second egg production company located in Wilson, North Carolina. During this period, Sun City's primary focus was the production, processing and marketing of eggs.

  b) Sun City's egg operations grew throughout the 1970's and 1980's. Sun City also experienced rapid internal growth in its sole foodservice business unit, which revenues grew from approximately $1.5 million in 1969 to over $10 million by 1979. Sun City expanded its foodservice operations by opening an Orlando foodservice distribution center in 1982. Sun City disposed of all its own egg production operations by 1989 due to the volatile nature of the raw egg supply in the industry. In the early 1990's, Sun City's new management team began implementation of a plan to build a network of foodservice companies serving the Southeastern United States with a primary focus on Florida. In 1991, Sun City acquired William F. O'Brien, Inc. and Diversified Foods, Inc., both of Fort Lauderdale, Florida and Gilley's Sausage Co., Inc. of Winston, Georgia. In 1993, Sun City acquired Gulf Coast Food Distributors, Inc. located in Port Richey, Florida.

  c) In February 1995, Sun City acquired Sheppard Distributors, Inc. of Auburndale, Florida.

  d) In June 1995, Sun City started its wholesale produce division in Pompano Beach, Florida. By the fiscal year ending February 1, 1997, sales had grown to $13.4 million.

  e) During fiscal year 1993, Sun City was faced with severe shortages in its supply of eggs, creating substantial losses in its egg division. In an attempt to protect the profitability of its egg division, Sun City developed a program of investing in egg producing joint ventures, creating a steady supply of eggs for the egg processing operations. Sun City completed the joint venture program in fiscal year 1993, resulting in increased profitability in its egg division in 1993 and 1994. However, the highly cyclical nature of the egg industry led to reduced profitability during late 1994 and all of 1995. Company management, realizing that Sun City's competitive position in the egg production and processing business was declining, made the decision to exit the egg business allowing management to focus its attention solely on the egg marketing and foodservice distribution business. By January 1996, Sun City divested all of its egg production joint ventures and egg processing businesses.

  f) Today, Sun City has a customer base generating annualized sales volume of approximately $55 million in highly desirable markets. Sun City's primary areas of distribution span from Naples to the Panhandle on the west coast of Florida, and from Tampa to Orlando to Daytona in Central Florida. Sun City's South Florida market area stretches along the east coast from West Palm Beach to Dade, Broward and Monroe counties.

         A summary of sales by business segment for the fiscal years 1997, 1996 and 1995 is as follows:

                                              1997         1996          1995
----------------------------------------   ----------   -----------  ----------
Foodservice Division                          90.7%         71.4%         59.2%
Egg Division and Other                         9.3%         28.6%         40.8%


2)       Description of segments in developmental stage - None.

3) Sources and Availability of Merchandise - Sun City believes that the relationship with its suppliers has been adequate but is currently declining given Sun City's current liquidity problems.

4) Patents, trademarks, licenses, franchises held. Sun City has registered the trademark "Sunpride" for dairy products and nonalcoholic drinks, with the United States Patent and Trademark Office.

5)       Seasonal impact on Sun City's consolidated business:

                  The majority of Sun City's business is now located within the State of Florida and since the state's primary business is tourism, Sun City's sales and business is affected by the influx of tourists and visitors that inhabit Florida from Thanksgiving to Easter each year. As a result, Sun City's quarterly sales revenues reflect this seasonal variation.


                                                                                FISCAL
                                                                              1997 SALES
                                                                             -----------
                      First Quarter (February - April 1996)                  $19,354,904
                      Second Quarter (May - July 1996)                        15,177,943
                      Third Quarter (August - October 1996)                   16,063,150
                      Fourth Quarter (November 1996 - January 1997)           17,649,386

6) Sun City was able to turn its resale inventory 25 times during the fiscal year ended February 1, 1997 and maintain its outstanding average receivables at the 31 day level.

         Sun City does not maintain large amounts of inventory to meet customer requirements nor does it provide extended payment terms to its customers.

7) During the fiscal years ended February 1, 1997, February 3, 1996 and January 28, 1995, sales to Sun City's major customer were 9.3%, 7.5% and 9.5%, respectively, of consolidated sales; and sales to the next leading customer were 6.3%, 5.5% and 7.2%, respectively, of consolidated sales.

         Although Sun City's relationships with many of its major customers are long standing, Sun City generally does not have contracts with its customers and, accordingly, such customers have no legal obligation to continue purchasing from Sun City. Sun City believes that its relationships with its customers are good and that the loss of one of its major customers would have only a temporary adverse effect on its business. During the fiscal year ended February 1, 1997, approximately 91% of Company's total sales were made to about 4,000 institutional customers located in Florida, Georgia, Pennsylvania, New Jersey, New York, Washington D.C. and Maryland. During fiscal years ended February 3, 1996 and January 28, 1995, these sales amounted to approximately 71% and 60%, respectively of its total sales.

8)       Sun City has no backlog of orders.

9)       Government contracts subject to renegotiation or termination - None.

10) The foodservice industry is both highly competitive and is comprised of a large number of competing entities. Management does not believe Sun City is a significant factor in any of its lines of business.

11) Sun City had no expenditures for research and development during the fiscal years ended February 1, 1997, February 3, 1996 and January 28, 1995.

12) Sun City has not had to make any expenditures in connection with compliance with environmental regulations. However, Oak Crest Enterprises, Inc., a subsidiary of Sun City has received notification by the county that are possibly non-compliance issues.

13) Sun City (including its wholly-owned subsidiaries) had 170, 300 and 310 employees at the end of fiscal years 1997, 1996 and 1995, respectively.

PROPERTIES


LOCATION                                OWNER/TENANT                                     FACILITIES
--------                                ------------                                     ----------
1.   Miami, Florida                         Owner                Plant complex comprising approximately 10,125 sq. ft.
                                                                 of land and improvements. Currently, the facility is not
                                                                 being utilized and is being held for sale.

2.   Hawthorne, Florida                     Owner                A 183 acre farm complex remains, consisting of 6 acres
                                                                 of lakefront property including one residence of 3,350
                                                                 sq. ft.; 10 acres comprising a 5,041 sq. ft. feed mill
                                                                 complex including storage tanks, a warehouse and its
                                                                 own offices; and a 15,400 sq. ft. warehouse.  During
                                                                 the first quarter of fiscal 1993 all operations were
                                                                 discontinued and the property was listed for sale.
                                                                 During fiscal 1997, 20 acres were sold.

3.   Burgaw, North                          Owner                Plant complex comprising approximately 18,300 sq. ft.
                                                                 Carolina of land and improvements of which 12,100 sq. ft.
                                                                 is for general operations, 5,200 sq. ft. is refrigerated, and
                                                                 1,000 sq. ft. is office space.  Sun City was a tenant of
                                                                 Pender County Industrial Development Corporation
                                                                 under purchase option lease.  During the 1993 fiscal
                                                                 year, the debt on this facility was paid in full and as
                                                                 such title to the property was deeded over to Sun City
                                                                 by the Pender County Industrial Development
                                                                 Corporation. Operations ceased during December 1995.
                                                                 This facility is currently being leased out.

4.   Jarratt, Virginia                      Owner                Plant complex comprising approximately 17,500 sq. ft.
                                                                 on 5.72 acres of land of which 12,000 sq. ft. is used for
                                                                 warehousing and distribution, 4,400 sq. ft. is
                                                                 refrigeration, and 1,100 sq. ft. is office space.
                                                                 Operations ceased on January 31, 1996.  This property
                                                                 has been listed for sale.


                                       69

5.   Orlando, Florida                      Tenant                Plant complex comprising approximately 7,200 sq. ft. of
                                                                 warehouse.  Sun City is a tenant at a monthly rental of
                                                                 $1,830 under a lease expiring on November 30, 1997.
                                                                 This facility is adequate and being fully utilized.

6.   Fort Lauderdale,                      Tenant                Plant complex comprising 15,556 sq. ft. including Sun
     Florida                                                     City's executive and administrative offices and its
                                                                 Certified Poultry & Egg Foodservice operations.  The
                                                                 plant includes 5,000 sq. ft. of refrigerated space, 4,608
                                                                 sq. ft of dry warehouse space and 5,942 sq. ft. of
                                                                 operations and administrative offices.  Sun City is a
                                                                 tenant, at a current monthly rental of $8,982, under a
                                                                 lease expiring on January 9, 2000.  The lease has a 5%
                                                                 yearly escalation.  This facility is adequate for Sun
                                                                 City's needs.

7.   Atlanta, Georgia                       Owner                Plant complex comprising approximately 5,000 sq. ft.
                                                                 of coolers, freezers and office space on 2.5 acres of
                                                                 land. This facility is adequate and is being fully
                                                                 utilized.

8.   Port Richey, Florida                  Tenant                The operation of this facility was terminated in August,
                                                                 1997 in connection with the sale of assets of Gulf Coast
                                                                 Foodservice, Inc.  See Sun City Management's
                                                                 Discussion and Analysis of Financial Condition and
                                                                 Results of Operations -- Liquidity and Capital
                                                                 Resources."

9.   Auburndale, Florida                   Tenant                Plant complex comprising approximately 15,000 sq. ft.
                                                                 of which 10,000 sq. ft. is refrigerated, 3,000 sq. ft. is
                                                                 warehouse and 2,000 sq. ft. is office space.  Sun City is
                                                                 a tenant, at a monthly rent of $3,500 under a lease
                                                                 expiring February 26, 1998.  This facility is adequate
                                                                 and being fully utilized.

10.  Burlington, New                       Tenant                Plant complex comprising approximately 14,900 sq. ft.
     Jersey                                                      of which 7,000 sq. ft. is refrigerated, 5,400 sq. ft. is
                                                                 warehouse and 2,500 sq. ft. is office space.  Sun City is
                                                                 a tenant, at a monthly rent of $2,607 under a lease
                                                                 expiring August 31, 1997.  This facility is adequate and
                                                                 being fully utilized.

11.  Pompano Beach,                        Tenant                Plant complex comprising of approximately 20,800 sq.
     Florida                                                     ft. of which approximately 90% is refrigerated.  Sun
                                                                 City is a tenant, at a monthly rent of $13,779 under a
                                                                 lease expiring May 31, 1999. This facility is adequate and being fully utilized.

LEGAL PROCEEDINGS

          Sun City presently is party to one legal proceeding which could have had a material adverse effect on Sun City, and Sun City recently settled another potential legal proceeding. In addition, Sun City and its subsidiary Gulf Coast Foodservice, Inc. have been sued by several trade creditors of Gulf Coast Foodservice for amounts due and owing such creditors, as described further below.

SHEPPARD FOOD SERVICE, INC.

          On June 16, 1997, a suit was filed in Broward County, Florida, Circuit Court against Sun City's subsidiary, Sheppard Foodservice, Inc., and Sun City alleging a default by Sheppard Foodservice, Inc. in its obligations to make purchase price payments under the January 31, 1995 Asset Purchase Agreement under which Sheppard Foodservice, Inc. acquired its business from Sheppard Distributors, Inc., a Florida corporation now known as Page & McKean, Inc. Sun City is the guarantor of the obligations of Sheppard Foodservice under the Asset Purchase Agreement. The plaintiffs also sought a declaratory judgment that the alleged default released the plaintiffs from certain noncompete agreements given in connection with the Asset Purchase Agreement.

          The deferred purchase price obligation under the above Asset Purchase Agreement is evidenced only by that Agreement and not by a promissory note. The Asset Purchase Agreement provides that within 90 days of each anniversary of closing, starting in 1996 and ending in 1998, a computation is to be made of the average annual net profit (as defined in the Asset Purchase Agreement) of Sheppard Foodservice, Inc. since the February, 1995 closing under the Asset Purchase Agreement. The computed figure is multiplied by a factor of 4.5 (on average annual net profit up to $400,000) or 5.5 (on average annual net profit exceeding $400,000), and a percentage of that product, adjusted for amounts paid at closing and amounts paid at any prior anniversary, is due by the 90th day after the then current anniversary of closing. Twenty-five percent of the updated computed balance is due in the years 1996 and 1997, with fifty percent of the final computed balance due in 1998 and the remainder one year thereafter. Sheppard Foodservice, Inc. paid $252,500 on this obligation in 1996, and estimates that the remaining payments will approximate $600,000.

          The Asset Purchase Agreement provides for the deferred purchase price obligation to be secured by a first lien on the tangible personal property acquired by Sheppard Foodservice, Inc. at the closing under the Asset Purchase Agreement, including furniture, furnishing, machinery, apparatus, equipment, fittings and fixtures. The collateral also includes any trademarks, tradenames or business names used by, and any utility security deposits of Sheppard Foodservice, Inc. The collateral does not include inventory or accounts receivable, which are pledged to Sun City's primary lender.

          The complaint filed in the above litigation seeks only money damages relating to the payment due on May 27, 1997, which the plaintiffs estimated to be in excess of $150,000. Since the deferred portion of the purchase price under the Asset Purchase Agreement is not a fixed amount, but is computed with reference only to ongoing average annual net profits of Sheppard Foodservice, Inc., there is no fixed amount owed that could be accelerated because of the default, and the complaint does not seek any such remedy.

          Since the plaintiffs originally filing the lawsuit are shareholders of Page & McKean, Inc., the defendants filed a motion to dismiss for failure to state a cause of action, on grounds that the plaintiffs are not the proper parties to bring suit for the alleged default. The plaintiffs then filed an amended complaint substituting Page & McKean, Inc. as the plaintiff, which the defendants challenged as improper on procedural grounds. The plaintiffs have filed a second amended complaint, and the defendants have answered admitting the allegations as to the monetary defaults, but denying that such defaults release the individual plaintiffs from their noncompete agreements.

          Should the plaintiff prevail in the litigation it is likely that the defendants would be unable to pay such a judgment and that Sheppard Foodservice, Inc. would suffer the total loss of its business through enforcement of such judgment and anticipated reaction by Sun City's primary lender, which holds a first security interest in the inventory and receivables of Sheppard Foodservice, Inc. In fiscal 1996-1997, Sheppard Foodservice had sales and operating revenue of $15,160,239, with a net profit of $300,700.


          The parties have entered into settlement negotiations, and Sun City is hopeful that a settlement will be reached to defer the payment of such amounts until the closing of the Merger, but there can be no assurance that a settlement will occur.


GULF COAST FOODSERVICE, INC.

          In July, 1997, Sun City and its subsidiary Gulf Coast Foodservice, Inc. ("Gulf Coast") received from WL & HM, Inc., a Florida corporation which sold its food service business to Gulf Coast in 1993, notice of default and intent to sue under a promissory note evidencing the balance of the purchase price for such business. Sun City was the guarantor of such note. Such matter has been settled as described in "Sun City Management's Discussion & Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources,"2 which settlement involved the transfer of certain of the Gulf Coast operations back to the seller.


          Also, several trade creditors of Gulf Coast have filed lawsuits in various courts against Gulf Coast and Sun City for amounts owed them by Gulf Coast. One of these lawsuits, filed in federal court, involves a claim in excess of $22,000 under the Perishable Agricultural Commodities Act, for which Sun City would be liable as the owner of Gulf Coast. The total amounts in controversy in these lawsuits is approximately $110,000. See "Sun City Management's Discussion & Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources,"

                             MANAGEMENT OF SUN CITY

EXECUTIVE OFFICERS AND DIRECTORS

          The executive officers and directors of Sun City are as follows:


              NAME                               AGE                                 POSITION WITH THE COMPANY
-----------------------------------        ---------------         -------------------------------------------------------------

Malvin Avchen                                    63                  Chairman of the Board and Chief Executive Officer

Saul Zalka                                       62                  President, Chief Operating Officer and Director

Syed Jafri                                       53                  Treasurer and Controller

Charles Ostrow                                   84                  Director


         Set forth below is a biographical description of each executive officer based on information supplied by them:

         Malvin Avchen has served as Chairman of the Board and Chief Executive Officer since 1990. Mr. Avchen served as Vice President and Chief Financial Officer of Sun City from 1972 to April 1990 and as a Director of Sun City since 1972. Mr. Avchen has been a Certified Public Accountant since 1963 and is currently a member of the American Institute of C.P.A.'s and Florida Institute of C.P.A.'s.

         Saul Zalka was appointed President of Sun City in June 1997 and has served as Chief Operating Officer of Sun City since 1990. Mr. Zalka served as Vice President of Institutional Operations from 1970 to April 1990 and as a Director of Sun City since 1981. Mr. Zalka's wife, Ivy Zalka, is Administrative Vice President and Assistant Secretary of Sun City.

         Syed Jafri has served as Sun City's Treasurer since 1990 and served as Sun City's Controller since 1975.

         Charles Ostrow has been a member of Sun City's Board of Directors since 1978. He is a retired Certified Public Accountant and a member of the American Institute of C.P.A.'s and the New York State Society of C.P.A.'s.

         Sun City's Bylaws provide that the Sun City Board of Directors shall consist of not fewer than three nor more than nine members. The Sun City Board has currently fixed at three the number of directors that will constitute the Sun City Board. Each director of Sun City is elected for a period of one year and serves until his successor is duly elected and qualified. If the proposed Merger is approved by shareholders and consummated, the members of Sun City's Board of Directors and Sun City's officers will change. See "Operation, Management and Business of Sun City after the Merger" and "Election of Directors."

         The executive officers of Sun City are elected by the Sun City Board of Directors and serve at the pleasure of the Sun City Board, subject to the terms of their respective employment agreements, including severance rights. See "Sun City Executive Compensation -- Employment Agreements and Termination of Employment and Change in Control Arrangements."

COMPENSATION OF DIRECTORS

         Each director who is not an employee of Sun City receives an attendance fee of $500 per meeting. In addition, all directors are reimbursed for out-of-pocket expenses incurred by them in attending Board or committee meetings.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors of the Corporation has standing Audit, Compensation and Nominating Committees.

         AUDIT COMMITTEE: The Audit Committee currently consists of Messrs. Ostrow and Avchen. Mr. Ostrow serves as Chairman of the Committee. The Audit Committee held one meeting during the last fiscal year. The Audit Committee is responsible for reviewing the adequacy of the structure of Sun City's financial organization and the implementation of its financial and accounting policies. The Audit Committee reviews the results of operations and the auditors recommendations for internal control and procedure. In addition, the Audit Committee reviews the results of the audit performed by Sun City's outside auditors before the Annual Report to Stockholders is published.

         COMPENSATION COMMITTEE; INTERLOCKS AND INSIDER PARTICIPATION: The Executive Compensation Committee currently consists of Messrs. Zalka and Ostrow. Mr. Zalka serves as Chairman of the Committee. The Compensation Committee is responsible for reviewing and making recommendations to the Board on compensation, incentive programs, stock options and benefit programs for officers and senior executives of Sun City. During the last fiscal year the Compensation Committee held one meeting.

         NOMINATING COMMITTEE: The Nominating Committee currently consists of Messrs. Zalka and Avchen. Mr. Avchen serves as Chairman of the Committee. The Nominating Committee is responsible for receiving and reviewing the qualifications of potential directors to fill vacancies on the Board of Directors and/or newly created directorships resulting from an increase in the authorized number of directors and recommending candidates to the full Board. The Committee reviews the management slate of directors to be presented to the stockholders at the Annual Meeting and considers nominees recommended by stockholders. Stockholders may make such recommendations by submitting them in writing to the Company, to the attention of the Secretary. During the last fiscal year the Nominating Committee held one meeting.

         EXECUTIVE COMMITTEE: The Executive Committee consists of Messrs. Avchen and Zalka. The Executive Committee held no formal meetings during fiscal 1997 but took certain actions by written consent.

         BOARD MEETINGS AND ATTENDANCE OF DIRECTORS: The Board of Directors held five meetings during fiscal 1997. All directors attended more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held while they were members and (ii) the total number of meetings held by all Committees of the Board on which they served.

                         SUN CITY EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth compensation awarded to, earned by or paid to each of Sun City's Chief Executive Officer and the most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at February 1, 1997 for services rendered to Sun City during the periods indicated and whose total annual salary and bonus for the year ended February 1, 1997 exceeded $100,000 (the "Named Sun City Executive Officers").


                                                                                              LONG TERM
                                           ANNUAL COMPENSATION                               COMPENSATION
                        --------------------------------------------------------------    ------------------
                                                                        OTHER ANNUAL            AWARDS             ALL OTHER
NAME AND PRINCIPAL                         SALARY          BONUS        COMPENSATION           OPTIONS            COMPENSATION
     POSITION            FISCAL YEAR         ($)            ($)            ($)(1)                (#)                 ($)(1)
--------------------    ------------    -------------    ---------    ----------------    ------------------    ----------------
MALVIN AVCHEN               1997(2)       $125,000            $0                 $0                      0          $21,102
Chairman and Chief          1996           150,000             0                  0                      0           49,138
Executive Officer           1995           150,000             0                  0                 25,000           51,074


SAUL ZALKA                  1997(2)       $125,000            $0                 $0                      0          $19,920
Chief Operating             1996           150,000             0                  0                      0           48,018
Officer                     1995           150,000             0                  0                 25,000           51,687

GUSTAVE MINKIN(3)           1997(2)       $125,000            $0                 $0                      0          $19,617
President and               1996           150,000             0                  0                      0           37,571
Secretary                   1995           150,000             0                  0                 25,000           49,503

-------------

(1) The amounts indicated as "All Other Compensation" include contributions made under Sun City's Employee Stock Ownership Plan and deferred compensation plans, the Company's cost of executive automobile allowances and the value to each executive of the Company's split dollar life insurance program. The government's one-year term (PS58) premium rates were used to calculate the value of the split dollar life insurance to each executive using the rate applicable for each executive's age and applying same to difference between the Company's share of the death benefit and the full death benefit payable under each policy.

(2) The officers voluntarily agreed to temporarily reduce their salaries. See "Employment Agreements and Termination of Employment and Change in Control Arrangement."

(3)      Mr. Minkin passed away on May 25, 1997.

OPTION GRANTS TABLE

         No options were granted in Fiscal 1997.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

         The following table sets forth certain information concerning unexercised stock options held by the Named Sun City Executive Officers as of February 1, 1997. No stock options were exercised by any of the Named Sun City Executive Officers during the 1997 fiscal year. No stock appreciation rights have been granted or are outstanding.


                    OPTION EXERCISES DURING 1997 FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                               VALUE OF UNEXERCISED IN-THE-MONEY
                              SHARES         NUMBER OF UNEXERCISED OPTIONS        OPTIONS AT FEBRUARY 1, 1997
                             ACQUIRED             AT FEBRUARY 1, 1997                        ($)(1)
                           ON EXERCISE    ---------------------------------   ----------------------------------
          NAME                (#)           EXERCISABLE      UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
------------------------   ------------   ---------------   ---------------   ----------------   ---------------
Malvin Avchen                  None           55,000              15,000                  $-              $-
Saul Zalka                     None           55,000              15,000                   -               -
Gustave Minkin(2)              None           55,000              15,000                   -               -

---------------

(1)      No Options were in the money as of February 1, 1997.

(2) Pursuant to the terms of Sun City's Incentive Stock Option Plans, for a six month period following the death of Mr. Minkin, the executor of his estate may exercise options to the extent they were exercisable at the date of his death, May 25, 1997.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

         Messrs. Avchen and Zalka have employment agreements as executive officers of Sun City through June 30, 2000, at a base salary of $150,000 per annum, plus a bonus based upon a formula if Sun City's pre-tax earnings exceed $500,000. Under each agreement, if the executive's employment is terminated: (i) in the event of a disability, the executive is entitled to receive an amount equal to 75% of his annual base salary until age 65 and 65% until age 70; (ii) or not renewed by Sun City without cause, the executive is entitled to receive a lump sum equal to $12,500 multiplied by the number of years of the executive's employment with Sun City; (iii) following a change in control, the executive would be entitled to receive a lump sum equal to four (4) times the average of his last three (3) years' total compensation. Mr. Minkin's employment agreement was terminated on February 3, 1996 and he did not enter into a new contract. Messrs. Avchen and Zalka have agreed to terminate such employment agreements and have entered into new employment agreements to be effective upon the closing of the Merger. See "The Merger -- Interests of Certain Persons in the Merger."

         Due to the Company's financial difficulties and need for cash, the named Executive Officers agreed to temporarily reduce their salaries to $125,000 on February 4, 1996 which stayed in effect until February 1, 1997. From February 2, 1997 through June 28, 1997 their salaries were restored to $150,000. On June 29, 1997 their salaries were reduced again to $125,000 and such reduced salaries continue in effect.

DEFERRED COMPENSATION AGREEMENTS

         Sun City terminated its deferred compensation agreements with Messrs. Avchen, Zalka and Minkin in January 1996.

         Messrs. Avchen and Zalka are participants in Sun City's split dollar life insurance program. In the event of the death of any participant in Sun City's split dollar life insurance program, Sun City will receive from the insurance proceeds an amount no less than its net investment in such policies. Upon the death of Mr. Minkin, Sun City received $57,908 from his split dollar insurance policy.

CERTAIN TRANSACTIONS

         During the course of Sun City's fiscal year ended February 1, 1997, Sun City's former President and Secretary, Gustave Minkin, owed Sun City as much as $134,055 as the result of loans and advances made to him by Sun City which indebtedness was offset by a corresponding deferred compensation liability due to Mr. Minkin from Sun City pursuant to the deferred compensation arrangement between Sun City and its senior executives. The rate of interest charged on Mr. Minkin's debt to Sun City is equal to the twelve month certificate of deposit rate established at the beginning of each year. Following his death in May, 1997, Mr. Minkin's debt was forgiven by Sun City, and the corresponding deferred compensation liability was eliminated, pursuant to such deferred compensation arrangements.

         See "The Merger -- Certain Transactions with Affiliates" for a description of certain transactions between Sun City and SeaSpecialties.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         PRINCIPLES AND PROGRAM

         Sun City's executive compensation program includes both salary and performance-based components. It is designed to:

                  * target executive compensation at a level sufficient to ensure Sun City's ability to attract and retain executives;

                  * motivate those executives to advance shareholder interests with compensation plans that are tied to Sun City's operating and market performance; and

                  * provide a compensation package that balances individual contributions and overall business results.

         To meet those objectives, the program has both cash and equity elements: base salary, an annual incentive bonus based on operating performance, and long term equity-based compensation including stock options. In determining executive compensation, the Executive Compensation Committee (the "Committee") evaluates both the total compensation package and its individual elements. The Committee believes that executive compensation should serve the broader strategic goals of Sun City and thereby promote the creation of long-term shareholder value.

         CASH-BASED COMPENSATION

         SALARY - The Committee assesses a number of factors in fixing the salary of the executive officers (including the Named Executive Officers) such as the responsibility of the particular position, the individual's performance, Sun City's overall financial performance, certain non-financial indicators of corporate performance, and the business and inflationary climate. Non - financial indicators can include among other things strategic developments for which an executive officer has responsibility (such as acquisitions or product approvals and development), or managerial performance (such as succession planning, resource allocation and social responsibility).

         Although his employment contract provides for a $150,000 salary, Malvin Avchen, Sun City's Chief Executive Officer, received a salary of $125,000 for the fiscal year ended February 1, 1997, due to Sun City's financial difficulties. The Committee believes that, given Mr. Avchen's record and his experience and leadership, his employment contract significantly benefits Sun City and its stockholders by securing Mr. Avchen's services for the future and by encouraging him to focus on the long-term strategic interests of Sun City.

         ANNUAL INCENTIVE BONUS - Sun City's bonus plan allows for cash awards to the executive officers based on certain minimum pre-tax earnings of Sun City. Sun City awards bonuses based solely to the extent to which the pre-established earnings targets have been achieved or exceeded. Based on the results of the last fiscal year, no bonuses were awarded.

         EQUITY-BASED COMPENSATION. Under Sun City's Incentive Stock Option Plans (the "Plans"), which were adopted pursuant to shareholder approval, the Stock Option Committee can grant stock options to the executive officers and other key employees. Under the plan, options are granted at an exercise price of no less than 100% of the fair market value of the Common Stock at the date of grant. The options become exercisable as to one-fifth (1/5) of the grant each year over a five-year period beginning one (1) year from the date of grant. As such, the options become exercisable in full only after the expiration of five
(5) years and expire ten (10) years from the date of grant. No stock options were granted during the last fiscal year.

         The Committee believes that this long-term equity-based compensation aligns the interest of the executive officers with that of the stockholders, as any appreciation in the price of the Common Stock will benefit all stockholders commensurately; and particularly in the case of the stock options which are received by the executive officers over time. Additionally, the stock options, since they vest over a five (5) year period, can serve as an inducement for the officers to remain with Sun City.

         COMMITTEE MEMBERS

         The current members of the Committee are Saul Zalka and Charles Ostrow. See "Information Concerning the Board of Directors and Its Committees."

                         COMMON STOCK PERFORMANCE GRAPH

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on Sun City's Common Stock, the cumulative total return of the S & P Composite-500 Stock Index ("the S & P 500") and the cumulative total return of the American Stock Exchange ("AMEX") Market Value Index for the five-year period January 31, 1992 through January 31, 1997. The graph assumes that: (a) $100 was invested on January 31, 1992 in Sun City's Common Stock, in the S & P 500 Index, and the AMEX Market Value Index; and (b) all dividends were reinvested.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                AMONG SUN CITY INDUSTRIES, INC., S & P 500 INDEX
                         AND THE AMEX MARKET VALUE INDEX


                            1/92      1/93       1/94      1/95    1/96    1/97
                            ----      ----       ----      ----    ----    ----

SUNCITY INDUSTRIES, INC.     100        79         70        124      73     24

S&P 500                      100       111        125        125     174    220

AMEX MARKET VALUE            100       100        118        106     135    146


         There can be no assurance that Sun City's stock performance will or will not continue into the future with the same or similar trends depicted in the above graph. Sun City does not make or endorse any predictions as to future stock performance.

         The Stock Price Performance Graph above shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement (or any part of same) by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Sun City specially incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                       PRINCIPAL SHAREHOLDERS OF SUN CITY


         The following table sets forth certain information, as of November 6, 1997, with respect to beneficial ownership of Sun City Common Stock by (i) each person who is known by Sun City to own beneficially more than 5% of its Common Stock; (ii) each director of Sun City; (iii) each Named Executive Officer of Sun City; and (iv) the Named Executive Officers of Sun City and directors of Sun City as a group:



                                                                   COMMON STOCK BENEFICIALLY OWNED
                                                          --------------------------------------------------
               NAME OF BENEFICIAL OWNER(1)                        SHARES                       PERCENT(2)
               ---------------------------                -----------------------     ----------------------

Sun City Industries, Inc. (ESOP)(3)                                    252,656                   17.4%


Robert M. Neider(4)                                                   140,950(5)                  9.2%

Trigran Investments, L.P.(6)                                          120,138(7)                  8.0%

Malvin Avchen                                                          65,851(8)                  4.5%

Saul Zalka                                                             44,889(9)                  3.1%

Estate of Gustave Minkin                                               27,899(10)                 1.9%

Charles Ostrow                                                          1,500(11)                    *

All directors and executive officers
as a group (4 persons)                                                194,898(12)                13.4%

-----------------------

(*)      Less than 1%.

(1) Unless otherwise indicated, (i) the address of each of the beneficial owners is 5545 N.W. 35th Avenue, Ft. Lauderdale, Florida 33309; (ii) all shares are owned directly; and (iii) each person has sole investment and voting power. Pursuant to the rules of the Securities and Exchange Commission, certain shares of Sun City Common Stock which a person has the right to acquire within 60 days of the date hereof pursuant to the exercise of options or other convertible securities are deemed to be outstanding for purposes of computing the percentage ownership but are not deemed outstanding for the purpose of computing the percentage ownership for any other person.


(2) As of November 6, 1997, 1,447,899 shares of Common Stock were outstanding.


(3) The shares in the ESOP are allocated to the individual employees for voting purposes. The unallocated shares (75,000) are voted by the trustees of the ESOP, Malvin Avchen and Saul Zalka.

(4) The address of Mr. Neider is #8 Glenmoor Circle, Cherry Hills Village, Colorado 80110-7121.

(5) Includes 81,050 shares which Mr. Neider has the power to acquire pursuant to conversion of $300,000 principal amount of Senior Convertible Subordinated Debentures.

(6) The address of Trigran Investments, L.P. is 155 Pfinsten Road, Suite 360, Deerfield, Illinois 60615.

(7) Includes 61,538 shares which Trigran Investments has the power to acquire pursuant to conversion of $200,000 principal amount of Senior Convertible Subordinated Debentures.

(8) Includes 22,571 shares held for his benefit in Sun City's ESOP. See footnote (3)

(9) Includes 18,939 shares held for his benefit in Sun City's ESOP. See footnote (3)

(10)     Includes 9,476 shares held in Sun City's ESOP.

(11) Represents 1,500 shares of Sun City Common Stock subject to presently exercisable options.

(12) Includes a total of 119,668 shares held in Sun City's ESOP. Includes 9,000 shares of Sun City Common Stock subject to presently exercisable options.

                      DESCRIPTION OF SUN CITY CAPITAL STOCK


         Sun City's authorized capital stock consists of 3,000,000 shares of Sun City Common Stock, par value $.10 per share. As of November 6, 1997, an aggregate of 1,447,899 shares of Sun City Common Stock were outstanding. The following brief description of capital stock of Sun City does not purport to be complete and is subject in all respects to (i) applicable Delaware law, and (ii) the provisions of Sun City's Certificate of Incorporation and Bylaws. See "Amendments to Certificate of Incorporation" for a description of changes to the Sun City Common Stock in connection with the Merger. See also "Reverse Stock Split" for a description of changes that could occur if the Reverse Split is implemented.


SUN CITY COMMON STOCK

         Holders of Sun City Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. Sun City Common Stock does not have cumulative voting rights, which means that the holders of a majority of the shares voting for election of directors can elect all members of Sun City's Board of Directors. A majority vote is also sufficient for other actions that require the vote or concurrence of shareholders. Dividends may be paid to holders of Sun City Common Stock when and if declared by the Sun City Board out of funds legally available therefor, subject to contractual or other restrictions on dividends. See "Price Range of Common Stock." Upon liquidation or dissolution of Sun City, holders of Sun City Common Stock will be entitled to share ratably in the assets of Sun City legally available for distribution to shareholders in the event of liquidation or dissolution. The holders of Sun City Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments by Sun City.

ISSUANCE OF SHARES UPON MERGER

         Upon consummation of the Merger, a substantial number of new shares of Sun City Common Stock will be issued, and the currently outstanding shares of Sun City Common Stock will constitute approximately 3.1% of the outstanding shares following the Merger. Harvey Oxenberg will become the controlling shareholder of Sun City. See "Risk Factors" and "The Merger."

CERTAIN PROVISIONS OF DELAWARE LAW AND SUN CITY'S CERTIFICATE OF INCORPORATION

         Sun City is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law (the "DGCL"). In general, Section 203 prevents an "interested shareholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested shareholder unless: (i) before such person became an interested shareholder, the board of directors of the corporation approved the transaction in which the interested shareholder became an interested shareholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) on or following the transaction in which such person became an interested shareholder, the business combination is approved by the board of directors of the corporation and approved at a meeting of shareholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested shareholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested shareholder prior to the consummation or abandonment of and subsequent to the earlier of the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested shareholder during the previous three years or who became an interested shareholder with the approval of a majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested shareholder during the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors.

         The foregoing provisions could delay or frustrate the removal of incumbent directors or a change in control of Sun City. The provisions could also discourage or make more difficult a merger, tender offer or proxy contest, even if such event would be favorable to the interests of shareholders.

         Section 145 of the DGCL provides that a corporation may indemnify officers and directors, subject to certain conditions and limitations, against certain liabilities and expenses in connection with claims against them in their capacity as officers or directors, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to criminal proceedings if he had no reasonable cause to believe his conduct was unlawful. Sun City's Certificate of Incorporation generally provides that Sun City's officers and directors shall be indemnified in such actions to the fullest extent permitted under the DGCL. In connection with the closing of the Merger, Sun City will enter into indemnification agreements with the new Sun City officers and directors that will take office upon the Merger, which agreements will generally provide for Sun City's indemnification of such persons to the fullest extent permitted by law.

         See "Amendment to Limit Director Liability" for a description of the proposal to amend Sun City's Certificate of Incorporation to limit certain liability of Sun City's directors as permitted under Section 102(b)(7) of the DGCL.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires Sun City's directors and executive officers, and persons who own more than 10 percent of Sun City's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Sun City Common Stock. Such persons are required by SEC regulation to furnish Sun City with copies of all Section 16(a) forms they file.

         To Sun City's knowledge, based solely on review of the copies of such reports furnished to Sun City and representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during fiscal 1997.

                           BUSINESS OF SEASPECIALTIES

         SeaSpecialties, Inc., founded in 1954, is a processor and distributor of fresh, frozen, smoked and pickled seafood products, whose products are marketed through its own sales staff and by independent sales representatives to supermarkets and grocery chains, restaurants, cruise lines and bagel shops. SeaSpecialties has offices and processing and distribution centers in Miami, Ft. Lauderdale and Plantation Key, Florida. SeaSpecialties' 40,000 square foot facility located at 1111 N.W. 159th Drive, Miami, Florida 33169 is the processing and distribution center for its Florida Smoked Fish division and the corporate headquarters for SeaSpecialties. The primary products processed at this facility are smoked salmon, whitefish, trout, and mackerel. SeaSpecialties has a patented process for color enhanced smoked salmon and its products have Orthodox Union Kosher supervision. The Barnacle Seafood plant in Ft. Lauderdale and the Casa Mar Sea Specialties dockside facility in Plantation Key are 22,000 square feet and 6,500 square feet, respectively, are used for processing and distribution, and also include administration and sales offices. The primary products of these facilities are grouper, mahi-mahi, pompano, salmon, swordfish, tuna, snapper, stone crab and spiny lobster. SeaSpecialties' products are sold throughout the United States under the "SeaSpecialties," "Mama's," "Bagel Mate" and "Richman's" brand names, with a high concentration of sales in

Florida, Southern California and the Northeast region of the United States. Annually, SeaSpecialties receives, processes and distributes approximately 10 million pounds of fish products. SeaSpecialties presently employs approximately 192 employees, with positions involving processing, deliveries, sales, facility maintenance and administration. SeaSpecialties has a website on the Internet, www.seaspecialties.com, which allows customers to order products directly from the company.

                   DESCRIPTION OF SEASPECIALTIES CAPITAL STOCK

GENERAL

         SeaSpecialties's authorized capital stock consists of 20,000 shares of Class A Common Stock, par value $2 per share ("Class A Stock"), and 5,000 shares of Class B Common Non-Voting Stock, par value $2.00 per share ("Class B Stock"). As of the date of this Proxy Statement, an aggregate of 5,679.69 shares of SeaSpecialties Class A Common Stock were outstanding. No shares of Class B Stock are outstanding.

         The holders of Class A Stock and Class B Stock have the same rights and preferences, except that all voting power is vested in the Class A Stock and the holders of Class B Stock are not entitled to vote their shares except as otherwise required by law.

SHAREHOLDERS OF SEASPECIALTIES

         The outstanding shares of Class A Stock are held by Harvey Oxenberg (74.68%) and the Bernard Oxenberg Trust (the "Trust") (25.32%). SeaSpecialties Common Stock is not listed or traded on any stock market. Pursuant to the Merger, the shareholders of SeaSpecialties will become controlling shareholders of Sun City and SeaSpecialties will become a wholly owned subsidiary of Sun City. See "Risk Factors" and "The Merger."

DIVIDENDS

         In May 1996 SeaSpecialties elected to be treated as a Subchapter S Corporation for Federal Income Tax Purposes. Prior to the Merger, SeaSpecialties anticipates paying a dividend to its shareholders in an amount which is estimated to be approximately $250,000. Any Subchapter S Corporation earnings not paid out as a dividend will be transferred from the retained earnings account to the capital surplus account. The Pro Forma financial statements reflect this proposed transaction.

                                 OTHER BUSINESS

         The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate unless they are directed by a proxy to do otherwise.


                     RELATIONSHIP WITH INDEPENDENT AUDITORS

         Sun City's independent auditors for the fiscal year ended February 1, 1997 were Deloitte & Touche. Sun City has also selected such firm for the current fiscal year, but such selection could change at the discretion of Sun City's new management that will take office if the Merger is consummated. It is not expected that representatives of such firm will attend the Annual Meeting.

                          FUTURE STOCKHOLDER PROPOSALS


         A stockholder who desires to submit a proposal to be considered for inclusion in Sun City's proxy material for the 1998 Annual Meeting of Stockholders must deliver a proposal in writing to Sun City's principal executive office on or before July 10, 1998.


                                 LEGAL OPINIONS

         The legality of the issuance of shares of Sun City Common Stock in connection with the Merger will be passed upon by Baker & McKenzie and certain tax consequences of the Merger will be passed on by Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                           Page
                                                                                         --------
SUN CITY INDUSTRIES, INC.

Independent Auditors' Report........................................................       F-3
Consolidated Balance Sheets as of February 1, 1997 and February 3, 1996.............       F-4
Consolidated Statements of Operations for the years ended February 1, 1997,
   February 3, 1996 and January 28, 1995............................................       F-5
Consolidated Statements of Shareholders' Equity for the years ended February 1,
   1997, February 3, 1996 and January 28, 1995......................................       F-6
Consolidated Statements of Cash Flows for the years ended February 1, 1997,
   February 3, 1996 and January 28, 1995............................................       F-7
Supplemental Schedules of Non-Cash Investing & Financial Activities.................       F-8
Notes to Consolidated Financial Statements..........................................       F-9

SUN CITY INDUSTRIES, INC. -- UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Condensed Consolidated Balance Sheets as of August 2, 1997 and                  F-20
   February 1, 1997.................................................................
Unaudited Condensed Consolidated Statements of Operations for the six-month periods
   ended August 2, 1997 and August 3, 1996..........................................      F-21
Unaudited Condensed Consolidated Statements of Cash Flows for the six-month
   periods ended August 2, 1997 and August 3, 1996..................................      F-22
Notes to Unaudited Consolidated Financial Statements................................      F-23

PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

Introduction to Unaudited Pro Forma Financial Information...........................      F-26
Pro Forma Condensed Balance Sheet as of June 30, 1997...............................      F-27
Pro Forma Condensed Statements of Operations for the six months ended June 30, 1997
   and year ended December 31, 1996.................................................      F-29
Notes to Unaudited Pro Forma Condensed Financial Statements.........................      F-31

SEASPECIALTIES, INC.

Report of Independent Certified Public Accountants..................................      F-33
Balance Sheets as of December 31, 1996, April 30, 1996 and 1995.....................      F-35
Statements of Operations for the eight-month periods ended December 31, 1996 and
   1995 (unaudited) and for the years ended April 30, 1996, 1995 and 1994...........      F-36
Statements of Shareholders' Equity for the eight-month periods ended December 31,
   1996 and for the years ended April 30, 1996, 1995 and 1994.......................      F-37
Statements of Cash Flows for the eight-month periods ended December 31, 1996 and
   1995 (unaudited) and for the years ended April 30, 1996, 1995 and 1994...........      F-38
Notes to Unaudited Condensed Financial Statements...................................      F-40

SEASPECIALTIES, INC. -- UNAUDITED CONDENSED FINANCIAL STATEMENTS

Unaudited Condensed Balance Sheets as of June 30, 1997 and December 31, 1996........      F-47
Unaudited Condensed Statements of Operations for the six-month periods ended
   June 30, 1997 and 1996...........................................................      F-48
Unaudited Condensed Statements of Cash Flows for the six-month periods ended
   June 30, 1997 and 1996...........................................................      F-49
Notes to Unaudited Condensed Financial Statements...................................      F-51

                            SUN CITY INDUSTRIES, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Sun City Industries, Inc. and Subsidiaries
Fort Lauderdale, Florida

        We have audited the accompanying consolidated balance sheets of Sun City Industries, Inc. and Subsidiaries as of February 1, 1997 and February 3, 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended February 1, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Sun City Industries, Inc. and Subsidiaries as of February 1, 1997 and February 3, 1996, and the results of their operations and their cash flows for each of the three years in the period ended February 1, 1997 in conformity with generally accepted accounting principles.

        The accompanying financial statements for the year ended February 1, 1997, have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company's recurring losses from operations and net stockholders' deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DELOITTE & TOUCHE LLP
Certified Public Accountants
Fort Lauderdale, Florida
May 16, 1997

                   SUN CITY INDUSTRIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                             FEBRUARY 1,           FEBRUARY 3,
                                                                1997                  1996
                                                             -----------           -----------
ASSETS
CURRENT ASSETS:
Cash and equivalents                                        $         -           $   760,885
Accounts and notes receivable,
  less allowance for doubtful accounts
  of approximately $460,000 and $186,000
  in 1997 and 1996, respectively                              5,521,144             6,779,193
Inventories                                                   2,334,987             2,755,593
Notes receivable - current portion                               18,927                14,816
Prepaid expenses                                                218,838               210,029
                                                            -----------           -----------

TOTAL CURRENT ASSETS                                          8,093,896            10,520,516

PROPERTY, PLANT AND EQUIPMENT:
Land and improvements                                           108,133               108,133
Buildings and improvements                                      499,917               438,077
Machinery and equipment                                       2,243,175             2,017,272
                                                            -----------           -----------
TOTAL PROPERTY, PLANT AND EQUIPMENT                           2,851,225             2,563,482

Less accumulated depreciation                                (1,319,437)           (1,025,723)
                                                            -----------           -----------
PROPERTY, PLANT AND EQUIPMENT, NET                            1,531,788             1,537,759
Properties held for sale                                        504,849               596,318
Long-term notes receivable                                       88,308               105,930
Excess of purchase price over fair value
  of net assets acquired                                      1,780,836             1,615,611
Other assets                                                    447,340               553,680
                                                            -----------           -----------
TOTAL                                                       $12,447,017           $14,929,814
                                                            ===========           ===========

                                                             FEBRUARY 1,           FEBRUARY 3,
                                                                1997                  1996
                                                             -----------           -----------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Cash overdraft                                              $   214,744
Accounts payable                                              5,003,332           $ 5,318,812
Accrued expenses                                                734,354               563,584
Current portion of long-term debt                             1,720,129               496,056
                                                            -----------           -----------
TOTAL CURRENT LIABILITIES                                     7,672,559             6,378,452
                                                            -----------           -----------

DEFERRED COMPENSATION PAYABLE                                   123,106                99,028

LONG-TERM DEBT                                                5,409,828             8,096,798

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, $.10 par value 3,000,000
    shares authorized; 2,276,116 shares
    issued in 1997 and 1996                                     227,612               227,612
  Capital in excess of par value                              1,041,721             1,070,286
  Retained earnings                                             837,751             2,004,838
                                                            -----------           -----------
                                                              2,107,084             3,302,736
                                                            -----------           -----------
  Less: Treasury stock at cost, 828,214
    and 837,164 shares in 1997 and 1996,
    respectively                                             (2,653,560)           (2,682,200)
  Less: Receivable for common stock sold
    to ESOP                                                    (212,000)             (265,000)
                                                            -----------           -----------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                           (758,476)              355,536
                                                            -----------           -----------
TOTAL                                                       $12,447,017           $14,929,814
                                                            ===========           ===========

See notes to consolidated financial statements.

                   SUN CITY INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                     FEBRUARY 1,        FEBRUARY 3,        JANUARY 28,
                                                        1997               1996                1995
                                                    ------------       ------------       ------------
SALES, net                                          $ 68,245,383       $ 91,084,629       $ 69,351,205

COSTS AND EXPENSES:

  Cost of sales                                       64,129,511         86,752,375         64,032,260
  Selling, general and administrative expenses         4,446,724          5,941,599          4,759,843
  Interest expense                                       893,135          1,044,443            652,047
  Other (income) expense, net                            (56,900)           107,517            (18,867)
                                                    ------------       ------------       ------------
TOTAL COSTS AND EXPENSES                              69,412,470         93,845,934         69,425,283

LOSS BEFORE INCOME TAXES                              (1,167,087)        (2,761,305)           (74,078)

PROVISION FOR INCOME TAXES                                  --                 --                8,000
                                                    ------------       ------------       ------------
NET LOSS                                            $ (1,167,087)      $ (2,761,305)      $    (82,078)
                                                    ============       ============       ============

NET LOSS PER COMMON SHARE                           $       (.81)      $      (1.92)      $       (.06)
                                                    ============       ============       ============

See notes to consolidated financial statements.

                   SUN CITY INDUSTRIES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                           COMMON STOCK                               TREASURY STOCK
                                -----------------------------------                --------------------
                                                          CAPITAL
                                   SHARES                IN EXCESS      RETAINED                         LOAN TO
                                OUTSTANDING   AMOUNT       OF PAR       EARNINGS   SHARES     AMOUNT       ESOP
                                -----------   ------     ---------      --------   ------     -------      ----
Balance, January 29, 1994.....   2,276,116   $ 228,612   $ 1,070,286   $4,852,290  840,414  $(2,692,220) $(371,000)
Exercise of Stock Options.....                                             (4,069)  (3,250)      10,020
Payment of ESOP loan
 (Note M).....................                                                                              53,000
Net Loss......................                                            (82,078)
                                 ---------   ---------   -----------   ----------  -------  -----------  ---------
Balance, January 28, 1995.....   2,276,116     228,612     1,070,286    4,766,143  837,164   (2,682,200)  (318,000)
Payment of ESOP loan
 (Note M).....................                                                                              53,000
Net loss......................                                         (2,761,305)
                                 ---------   ---------   -----------   ----------  -------  -----------  ---------
Balance, February 3, 1996.....   2,276,116     228,612     1,070,286    2,004,838  837,164   (2,682,200)  (265,000)
Purchase of Treasury
 Shares.......................                                                       9,800      (34,300)
Exercise of Stock Options.....                               (28,565)              (18,750)      62,940
Payment of ESOP loan
 (Note M).....................                                                                              53,000
Net Loss......................                                         (1,167,087)
                                 ---------   ---------   -----------   ----------  -------  -----------  ---------
Balance, February 1, 1997.....   2,276,116   $ 228,612   $ 1,041,721   $  837,751  828,214  $(2,653,560) $(212,000)
                                 =========   =========   ===========   ==========  =======  ===========  =========


See notes to consolidated financial statements.

                   SUN CITY INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   FEBRUARY 1,       FEBRUARY 3,       JANUARY 28,
                                                      1997               1996              1995
                                                   -----------       -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                         $(1,167,087)      $(2,761,305)      $   (82,078)

ADJUSTMENTS TO RECONCILE NET LOSS
  TO NET CASH PROVIDED BY (USED IN) OPERATING
  ACTIVITIES:

  Depreciation and Amortization                        521,174           822,516           645,004
  Provision for losses on accounts receivable          485,607           324,818           123,549
  Loss on sale of fixed assets                          33,546           153,885
  Change in assets and liabilities net of
    effects from acquisitions:
    Accounts and trade notes receivable                772,442           (91,790)          119,786
    Inventories                                        420,606           667,844          (300,026)
    Prepaid expenses                                    (8,809)          176,912            (2,674)
    Other assets                                      (232,498)          944,327          (262,047)
    Accounts payable                                  (315,480)          878,721          (611,577)
    Accrued expenses                                   170,770            68,340          (103,128)
    Income taxes payable                                  --              (8,000)           (8,000)
    Deferred compensation payable                       24,078          (106,247)          114,400
                                                   -----------       -----------       -----------

  TOTAL ADJUSTMENTS                                  1,871,436         3,831,326          (284,713)
                                                   -----------       -----------       -----------
NET CASH PROVIDED BY (USED IN) OPERATING
ACTIVITIES                                             704,349         1,070,021          (366,791)
                                                   -----------       -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of fixed assets                   168,930         1,214,255
  Capital expenditures                                (452,598)         (589,232)         (949,100)
  Payment for acquisitions                                              (350,000)
  Repayment of notes receivable                         13,511            14,621
                                                   -----------       -----------       -----------
NET CASH (USED IN) PROVIDED BY
  INVESTING ACTIVITIES                                (270,157)          289,644          (949,100)
                                                   -----------       -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable and
    subordinated debt                                  275,384           556,052         1,462,479
  Principal payments on notes payable               (1,738,280)       (1,661,440)         (283,539)
  Proceeds from loan receivable from ESOP               53,000            53,000            53,000
  Proceeds from exercise of options                         75                               5,951
                                                   -----------       -----------       -----------
NET CASH (USED IN) PROVIDED BY
FINANCING ACTIVITIES                                (1,409,821)       (1,052,388)        1,237,891
                                                   -----------       -----------       -----------
NET (DECREASE) INCREASE IN CASH AND
EQUIVALENTS                                           (975,629)          307,277           (78,000)

CASH AND EQUIVALENTS,
  Beginning of year                                    760,885           453,608           531,608
                                                   -----------       -----------       -----------
CASH AND EQUIVALENTS (CASH OVERDRAFT),
  End of year                                      $  (214,744)      $   760,885       $   453,608
                                                   ===========       ===========       ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:
  Cash paid during the year for:
    Interest                                       $   893,135       $ 1,044,443       $   652,047
                                                   -----------       -----------       -----------

    Income taxes                                   $         0       $         0       $    17,000
                                                   -----------       -----------       -----------

See notes to consolidated financial statements.

      SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During fiscal year 1996, the Company acquired Sheppard Food Service, Inc. for $1,350,000. The cost in excess of the fair value of the net assets acquired was $450,000. The following is a summary of the net assets acquired:

               Accounts Receivable                      $  958,671
               Inventories                                 777,652
               Prepaid Expenses                             16,496
               Fixed Assets, net                             5,779
               Other Assets                                  3,100
                                                        ----------
                                                         1,761,698

               Assumption of Liabilities                  (861,698)
                                                        ----------
               Cash Paid                                $  900,000
                                                        ==========

During fiscal year 1995, the Company determined the final purchase price for the business purchased in fiscal year 1994. The Company signed a note payable in the amount of $731,442 payable over the next five years.

During fiscal year 1995, the Company entered into a capital lease agreement in the amount of $555,374 for an egg processor.

                   SUN CITY INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        YEARS ENDED FEBRUARY 1, 1997, FEBRUARY 3, 1996 & JANUARY 28, 1995

A.      GENERAL:

NATURE OF OPERATIONS

        Sun City Industries, Inc. (referred to herein as "Sun City" or the "Company") and its subsidiaries distribute a broad line of food and related products through operating centers in New Jersey, Georgia and principally in Florida.

GOING CONCERN

        The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, during the years ended February 1, 1997 and February 3, 1996, the Company incurred net losses of $1,167,087 and $2,761,305, respectively, and as of February 1, 1997 the Company had a stockholders' deficit of $758,476. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

        The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. As described in Note F, the Company is not in compliance with several provisions of its line of credit agreement and the lender has placed significant operating and financing restrictions on the Company pursuant to a forbearance agreement. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to comply with the terms and covenants of its financing agreements, to obtain additional financing or refinancing as may be required, and ultimately to attain successful operations. Management is continuing its efforts to obtain additional funds from investors so that the Company can meet its obligations and sustain operations. There can be no assurance, however, that management's efforts will ultimately be successful.

SIGNIFICANT CUSTOMER

        The Company has one significant customer which accounted for 9.3%, 7.5% and 9.5% of net sales for the fiscal years 1997, 1996 and 1995, respectively. The Company believes that its vulnerability to risk concentrations related to significant vendors and sources of its raw materials is not significant. Risk of geographical concentrations is also not significant.

 B.     SIGNIFICANT ACCOUNTING POLICIES:

 1)     Principles of Consolidation

        The consolidated financial statements include the accounts of Sun City Industries, Inc. and its wholly-owned subsidiaries. All significant intercompany profits, transactions and balances have been eliminated.

 2)     Use of Estimates

        The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 3)     Cash and Equivalents

        Cash and equivalents include cash on hand and short-term investments purchased with a maturity of three months or less.

 4)     Inventories

        All inventories are stated at the lower of cost (using the first-in, first-out and weighted average methods) or market.

 5)     Investment in Joint Ventures

        Investments in the Company's egg producing joint ventures are recorded at cost. Amounts received as distributions of the operations of these joint ventures are recorded as recoveries of such cost. Any gains from the final settlement of these joint ventures are recorded only after all cost is recovered; any losses are accrued at the time such losses can be reasonably estimated.

        During fiscal 1996, the Company disposed of its interests in these joint ventures.

 6)     Property, Plant and Equipment

        Property, plant and equipment are stated at cost. Depreciation is computed utilizing the straight-line method over the estimated useful lives of the assets as follows:

               Land improvements                   10 to 20 years
               Buildings                           17 to 33 1/3 years
               Building improvements               3 to 20 years
               Machinery and equipment             3 to 20 years

        Gains and losses arising from disposals of properties are included in current operations.

 7)     Unamortized Costs in Excess of Net Assets Acquired

        Costs in excess of net assets acquired ("Goodwill") are being amortized using the straight-line method over 20 to 25 years. Amortization of Goodwill was $87,173 and $74,890 for the years ended February 1, 1997 and February 3, 1996, respectively. The Company reviews Goodwill for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The amount of impairment, if any, in unamortized Goodwill is measured based on projected future results of operations. Actual results could differ from those estimates and the differences could be material. Management believes that there has been no impairment in the carrying amount of Goodwill.

 8)     Fair Value of Financial Investments

        Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosure about Fair Value of Financial Instruments," requires disclosure of the fair value of financial instruments, both assets and liabilities, recognized and not recognized in the consolidated balance sheets of the Company, for which it is practicable to estimate fair value. The estimated fair values of financial instruments which are presented herein have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgement is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of amounts the Company could realize in a current market exchange.

        The following methods and assumptions were used to estimate fair value:

        - the carrying amounts of cash and equivalents, receivables and accounts payable approximate fair value due to their short term nature;

        - the carrying amounts of short-term and long-term debt approximate fair value as the majority of such debt bears interest based on either a market interest rate or variable interest rate.

 9)     Long-Lived Assets

        The Company has adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", in fiscal year 1997. This standard requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The adoption of this standard did not have a significant effect on the Company's consolidated results of operations or financial position.

10)     Stock-Based Compensation

        The Company currently accounts for its stock-based compensation plans using the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25").

        In 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation". Under the provisions of SFAS No. 123, companies can elect to account for stock-based compensation plans using a fair value based method or continue measuring compensation expense for those plans using the intrinsic value method prescribed in APB 25. SFAS No. 123 requires that companies electing to continue using the intrinsic value method must make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied. The adoption of SFAS No. 123 had no material effect in the Company's 1997 consolidated financial statements.

11)     New Accounting Pronouncement

        In March 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share". SFAS No. 128 supersedes Accounting Principles Board Opinion No. 15 and simplifies the accounting standards used in calculating earnings per share. SFAS No. 128 requires that basic earnings per share be calculated by a numerator of income available to common shareholders divided by a denominator of weighted-average shares outstanding. Diluted earnings per share is calculated by a numerator of income available to common shareholders plus effects of convertible securities divided by a denominator of weighted-average shares outstanding plus potential common shares. SFAS No. 128 will apply to the Company for the year ended January 31, 1998. The Company does not believe the adoption of SFAS No. 128 will have a material effect on the Company's earnings per share.

12)     Income Taxes

        The Company recognizes certain income and expenses in different periods for financial reporting and income tax purposes in accordance with SFAS No. 109, "Accounting for Income Taxes".

13)     Reclassifications

        Certain amounts in the prior year financial statements have been reclassified to conform to the current year's presentation.

C.      ACCOUNTS AND NOTES RECEIVABLE:

        Trade accounts and notes receivable consist of the following:

                                              1997             1996
                                           ----------       ----------
               Receivables:
                   Trade                   $5,400,416       $6,395,496
                   Other                      580,728          569,597
                                           ----------       ----------
                                            5,981,144        6,965,093
               Less: Allowance for
                   doubtful accounts         (460,000)        (185,900)
                                           ----------       ----------
                                           $5,521,144       $6,779,193
                                           ==========       ==========

        The following is an analysis of the allowance for doubtful accounts for the fiscal years 1997 and 1996:

                                               1997             1996
                                             --------         --------
               Balance, beginning of year    $185,900         $178,619
               Provision for doubtful
                    accounts                  485,607          324,818
               Uncollectible accounts
                    written off              (211,507)        (317,537)
                                           ----------       ----------
               Balance, end of year          $460,000         $185,900
                                           ==========       ==========

        The long-term note receivable consists of a mortgage note bearing interest at 9% payable monthly. As of February 1, 1997, the carrying amount of the note receivable approximated its fair value.

        Substantially all receivables are pledged as collateral for certain debt (see Note F).

D.      INVENTORIES:

        The major components of inventories are as follows:

                                           1997             1996
                                        ----------       ----------
            Dairy and related products  $1,424,884       $1,818,022
            Produce                        291,804          318,717
            Seafood                        618,299          618,854
                                        ----------       ----------
            Total                       $2,334,987       $2,755,593
                                        ==========       ==========

        Substantially all inventories are pledged as collateral for certain debt (see Note F).

E.      OTHER ASSETS:

        Other assets consist of the following components:

                                               1997                1996
                                            --------            --------
        Officers' Life Insurance            $173,084            $128,181
        Organizational Costs                 100,448             143,628
        Recoverable Deposits                  70,010             114,612
        Other                                103,798             167,259
                                            --------             -------
        Total                               $447,340            $553,680
                                            ========            ========

        The Company pays the premiums on certain life insurance policies that insure the lives of key executives and are payable to the executives' designated beneficiaries in the event of their deaths. The policies, with a total face amount of $1,925,000 have been assigned to the Company to the extent necessary to repay all premiums.

        In addition, the Company pays the premiums for other executives' policies as a means to fund certain deferred compensation obligations.

F.      DEBT:

        Debt consists of the following:

                                                          1997           1996
                                                       ----------     ----------
        $7,500,000 line of credit, expires
        March 1998, interest at 4.25% over prime
        (12.50% at February 1, 1997) payable
        daily based upon accounts receivable
        collections, collateralized by the
        Company's accounts receivable, inventory,
        machinery and equipment.                      $4,728,697     $5,950,000

        Mortgage note payable, interest at 9.5%
        payable quarterly, due in April
        1997, collateralized by property.                 24,527        117,074

        Notes payable, interest at 9.5%
        collateralized by machinery and leasehold
        improvements.                                          0        102,200

                                                          1997           1996
                                                        --------      ---------
        Notes payable to former Gulf Coast
        shareholders, interest at 7.75% payable in
        quarterly installments commencing March
        1996 through December 1999.                      558,865        745,154

        Notes payable, interest at 8.0% payable
        monthly, due in installments through
        December 1998, collateralized by computer
        system.                                           15,521         22,056

        Notes payable, bearing interest between
        8.5% and 10.25% payable monthly,
        due in installments through November 1999,
        collateralized  by trucks and equipment.         387,802        236,624

        Notes payable, interest at 1.5% over prime,
        payable monthly, due in installments
        through December 1998, collateralized by
        equipment.                                        14,545         19,746

        Five year, Senior Subordinated Convertible
        Debentures, interest at 8% payable
        semi-annually, convertible into common
        stock at $3.25 per share.                        700,000        700,000

        Five year, Senior Subordinated Convertible
        Debentures, interest at 9% payable
        semi-annually, convertible into common
        stock at $5.125 per share.                       700,000        700,000
                                                      ----------     ----------

        Total debt                                     7,129,957      8,592,854

        Less current portion                           1,720,129        496,056
                                                      ----------     ----------
        Total long-term debt                          $5,409,828     $8,096,798
                                                      ==========     ==========

        The above mortgage and line of credit contain certain restrictive covenants, the more significant of which require the Company to maintain certain minimum levels of working capital and net worth. During fiscal 1997, the Company obtained loans from its principal lender in excess of the amounts allowed under the related agreements and defaulted on other covenants and provisions of the related lending agreements. On December 16, 1996, the Company and its principal lender executed a Forbearance Agreement pursuant to which the principal lender agreed to forbear from exercising its rights and remedies as a consequence of the defaults until the earlier of March 30, 1998 or the occurrence of any other event of default. The provisions of the Forbearance Agreement require that:
        (a) the Company remit all collections on accounts receivable to the principal lender, (b) the overadvance resulting from the excess loans (which amount aggregated $350,000 at February 1, 1997) be repaid in installments of $10,000 per week, (c) the interest rate for all obligations to the principal lender be increased to 4.25% over the prime rate, (d) the Company provide the lender real estate mortgages and deeds of trust encumbering certain real estate owned by the Company, and (e) the Company obtain the consent of the principal lender prior to making any payments on obligations relating to certain of the Company's acquisitions, among other restrictions and requirements.

        The Company failed to make the required semi-annual interest payment on the $1,400,000 Senior Subordinated Convertible Debentures. As a consequence of this ongoing default, these debentures are classified as current liabilities. The Company has accrued the related interest payable.

        The above carrying cost approximates the fair market value of long-term debt as of February 1, 1997.

        The aggregate maturities of long-term debt are as follows:

        FISCAL YEAR ENDING
        ------------------
             1998                    $1,720,129
             1999                     5,023,970
             2000                       230,649
             2001                        28,800
             Thereafter                 126,409
                                     ----------
             Total                   $7,129,957
                                     ==========

        G. INCOME TAXES:

        The Company provides for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Under SFAS No. 109, deferred tax liabilities are recognized for future taxable amounts and deferred tax assets are recognized for future deductions and operating loss carryforwards. A valuation allowance is recognized to reduce net deferred tax assets to the amounts that are more likely than not to be realized.

        The provision for income taxes is comprised of the following:

                                    1997              1996            1995
                                    ----              ----           ------

        Current State Tax           $  0              $  0           $8,000
                                    ====              ====           ======

        The net deferred tax balance at February 1, 1997 consisted of:

                                                 ASSETS             LIABILITIES         TOTAL
                                               ----------           -----------      ----------
        Tax loss carryforwards                 $2,110,560                            $2,110,560
        Accelerated depreciation for
         tax purposes                                                $(105,988)        (105,988)
        Allowance for bad debts                   174,807                               174,807
        Capitalization for tax purposes
         of inventory related costs                17,861                                17,861
        Deferred compensation                      46,780                                46,780
        Other                                                          (29,881)         (29,881)
        Less: Valuation allowance              (2,214,139)                           (2,214,139)
                                             ------------          -----------     ------------
        Total                                  $  135,869            $(135,869)      $        0
                                             ============          ===========     ============

        The net deferred tax balance at February 3, 1996 consisted of:

                                                 ASSETS             LIABILITIES         TOTAL
                                               ----------           -----------      ----------
        Excess tax amortization
         for non-compete agreement                $19,267                               $19,267
        Tax loss carryforwards                  1,589,710                             1,589,710
        Accelerated depreciation for
         tax purposes                                                $ (95,661)         (95,661)
        Allowance for bad debts                    63,212                                63,212
        Capitalization for tax purposes
         of inventory related costs                20,401                                20,401
        Deferred compensation                     120,757                               120,757
        Other                                                          (14,905)         (14,905)
        Less: Valuation allowance              (1,702,781)                           (1,702,781)
                                              -----------           ----------       ----------
        Total                                  $  110,566            $(110,566)      $        0
                                              ===========           ==========       ==========

        Reconciliations of the effective income tax rates to the U.S. statutory rates are summarized as follows:

                                              1997               1996           1995
                                             ------             ------         ------
        Statutory rate                       (34.0%)            (34.0%)        (34.0%)
        Increase (reduction) in valuation
          allowance                           34.0               35.2           26.0
        State income taxes                                                       7.1
        Other                                                    (1.2)          11.7
                                            ------             ------         ------
        Total                                  0%                 0%            10.8%
                                            ======             ======         ======

        The Company estimates that, after filing its 1997 tax return, it will have tax loss carryforwards of approximately $5,500,000 expiring in the years 2009 through 2012.

        H. COMMITMENTS:

        The Company leases land, building and equipment under operating leases.

        As of February 1, 1997, the Company's future minimum rental payments and sublease rental income for leases having an initial lease term in excess of one year were as follows:

                                                   DELIVERY
                                   BUILDINGS       AND OTHER        SUBLEASE
        FISCAL YEARS ENDING        AND LAND        EQUIPMENT         INCOME
        -------------------       ----------       ---------        --------
                1998              $  573,054       $226,183         $ 60,000
                1999                 397,886        127,781           60,000
                2000                 252,704          1,187           60,000
                                  ----------       --------         --------
                Total             $1,223,644       $355,151         $180,000
                                  ==========       ========         ========

        The above amounts include rentals under renewal options where management contemplates, with a high degree of assurance, that the option will be exercised. Lease terms require, in certain instances, that the Company pay property taxes, insurance, mileage charges and maintenance cost on the leased property. Rent expense for the years ended February 1, 1997, February 3, 1996 and January 28, 1995 was $895,880, $1,062,407 and
        $917,422, respectively, excluding mileage and other executory costs. These expenses are included in selling, general and administrative expenses in the accompanying consolidated statements of operations. For the years ended February 1, 1997 and February 3, 1996, sublease income was $67,500 and $67,175. There was no sublease income in fiscal year 1995.

        During 1995, the Company entered into an employment agreement with Gregg
        M. Leslie pursuant to which the employee is paid an annual salary of $15,000 plus one-third of Sun City Produce, Inc.'s net income before taxes. The initial term of the agreement ends on June 30, 2000. For the fiscal year ended 1997 and 1996, salary expense under this employment agreement was $162,199 and $79,834, respectively. As of February 1, 1997, advances to this employee in excess of his earnings were approximately $71,000. If the Company terminates Mr. Leslie without cause, as defined, the Company shall be obligated to pay Mr. Leslie severance compensation in an amount equal to one-third of an amount computed as five times the average net income before income taxes of Sun City Produce, Inc. for the two immediately preceding fiscal years. Also, Mr. Leslie has the option to forego such severance compensation and purchase all of the capital stock of Sun City Produce, Inc. from the Company. The purchase price is two-thirds of an amount computed as five times the average net income before income taxes of Sun City Produce, Inc. for the two immediately preceding fiscal years plus the book value of Sun City Produce, Inc. on the closing date.

        I. STOCKHOLDERS' EQUITY:

        1982 Stock Option Plan - In June 1982, the stockholders approved an incentive stock option plan for officers, directors, and key employees. Under the plan, options for 262,500 common shares may be granted to purchase common shares at no less than 100% of the fair market value at date of grant.

        1994 Stock Option Plan - In June 1994, the stockholders approved another incentive stock option plan for officers, directors, and key employees. Under the plan, options for 225,000 common shares may be granted to purchase common shares at not less than 100% of the fair market value at the date of grant.

        Options terminate, except to a limited extent, in the event of retirement, disability, death of the optionee or termination of employment. Options granted under these plans are exercisable at various amounts per share and become exercisable at the rate of 20% each year beginning one year after date of grant and expire ten years after date of grant.

        Activity relating to this option plan is summarized as follows:

                                             1982 PLAN                1994 PLAN
                                        --------------------   ----------------------

        Outstanding at 1/29/94          240,750  $1.833-3.50                        -
        Granted                          20,000   3.00 -5.00     75,000        $3.875
        Exercised                        (3,250)       1.833
        Forfeited                        (1,500)       1.833
                                       --------  -----------   --------  ------------
        Outstanding at 1/28/95          256,000   1.833-5.00     75,000         3.875
        Granted                               -                  45,000   4.125-5.125
        Exercised                             -                       -
        Forfeited                       (42,500) 1.833-2.875
                                       --------  -----------   --------  ------------
        Outstanding at 2/3/96           213,500   1.833-5.00    120,000   3.875-5.125
        Granted                               -                       -
        Exercised                       (18,750)       1.833          -
        Forfeited                       (12,500)   3.00-5.00    (10,000)        5.125
                                       --------  -----------   --------  ------------
        Outstanding at 2/1/97           182,250  $1.833-5.00    110,000  $3.875-5.125
                                       ========                ========

        At February 1, 1997, February 3, 1996 and January 28, 1995, options for 217,750, 213,000 and 166,300 shares, respectively, were exercisable.

        J. ACQUISITIONS:

        Effective February 27, 1995, the Company acquired substantially all the assets and liabilities of Sheppard Distributors, Inc. ("Sheppard") which was accounted for using the purchase method of accounting. Sheppard is a foodservice company serving a broad range of customers. Product lines include seafood, meats, poultry, produce and various frozen foods. The initial purchase price consisted of the acquisition of $1,761,698 in assets, payable $900,000 in cash and the assumption of $861,698 in liabilities. The results of operations of Sheppard are included in the consolidated statement of operations from the date of acquisition.

        The following unaudited pro-forma consolidated results of operations for fiscal 1996 give effect to the acquisition of Sheppard as though it had occurred on January 29, 1995:

        Sales and operating revenues           $91,876,376
        Net loss                               ($2,797,860)
        Loss per common share                       $(1.94)

        The unaudited pro-forma information is not necessarily indicative of results of operations that would have occurred had the purchase been made at January 29, 1995, or of future results of operations of the Company.

        The initial purchase price was funded through borrowings under the Company's revolving credit and term loan agreement. The Company is obligated to pay an additional amount to the sellers based on net profits earned by this division computed as four and one-half times the average annual net profit up to $400,000, and five and one-half times the average annual net profit over $400,000, generated by this division over the three year period beginning on the acquisition date. This amount is payable in annual increments of twenty-five percent of the net aggregate price at the end of the first and second years after closing, fifty percent of the recomputed net aggregate price at the end of the third year after closing and the balance payable one year after the final computation, secured by fixed assets and guaranteed by the Company. During fiscal 1997, the Company paid $252,500 based upon this calculation and recorded this amount as an addition to excess of purchase price over fair value of net assets acquired. The total estimated remaining payments will be approximately $750,000.

        The excess of the purchase price over the fair value of the tangible and identifiable intangible net assets acquired is being amortized over twenty-five years using the straight-line method.

        K. DISPOSAL OF ASSETS:

        During fiscal 1996, management implemented several strategic measures. These measures included the disposition of three egg operations and related egg production joint venture investments.

        In September 1995, the Company disposed of its Spring Grove, Pennsylvania egg operations and related joint venture investment. In December 1995, the Company disposed of its Burgaw, North Carolina egg operations and related joint venture investment and in January 1996, the Company disposed of its Jarratt, Virginia egg operations.

        As a result of these sales and the operating losses sustained by these operations during fiscal 1996, the Company recorded losses of approximately $1,600,000 of which approximately $720,000 resulted from the disposition of approximately $3,100,000 of assets. During the year these operations generated approximately $19,900,000 in sales revenues.

        L. LOSS PER COMMON SHARE:

        Loss per common share is based on the weighted average number of common shares outstanding.

        The average shares used in calculating loss per common share were 1,447,902, 1,438,952 and 1,437,165 for years ending February 1, 1997,
        February 3, 1996 and January 28, 1995, respectively.

        Common stock equivalents were excluded from the calculation of loss per common share for the years ending February 1, 1997, February 3, 1996 and January 28, 1995 because the effect would have been antidilutive.

        M. EMPLOYEE BENEFIT PLANS:

        The Company has established an Employee Stock Ownership Plan ("ESOP") to acquire shares of the Company's stock for the future benefit of its employees. The ESOP covers all permanent employees who satisfied the age and length of service requirements. Contributions to the Plan are made at the discretion of the Board of Directors. During fiscal 1997, 1996 and 1995, the Company contributed $91,000, $120,000 and $120,000, respectively, to the ESOP.

        During fiscal 1991, the Company sold 187,500 shares of its common stock to the ESOP for $531,125 financed with a ten year $530,000 term loan with interest at the same rate charged to the Company by its primary lender.

        N. SEGMENT REPORTING:

        The Company is principally engaged in the business of distributing basic food products. Revenues from the Company's customers, which includes national and regional supermarket chains, were as follows for the three fiscal years:

                                      1997            1996            1995
                                      ----            ----            ----

             Foodservice              90.7%           71.4%           59.2%
             Egg division & other      9.3%           28.6%           40.8%

        O. LEGAL MATTERS:

        The Company is engaged in ordinary routine litigation incidental to its business. The Company does not believe that the ultimate outcome of such litigation will have a material adverse effect on its consolidated financial position or results of operations.

                   SUN CITY INDUSTRIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                                AUGUST 2,         FEBRUARY 1,
                                                                  1997               1997
                                                              ------------       ------------
ASSETS
CURRENT ASSETS:
Accounts and trade notes receivable, less allowance
  for doubtful accounts of approximately $477,000
  and $460,000, respectively                                  $  5,006,703       $  5,521,144
Inventories                                                      2,028,055          2,334,987
Notes receivable - current portion                                  16,950             18,927
Prepaid expenses                                                   107,969            218,838
                                                              ------------       ------------
TOTAL CURRENT ASSETS                                             7,159,677          8,093,896

PROPERTY, PLANT AND EQUIPMENT:
Land and improvements                                              108,133            108,133
Buildings and improvements                                         555,951            499,917
Machinery and equipment                                          1,568,316          2,243,175
                                                              ------------       ------------
                                                                 2,232,400          2,851,225

Less accumulated depreciation                                   (1,258,218)        (1,319,437)
                                                                   974,182          1,531,788
Properties held for sale                                           512,148            504,849
Long-term notes receivable                                          81,060             88,308
Excess of purchase price over fair value
  of net assets acquired                                           908,278          1,780,836
Other assets                                                       359,577            447,340
                                                              ------------       ------------
TOTAL                                                         $  9,994,922       $ 12,447,017
                                                              ============       ============
                                                                AUGUST 2,         FEBRUARY 1,
                                                                  1997               1997
                                                              ------------       ------------
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Cash overdraft                                                $    154,364            214,744
Accounts payable                                                 4,997,092          5,003,332
Accrued expenses                                                 1,236,189            734,354
Current portion of long-term debt                                1,886,177          1,720,129
                                                              ------------       ------------
TOTAL CURRENT LIABILITIES                                        8,273,822          7,672,559

DEFERRED COMPENSATION PAYABLE                                         --              123,106
LONG-TERM DEBT                                                   4,256,540          5,409,828
STOCKHOLDERS' EQUITY:
  Common stock, $.10 par value 3,000,000
    shares authorized; 2,276,116 shares
    issued                                                         227,612            227,612
  Capital in excess of par value                                 1,041,721          1,041,721
  Retained earnings                                               (979,213)           837,751
                                                              ------------       ------------
                                                                   290,120          2,107,084
  Less: Treasury stock at cost, 828,214
    shares                                                      (2,653,560)        (2,653,560)
  Less: Receivable for common stock sold to ESOP                  (172,000)          (212,000)
TOTAL STOCKHOLDERS' DEFICIT                                     (2,535,440)          (758,476)
                                                              ------------       ------------
TOTAL                                                         $  9,994,922       $ 12,447,017
                                                              ============       ============

See notes to consolidated financial statements.


                   SUN CITY INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                           SIX MONTHS ENDED             THREE MONTHS ENDED
                                      -------------------------      ------------------------
                                        AUGUST 2,    AUGUST 3,        AUGUST 2,     AUGUST 3,
                                          1997          1996             1997         1996
                                      -----------   -----------      -----------  -----------
Sales                                 $34,326,102   $34,532,847      $15,005,833  $15,177,943
Costs and Expenses
  Cost of goods sold                   29,650,798    29,343,376       13,007,924   12,931,538
  Operating expenses                    2,396,385     2,496,561        1,045,673    1,066,217
  Selling, general and
     administrative expenses            2,331,218     2,150,080        1,187,905      964,029
  Provision for loss on planned
     disposal of subsidiary             1,280,967                      1,280,967
  Interest expense                        467,362       418,041          228,925      201,784
  Other expense, net                       16,336         8,024           15,042       14,154
                                      -----------   -----------      -----------  -----------
Total Cost and Expenses                36,143,066    34,416,082       16,766,436   15,177,722

(Loss) Earnings
  Before Income Taxes                  (1,816,964)      116,765       (1,760,603)         221

Provision For Income Taxes                    -0-           -0-              -0-          -0-
                                      -----------   -----------      -----------  -----------
Net (Loss) Earnings                   $(1,816,964)  $   116,765      $(1,760,603) $       221
                                      ===========   ===========      ===========  ===========
Net (Loss) Earnings Per
   Common Share                            $(1.25)         $.08           $(1.22)           -
                                      ===========   ===========      ===========  ===========

See notes to consolidated financial statements.

                   SUN CITY INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                       SIX MONTHS ENDED
                                                               -------------------------------
                                                                AUGUST 2,            AUGUST 3,
                                                                  1997                  1996
                                                               ---------             ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) earnings                                          $(1,816,964)           $  116,765
ADJUSTMENTS TO RECONCILE NET EARNINGS
  TO NET CASH PROVIDED BY
  OPERATING ACTIVITIES:
Depreciation                                                     206,652               184,797
Amortization of excess of purchase price
  over fair market value of net assets
  acquired                                                        45,797                83,213
Provision for losses on accounts receivable                      123,898               118,980
Change in assets and liabilities:
  Decrease in trade accts receivable                             390,543             2,392,042
  Decrease in inventories                                        306,932                22,281
  Decrease (increase) in prepaid expenses                        110,869              (147,319)
  Decrease (increase) in other assets                            914,524              (302,026)
  Decrease in accounts payable                                    (6,240)           (1,183,108)
  Increase (decrease) in accrued expenses                        501,835              (286,760)
  (Decrease) increase in deferred comp payable                  (123,106)               12,000
                                                            ------------          ------------
TOTAL ADJUSTMENTS                                              2,471,704               894,100
                                                            ============          ============
NET CASH PROVIDED BY
  OPERATING ACTIVITIES                                        $  654,740           $ 1,010,865
                                                            ------------          ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of fixed assets                             343,655                 5,950
                                                            ------------          ------------

CASH PROVIDED BY
  INVESTING ACTIVITIES                                           343,655                 5,950
                                                            ------------          ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable                                    307,352                60,000
  Repayments on notes receivable                                   9,225                 5,148
  Principal payments on notes payable                         (1,294,592)           (1,468,890)
  Proceeds from receivable from ESOP                              40,000                53,000
  Proceeds from exercise of options                                    -                    75
                                                            ------------          ------------
NET CASH USED IN FINANCING ACTIVITIES                           (938,015)           (1,350,667)
                                                            ------------          ------------

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS                   60,380              (333,852)

(CASH OVERDRAFT) CASH AND EQUIVALENTS, Beginning of Year        (214,744)              760,885
                                                            ------------          ------------

(CASH OVERDRAFT) CASH AND EQUIVALENTS, End of Year            $ (154,364)          $   427,033
                                                              ==========           ===========

See notes to consolidated financial statements.

                   SUN CITY INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               SIX MONTHS ENDED AUGUST 2, 1997 AND AUGUST 3, 1996
                                   (UNAUDITED)

A. BASIS 0F PRESENTATION

INTERIM FINANCIAL INFORMATION

The accompanying unaudited condensed consolidated financial statements of Sun City Industries, Inc. and Subsidiaries have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information related to the Company's organization, significant accounting policies and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These unaudited condensed consolidated financial statements reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and the results of operations for the periods presented and the disclosures herein are adequate to make the information presented not misleading. Operating results for the interim periods presented are not indicative of the results that can be expected for a full year.

GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and in the normal course of business. As shown in the accompanying financial statements, during the six months ended August 2, 1997, the Company incurred a net loss of $1,816,964 and as of August 2, 1997 the Company had a stockholder's deficit of $2,535,440. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The financial statements do not included any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company is not in complianc with several provisions of its line of credit agreement and the lender has placed significant operating and financing restrictions on the Company pursuant to a forebearance agreement. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to comply with the terms and covenants of its financing agreements, to obtain additional financing or refinancing as may be required, and ultimately to attain successful operations.

B. NEW ACCOUNTING PRONOUNCEMENT

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards Number 128, "Earnings per Share" ("SFAS 128") which changes the method of calculating earnings per share. SFAS 128 requires the presentation of "basic" earnings per share and "diluted" earnings per share on the face of the income statement. Basic earnings per share is computed by dividing the net income available to common shareholders by the weighted average shares of outstanding common stock. The calculation of diluted earnings per share is similar to basic earnings per share except that the denominator includes dilutive common stock equivalents such as stock options and warrants. The statement is effective for financial statements for periods ending after December 31, 1997. The Company will adopt SFAS 128 in the fourth quarter of fiscal 1998, as early adoption is not permitted. The adoption of SFAS 128 is not expected to have an impact on the Company's earnings per share.

C. REVERSE ACQUISITION

On June 17, 1997, the Company entered into an Agreement and Plan of Merger (the "Agreement") with SeaSpecialties, Inc. ("SeaSpecialties"), a private company. Under the terms of the Agreement, upon completion of the merger, the shareholders of SeaSpecialties will own approximately 83% of the common stock of the combined entities. The transaction will be accounted for as a reverse acqusition and upon consummation SeaSpecialties will be the surviving entity. Also, SeaSpecialties entered into a Management Agreement to manage the Company until the merger is completed.

D. PROVISION FOR LOSS ON PLANNED DISPOSAL OF SUBSIDIARY

On August 31, 1997, the Company closed its subsidiary, Gulf Coast Foodservice, Inc. Management anticipates that as a consequence of terminating the operations of this subsidiary and disposing of its assets, the Company will incur a loss of approximately $1,300,000. Such loss has been provided for and the related impaired assets have been written down to estimated fair value in the accompanying condensed consolidated financial statements.

E. LITIGATION

On June 16, 1997, a suit was filed in Broward County, Florida, Circuit Court against Sun City's subsidiary, Sheppard Foodservice, Inc., and Sun City alleging a default by Sheppard Foodservice, Inc. in its obligations to make purchase price payments under the Jnauary 31, 1995 Asset Purchase Agreement under which Sheppard Foodservice, Inc. acquired its business from Sheppard Distributors, Inc., a Florida corporation now known as Page & McKean, Inc. Sun City is the guarantor of the obligations of Sheppard Foodservice under the Asset Purchase Agreement. The plaintiffs also sought a declaratory judgement that the alleged default released the plaintiffs from certain noncompete agreements given in connection with the Asset Purchase Agreement.

The complaint filed in the above litigation seeks only money damages relating to the payment due on May 27, 1997, which the plaintiffs estimated to be in excess of $150,000. Since the deferred portion of the purchase price under the Asset Purchase Agreement is not a fixed amount, but is computed with reference only to ongoing average annual net profits of Sheppard Foodservice, Inc., there is no fixed amount owed that could be accelerated because of the default, and the complaint does not seek any such remedy.

Should the plaintiff prevail in the litigation it is likely that the defendants would be unable to pay such a judgement and that Sheppard Foodservice, Inc. would suffer the total loss of its business through enforcement of such judgement and anticipated reaction by Sun City's primary lender, which holds a first security interest in the inventory and receivables of Sheppard Foodservice, Inc. In fiscal 1996-1997, Sheppard Foodservice had sales and operating revenue of $15,160,239, with a net profit of $300,700.

The parties have entered into settlement negotiations, and Sun City is hopeful that a settlement will be reached to defer the payment of such amounts until the closing of the Merger, but there can be no assurance that a settlement will occur.

                             PRO FORMA CONSOLIDATED

                              FINANCIAL STATEMENTS

                                   (UNAUDITED)

                            SUN CITY INDUSTRIES, INC.

                       INTRODUCTION TO UNAUDITED PRO FORMA

                              FINANCIAL INFORMATION

Pursuant to the Merger, shares of common stock of SeaSpecialties will be converted into 38,335,320 shares of common stock of Sun City. Upon consummation, SeaSpecialties will be the surviving entity. The transaction will be accounted for as a reverse acquisition and SeaSpecialties will be the acquiring entity. Concurrent with the Merger, Sun City will change its name to "SeaSpecialties, Inc." and will change its year-end to December 31. In conjunction with the Merger, Sun City agreed to sell the assets of Gulf Coast Foodservices, Inc. ("Gulf Coast"), a wholly owned subsidiary of Sun City, to the former shareholders of Gulf Coast in exchange for the cancellation of amounts owed to these shareholders.

The unaudited pro forma condensed balance sheet includes the financial position of SeaSpecialties as of June 30, 1997 and of Sun City as of August 2, 1997. The unaudited pro forma condensed statements of operations include the results of operations for the year ended December 31, 1996 and the six months ended June 30, 1997 for SeaSpecialties and the year ended February 1, 1997 and the six months ended August 2, 1997 for Sun City.

The historical financial statements have been adjusted to give effect to the Merger as if the Merger and sale of Gulf Coast had occurred as of June 30, 1997 for the pro forma condensed balance sheet and as of the beginning of the periods presented for the pro forma condensed statements of operations. Such pro forma adjustments are described in the accompanying notes to the pro forma financial statements, which should be read in conjunction with the pro forma financial statements. Such pro forma financial statements should also be read in conjunction with SeaSpecialties' and Sun City's historical financial statements and notes thereto appearing elsewhere herein.

The pro forma financial statements presented herein do not purport to be indicative of the actual financial position or results of operations had the Merger actually been consummated on the applicable dates, or of the future financial position or future results of operations which will result from the consummation of the Merger.

                            SUN CITY INDUSTRIES, INC.

                        PRO FORMA CONDENSED BALANCE SHEET

                                  JUNE 30, 1997

                                   (Unaudited)

                                           SUN CITY
                                             AS OF      SEASPECIALTIES
                                           AUGUST 2,     AS OF JUNE 30,     PRO FORMA
                                             1997            1997          ADJUSTMENTS         PRO FORMA
                                          -----------   ---------------   -------------       -----------
                 ASSETS
 CURRENT ASSETS:
    Cash and cash equivalents             $         -     $    89,041     $   190,418  (c)    $   279,459
    Accounts receivable, net                5,006,703       3,879,609               -           8,886,312
    Inventories                             2,028,005       3,544,313               -           5,572,368
    Prepaid  expenses and other current
       assets                                 124,919         108,811               -             233,730
                                          -----------     -----------      ----------         -----------
          Total current assets              7,159,677       7,621,774         190,418          14,971,869

 PROPERTY AND EQUIPMENT, net                  974,182       1,383,799                           2,357,981

 PROPERTIES HELD FOR SALE                     512,148               -               -             512,148
 DUE FROM SHAREHOLDER                               -       1,111,936               -           1,111,936
 EXCESS OF PURCHASE PRICE OVER FAIR           908,278               -         594,522  (a)      2,002,800
    VALUE OF NET ASSETS ACQUIRED                                              500,000  (b)
 DUE FROM RELATED PARTIES                           -         872,095               -             872,095
 NONCOMPETE AGREEMENT, net                          -         852,546               -             852,546
 OTHER ASSETS                                 440,637         235,998                             676,635
                                          -----------     -----------     -----------         -----------

          Total assets                    $ 9,994,922     $12,078,148     $ 1,284,940         $23,358,010
                                          ===========     ===========     ===========         ===========

                                   (Continued)

                           SUN CITY INDUSTRIES, INC.

                       PRO FORMA CONDENSED BALANCE SHEETS

                                 JUNE 30, 1997

                                  (UNAUDITED)

                                           SUN CITY
                                             AS OF      SEASPECIALTIES
                                           AUGUST 2,     AS OF JUNE 30,    PRO FORMA
                                             1997            1997         ADJUSTMENTS         PRO FORMA
                                          -----------   ---------------  -------------       -----------
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Notes payable to bank                   $   -          $3,177,532    $(3,177,532) (d)     $         -
   Current portion of long-term debt        1,886,177             -      (1,400,000) (e)         528,574
                                                                             42,397  (d)

   Accounts payable                         5,151,456      2,078,096        186,628  (f)       7,416,180

   Accrued expenses                         1,236,189        521,221       (178,500) (e)       2,078,910
                                                                            500,000  (b)
                                          -----------    -----------    -----------          -----------
         Total current liabilities          8,273,822      5,776,849     (4,027,007)          10,023,664
                                          -----------    -----------    -----------          -----------
DEFERRED COMPENSATION                               -        516,226              -              516,226
                                          -----------    -----------    -----------          -----------

LONG-TERM DEBT                              4,256,540              -      3,135,135  (d)       7,391,675
                                          -----------    -----------    -----------          -----------

NONCOMPETE AGREEMENT                                -      1,175,649              -            1,175,649
                                          -----------    -----------    -----------          -----------
SHAREHOLDERS' EQUITY:
   Common stock                               227,612         11,359        453,560  (h)         464,919
                                                                           (227,612) (g)
   Additional paid-in capital               1,041,721        246,495         97,474  (f)               -
                                                                           (343,969) (h)
                                                                         (1,041,721) (g)
    Retained earnings                        (979,213)     4,351,570       (284,102) (f)       3,957,877
                                                                           (109,591) (h)
                                                                            979,213  (g)
                                          -----------    -----------    -----------          -----------
                                              290,120      4,609,424       (476,748)           4,422,796
                                          -----------    -----------    -----------          -----------

   Less- Treasury stock                    (2,653,560)             -      2,653,560  (g)               -
   Less- Receivable for common stock sold
      to ESOP                                (172,000)             -              -             (172,000)
                                          -----------    -----------    -----------          -----------

        Total liabilities and
          shareholders' equity            $ 9,994,922    $12,078,148    $ 1,284,940          $23,358,010
                                          ===========    ===========    ===========          ===========

       The accompanying notes to pro forma condensed financial statements are an integral part of these balance sheets.

                            SUN CITY INDUSTRIES, INC.

                  PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                   (Unaudited)

                                         SUN CITY     SEASPECIALTIES
                                       FOR THE YEAR    FOR THE YEAR
                                          ENDED            ENDED
                                        FEBRUARY 1,     DECEMBER 31,     PRO FORMA
                                           1997             1996        ADJUSTMENTS         PRO FORMA
                                       ------------   --------------   -------------       -----------
NET SALES                              $68,245,383      $35,020,777    $(10,062,851) (c)   $93,203,309

COST OF SALES                           64,129,511       27,426,266      (8,142,272) (c)    83,413,505
                                       -----------      -----------    ------------        -----------

    Gross profit                         4,115,872        7,594,511      (1,920,579) (i)     9,789,804

SELLING, GENERAL AND                     3,909,974        6,668,120        (490,690)         8,076,998
  ADMINISTRATIVE EXPENSES                                                (2,010,406) (c)

NONRECURRING CHARGES                       479,850          430,629               -            910,479
                                       -----------      -----------    ------------        -----------

       Income (loss) from operations      (273,952)         495,762         580,517            802,327

INTEREST EXPENSE                           893,135          357,160        (338,506) (j)       841,924
                                                                            (69,865) (c)
                                       -----------      -----------    ------------        -----------

         Income (loss) before           (1,167,087)         138,602         988,888            (39,597)
           provision for
           income taxes

PROVISION FOR INCOME TAXES                       -          199,772        (199,772) (n)             -
                                       -----------      -----------    ------------        -----------
         Net income (loss) before
           pro forma adjustments to     (1,167,087)         (61,170)      1,188,660            (39,597)
           reflect income taxes

PRO FORMA ADJUSTMENTS TO
  REFLECT INCOME TAXES (l)                       -         (147,796)        147,796 (n)              -
                                       -----------      -----------    ------------        -----------

         Net income (loss)             $(1,167,087)     $    86,626    $  1,040,864        $   (39,597)
                                       ===========      ===========    ============        ===========

NET LOSS PER SHARE                     $     (0.81)                                        $     (0.00)
                                       ===========                                         ===========
WEIGHTED AVERAGE SHARES
  OUTSTANDING                            1,447,889                                          46,491,900  (m)
                                       ===========                                         ===========

          The accompanying notes to pro forma financial statements are an integral part of these statements.

                            SUN CITY INDUSTRIES, INC.

                  PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

                  FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1997

                                   (UNAUDITED)

                                                         SEASPECIALITES
                                            SUN CITY      FOR THE SIX
                                           FOR THE SIX       MONTHS
                                          MONTHS ENDED       ENDED
                                            AUGUST 2,        JUNE 30,         PRO FORMA
                                              1997            1997           ADJUSTMENTS         PRO FORMA
                                          ------------   -------------       -----------        -----------
NET SALES                                 $34,326,102      $18,338,230       $(3,937,568) (c)   $48,726,764

COST OF SALES                              32,047,183       14,397,057        (3,377,900) (c)    43,066,340
                                          -----------      -----------       -----------        -----------

      Gross profit                          2,278,919        3,941,173          (559,668)         5,660,424

SELLING, GENERAL AND                        2,347,554        3,644,092          (231,666) (i)     4,933,633
  ADMINISTRATIVE EXPENSES                                                       (826,347) (c)

NONRECURRING CHARGES                        1,280,967                -        (1,280,967) (c)             -
                                          -----------      -----------       -----------        -----------

    Income (loss) from operations          (1,349,602)         297,081         1,779,312            726,791

INTEREST EXPENSE                              467,362          113,512          (197,557) (j)
                                                                                 (47,741) (c)       335,576
                                          -----------      -----------       -----------        -----------
    Income (loss) before provision for
      income taxes                         (1,816,964)         183,569           743,643            391,215

PROVISION FOR INCOME TAXES                          -                -            72,676  (k)        72,676
                                          -----------      -----------       -----------        -----------
    Income (loss) before pro forma
      adjustments to reflect income
      taxes                                (1,816,964)         183,569           670,967            318,539

PRO FORMA ADJUSTMENTS TO
  REFLECT INCOME TAXES (l)                          -           68,838                 -             68,838
                                          -----------      -----------       -----------        -----------

    Net income (loss)                     $(1,816,964)     $   114,731       $   670,967        $   249,701
                                          ===========      ===========       ===========        ===========

PRO FORMA NET INCOME (LOSS)
   PER SHARE                              $     (1.25)                                          $     0.01
                                          ===========                                           ===========

WEIGHTED AVERAGE SHARES
  OUTSTANDING                               1,447,889                                            46,491,900 (m)
                                          ===========                                           ===========

       The accompanying notes to pro forma condensed financial statements are an integral part of these statements.

                            SUN CITY INDUSTRIES, INC.

                          NOTES TO UNAUDITED PRO FORMA

                         CONDENSED FINANCIAL STATEMENTS

(a) Represents the net impact of eliminating "excess purchase price" previously reflected in the books and records of Sun City and the recording of the fair value of the assets received and liabilities assumed in connection with the Merger. The value of the acquisition was based on the fair value of the net assets acquired, as this method is most indicative of fair value of the acquired Company.

(b)  Represents estimated costs incurred in connection with the Merger.

(c) Represents the impact of the sale of Gulf Coast on the financial position and results of operations.

(d) Represents reclassification of long-term debt based on the terms of new financing offered in connection with the Merger.

(e) Represents conversion of bonds, together with accrued interest, to equity in connection with the Merger.

(f) Upon completion of the Merger, SeaSpecialties will terminate its S Corporation status. Adjustments represent final S Corporation distributions and reclassification of undistributed amounts to additional paid-in capital.

(g) Represents the elimination of Sun City's shareholders' equity to reflect the Merger.

(h) Represents the conversion of bonds and SeaSpecialties common stock into the common stock of Sun City.

(i) Represents the impact of contractually reducing Sun City's officers salaries, benefits and deferred compensation in connection with the Merger.

(j) Represents reduction of interest expense related to the conversion of bonds to equity and new financing entered into in connection with the Merger.

(k) Represents the tax effects of pro forma adjustments noted in Notes c, i and j, above.

(l) Prior to the Merger, SeaSpecialties was an S Corporation under the applicable provisions of the Internal Revenue Code. Accordingly, applicable taxable income was taxed directly to SeaSpecialties' shareholders. The financial statements reflect a provision (benefit) for income taxes at an estimated effective rate of 37.5% as if operations were taxable during the period.

(m) Net income (loss) per share and weighted average shares outstanding are determined based on the effects of an additional 45,044,001 shares of Sun City common stock issued in connection with the Merger.

(n)  Represents the reversal of the tax effects as a result of the Merger.

                              SEASPECIALTIES, INC.

                              FINANCIAL STATEMENTS

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors of
   SeaSpecialties, Inc.:

We have audited the accompanying balance sheets of SeaSpecialties, Inc. (a Florida corporation) as of December 31, 1996 and April 30, 1996 and 1995 and the related statements of operations, shareholders' equity and cash flows for the eight-month period ended December 31, 1996 and each of the three years in the period ended April 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SeaSpecialties, Inc. as of December 31, 1996 and April 30, 1996 and 1995 and the results of its operations and its cash flows for the eight-month period ended December 31, 1996 and each of the three years in the period ended April 30, 1996 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP



Miami, Florida,
   April 4, 1997 (except with respect to the matters discussed in Note 12, as to which the date is September 19, 1997).

                              SEASPECIALTIES, INC.

                                 BALANCE SHEETS
                                                                            APRIL 30,
                                                  DECEMBER 31,     ----------------------------
                                                      1996             1996             1995
                                                  ------------     -----------      -----------
                    ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                      $    40,484      $   182,658      $   377,602
   Accounts receivable, net of allowances for
      doubtful accounts of $61,338, $55,918,
      $25,066 at December 31, 1996 and
      April 30, 1996 and 1995, respectively         3,359,970        2,943,005        2,551,857
   Accounts receivable-related parties              1,053,000          941,000          612,000
   Inventories                                      3,482,116        3,875,563        4,279,517
   Prepaid expenses and other current assets          179,071           68,815          103,837
   Deferred income taxes                                -              118,418          116,026
                                                  -----------      -----------      -----------
        Total current assets                        8,114,641        8,129,459        8,040,839
                                                  -----------      -----------      -----------

PROPERTY AND EQUIPMENT, net                         1,123,377          998,271        1,197,059

DEFERRED INCOME TAXES                                   -              144,976           63,472

DUE FROM SHAREHOLDERS                               1,184,827        1,477,137        1,169,319

DUE FROM RELATED PARTIES                            1,035,495          891,162          337,874

NONCOMPETE AGREEMENT, net                             879,627          915,734          970,346

OTHER ASSETS                                          116,034          371,579          288,986
                                                  -----------      -----------      -----------

        Total assets                              $12,454,001      $12,928,318      $12,067,895
                                                  ===========      ===========      ===========

                                   (Continued)

                              SEASPECIALTIES, INC.

                                 BALANCE SHEETS

                                   (Continued)

                                                                              APRIL 30,
                                                 DECEMBER 31,       ----------------------------
                                                     1996              1996              1995
                                                 ------------       ----------       -----------
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Notes payable to bank                           $3,732,340       $3,453,218       $ 2,950,000
   Current portion of long-term debt                        -          162,500           150,000
   Accounts payable                                 2,185,120        2,346,268         1,692,796
   Accrued expenses                                   538,017          341,415           542,933
   Income tax payable                                       -          235,376           275,361
   Due to shareholder                                       -          108,057           118,196
                                                  -----------      -----------      ------------
         Total current liabilities                  6,455,477        6,646,834         5,729,286
                                                  -----------      -----------      ------------

LONG-TERM DEBT, net of current portion                      -                -           162,500
                                                  -----------      -----------      ------------

DEFERRED COMPENSATION                                 354,606          286,904           405,981
                                                  -----------      -----------      ------------

NONCOMPETE AGREEMENT                                1,126,396        1,062,638           983,649
                                                  -----------      -----------      ------------
COMMITMENTS AND CONTINGENCIES
   (Note 10)

SHAREHOLDERS' EQUITY:
   Common stock, Class B, $2 par value,
      5,000 shares authorized; none issued
      and outstanding                                       -                -                 -
   Common stock, Class A, $2 par value,
      20,000 shares authorized, 5,679.69
      shares issued and outstanding                    11,359           11,359            11,359
   Additional paid-in capital                         246,495          246,495           246,495
   Retained earnings                                4,259,668        4,674,088         4,528,625
                                                  -----------      -----------      ------------
                                                    4,517,522        4,931,942         4,786,479
                                                  -----------      -----------      ------------

         Total  liabilities and  shareholders'
            equity                                $12,454,001      $12,928,318      $12,067,895
                                                  ===========      ===========      ===========

              The accompanying notes to financial statements are an
                     integral part of these balance sheets.

                              SEASPECIALTIES, INC.

                            STATEMENTS OF OPERATIONS

                                                    EIGHT-MONTH PERIOD ENDED                         YEAR ENDED
                                                           DECEMBER 31                                APRIL 30,
                                                  ----------------------------    -------------------------------------------------
                                                      1996             1995            1996               1995             1994
                                                  -----------      -----------    -------------       -----------      ------------
                                                                   (UNAUDITED)
NET SALES:
   Sales                                          $18,438,754      $11,818,140      $26,590,488       $25,715,906      $26,610,620
   Related party sales                              4,216,000        7,519,123        6,370,000         5,500,000        4,000,000
                                                  -----------      -----------      -----------       -----------      -----------
      Total net sales                              22,654,754       19,337,263       32,960,488        31,215,906       30,610,620

COST OF SALES                                      17,687,101       15,025,616       26,021,986        24,022,958       23,487,425
                                                  -----------      -----------      -----------       -----------      -----------
      Gross profit                                  4,967,653        4,311,647        6,938,502         7,192,948        7,123,195
                                                  -----------      -----------      -----------       -----------      -----------

COSTS AND EXPENSES:
   Delivery                                           803,740          744,460        1,219,107         1,049,897        1,027,669
   Selling                                            860,124          719,170        1,124,324         1,149,841        1,180,016
   General and administrative                       3,469,889        2,552,827        4,103,300         4,350,029        3,669,478
                                                  -----------      -----------      -----------       -----------      -----------
      Income (loss) from operations                  (166,100)         295,190          491,771           643,181        1,246,032
                                                  -----------      -----------      -----------       -----------      -----------
OTHER INCOME (EXPENSE):
   Interest income                                     85,493           61,181           97,014            53,060           45,018
   Interest expense                                  (215,582)        (209,288)        (350,866)         (282,011)        (279,585)
   Other                                              (11,578)          29,876            1,919            21,142           (5,154)
                                                  -----------      -----------      -----------       -----------      -----------
      Total other income (expense)                   (141,667)        (118,231)        (251,933)         (207,809)        (239,721)
                                                  -----------      -----------      -----------       -----------      -----------

      Income (loss) before provision for
        income taxes                                 (307,767)         176,959          239,838           435,372        1,006,311

PROVISION FOR INCOME TAXES                            106,653           63,335           94,375           341,374          613,018
                                                  -----------      -----------      -----------       -----------      -----------
      Net income (loss) before pro forma
         adjustments to reflect income taxes         (414,420)         113,624          145,463            93,998          393,293

PRO FORMA ADJUSTMENTS TO REFLECT
   INCOME TAX BENEFIT (Note 2)                       (222,066)           -                -                 -                -
                                                  -----------      -----------      -----------       -----------      -----------

      Net income (loss)                           $  (192,354)     $   113,624      $   145,463       $    93,998      $   393,293
                                                  ===========      ===========      ===========       ===========      ===========

NET INCOME (LOSS) PER SHARE                       $    (33.87)     $     20.00      $     25.61       $     16.55      $     69.25
                                                  ============     ===========     ============       ===========      ===========

WEIGHTED AVERAGE SHARES OUTSTANDING                   5,679.69         5,679.69        5,679.69          5,679.69         5,679.69
                                                  ============     ============    ============       ===========      ===========

              The accompanying notes to financial statements are an
                       integral part of these statements.

                              SEASPECIALTIES, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

             FOR THE EIGHT-MONTH PERIOD ENDED DECEMBER 31, 1996 AND

                FOR THE YEARS ENDED APRIL 30, 1996, 1995 AND 1994

                                                             COMMON STOCK         ADDITIONAL
                                                         --------------------       PAID-IN        RETAINED
                                                          SHARES       AMOUNT       CAPITAL        EARNINGS           TOTAL
                                                         -------      -------     ----------     -----------       -----------
BALANCE, April 30, 1993                                  5679.69      $11,359      $ 84,602      $ 4,041,334       $ 4,137,295
    Forgiveness of related-party debt (see Note 10)         --           --         161,893             --             161,893
    Net income                                              --           --            --            393,293           393,293
                                                         -------      -------      --------      -----------       -----------
BALANCE, April 30, 1994                                  5679.69       11,359       246,495        4,434,627         4,692,481
    Net income                                              --           --            --             93,998            93,998
                                                         -------      -------      --------      -----------       -----------
BALANCE, April 30, 1995                                  5679.69       11,359       246,495        4,528,625         4,786,479
    Net income                                              --           --            --            145,463           145,463
                                                         -------      -------      --------      -----------       -----------
BALANCE, April 30, 1996                                  5679.69       11,359       246,495        4,674,088         4,931,942
    Net loss                                                --           --            --           (414,420)         (414,420)
                                                         -------      -------      --------      -----------       -----------
BALANCE, December 31, 1996                               5679.69      $11,359      $246,495      $ 4,259,668       $ 4,517,522
                                                         =======      =======      ========      ===========       ===========

              The accompanying notes to financial statements are an
                       integral part of these statements.

                              SEASPECIALTIES, INC.

                             STATEMENT OF CASH FLOWS

                                                      EIGHT-MONTH PERIOD ENDED                         YEAR ENDED
                                                            DECEMBER 31,                                APRIL 30,
                                                    ----------------------------      --------------------------------------------
                                                       1996            1995               1996             1995            1994
                                                    ---------      -----------        -----------       ---------      -----------
                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                 $(414,420)      $   113,624       $   145,463       $  93,998      $   393,293
   Adjustments to reconcile net income (loss)
     to net cash provided by (used in)
     operating activities-
       Depreciation of property and equipment          175,295           176,720           273,379         254,958          239,715
       Forgiveness of due from former shareholder      430,629              --                --              --               --
       Amortization of intangibles                      41,771            66,792            88,415          54,711           50,560
       Deferred income taxes                           263,394           (34,985)          (83,896)        (44,504)           2,799
       Accretion of discounts related to buy-out       131,455           106,609           159,913          44,394             --
   Change in assets and liabilities affecting
     cash flows from operating activities-
       (Increase) decrease in:
         Accounts receivable                          (528,965)       (1,724,950)         (652,921)        (80,283)        (457,568)
         Inventories                                   393,447          (298,193)          431,010        (708,832)         761,436
         Prepaid expenses and other current
           assets                                     (110,256)          (99,664)           35,022          28,881          139,136
         Other assets                                  249,881          (107,176)         (115,396)         37,330         (192,439)
       Increase (decrease) in:
         Accounts payable                             (161,143)          822,812           653,471         602,393         (500,303)
         Accrued expenses                              196,602          (370,110)         (201,518)        185,462          144,417
         Income tax payable                           (235,376)          (98,990)          (39,985)          1,780          273,581
         Deferred compensation                            --            (133,334)         (200,000)        361,586             --
                                                     ---------       -----------       -----------       ---------      -----------
             Net cash provided by (used in)
                operating activities                   432,314        (1,580,845)          492,957         831,874          854,627
                                                     ---------       -----------       -----------       ---------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Property and equipment acquisitions               (300,401)          (81,881)           (3,206)       (556,104)        (262,716)
    Acquisition, net of cash acquired                     --                --            (166,668)           --               --
    Advances to shareholder                           (138,319)             --            (307,818)       (220,196)        (518,966)
    Advances to related parties                       (144,333)         (323,315)         (553,288)         (7,263)        (226,242)
    Collection on advances to shareholders                --              99,907              --              --               --
                                                     ---------       -----------       -----------       ---------      -----------
               Net cash used in investing
                 activities                           (583,053)         (305,289)       (1,030,980)       (783,563)      (1,007,924)
                                                     ---------       -----------       -----------       ---------      -----------

                                   (Continued)

                              SEASPECIALTIES, INC.

                            STATEMENTS OF CASH FLOWS

                                   (Continued)

                                                      EIGHT-MONTH PERIOD ENDED                    YEAR ENDED
                                                            DECEMBER 31,                           APRIL 30,
                                                    --------------------------    -----------------------------------------
                                                        1996           1995          1996            1995           1994
                                                    -----------    -----------    -----------    -----------    -----------
                                                                   (UNAUDITED)
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from notes payable to bank             $ 3,000,000    $ 3,500,000    $ 3,000,000    $ 2,800,000    $ 4,000,000
    Repayment of notes payable to bank               (2,720,878)    (1,822,368)    (2,496,782)    (2,700,050)    (3,199,900)
    Repayment of long-term debt                        (162,500)      (162,500)      (150,000)      (150,000)      (276,218)
    Obligation under capital lease                         --             --             --             --          (36,906)
    Advances from shareholders                             --             --             --          (16,413)        79,467
    Payments on advances from shareholders             (108,057)        (1,299)       (10,139)      (116,967)          --
    Payments on advances from related parties              --             --             --             --         (219,058)
                                                    -----------    -----------    -----------    -----------    -----------
               Net cash provided by (used in)
                 financing activities                     8,565      1,513,833        343,079       (183,430)       347,385

               Net increase (decrease) in cash
                 and cash equivalents                  (142,174)      (372,301)      (194,944)      (135,119)       194,088

CASH AND CASH EQUIVALENTS, beginning of period          182,658        377,602        377,602        512,721        318,633
                                                    -----------    -----------    -----------    -----------    -----------

CASH AND CASH EQUIVALENTS, end of period            $    40,484    $     5,301    $   182,658    $   377,602    $   512,721
                                                    ===========    ===========    ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid during the year for:

      Interest                                      $   233,103    $   223,938    $   350,907    $   282,011    $   284,585
                                                    -----------    -----------    -----------    -----------    -----------

      Income taxes                                  $    80,000    $   260,980    $   217,000    $   210,000    $      --
                                                    ===========    ===========    ===========    ===========    ===========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
    FINANCING ACTIVITIES:
      Certain related party payables were forgiven in fiscal year 1994 (see Note 10).

      Effective April 4, 1995, the Company entered into a noncompete agreement with a certain shareholder (see Note 3).

              The accompanying notes to financial statements are an
                       integral part of these statements.

                              SEASPECIALTIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                  DECEMBER 31, 1996 AND APRIL 30, 1996 AND 1995

1.  ORGANIZATION:

SeaSpecialties, Inc. ("SeaSpecialties" or the "Company", formerly Florida Smoked Fish Company) is engaged in the processing and distribution of raw, smoked and pickled fish products and fresh seafood. The Company's market is principally in Florida and its customers include retailers, restaurants, hotel chains, cruise lines and an out-of-state affiliate. In May 1996, Florida Smoked Fish Company changed its name to SeaSpecialties and its year-end from April 30 to December 31.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

        CASH EQUIVALENTS-

The Company considers all highly liquid investments with a maturity of three months or less as of the date of purchase to be cash equivalents. At December 31, 1996 and April 30, 1996 and 1995, the Company had no cash equivalents.

        INVENTORIES-

Inventories consist primarily of unprocessed seafood and are stated at the lower of cost (first-in, first-out) or market. Processed fish accounted for approximately $350,000, $306,000 and $711,000 of the inventory balance at December 31, 1996 and April 30, 1996 and 1995, respectively.

        PROPERTY AND EQUIPMENT-

Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets as follows:

                                                    YEARS
                                                -------------

Machinery and equipment                              5-7
Furniture and fixtures                               5-7
Autos and trucks                                      5
Leasehold improvements                          Life of lease

      INCOME TAXES-

The provision for income taxes is based on the estimated tax rates for the applicable year. The Company follows Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 utilizes the liability method and deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on the changes in the deferred tax asset or tax liability from period to period.

Effective May 1, 1996, the Company became an S Corporation for income tax purposes. Accordingly, income, losses and related timing differences which arise in the recording of income and expense items for financial reporting and tax reporting purposes are included in the individual tax returns of the shareholders. The impact on the Company of becoming an S Corporation was an additional charge of $106,653, for the year ended December 31, 1996, reflecting the reversal of deferred income taxes.

The pro forma adjustment to reflect income taxes in the accompanying statements of operations is for informational purposes only. Income taxes have been provided at the estimated effective rate of 37.5% during the period in which the Company was an S Corporation. The pro forma adjustment includes an estimated income tax benefit and the reversal of the $106,653 charge discussed above.

        FINANCIAL INSTRUMENTS-

The carrying amount of cash and cash equivalents, accounts receivable, other assets, accounts payable, notes payable to bank, and long-term debt approximates fair value as of December 31, 1996 and April 30, 1996 and 1995.

        USE OF ESTIMATES-

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        NET INCOME (LOSS) PER SHARE-

Net income (loss) per common share and pro forma loss per common share have been computed by dividing net income (loss) by the weighted average number of common shares. The Company has no common stock equivalents.

        AMORTIZATION-

The noncompete is being amortized on a straight-line basis over 18 years, representing the term of the noncompete agreement. The Company continually evaluates whether later events and circumstances have occurred that indicate the remaining net book value may warrant revision or may not be recoverable.

        NEW ACCOUNTING PRONOUNCEMENT-

In March 1995, Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of ("SFAS 121") was issued. SFAS 121 establishes accounting standards for recording the impairment of long-lived assets, certain identifiable intangibles and goodwill. The Company adopted the provisions of SFAS 121 for the eight-month period ended December 31, 1996, as required, which did not have an impact on its results of operations and financial position.

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards Number 128, "Earnings per Share" ("SFAS 128") which changes the method of calculating earnings per share. SFAS 128 requires the presentation of "basic" earnings per share and "diluted" earnings per share on the face of the income statement. Basic earnings per share is computed by dividing the net income available to common shareholders by the weighted average shares of outstanding common stock. The calculation of diluted earnings per share is similar to basic earnings per share except that the denominator includes dilutive common stock equivalents such as stock options and warrants. The statement is effective for financial statements for periods ending after December 31, 1997. The Company will adopt SFAS 128 in the fourth quarter of 1997, as early adoption is not permitted. The adoption of SFAS 128 is not expected to have an impact on the Company's earnings per share.

3. BUY-OUT TRANSACTION:

On April 4, 1995, the Company and its three shareholders (all members of the same family) entered into a series of agreements to transfer ownership and control of the Company from two of the shareholders to its current shareholder-President. The President entered into an Option Agreement to purchase all of the shares held by one of the shareholders. The other shareholder contributed his entire ownership to a trust and upon his death, the President becomes the sole beneficiary of the trust. The Company also entered into various compensation, consulting, noncompete and transfer agreements (the "Agreements") with both former shareholders. As a part of the buy-out transaction, the selling shareholder resigned as an officer and director of the Company and retired from active management and currently serves in a consulting capacity. The other shareholder resigned as Chairman of the Board of Directors but remains an employee of the Company. Effective May 1, 1996, the President exercised his rights under the Option Agreement. The Company will make total annual payments under the Agreements as follows as of December 31, 1996:

                                   AGGREGATE
               YEARS                AMOUNT
            -----------           ----------
               1997               $  636,120
               1998                  586,120
               1999                2,061,120
               2000                  561,120
               2001                  479,793
            2002 - 2014            2,967,120

The present value of the future payments due under the deferred compensation and noncompete agreements have been reflected as liabilities in the accompanying balance sheets. The deferred compensation related to past services rendered and has been included in "General and Administrative" expense in the accompanying statement of operations for the fiscal year ended April 30, 1995. The noncompete agreement was recorded as an intangible asset and is being amortized over the 18-year term of the agreement.

As a result of the Agreements, the statements of operations include compensation, amortization and other related expenses. These expenses totaled approximately $592,000, $412,830 (unaudited), $1,127,000, $420,000 for the eight-month periods ended December 31, 1996 and 1995 and the years ended April 30, 1996 and 1995, respectively.

Also, in connection with the Agreements, the Company forgave certain amounts owed by a former shareholder. As a result, during the eight-month period ended December 31, 1996 the Company recorded a nonrecurring compensation expense of approximately $431,000, which has been included in "General and Administrative" expense in the accompanying combined statement of operations.

4.  PROPERTY AND EQUIPMENT, NET:

Property and equipment consist of the following:

                                                             APRIL 30,
                                    DECEMBER 31,    ---------------------------
                                       1996             1996            1995
                                    -----------     -----------     -----------
 Equipment                          $ 2,567,920     $ 2,366,420     $ 2,389,533
 Leasehold improvements                 279,225         279,225         279,225
 Construction in progress               102,204               -               -
                                    -----------     -----------     -----------
                                      2,949,349       2,645,645       2,668,758
 Less- Accumulated depreciation
         and amortization            (1,825,972)     (1,647,374)     (1,471,699)
                                    -----------     -----------     -----------
                                    $ 1,123,377     $   998,271     $ 1,197,059
                                    ===========     ===========     ===========

5.  ACCRUED EXPENSES:

Accrued expenses consist of the following:

                                                            APRIL 30,
                                    DECEMBER 31,   ----------------------------
                                       1996           1996              1995
                                    -----------    -----------      -----------
   Payroll and related accruals     $   381,334    $   281,004      $   511,416
   Other                                156,683         60,411           31,517
                                    -----------    -----------      -----------
                                    $   538,017    $   341,415      $   542,933
                                    ===========    ===========      ===========

6.  NOTES PAYABLE TO BANK:

The Company has a line of credit available through May 31, 1997, which provides for borrowings of up to $4,750,000 and includes a sub-limit of up to $1,500,000 to finance bankers acceptances as described below. Borrowings under this facility bear interest at the prime rate and are personally guaranteed by the Company's shareholders. As of December 31, 1996 and April 30, 1996 and 1995, the Company had approximately $2,232,000, $1,950,000 and $1,450,000, respectively, outstanding under this facility. The Company has agreed not to encumber any of its assets under the terms of this facility. Under the terms of the line of credit, the Company is required to, among other things, maintain certain financial ratios and minimum specified levels of tangible net worth and debt service coverage. As of December 31, 1996, the Company was in compliance with the debt covenants or had obtained waivers for events of noncompliance.

In addition to the borrowings discussed above, as of December 31, 1996 and April 30, 1996 and 1995, the Company had $1,500,000 in bankers acceptances outstanding. The acceptances are unsecured and bear interest at rates ranging from 6.88% to 7.11%, 6.55% to 7.15% and 7.90% to 8.05% as of December 31, 1996
and April 30, 1996 and 1995, respectively, and have maturities of six months from the date of issuance. The Company has agreed not to encumber inventories under the terms of these acceptances.

7.  RELATED-PARTY TRANSACTIONS:

        DUE TO/FROM SHAREHOLDERS-

Due to/from shareholders represents amounts that are unsecured, noninterest bearing and have no specified repayment term and, as a result, have been reflected as current liabilities or long-term assets as applicable. During the eight-month period ending December 31, 1996, the Company paid $108,057 to a former shareholder as repayment of his advance to the Company.

        DUE FROM RELATED PARTIES-

Due from related parties consists of the following:

                                                                APRIL 30,
                                       DECEMBER 31,     ------------------------
                                           1996            1996           1995
                                       -----------      ---------      ---------
  PSF Acquisition Corporation           $ 300,000       $ 294,094      $ 226,914
  Purity Products, Inc.                   425,000         256,221              -
  Suncoast Seafood Trading                199,900         230,660              -
  Affiliated Company                      100,595         100,595        100,595
  Other                                    10,000           9,592         10,365
                                       ----------       ---------      ---------
        Total due from related
          parties                      $1,035,495       $ 891,162      $ 337,874
                                       ==========       =========      =========

During fiscal year 1994, the Company made a $400,000 advance to PSF Acquisition Corp. ("PSF"), an affiliated company. The advance is unsecured, bears interest at prime plus 1% per annum (9.25% at December 31, 1996) and is due on written demand by SeaSpecialties. It has been reflected as a long-term asset as the repayment has not been scheduled. Also, the Company performs certain administrative functions on behalf of PSF. PSF reimburses the Company for these services on a monthly basis. The expenses are allocated based on time incurred on this affiliate by Company personnel. Management believes this allocation method is reasonable. Charges to PSF totaled approximately $172,000, $143,016 (unaudited), $219,000, $27,000 and $0 during the eight-month periods ended December 31, 1996 and 1995, and the years ended April 30, 1996, 1995, and 1994, respectively, and have been reflected as a reduction to "General and Administrative" expenses in the accompanying statements of operations.

The Company has advances to Purity Products, Inc. ("Purity") and to Suncoast Seafood Trading ("Suncoast"), both affiliated companies. The advance to Purity is unsecured and noninterest bearing. The advance to Suncoast is also unsecured and bears interest at 9.75%. Both are due on written demand by SeaSpecialties and have been reflected as long-term assets as no repayment dates have been scheduled.

Also, the Company has made advances to Hobojo Investment Company, an affiliated company. This advance is noninterest bearing and unsecured. The advance has no specified repayment terms and has been reflected as a long-term asset.

        SALES-

Sales to affiliates of the Company totaled approximately $4,216,000, $7,519,123 (unaudited), $6,370,000, $5,500,000 and $4,000,000 for the eight-month periods ended December 31, 1996 and 1995, and the years ended April 30, 1996, 1995 and 1994, respectively. Approximately $1,053,000, $941,000 and $612,000 of these sales remained outstanding as accounts receivable as of December 31, 1996 and April 30, 1996 and 1995, respectively.

        ROYALTIES-

The Company paid approximately $21,000, $30,667 (unaudited), $46,000, $50,000 and $50,000 in royalties to an affiliate for the use of a patented fish coloring procedure for the eight-month periods ended December 31, 1996 and 1995 and the years ended April 30, 1996, 1995 and 1994, respectively. The royalty agreement calls for certain payments to the affiliate based on the percentage of fish processed by the Company under the patented procedure.

        LEASES-

See Note 10 for a discussion of related party lease arrangements.

8.  EMPLOYEE BENEFIT PLANS:

The Company has a qualified 401(k) profit-sharing plan covering substantially all of its employees. Company contributions are discretionary in nature and approximated $10,000, $8,667 (unaudited), $13,000, $13,000 and $78,120 for the eight-month periods ended December 31, 1996 and 1995 and the years ended April 30, 1996, 1995 and 1994, respectively.

9.  INCOME TAXES:

The provision for income taxes consists of the following:

                     EIGHT-MONTHS
                        ENDED                   YEAR ENDED APRIL 30,
                     DECEMBER 31,     -----------------------------------------
                         1995            1996            1995           1994
                     -------------    ----------      ----------     ----------
                     (UNAUDITED)
    Current-
       Federal        $   94,282      $  141,423      $  367,569     $  562,043
       State              24,565          36,848          58,090         48,176
                      ----------      ----------      ----------     ----------
                         118,847         178,271         425,659        610,219
    Deferred             (55,512)        (83,896)        (84,285)         2,799
                      ----------      ----------      ----------     ----------
                      $   63,335      $   94,375      $  341,374     $  613,018
                      ==========      ==========      ==========     ==========

A reconciliation of the difference between provision for income taxes using the statutory federal tax rate and the Company's actual provision is as follows:

                                         EIGHT-MONTHS
                                            ENDED                   YEAR ENDED APRIL 30,
                                         DECEMBER 31,     -----------------------------------------
                                             1995            1996            1995           1994
                                         -------------    ----------      ----------     ----------
                                         (UNAUDITED)
    Provision using the statutory
       federal rate                       $   61,936      $   83,943      $  152,380     $  352,209
    Effect of state income taxes              10,652          15,978          38,920         31,130
    Effect of nondeductible expenses
       for income tax purposes                11,900          17,850         130,904         44,643
    Revenue agent review settlement                -               -               -        175,298
    Other                                    (21,153)        (23,396)         19,170          9,738
                                          ----------      ----------      ----------     ----------
                                          $   63,335      $   94,375      $  341,374     $  613,018
                                          ==========      ==========      ==========     ==========

Deferred taxes arise due to differences in the timing in reporting of certain income and expense items for book purposes and income tax purposes. A detail of the significant components of the deferred tax balances is as follows:

                                                            APRIL 30,
                                                  ----------------------------
                                                     1996              1995
                                                  ----------        ----------
 Allowance for doubtful accounts                  $   21,042        $    9,525
 Accruals                                              3,579            10,465
 Difference in capitalization of inventory
    costs                                             93,797            96,036
                                                  ----------        ----------
         Amount included in current assets        $  118,418        $  116,026
                                                  ==========        ==========
 Book/tax basis depreciation differences
    in fixed assets                               $    7,298        $  (90,823)
 Book/tax differences in capital lease                     -                 -
 Deferred compensation                               107,954           154,295
 Noncompete agreement                                 29,724                 -
                                                  ----------        ----------
         Amount included in long-term assets      $  144,976        $   63,472
                                                  ==========        ==========

10. COMMITMENTS AND CONTINGENCIES:

        LEASES-

The Company leases a building, which comprises its Dade County, Florida, facility from an affiliate. On August 1, 1996, the affiliate refinanced its mortgage payable through the United States Fisheries Obligation Guarantee Program (the "Program"). In connection with the refinancing arrangement, the Company entered into a new lease with the affiliate, which calls for payments by the Company to the affiliate to cover the affiliate's obligation under the terms of the mortgage payable. Under the Program, the affiliate entered into a promissory note to a bank in the amount of $988,209. The mortgage payable is due in sixty quarterly installments through August 1, 2001. The interest rate is equal to LIBOR plus .48% (6.0% at December 31, 1996). The promissory note is guaranteed by the United States of America. A guarantee fee of 1% is due annually. The obligation is also guaranteed by SeaSpecialties, Inc. and its shareholder. Collateral include the facility and certain equipment. As of December 31, 1996 and April 30, 1996 and 1995, the obligation under the mortgage payable amounted to $979,210, $949,061 and $991,310, respectively.

The Company also leases a building and equipment, which comprise its Broward County, Florida, facility from another affiliate. Effective August 1, 1994, the affiliate refinanced the balance outstanding under its Industrial Revenue Bond. In connection with the refinancing arrangement, the Company entered into a new lease with the affiliate, which calls for payments by the Company to the affiliate to cover the affiliate's obligations under the terms of the refinanced bond. Under the terms of the new agreement, the bond continues to bear interest at 70% of the prime rate. Commencing on September 1, 1994, the bond is payable in monthly equal principal installments of $7,200 plus interest. The principal amount of the bond, if any, outstanding on July 19, 1999, shall be payable in full on such date. The obligations under the bond continue to be guaranteed by SeaSpecialties and its shareholder.

As of December 31, 1996 and April 30, 1996 and 1995, the obligation under the bond amounted to $711,900, $769,500 and $855,900, respectively.

As of April 30, 1993, certain amounts related to this lease had not been paid. Such amounts were forgiven effective May 1, 1993. The forgiveness of this related party payable is reflected as a contribution to capital in the accompanying financial statements and amounted to $161,893.

In addition to the related party leases, the Company leases transportation equipment under various operating leases. The future minimum lease payments under noncancelable leases with initial or remaining terms of one year or more were as follows as of December 31, 1996:

                                              OPERATING
                     YEAR                      LEASES
                  -----------                ----------
                     1997                    $  589,468
                     1998                       417,941
                     1999                       301,622
                     2000                       197,313
                     2001                        15,134
                  Thereafter                    473,100
                                             ----------
                                             $1,994,578
                                             ==========

Total rent expense under operating leases was approximately $235,000, $178,000 (unaudited), $267,000, $274,000 and $200,000 during the eight-month periods ended December 31, 1996 and 1995 and the years ended April 30, 1996, 1995 and 1994, respectively. Rent paid to related parties amounted to approximately $162,000, $190,667 (unaudited), $286,000, $255,000 and $178,000 for the eight-month periods ended December 31, 1996 and 1995 and the years ended April 30, 1996, 1995 and 1994, respectively.

        OTHER-

The Company has an employment agreement with one of its employees. The agreement expires April 30, 1998 and provides for annual compensation of approximately $140,000, as well as annual performance bonuses and severance payments.

11. DEFERRED COMPENSATION PLAN:

The Company has deferred compensation agreements with several of its employees for the deferral of compensation until after retirement. The liability under these agreements is being funded through the purchase of term life insurance contracts on each of the employees.

12. SUBSEQUENT EVENTS:

On September 19, 1997, the maturity date of the Company's line of credit was extended through December 31, 1997.

On June 20, 1997, SeaSpecialties entered into an Agreement and Plan of Merger (the "Agreement") with Sun City Industries, Inc. ("Sun City"), a public company. Under the terms of the Agreement, upon completion of the merger, the shareholders of the Company will own approximately 83% of the common stock of the combined entities. The transaction will be accounted for as a reverse acquisition and upon consummation SeaSpecialties will be the surviving entity. Also, SeaSpecialties entered into a Management Agreement to manage Sun City until the merger is completed.

                              SEASPECIALTIES, INC.

                            CONDENSED BALANCE SHEETS

                                                                JUNE 30,      DECEMBER 31,
                                                                  1997           1996
                                                              -----------    -------------
                                                              (UNAUDITED)
                          ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                  $    89,041    $    40,484
   Accounts receivable, net of allowances for
      doubtful accounts of $79,757 and $61,338,
      respectively                                              2,450,266      3,359,970
   Accounts receivable - related parties                        1,429,343      1,053,000
   Inventories                                                  3,544,313      3,482,116
   Prepaid expenses and other current assets                      108,811        179,071
                                                              -----------    -----------
        Total current assets                                    7,621,774      8,114,641
                                                              -----------    -----------

PROPERTY AND EQUIPMENT, net                                     1,383,799      1,123,377

DUE FROM SHAREHOLDER                                            1,111,936      1,184,827

DUE FROM RELATED PARTIES                                          872,095      1,035,495

NONCOMPETE AGREEMENT, net                                         852,546        879,627

OTHER ASSETS                                                      235,998        116,034
                                                              -----------    -----------

        Total assets                                          $12,078,148    $12,454,001
                                                              ===========    ===========

           LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Notes payable to bank                                      $ 3,177,532    $ 3,732,340
   Accounts payable                                             2,078,096      2,185,120
   Accrued expenses                                               521,221        538,017
                                                              -----------    -----------
         Total current liabilities                              5,776,849      6,455,477
                                                              -----------    -----------

DEFERRED COMPENSATION                                             516,226        354,606
                                                              -----------    -----------

NONCOMPETE AGREEMENT                                            1,175,649      1,126,396
                                                              -----------    -----------

SHAREHOLDERS' EQUITY:
   Common stock, Class B, $2 par value,
      5,000 shares authorized; none issued and outstanding           --             --
   Common stock, Class A, $2 par value,
      20,000 shares authorized, 5,679.69 shares
      issued and outstanding                                       11,359         11,359
   Additional paid-in capital                                     246,495        246,495
   Retained earnings                                            4,351,570      4,259,668
                                                              -----------    -----------
                                                                4,609,424      4,517,522
                                                              -----------    -----------

         Total liabilities and shareholders' equity           $12,078,148    $12,454,001
                                                              ===========    ===========

          The accompanying notes to condensed financial statements are an integral part of these balance sheets.

                              SEASPECIALTIES, INC.

                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                               THREE-MONTH PERIOD ENDED          SIX-MONTH PERIOD ENDED
                                                       JUNE 30,                          JUNE 30,
                                             ---------------------------     -----------------------------
                                                 1997            1996            1997             1996
                                             -----------     -----------     ------------     ------------
NET SALES:
  Sales                                      $ 6,807,590     $ 6,526,965     $ 15,547,030     $ 14,859,191
  Related party sales                          1,407,661       1,416,232        2,791,200        2,636,604
                                             -----------     -----------     ------------     ------------
   Total net sales                             8,215,251       7,943,197       18,338,230       17,495,795

COST OF SALES                                  6,493,585       6,439,811       14,397,057       13,922,758
                                             -----------     -----------     ------------     ------------
   Gross profit                                1,721,666       1,503,386        3,941,173        3,573,037
                                             -----------     -----------     ------------     ------------

COSTS AND EXPENSES:
  Delivery                                       303,608         303,439          629,641          665,218
  Selling                                        400,572         324,593          763,837          627,417
  General and administrative                   1,171,752       1,232,554        2,343,125        2,289,797
                                             -----------     -----------     ------------     ------------
   Income (loss) from operations                (154,266)       (357,200)         204,570           (9,395)
                                             -----------     -----------     ------------     ------------
OTHER INCOME (EXPENSE):
  Interest income                                 14,115          30,787           37,205           54,033
  Interest expense                               (50,271)        (94,839)        (113,512)        (193,515)
  Other                                           17,202         (77,225)          55,306          (24,932)
                                             -----------     -----------     ------------     ------------
   Total other income (expense)                  (18,954)       (141,277)         (21,001)        (164,414)
                                             -----------     -----------     ------------     ------------

   Income (loss) before provision for
      income taxes                              (173,220)       (498,477)         183,569         (173,809)

PROVISION FOR INCOME TAXES                          --              --               --             31,040
                                             -----------     -----------     ------------     ------------

   Net income (loss) before pro forma
      adjustments to reflect income taxes       (173,220)       (498,477)         183,569         (204,849)

PRO FORMA ADJUSTMENTS TO REFLECT INCOME
  TAXES                                          (64,958)       (186,929)          68,838          (96,218)
                                             -----------     -----------     ------------     ------------

   Pro Forma net income (loss)               $  (108,262)    $  (311,548)    $    114,731     $   (108,631)
                                             ===========     ===========     ============     ============

PRO FORMA NET INCOME (LOSS) PER SHARE        $    (19.06)    $    (54.85)    $     (20.20)    $     (19.13)
                                             ===========     ===========     ============     ============

WEIGHTED AVERAGE SHARES OUTSTANDING             5,679.69        5,679.69         5,679.69         5,679.69
                                             ===========     ===========     ============     ============

          The accompanying notes to condensed financial statements are an integral part of these statements.

                              SEASPECIALTIES, INC.

                        CONDENSED STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                             SIX-MONTHS ENDED JUNE 30,
                                                             -------------------------
                                                                1997           1996
                                                             ---------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                         $ 183,569     $  (204,849)
   Adjustments to reconcile net income (loss) to net cash
     provided by operating activities-
       Depreciation of property and equipment                  106,872         129,452
       Amortization of intangibles                              31,328          28,155
       Deferred income taxes                                      --           (48,911)
       Accretion of discounts related to buy-out               100,297          75,125
   Change in assets and liabilities affecting cash flows
     From operating activities-
       (Increase) decrease in:
         Accounts receivable                                   533,361       1,153,916
         Inventories                                           (62,197)        964,763
         Prepaid expenses and other current assets              70,260         141,041
         Other assets                                          (13,635)        (89,815)
       Increase (decrease) in:
         Accounts payable                                      (82,024)       (662,946)
         Accrued expenses                                      (41,796)        263,752
         Income tax payable                                       --            59,005
         Deferred compensation                                    --           (62,682)
                                                             ---------     -----------
             Net cash provided by operating activities         826,035       1,746,006
                                                             ---------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Property and equipment acquisitions                       (367,294)        (30,096)
    Acquisition, net of cash acquired                             --          (166,668)
    Advances to shareholder                                       --          (320,011)
    Advances to related parties                                   --          (134,406)
    Collection on advances to shareholders                      72,891            --
    Collection on advances to related parties                  163,400            --
                                                             ---------     -----------
               Net cash used in investing activities          (131,003)       (651,181)
                                                             ---------     -----------

                                   (Continued)

                              SEASPECIALTIES, INC.

                            STATEMENTS OF CASH FLOWS

                                   (Continued)

                                                             SIX-MONTHS ENDED JUNE 30,
                                                            ---------------------------
                                                                1997            1996
                                                            -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from notes payable to bank                     $ 1,000,000     $ 1,500,000
    Repayment of notes payable to bank                       (1,554,808)     (2,552,615)
    Payments on advances from shareholders                         --            (8,840)
    Distributions to shareholder                                (91,667)           --
                                                            -----------     -----------
               Net cash used in financing activities           (646,475)     (1,061,455)
                                                            -----------     -----------

               Net increase in cash and cash equivalents         48,557          33,370

CASH AND CASH EQUIVALENTS, beginning of period                   40,484           5,301
                                                            -----------     -----------

CASH AND CASH EQUIVALENTS, end of period                    $    89,041     $    38,671
                                                            ===========     ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid during the year for:

      Interest                                              $    91,913     $   180,918
                                                            -----------     -----------

      Income taxes                                          $      --       $    20,946
                                                            ===========     ===========

          The accompanying notes to condensed financial statements are an integral part of these statements.

                              SEASPECIALTIES, INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS

                                  JUNE 30, 1997

1.  ORGANIZATION:

SeaSpecialties, Inc. ("SeaSpecialties" or the "Company", formerly Florida Smoked Fish Company) is engaged in the processing and distribution of raw, smoked and pickled fish products and fresh seafood. The Company's market is principally in Florida and its customers include retailers, restaurants, hotel chains, cruise lines and an out-of-state affiliate. In May 1996, Florida Smoked Fish Company changed its name to SeaSpecialties and its year-end from April 30 to December 31.

2.   INTERIM FINANCIAL STATEMENTS:

The accompanying unaudited condensed financial statements of SeaSpecialties have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information related to the Company's organization, significant accounting policies and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These unaudited condensed financial statements reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and the results of operations for the periods presented and the disclosures herein are adequate to make the information presented not misleading. Operating results for the interim periods presented are not indicative of the results that can be expected for a full year.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

        INCOME TAX STATUS-

Effective May 1, 1996, the Company became an S Corporation for income tax purposes. Accordingly, income, losses and related timing differences which arise in the recording of income and expense items for financial reporting and tax reporting purposes are included in the individual tax returns of the shareholders.

The pro forma adjustment to reflect income taxes included in the accompanying statements of operations is for informational purposes only. Income taxes have been provided at the estimated effective rate of 37.5%.

        PRO FORMA NET INCOME (LOSS) PER SHARE-

Pro forma net income (loss) per common share has been computed by dividing pro forma net income (loss) by the weighted average number of common shares. The Company has no common stock equivalents.

4.  NEW ACCOUNTING PRONOUNCEMENT:

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards Number 128, "Earnings per Share" ("SFAS 128") which changes the method of calculating earnings per share. SFAS 128 requires the presentation of "basic" earnings per share and "diluted" earnings per share on the face of the income statement. Basic earnings per share is computed by dividing the net income available to common shareholders by the weighted average shares of outstanding common stock. The calculation of diluted earnings per share is similar to basic earnings per share except that the denominator includes dilutive common stock equivalents such as stock options and warrants. The statement is effective for financial statements for periods ending after

December 31, 1997. The Company will adopt SFAS 128 in the fourth quarter of 1997, as early adoption is not permitted. The adoption of SFAS 128 is not expected to have an impact on the Company's earnings per share.

5.  REVERSE MERGER:

On June 17, 1997, SeaSpecialties entered into an Agreement and Plan of Merger (the "Agreement") with Sun City Industries, Inc. ("Sun City"), a public company. Under the terms of the Agreement, upon completion of the merger, the shareholders of the Company will own approximately 83% of the common stock of the combined entities. The transaction will be accounted for as a reverse acquisition and upon consummation SeaSpecialties will be the surviving entity. Also, SeaSpecialties entered into a Management Agreement to manage Sun City until the merger is completed.

                    APPENDIX A - AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER ("AGREEMENT"), dated as of June 17, 1997, by and among Sun City Industries, Inc., a Delaware corporation ("SCI"), Specialties Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of SCI ("ACQUISITION"), and SeaSpecialties, Inc., a Florida corporation ("SSI"). The parties hereto are sometimes hereinafter referred to collectively as the "COMPANIES" or the "CONSTITUENT CORPORATIONS," or individually as a "COMPANY" or a "CONSTITUENT CORPORATION."

         WHEREAS, the respective Boards of Directors of the Companies deem it advisable and in the best interests of their respective stockholders that SCI and SSI combine their businesses by SCI's acquisition of SSI pursuant to a merger of Acquisition with and into SSI upon the terms and subject to the conditions set forth herein (the "MERGER"); and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof) Acquisition shall be merged with and into SSI, with SSI being the surviving corporation in the Merger (the "SURVIVING CORPORATION") and the separate existence of Acquisition shall thereupon cease. The Merger shall have the effects set forth in Section 607.1106 of the Florida Business Corporation Act (the "FBCA").

         1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective upon the completion of the filing of properly executed Articles of Merger with the Department of State of the State of Florida, which filing shall be made on the Closing Date (as hereinafter defined in Section 3.7) after satisfaction of the conditions set forth in Section VIII. When used in this Agreement, the term "EFFECTIVE TIME" shall mean the date and time at which such Articles of Merger are successfully filed.

                                   ARTICLE II

                        SCI AND THE SURVIVING CORPORATION

         2.1 ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. The Articles of Incorporation of SSI shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with such Articles and applicable law.

         2.2 BYLAWS OF THE SURVIVING CORPORATION. The Bylaws of SSI as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

         2.3 DIRECTORS AND OFFICERS OF SCI.

                  (a) At or prior to the Effective Time, the Companies shall take or cause to be taken all necessary action so that, at the Effective Time, the number of directors constituting SCI's Board of Directors shall be five and the persons listed below shall constitute all of the directors of SCI, each of whom shall serve as a director of SCI until reelection in accordance with SCI's Certificate of Incorporation:

                                      NAME
                                      ----

                                 Harvy Oxenberg
                               David H. Fleischman
                              Lawrence J. Oxenberg

Two additional directors to be selected by SSI prior to the filing of SCI's Proxy Statement relating to the Merger.

                  (b) At or prior to the Effective Time, the Companies shall take or cause to be taken all necessary action such that, at the Effective Time, SCI's officers shall include the following:

     Harvey Oxenberg      -      President and Chief Executive Officer

     David H. Fleischman  -      Senior Vice President, Chief Financial Officer,
                                 Treasurer and Secretary

                  (c) Notwithstanding the foregoing provisions of this Section 2.3, SSI shall have the right in its sole discretion to increase or decrease the number of directors and officers of SCI required at the Effective Time as provided above and to make changes in the persons designated to hold such positions, and the respective offices to be held by such officers.

                                   ARTICLE III

                       CONVERSION OF SHARES AND DEBENTURES

         3.1 CONVERSION OF SSI SHARES. At the Effective Time (and subject to the effectiveness of the reverse split of SCI's stock contemplated by Section 7.13 hereof (the "REVERSE SPLIT")), by virtue of the Merger and without any action on the part of the holders thereof:

                  (a) The shares of common stock of SSI (the "SSI SHARES") issued and outstanding immediately prior to the Effective Time shall be converted at the Effective Time into an aggregate number of shares of common stock of SCI determined as provided below in this paragraph (a) (collectively, the "SCI Shares"), which SCI Shares shall be allocated pro rata among the holders of the SSI Shares in accordance with such holders' respective Proportionate Shares as set forth in EXHIBIT 3.1 hereto. The SCI Shares shall be that number of shares which, when issued pursuant to the Merger, shall constitute eighty percent (80.0%) of the sum of (i) the aggregate number of shares of SCI's outstanding common stock after consummation of the Reverse Split and upon consummation of the Merger (including, without limitation, the SCI Shares, and the Debenture Shares issued upon the exchange of the Debentures as provided below), plus (ii) the aggregate number of shares of SCI's common stock then issuable upon exercise, conversion, exchange or otherwise pursuant to outstanding derivative securities or other rights to acquire common stock (including, without limitation, options, warrants, convertible securities, etc., whether or not exercisable as of the Closing Date) (the sum of the foregoing clauses (i) and (ii) is referred to herein as the "TOTAL SCI SHARES"). SCI hereby warrants and agrees that, except as otherwise specifically provided in this Agreement, SCI shall in no event declare or pay any stock dividend or other distribution or issue any shares of its common stock or other capital stock of any nature or any securities or rights or options of any nature to acquire any capital stock of SCI, (i) prior to the Effective Time and the consummation of the Merger as provided herein, or (ii) after the Effective Time without the approval of SCI's Board of Directors consisting of the persons named in Section
2.3 hereof (or any successor Board established in accordance with applicable law); it being the intent and agreement of the parties that the SCI Shares shall constitute not less than 80.0% of the Total SCI Shares upon consummation of the Merger. If, however, prior to the Effective Time SCI should split or combine its common stock (other than pursuant to the Reverse Split), or pay or declare a stock dividend or other stock distribution or issue any shares of capital stock or any securities or rights or options to acquire any capital stock (whether or not permitted under this Agreement), then the number (and type, if applicable) of shares constituting the SCI Shares will be appropriately adjusted to reflect such split, combination, dividend or other distribution, including any necessary adjustment such that immediately following the Closing of the Merger the SCI Shares shall constitute 80.0% of the Total SCI Shares.

                  (b) At the Effective Time, each certificate previously representing any SSI Shares shall thereafter represent the SCI Shares into which such SSI Shares have been converted.

Certificates representing SSI Shares shall be exchanged for certificates representing whole SCI Shares issued in consideration therefor upon the surrender of such certificate in accordance with the provisions hereof.

         3.2  EXCHANGE OF SSI CERTIFICATES.

                  (a) Not later than the Effective Time, SCI shall make available and deliver, and each holder of SSI Shares will be entitled to receive, upon surrender to SCI of one or more certificates representing such SSI Shares for cancellation, certificates representing the number of SCI Shares into which such SSI Shares are converted in the Merger. The SCI Shares into which the SSI Shares shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

                  (b) In the event that any stock certificate representing SSI Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, SCI will issue or cause to be issued in exchange for such lost, stolen or destroyed certificate the number of SCI Shares into which such SSI Shares are converted in the Merger in accordance with this Article III. When authorizing such issuance in exchange therefor, the Board of Directors of SCI may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to give SCI a reasonable bond in such sum as it may direct as indemnity, or such other reasonable form of indemnity, as it shall direct, against claims that may be made against SCI with respect to the certificate alleged to have been lost, stolen or destroyed.

                  (c) At and after the Effective Time, the holders of SSI Shares to be exchanged for SCI Shares pursuant to this Agreement shall cease to have any rights as stockholders of SSI except for the right to surrender such stock certificates in exchange for SCI Shares as provided hereunder.

         3.3 CONVERSION OF ACQUISITION SHARES. Each share of common stock of Acquisition issued and outstanding at the Effective Time shall be converted into one share of the common stock of the Surviving Corporation.

         3.4 CONVERSION OF DEBENTURES. At the Effective Time (and subject to the effectiveness of the Reverse Split), by virtue of the Merger and without any action on the part of the holders thereof, and in accordance with and pursuant to the Debenture Exchange Agreements contemplated by Section 7.12 hereof:

                  (a) SCI's "DEBENTURES" (as defined in Section 4.2 hereof) and all accrued and unpaid interest thereon shall be converted at the Effective Time into an aggregate number of shares of common stock of SCI determined as provided below in this paragraph (a) (collectively, the "DEBENTURE SHARES"), which Debenture Shares shall be allocated among the holders of the Debentures in accordance with such holders' respective Proportionate Shares as set forth in

EXHIBIT 3.6 hereto. The Debenture Shares shall be that number of shares which, when issued as provided herein, shall constitute fourteen percent (14.0%) of the Total SCI Shares. If, however, prior to the Effective Time SCI should split or combine its common stock (other than pursuant to the Reverse Split), or pay or declare a stock dividend or other stock distribution (whether or not permitted under this Agreement), then the number (and type, if applicable) of shares constituting the Debenture Shares will be appropriately adjusted to reflect such split, combination, dividend or other distribution.

         (b) At the Effective Time, each Debenture shall thereafter represent the Debenture Shares into which such Debenture (including accrued interest thereon) is converted. Debentures shall be exchanged for certificates representing whole Debenture Shares issued in consideration therefor upon the surrender of such Debentures in accordance with the provisions hereof.

         (c) Not later than the Effective Time, SCI shall make available and deliver, and each holder of Debentures will be entitled to receive, upon surrender to SCI or SCI's agent of one or more such Debentures for cancellation, certificates representing the number of Debenture Shares into which such Debentures (including accrued interest thereon) are converted in the Merger. The Debenture Shares into which the Debentures shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

         (d) In the event that any Debenture shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Debenture to be lost, stolen or destroyed, SCI will issue or cause to be issued in exchange for such lost, stolen or destroyed Debenture the number of Debenture Shares into which such Debenture (and interest thereon) is converted in the Merger in accordance with this Article III and the Debenture Exchange Agreements. When authorizing such issuance in exchange therefor, the Board of Directors of SCI may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Debenture to give SCI a reasonable bond in such sum as it may direct as indemnity, or such other reasonable form of indemnity, as it shall direct, against claims that may be made against SCI with respect to the Debenture alleged to have been lost, stolen or destroyed.

         (e) At and after the Effective Time, the holders of Debentures to be exchanged for Debenture Shares pursuant to this Agreement shall cease to have any rights pursuant to the Debentures or as a holder thereof except for the right to surrender such Debentures (including accrued interest thereon) in exchange for Debenture Shares as provided hereunder.

         3.5 DIVIDENDS; TRANSFER TAXES. No dividends that are declared on SCI Shares or Debenture Shares will be paid to persons entitled to receive SCI Shares or Debenture Shares until such persons surrender their certificates for SSI Shares or Debentures, as the case may be. Upon such surrender, there shall be paid to the person in whose name the certificates representing such SCI Shares or Debenture Shares shall be issued any dividends which shall have become payable with respect to such SCI Shares or Debenture Shares between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. If any certificates for any SCI Shares or Debenture Shares are to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for such SCI Shares or Debenture Shares in a name other than that of the registered holder of the certificate surrendered, or shall establish to the satisfaction of SCI's stock transfer agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither SCI's stock transfer agent nor any party hereto shall be liable to a holder of SSI Shares or Debentures for any SCI Shares or Debenture Shares or dividends thereon or, in accordance with Section 3.4 hereof, the cash payment for fractional interests, delivered to a public official pursuant to applicable escheat laws.

         3.6 NO FRACTIONAL SECURITIES. No certificates or scrip representing fractional SCI Shares or Debenture Shares shall be issued upon the surrender for exchange of certificates for SSI Shares or Debentures pursuant to this Article III and no dividend, stock split or other change in the capital structure of SCI shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each holder of SSI Shares or Debentures who would otherwise have been entitled to a fraction of an SCI Share or Debenture Share upon surrender of certificates for exchange pursuant to this Article III shall be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the average closing price for a share of SCI common stock on the American Stock Exchange, or if such shares are not listed thereon, on any other stock exchange or stock price quotation system on which SCI's common stock is listed, for the five (5) trading days immediately following the Closing Date (as defined in Section 3.7 below).

         3.7 CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., 1221 Brickell Avenue, Miami, Florida 33131, at 10:00 am., local time, on the first business day (the "CLOSING DATE") after the later of (a) the day on which the SCI stockholders' meeting referred to in Section 7.4 hereof shall have occurred, and (b) the day on which all of the conditions set forth in Article VIII hereof are satisfied or waived, or at such other date, time and place as the Companies shall agree.

         3.8 SUPPLEMENTARY ACTION. If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of any Constituent Corporation, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered on behalf of the Constituent Corporations, in the name of and on behalf of any Constituent Corporation as appropriate, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF SCI AND SSI

         As used in this Agreement, (i) the term "MATERIAL ADVERSE EFFECT" means, with respect to SCI or SSI, as the case may be, a material adverse effect on the business, assets, results of operation or financial condition of such party and its subsidiaries taken as a whole or in the ability of such party to perform its obligations hereunder, and (ii) the word "SUBSIDIARY" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner or of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporations or other organizations is directly or indirectly owned or controlled by such party and/or by any one or more of the subsidiaries.

         Each of SCI and SSI represents and warrants, with respect to itself and its subsidiaries, to the other and to Acquisition, except as disclosed to the other and to Acquisition by SCI in the SCI Disclosure Schedule attached hereto or by SSI in the SSI Disclosure Schedule attached hereto (collectively, the "DISCLOSURE Schedules"), as follows:

         4.1 ORGANIZATION. Such Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted. Such Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect. Each corporate subsidiary of such Company is a corporation duly organized, validly existing and in good standing (to the extent the concept of good standing exists) under the laws of its jurisdiction of incorporation or organization, has the corporate power to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing (to the extent the concept of good standing exists) in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so duly organized, validly existing and in good standing, to have such corporate power or to be so qualified will not have a Material Adverse Effect. Attached to SCHEDULE 4.1 of SCI's and SSI's Disclosure Schedule is a true and complete copy of such Company's Articles or Certificate of Incorporation and Bylaws, as amended and in effect as of the date hereof.

         4.2 CAPITALIZATION. As of the date hereof, the authorized capital stock of such Company is as set forth in SCHEDULE 4.2 of its Disclosure Schedule hereto. As of the date hereof, the number of shares of capital stock of such Company which are issued and outstanding (or which constitute treasury shares) is as set forth in such Company's SCHEDULE 4.2 hereto, and EXHIBIT 3.1 hereto sets forth a list of all holders of SSI's common stock, including the number of shares held by each such holder. All of the issued and outstanding Shares of such Company are (and SCI represents and warrants that the SCI Shares and the Debenture Shares, when issued, will be) validly issued, fully paid and nonassessable and free of preemptive rights or similar rights created by statute, the Articles or Certificate of Incorporation or Bylaws of such Company or any agreement by which such Company or any of its subsidiaries is a party or by which it is bound. Except as disclosed in its SCHEDULE 4.2 hereto, there are not as of the date of this Agreement any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments (whether or not currently exercisable) obligating such Company or any subsidiary to issue, transfer or sell any shares of its capital stock (or to register any sale thereof under the Securities Act); and as to each outstanding option, SCHEDULE 4.2 sets forth the date of grant, exercise price, termination date, name of optionee, number of shares subject to the option, type of option (non-qualified stock option or incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), vesting terms, and name of option plan under which granted. As of the date hereof, and except for the Debentures, no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders of such Company may vote ("VOTING DEBT") were issued and outstanding with respect to such Company.

         SCI hereby further represents and warrants that (i) SCI has outstanding an aggregate of $1.4 million principal amount of Senior Convertible Subordinated Debentures as reflected in SCI's financial statements (the "DEBENTURES"), consisting of $700,000 aggregate principal amount of 8% Senior Convertible Subordinated Debentures due 1999 and $700,000 aggregate principal amount of 9% Senior Convertible Subordinated Debentures due 2000, (ii) all of the Debentures are owned of record and beneficially by the holders set forth on EXHIBIT 3.6 hereto, which EXHIBIT 3.6 reflects the principal amount of each such class of Debentures owned by each such holder, (iii) SCI has provided to SSI true and complete copies of all documents, instruments and agreements governing or relating to the Debentures and the rights of the holders thereof, including, without limitation, forms of Debentures, Debenture purchase agreements, indentures and the like, and (iv) the Debentures were issued, and upon Closing of the Merger the Debenture Shares will be issued in exchange therefor, without violation of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any state securities laws.

         4.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Such Company has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by such Company and the consummation by such Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of such Company, and, except for approval by the requisite votes cast by such Company's stockholders at the meeting provided for in Section 7.4, no other corporate proceedings on the part of such Company are necessary to approve this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Company and constitutes a valid and binding agreement of such Company, enforceable against such Company in accordance with its terms.

         4.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth on
SCHEDULE 4.4(A) hereto and except for applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), state or foreign laws relating to takeovers, if applicable, state securities or blue sky laws, and, as applicable, filing and recordation of Articles of Merger under the FBCA, no filing with, and no permit, authorization, consent or approval of, any public body or governmental authority is necessary for the consummation by such Company of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by such Company, nor the consummation by such Company of the transactions contemplated hereby (including consummation of the Merger after the required shareholder approval), nor compliance by such Company with any of the provisions hereof, will (a) result in any breach of the Articles or Certificate of Incorporation or Bylaws of such Company, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which such Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Company, any of its subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults that would not have a Material Adverse Effect.

         4.5 REPORTS AND FINANCIAL STATEMENTS. SCI hereby represents and warrants that it has made all filings and filed all reports required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act, including, without limitation, an Annual Report on Form 10-K for the fiscal year ended February 1, 1997 (collectively, the "SEC REPORTS"), and has previously furnished or made available to SSI true and complete copies of all such SEC Reports. None of such SEC Reports, as of their respective dates (as amended through the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the SEC Reports fairly presents in all material respects the consolidated financial position of SCI and its subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present in all material respects the results of operations and cash flows of SCI and its subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein and the absence of any notes thereto.

         4.6   ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  (a) SCI hereby represents and warrants that except as disclosed in the SEC Reports filed prior to the date of this Agreement or its
SCHEDULE 4.6 hereto, since February 1, 1997 neither SCI nor any of its subsidiaries has: (i) taken any of the actions set forth in Sections 6.1(b), 6.1(c) or 6.1(e) hereof; (ii) incurred any liability material to such Company and its subsidiaries on a consolidated basis, except in the ordinary course of its business, consistent with past practices; (iii) suffered a change, or any event involving a prospective change, in the business, assets, financial condition or results of operation of such Company or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; or (iv) conducted its business and operations other than in the ordinary course of business and consistent with past practices.

                  (b) SSI hereby represents and warrants that except as disclosed in its SCHEDULE 4.6 hereto, since December 31, 1996 SSI has not suffered a change, or any event involving a prospective change, in the business, assets, financial condition or results of operation of such Company or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

         4.7 INFORMATION IN PROXY STATEMENT. None of the information to be supplied by such Company to be included in SCI's proxy statement to be prepared and distributed in accordance with the Exchange Act in connection with the meetings of stockholders of the Companies to vote upon this Agreement (the "PROXY STATEMENT"), will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of each of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement insofar as it pertains to such Company will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

         4.8 LITIGATION. As of the date of this Agreement, except as disclosed in the SEC Reports filed prior to the date of this Agreement or SCHEDULE 4.8 of its Disclosure Schedule, (i) there is no action, suit, judicial or administrative proceeding, arbitration or investigation pending or, to the knowledge of such Company, threatened, against or involving such Company or any of its subsidiaries, or any of their properties or rights, before any court, arbitrator, or administrative or governmental body, (ii) there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against such Company or any of its subsidiaries, and (iii) such Company and its subsidiaries are not in violation of any term of any judgments, decrees, injunctions or orders outstanding against them. Such Company has furnished in
SCHEDULE 4.8 of its Disclosure Schedule a description of all such litigations, actions, suits, proceedings, arbitrations, investigations known to it, judgments, decrees, injunctions or orders pending, or to its knowledge, threatened against or involving such Company or any of its subsidiaries, or any of their properties or rights as of the date hereof, except in each case for any matter reflected in the SEC Reports.

         4.9   CONTRACTS.

                  (a) Each of the material contracts, instruments, mortgages, notes, security agreements, leases, agreements or understandings, whether written or oral, to which such Company or any of its subsidiaries is a party that relates to or affects the assets or operations of such Company or any of its subsidiaries or to which such Company or any of its subsidiaries or their respective assets or operations may be bound or subject is a valid and binding obligation of such Company and is in full force and effect (with respect to such Company or such subsidiary), except (i) as set forth in SCHEDULE 4.9(A)(I) hereto or (ii) where the failure to be in full force and effect would not individually or in the aggregate have a Material Adverse Effect. Except to the extent that the consummation of the transactions contemplated by this Agreement may require the consent of third parties as disclosed in SCHEDULE 4.9(A)(II) of its Disclosure Schedule, this Agreement and such transactions will not result in any defaults by such Company or its subsidiaries thereunder and there are no existing defaults by such Company or any of its subsidiaries thereunder or, to the knowledge of such Company, by any other party thereto, which defaults, individually or in the aggregate, would have a Material Adverse Effect; and no event of default has occurred, and no event, condition or occurrence exists, that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by such Company or any of its subsidiaries thereunder which default would, individually or in the aggregate, have a Material Adverse Effect.

                  (b) SCI further represents and warrants that except as disclosed in SCHEDULE 4.9(B) of SCI's Disclosure Schedule hereto, as of the date of this Agreement neither SCI nor any of its subsidiaries is a party to any oral or written (i) agreement, instrument, commitment, plan or arrangement of the type described in paragraphs (b)(4), (b)(9) or (b)(10) of Item 601 of Regulation S-K under the Exchange Act, (ii) agreement upon which the success or continued operation of SCI's business is substantially or materially dependent, or the termination or other loss of which could reasonably be expected to result in a Material Adverse Effect, (iii) loan or other agreement or arrangement for the borrowing or lending of money, (iv) consulting agreement, (v) partnership or joint venture agreement, (vi) noncompetition or similar agreements that restricts such Company or its subsidiaries from engaging in a line of business either in total or in a particular territory or for a particular period, (vii) agreement with any executive officer, director or employee of such Company or any subsidiary the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving such

Company of the nature contemplated by this Agreement, (viii) agreement with respect to any executive officer, director or employee of such Company or any subsidiary providing any term of employment or other engagement beyond one year or compensation in excess of $75,000 per annum, or (ix) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement; and true and complete copies of all such agreements and other items described in SCHEDULE 4.9(B) have been provided by SCI to SSI.

         4.10  EMPLOYEE BENEFIT PLANS.

                  (a) Such Company has previously delivered to the other Companies a true and complete list of each written or formal employee benefit plan (including, without limitation, any "EMPLOYEE BENEFIT PLAN" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) policy or agreement that is maintained (all of the foregoing the "BENEFIT PLANS"), or is or was contributed to by such Company or pursuant to which such Company or any trade or business, whether or not incorporated (an "ERISA AFFILIATE"), which together with such Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA, is still potentially liable for payments, benefits or claims. A copy of each Benefit Plan as currently in effect and, if applicable, the most recent Annual Report, Actuarial Report or Valuation, Summary Plan Description, Trust Agreement and a Determination Letter issued by the IRS for each Benefit Plan have heretofore been delivered to the other Companies. No Benefit Plan was or is subject to Title IV of ERISA or Section 412 of the Code (including any "multiemployer plan," as defined in Section 3(37) of ERISA).

                  (b) Except as set forth in SCHEDULE 4.10(B) hereto, each of the Benefit Plans that are subject to ERISA is in substantial compliance with ERISA; each of the Benefit Plans intended to be "qualified" within the meaning of Section 401 (a) of the Code is so qualified; and no event has occurred, and to such Company's knowledge, there exists no condition or set of circumstances, in connection with which such Company or any ERISA Affiliate is or could be subject to liability (except liability for benefit claims and funding obligations payable in the ordinary course) under ERISA, the Code, or any other applicable law with respect to any Benefit Plan.

                  (c) Except as set forth in SCHEDULE 4.10(C) hereto, all contributions or other amounts payable by such Company or its subsidiaries through (i) February 1, 1997 as to SCI, and (ii) December 31, 1996 as to SSI, with respect to each Benefit Plan in respect of current or prior plan years have been either paid or accrued on the most recent financial statements of such Company made available to the other Companies. Any contributions or other amounts payable by such Company or its subsidiaries for periods between (i) February 2, 1997 and the Effective Time as to SCI, and (ii) January 1, 1997 and the Effective Time as to SSI, with respect to each Benefit Plan in respect of current or prior plan years have been or will be either paid or accrued in the normal course of business on the books and records of such Company at or prior to the Effective Time. There are no pending, or, to the knowledge of such Company, threatened or anticipated claims (other than routine claims for benefits) by or on behalf of or against any of the Benefit Plans or any trusts or other funding vehicles related thereto.

                  (d) Except as set forth in SCHEDULE 4.10(D) hereto, no Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees for periods extending beyond their retirement or other termination of service (other than (i) coverage mandated by Part 6 of Subtitle B of Title I of ERISA,
Section 4980B of the Code or any comparable state law, (ii) death benefits or retirement benefits under any "EMPLOYEE PENSION PLAN," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of such Company or the ERISA Affiliates, or (iv) benefits the full cost of which is borne by the current or former employee or his or her beneficiary).

         4.11 TAXES. (a) For the purposes of this section, the term "tax" shall include all taxes, charges, withholdings, fees, levies, penalties, additions, interest or other assessments imposed by any United States federal, state or local authority or any other taxing authority on such Company or any of its Tax Affiliates (as hereinafter defined) as to its or their respective income, profit, franchise, gross receipts, payroll, sales, employment, worker's compensation, use, property, withholding, excise, occupancy, environmental or other taxes, duties or assessments of any nature, whatsoever. Such Company has filed or caused to be filed timely (and within the time required by any applicable extension) all material federal, state, local and foreign tax returns, reports and statements ("Returns") required to be filed by each of it and any member of any consolidated, combined, unitary or similar group of which it is a member (each such member a "TAX AFFILIATE"). Such Returns are accurate and complete in all material respects. Such Company has paid or caused to be paid or has made adequate provision or set up an adequate accrual or reserve for the payment of all taxes due in respect of the periods for which Returns are due, and has established (or will establish at least quarterly) an adequate accrual or reserve for the payment of all taxes payable in respect of the period subsequent to the last of said periods required to be so accrued or reserved. Neither such Company nor any of its Tax Affiliates has any material liability for taxes in excess of the amount so paid or accruals or reserves so established. Neither such Company nor any of its Tax Affiliates is delinquent in the payment of any tax in excess of the amount reserved or provided therefor, and no deficiencies for any tax, assessment or governmental charge in excess of the amount reserved or provided therefor have been threatened, claimed, proposed or assessed. No waiver or extension of time to assess any taxes has been given or requested.

                  (b) Except as otherwise disclosed in its SCHEDULE 4.11 hereto, neither the Company nor any Tax Affiliate is subject to any pending tax audit; has been subject to an audit adjustment that could be expected to result in any increased tax in a later year; has received any written ruling of a tax authority or entered into any binding agreement with a tax authority; has any tax lien on any of its assets; has filed any consent under Code section 341(f); is subject to any Code section 481 adjustment; has taken any action that would defer taxes to a period after the Closing Date; is reporting any gain on the installment method; is a party to any notional principal contract as defined in Treasury Regulation section 1.446-3; owns any asset that, if disposed of, would be subject to investment credit recapture; has any excess loss account; has any deferred gain or loss from an intercompany transaction or from a transaction involving stock or debt of a group member; is a party to any tax sharing or tax allocation agreement or is otherwise liable for the taxes of any other person pursuant to regulations, as a transferee or successor, by contract or otherwise; has made any Code section 1504(d) election; has issued any debt subject to Code section 279; has any "non-recaptured net section 1231 losses" as defined in Code section 1231(c); is or could become obligated to make any golden parachute payment described in Code section 280G; is a foreign corporation; has incurred an overall foreign loss as defined in Code section 904(f); has participated in or cooperated with an international boycott; owns any interest in an entity or activity that would be treated as a partnership for tax purposes; has any indemnification or similar liability with respect to any tax-exempt debt; or will have outstanding after the Closing Date any power of attorney relating to any tax matter, in each of the foregoing cases for purposes of Federal tax and any corresponding provision of any state, local or other tax. All net operating loss carryovers of the Company and its Tax Affiliates will be as set forth on its SCHEDULE 4.11 hereto; none of those loss carryovers is subject to any limitation under Code section 382 or 384 or under any consolidated return regulation. The Company has furnished copies of all revenue agent's reports, audit reports, deficiency notices, settlement agreements or other agreements with any tax authority with respect to it or any Tax Affiliate.

         4.12 COMPLIANCE WITH APPLICABLE LAW. Except as disclosed in the SEC Reports filed prior to the date of this Agreement or SCHEDULE 4.12 of its Disclosure Schedule, such Company and each of its subsidiaries holds all licenses, franchises, permits, variances, exemptions, orders, approvals and authorizations necessary for the lawful conduct of its business under and pursuant to, and the business of each of such Company and its subsidiaries is not being conducted in violation of, any provision of any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to such Company or any of its subsidiaries (including, but not limited to, laws relating to the protection of the environment), except to the extent that the failure to hold any such licenses, franchises, permits or authorizations, or any such violation, would not, individually or in the aggregate, have a Material Adverse Effect.

         4.13 SUBSIDIARIES. SCHEDULE 4.13 of such Company's Disclosure Schedule lists all the subsidiaries of, and other entities of any nature controlled by, such Company as of the date of this Agreement and indicates for each such corporate subsidiary the jurisdiction of incorporation or organization. All of the outstanding shares of capital stock or other equity interests of each of the subsidiaries or other such controlled entities are (i) held by such Company or one of such wholly owned subsidiaries, (ii) fully paid and nonassessable, and (iii) owned by such Company or one of such wholly owned subsidiaries free and clear of any claim, lien or encumbrance.

         4.14 LABOR AND EMPLOYMENT MATTERS. Except as disclosed in SCHEDULE 4.14 of its Disclosure Schedule, (a) such Company and its subsidiaries are and have been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation the Immigration Reform and Control Act ("IRCA"), the Worker Adjustment and Retraining Notification Act ("WARN"), and such laws respecting employment discrimination, equal opportunity, affirmative action, worker's compensation, occupational safety and health requirements and unemployment insurance and related matters, and are not engaged in and have not engaged in any unfair labor practice; (b) to the knowledge of such Company, no investigation or review by or before any governmental entity concerning any violations of any such applicable laws is pending nor, to the knowledge of such Company is any such investigation threatened or has any such investigation occurred during the last three years, and no governmental entity has provided any notice to such Company or any of its subsidiaries or otherwise asserted an intention to conduct any such investigation; (c) to the knowledge of such Company, there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against such Company or any of its subsidiaries; (d) to the knowledge of such Company, no union representation question or union organizational activity exists respecting the employees of such Company or any of its subsidiaries; (e) no collective bargaining agreement exists which is binding on such Company or any of its subsidiaries; (f) neither such Company nor any of its subsidiaries has experienced any material work stoppage or other material labor difficulty; and (g) in the event of termination of the employment of any of the current officers, directors, employees or agents of such Company or any of its subsidiaries, neither such Company, any of its subsidiaries, any other Company, nor the Surviving Corporation will, pursuant to any agreement or by reason of anything done prior to the Effective Time by such Company or any of its subsidiaries, be liable to any of said officers, directors, employees or agents for so-called "severance pay" or any other similar payments or benefits, including, without limitation, post-employment healthcare (other than pursuant to COBRA) or insurance benefits.

         4.15 INSURANCE. As of the date hereof, such Company and each of its subsidiaries are insured by insurers reasonably believed by such Company to be of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. All material policies of insurance and fidelity or surety bonds insuring such Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. As of the date hereof, there are no material claims by such Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF ACQUISITION

          Acquisition represents and warrants to SCI and SSI as follows:

         5.1 ORGANIZATION. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of Florida and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Acquisition has delivered to the other Companies complete and correct copies of its Articles of Incorporation and Bylaws. Acquisition has not engaged in any business since the date of its incorporation other than as contemplated hereby and Acquisition has no subsidiaries .

         5.2 CAPITALIZATION. The authorized capital stock of Acquisition consists of one million (1,000,000) shares of common stock, par value $0.01 per share. As of the date hereof, 1,000 shares of Acquisition's common stock ("ACQUISITION SHARES") are issued and outstanding, and all of which shares are owned of record and beneficially only by SCI. All of the issued and outstanding Acquisition Shares are validly issued, fully paid, nonassessable and free of preemptive rights or similar rights created by statute, the Articles of Incorporation or Bylaws of Acquisition or any agreement to which Acquisition is a party or by which it is bound. There are not now, and at the Effective Time there will not be, any other shares of capital stock of Acquisition issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Acquisition to issue, transfer or sell any shares of its capital stock except pursuant to this Agreement.

         5.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Acquisition has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Acquisition and the consummation by Acquisition of the transactions contemplated hereby have been duly authorized by Acquisition's Board of Directors and stockholders, and no other corporate proceedings on the part of Acquisition are necessary to approve this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Acquisition and constitutes a valid and binding agreement of Acquisition, enforceable against Acquisition in accordance with its terms.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

         6.1 CONDUCT OF BUSINESS PENDING THE MERGER. Each Company agrees on its own behalf and on behalf of its subsidiaries that, during the period from the date of this Agreement and continuing until the Effective Time (and EXCEPT (i) as specifically provided otherwise in this Agreement, (ii) for the permitted transactions set forth on SCHEDULE 6.1 hereto, (iii) for transactions by SCI at the specific direction of SSI under the Management Agreement referenced in paragraph 6.1(g) below, or (iv) as otherwise permitted upon the written agreement of SCI and SSI):

                  (a) the respective businesses of each Company and its subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices;

                  (b) such Company and its subsidiaries shall not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of its subsidiaries; (ii) amend its Articles or Certificate of Incorporation, as applicable, or Bylaws; or (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property in respect of its capital stock, or directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or other securities or shares of the capital stock or other securities of any of its subsidiaries;

                  (c) such Company and its subsidiaries shall not, directly or indirectly, (i) authorize for issuance, issue, sell, pledge, dispose of, encumber, deliver or agree or commit to issue, sell, pledge, or deliver any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class or exchangeable into shares of stock of any class or any Voting Debt (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except that the Company may issue shares required to be issued upon exercise of existing stock options, warrants or similar plans, or under other contractual commitments previously made, which options, warrants, plans or commitments have been disclosed in such Company's DISCLOSURE SCHEDULE hereto; (ii) make or commit to make any capital expenditures (a) in the case of SCI, in excess of $5,000, or $15,000 in the aggregate, or (b) in the case of SSI, other than in the ordinary course of business or in an amount not exceeding $100,000; (iii) sell, dispose or transfer, lease, license, mortgage, pledge or encumber any fixed or other material assets or property rights (tangible or intangible) other than in the ordinary course of business and consistent with past practices (but in no event in an aggregate amount exceeding $5,000 in the case of SCI without the prior written consent of SSI) or enter into any merger or share exchange or other business combination; (iv) incur, assume or prepay any material indebtedness, liability or obligation or any other material liabilities or issue any debt securities other than in the ordinary course of business and consistent with past practices; (v) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person (other than a subsidiary); (vi) make any material loans, advances or capital contributions to, or investments in, any other person, other than to subsidiaries, other than in the ordinary course of business and consistent with past practices; (vii) fail to maintain adequate insurance consistent with past practices for their businesses and properties; (viii) alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected; or (ix) enter into any contract, agreement, commitment or arrangement to do any of the foregoing prohibited items;

                  (d) such Company shall use its reasonable efforts to preserve intact the business organization of such Company and its subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it and their respective subsidiaries;

                  (e) such Company and its subsidiaries shall not knowingly take or allow to be taken or fail to take any action which act or omission would jeopardize qualification of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code;

                  (f) such Company and its subsidiaries shall use all reasonable efforts to prevent any representation or warranty of such Company herein from becoming untrue or incorrect in any material respect; and

                  (g) Notwithstanding any provisions contained herein to the contrary, SCI (and its subsidiaries) shall regularly consult with SSI with respect to all operational and other aspects of the business of SCI (and its subsidiaries), including without limitation, the day-to-day operations of SCI and its subsidiaries. In addition, SCI shall cause its chief executive officer and its chief financial officer to confer on a regular basis with officers of SSI and to report on the status of SCI's ongoing operations. Furthermore, SCI and SSI have executed on the date hereof a Management Agreement providing for SSI to manage SSI's business and operations prior to the Merger upon the terms set forth therein.

         6.2 CONDUCT OF BUSINESS OF ACQUISITION. During the period from the date of this Agreement to the Effective Time, Acquisition shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

         6.3 COMPENSATION PLANS. During the period from the date of this Agreement and continuing until the Effective Time, SCI agrees as to itself and its subsidiaries that it will not, without the prior written consent of SSI (except as required by applicable law or pursuant to existing contractual arrangements or other plans or commitments as otherwise disclosed in SCI's DISCLOSURE SCHEDULE) (a) enter into, adopt or amend any new or existing bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, severance or other employee welfare or benefit plan, agreement, trust, plan, fund or other arrangement between SCI (or one of its subsidiaries) and one or more of its officers, directors or employees (collectively "COMPENSATION PLANS"), in each case so as to establish or increase the benefits thereunder (other than an increase in the compensation of any person with total compensation in the last fiscal year under $40,000 so long as the total annual compensation as increased will not exceed $50,000), (b) grant or become obligated to grant any increase in the compensation or fringe benefits of directors, officers or employees (including any such increase pursuant to any Compensation Plan) or any increase in the compensation payable or to become payable to any officer, except, with respect to employees other than officers for increases in compensation in the ordinary course of business consistent with past practice and which increases shall be in accordance with the increases permitted under the parenthetical at the end of the foregoing clause (a), or enter into any contract, commitment or arrangement to do any of the foregoing, or (c) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of such Company of compensation or benefits contingent, or the terms of which are altered in favor of such individual, upon the occurrence of any of the transactions contemplated by this Agreement.

         6.4 CURRENT INFORMATION. From the date of this Agreement to the Effective Time, each Company will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than semi-monthly) with representatives of the other Companies and to report the general status of its ongoing operations and to deliver to the other Companies (not less than quarterly) unaudited consolidated balance sheets and related consolidated statements of income, stockholders equity and cash flows for the period since the last such report. Each Company will promptly notify the others of any material change in the normal course of business or in its or its subsidiaries' properties or of any of other event that would render any representation set forth in Article IV inaccurate in any material respect.

         6.5 LEGAL CONDITIONS TO MERGER. Each Company shall, and shall cause its subsidiaries to, use all reasonable efforts (a) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and to consummate the transactions contemplated by this Agreement, subject to the appropriate vote or consent of stockholders, and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries in connection with the Merger and the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption would, in such party's reasonable opinion, (i) be materially burdensome to such party and its subsidiaries taken as a whole or impact in such a materially adverse manner the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger, or (ii) result in the imposition of a condition or restriction on such party or on the Surviving Corporation of the type referred to in Section 8.1(d). Each Company will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their subsidiaries in connection with the foregoing.

         6.6 AFFILIATES AGREEMENTS. Prior to the mailing of the Proxy Statement to the stockholders of SCI, each of SCI and SSI shall deliver to the other a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of such Company, "affiliates" of such Company, for purposes of Rule 145 under the Securities Act. Each Company shall use all reasonable efforts to cause each person named in the letter delivered by it to deliver to the other Companies, at least 10 days prior to the Closing Date, a written "affiliates" agreement, in customary form, restricting the disposition by such person of the SCI Shares or Debenture Shares to be received by such person in the Merger, as contemplated by Rule 145 under the Securities Act (if and to the extent applicable) and to the extent required or appropriate to qualify the Merger for tax-free reorganization treatment under the Code. Certificates surrendered for exchange by any person constituting an "affiliate" of a Company within the meaning of Rule 145 under the Securities Act shall not be exchanged for SCI Shares or Debenture Shares pursuant to Article III hereof until SSI has received such person's agreement described in the preceding sentence, if applicable to such person.

         6.7 ADVICE OF CHANGES; GOVERNMENT FILINGS. Each party shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on such party or which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein. Each Company shall file all reports required by regulation to be filed by it with the SEC between the date of this Agreement and the Effective Time and shall deliver to the other party copies of all such reports promptly after the same are filed. Each such SEC report filed by such Company (i) will comply in all material respects with applicable SEC rules regarding the form, content and time of filing, and (ii) will not contain any untrue statement of any material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except where prohibited by applicable statutes and regulations, each party shall promptly provide the other (or its counsel) with copies of all other filings made by such party with any state or federal government entity in connection with this Agreement or the transactions contemplated hereby.

         6.8 ACCOUNTING METHODS. No Company shall change its methods of accounting in effect at (i) February 1, 1997 in the case of SCI and (ii) December 31, 1996 in the case of SSI, except as required by changes in generally accepted accounting principles as concurred in by such party's independent auditors, all of which changes shall promptly be disclosed to the other Companies. No Company will change its fiscal year.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         7.1   ACCESS AND INFORMATION.

                  (a) Each Company and their respective subsidiaries shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants and other representatives access during normal business hours throughout the period from the date hereof to the Effective Time to all of its books, records, agreements, properties, facilities, personnel, commitments and records (including but not limited to Tax Returns) and, during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request. No investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummation of the Merger.

                  (b) All information furnished by any Company to another Company pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Merger contemplated hereby. The parties will hold any such information that is nonpublic in confidence to the extent required by, and in accordance with, the Confidentiality and Non-Disclosure Agreement (the "CONFIDENTIALITY AGREEMENT"), between SCI and SSI, and such Confidentiality Agreement shall survive the termination of this Agreement.

         7.2 ACQUISITION PROPOSALS. (a) Each Company and their respective subsidiaries will not, and will use their best efforts to cause their respective directors, officers, employees, financial advisors, legal counsel, accountants and other agents and representatives (for purposes of this Section 7.2 only, being referred to as "affiliates") not to, initiate, solicit or knowingly encourage, directly or indirectly, or take any other action knowingly to facilitate any inquiries or the making of any proposal with respect to, or except to the extent required in the exercise of the fiduciary duties of its Board of Directors under applicable law as advised by independent counsel, engage or participate in negotiations concerning, provide any nonpublic information or data to or knowingly have any discussions with any person other than a party hereto or their affiliates relating to, any acquisition, tender offer (including a self-tender offer), exchange offer, merger, consolidation, acquisition of beneficial ownership of or the right to vote securities representing 10% or more of the total voting power of such entity or any of its subsidiaries, dissolution, business combination, purchase of all or any significant portion of the assets or any division of, or any equity interest in, such entity or any subsidiary, or similar transaction other than the Merger (such proposals, announcements, or transactions being referred to as "ACQUISITION PROPOSALS"). Each Company will promptly notify the others orally and in writing if any such Acquisition Proposal (including the terms thereof and identity of the persons making such proposals) is received and furnish to the other parties hereto a copy of any written proposal.

         (b) Notwithstanding the foregoing, in the event a Company receives any Superior Proposal (as defined below), the Board of Directors of the Company, to the extent required by the fiduciary obligations thereof under applicable corporate law as determined in good faith by the Board based on the advice of outside counsel, may withdraw or modify its approval or recommendation of this Agreement or the transactions contemplated hereby, approve or recommend such Superior Proposal, participate in negotiations and discussions regarding such Superior Proposal, enter into an agreement with respect to such Superior Proposal, approve the solicitation of additional Third Party Acquisition Proposals or other investment proposals, and/or approve such Company's termination of this Agreement pursuant to and in accordance with the terms of
Section 9.1 hereof. For purposes of this Agreement, a "Superior Proposal" means a bona fide Acquisition Proposal that the recipient Company's Board determines in its good faith reasonable judgment to be more favorable to such Company and/or its stockholders than the transactions contemplated by this Agreement. Each Company agrees that neither such recipient Company nor any of its directors, officers, employees, representatives or agents acting in good faith and in accordance with their respective fiduciary obligations to the Company, nor any person or entity who shall make an Acquisition Proposal shall be deemed, solely by reason of the making of such proposal or any actions taken in good faith in connection with it as required under their corporate fiduciary obligations, to have tortuously or otherwise wrongfully interfered with or caused a breach of this Agreement, or any other agreements, instruments and documents executed in connection herewith or therewith, or to have tortuously or otherwise wrongfully interfered with the transactions contemplated hereby or thereby, or the rights of any other Company or any of their affiliates hereunder or thereunder.

         (c) Nothing contained in this Section 7.2 shall prohibit a Company from (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act; (ii) subject to the provisions of Section 7.9, issuing a press release or otherwise publicly disclosing the terms of this Agreement, including without limitation this Section 7.2, and
(iii) making any disclosure to such Company's shareholders if, in the good faith judgment of the Board of Directors of such Company, after consultation with outside counsel, failure to take any such action referenced in the foregoing clauses (i), (ii) and (iii) would be inconsistent with applicable laws (including, without limitation, laws relating to the fiduciary duties of directors); PROVIDED, HOWEVER, that the parties hereby agree that except to the extent required by the fiduciary obligations of the Board of Directors of such Company determined in good faith by the Board based upon the advice of outside counsel, a Company may not withdraw or modify its approval or recommendation of this Agreement or the transactions contemplated hereby.

         7.3 NEW CREDIT FACILITY. In connection with the procurement of the new credit facility for the Surviving Corporation contemplated by Section 8.3 hereof, each of SCI and SSI shall cooperate in providing the information and documents requested by any proposed lender and each of SCI and SSI shall provide and pay for appraisals of its respective assets that may be required by such prospective lender.

         7.4 PROXY STATEMENTS; STOCKHOLDER APPROVALS. SCI and SSI, acting through their respective Boards of Directors, shall in accordance with applicable law and their Articles or Certificate of Incorporation (as applicable) and Bylaws:

                  (a) promptly and duly call, give notice of, convene and hold as soon as practicable following the date hereof a meeting of their respective stockholders for the purpose of voting to approve and adopt this Agreement and the consummation of the transactions contemplated hereby, and shall use their reasonable efforts, except to the extent the Board of Directors reasonably believe is otherwise required by its fiduciary duty, to obtain such stockholders approval (provided that in the case of SSI such shareholder approval may be obtained through written consent in accordance with law);

                  (b) except to the extent the Board of Directors reasonably believes is otherwise required by its fiduciary duty, recommend approval and adoption of this Agreement by the stockholders of such Company, and include in the Proxy Statement such recommendations, and take all lawful action to solicit such approvals; and

                  (c) as promptly as practicable, prepare and file with the SEC a preliminary Proxy Statement for distribution to SCI's shareholders (which shall be prepared by SCI's counsel, with the assistance of SSI's counsel as to, among other things, disclosures relating to SSI) and, after consultation with each other, respond to any comments of the SEC with respect to the preliminary Proxy Statement and cause the definitive Proxy Statement to be mailed to SCI's stockholders. Whenever any event occurs which should be set forth in an amendment or a supplement to the Proxy Statement or any filing required to be made with the SEC, each party will promptly inform the other and will cooperate in filing with the SEC and/or mailing to stockholders such amendment or supplement. The Proxy Statement, and all amendments and supplements thereto, shall comply with applicable law and be in form and substance reasonably satisfactory to each such Company.

         7.5 STOCK EXCHANGE LISTING. SCI shall take such commercially reasonable action as may be necessary or desirable to timely list the SCI Shares and Debenture Shares to be issued pursuant to the Merger on the American Stock Exchange, if such shares are eligible for listing thereon, or on The Nasdaq Stock Market if not eligible for American Stock Exchange Listing.

         7.6 At or prior to the Closing Date, SCI shall adopt a new stock option plan for the purpose of providing for the grant of stock options to SCI's directors, officers and other employees, which plan shall be in form satisfactory to SSI.

         7.7  [Intentionally Deleted]

         7.8 DIRECTOR AND OFFICER INDEMNIFICATION. All rights to indemnification and advancement of expenses existing in favor of the directors, officers and agents of any Company (the "INDEMNIFIED PARTIES") under the provisions existing on the date hereof of any Company's Articles or Certificate of Incorporation, Bylaws and indemnification agreements of any Company shall survive the Effective Time for at least six years thereafter and SCI agrees to indemnify and advance expenses to the Indemnified Parties to the full extent required or permitted by any Company under the provisions existing on the date hereof of any Company's Articles or Certificate of Incorporation, Bylaws and indemnification agreements of any Company.

         7.9 PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect and until the Closing Date, each of the Companies agrees that it will obtain the approval of each of the other Companies prior to issuing any press release and will use its reasonable efforts to consult with each of the other Companies before otherwise making any public statement or responding to any press inquiry with respect to this Agreement or the transactions contemplated hereby, except as may be required by law or any governmental agency or by the American Stock Exchange or other exchange on which the common stock of SCI may be listed (it being agreed that the approval of SCI or consultation with SCI shall constitute the approval of or consultation with Acquisition, as the case may be).

         7.10 EXPENSES. Subject to Section 9.3 hereof, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

         7.11 ADDITIONAL AGREEMENTS.

                  (a) Subject to the terms and conditions herein provided, including without limitation those set forth in the proviso to Section 6.5 hereof, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals, and to effect all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of SCI and the Surviving Corporation shall be authorized to take all such necessary action.

                  (b) Subject to the terms and conditions herein provided, including without limitation those set forth in the proviso to Section 6.5 hereof, each Company will cooperate with the others and use all reasonable efforts to prepare all necessary documentation to effect promptly all necessary filings and to obtain all necessary permits, consents, approvals, orders and authorizations of or any exemptions by, all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement.

                  (c) Each party will keep the other party apprised of the status of any inquiries made of such party by the SEC or any other governmental agency or authority or members of their respective staffs with respect to this Agreement or the transactions contemplated herein.

         7.12 DEBENTURE EXCHANGE AGREEMENTS. Prior to June __, 1997, SCI shall obtain and deliver to SSI the written agreement of each holder of Debentures to exchange such Debentures into Debenture Shares in accordance with this Agreement, in form satisfactory to SSI (collectively, the "DEBENTURE EXCHANGE AGREEMENTS"), which agreements shall include, among other things, (i) a prohibition against the sale of Debenture Shares for a period of one year following the Closing Date and (ii) appropriate investment representations consistent with the exemption of such exchange from the registration requirements of the Securities Act and applicable state securities laws.

         7.13 REVERSE STOCK SPLIT. Prior to the Effective Time, SCI shall consummate a reverse stock split (the "REVERSE SPLIT") of its outstanding shares of common stock by amending its Certificate of Incorporation (which amendment may include other changes unrelated to the consummation of the Reverse Split) and taking other necessary or appropriate actions to consummate the Reverse Split, all in form satisfactory to SSI and in accordance with applicable law and stock exchange requirements. The parties acknowledge and agree that the Reverse Split shall be a "reverse" stock split, meaning a combination of shares resulting in a decrease in the number of outstanding shares (such as, for example, a "one-for-five" reverse stock split, by which each 5 outstanding shares would be automatically combined and converted into 1 share). The parties acknowledge and agree that the exact "ratio" for the Reverse Split (e.g., "one for five", "one for ten", etc.) will be determined by mutual agreement of SCI and SSI within 45 days after execution of this Agreement, but not later than the date of initial filing of SCI's proxy statement relating to the Merger. The parties agree to use their good faith best efforts to promptly agree on the ratio for the Reverse Split.

         7.14 SSI INVESTMENT LETTERS. Prior to the Closing Date, SSI shall obtain and deliver to SCI the written representation of each shareholder of SSI to the effect that such shareholder is an "accredited investor" within the meaning of Regulation D under the Securities Act and/or other appropriate investment representations consistent with the exemption of the Merger from the registration requirements of the Securities Act and applicable state securities laws.

         7.15 LOAN REPAYMENTS TO OFFICERS. Within three months following the Closing Date, SCI shall repay the amounts borrowed from its officers in August 1996 (which amounts aggregate $100,000 as reflected in SCI's financial statements), and such repayments shall be made in accordance with the terms of any new employment agreements with such officers to be entered into as contemplated by Section 8.3(a) hereof.

         7.16 COMPLETION OF SCHEDULES AND EXHIBITS; AMEX LISTING. The parties acknowledge and agree that certain Schedules and Exhibits hereto were not finalized as of the date of this Agreement and, accordingly, are not included herein. The parties each agree to use their respective best efforts in good faith to promptly finalize all Schedules and Exhibits hereto that are not included herewith, and, when all such Exhibits and Schedules are in form mutually agreed upon by SSI and SCI, such Exhibits and Schedules shall be deemed incorporated into this Agreement and shall have the same force and effect as if set forth herein on the date hereof. If the Exhibits and Schedules are not agreed upon by SCI and SSI on or prior to June 27, 1997, then this Agreement shall automatically terminate on such date (unless extended by the parties) and upon such termination the parties shall have no rights or obligations hereunder except as provided in Section 9.2 hereof. In addition, if the American Stock Exchange ("AMEX") indicates in writing to SCI or SSI that upon the Merger the Surviving Corporation will not (or that AMEX anticipates that the Surviving Corporation probably will not) qualify for the listing of its common stock on the AMEX, then SSI shall have 30 days after such notice from AMEX to terminate this Agreement which termination shall be effective upon receipt by SCI of SSI's notice of such termination, and the parties shall have no rights or obligations hereunder except as provided in
Section 9.2 hereof.

                                  ARTICLE VIII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         8.1 CONDITIONS TO ALL COMPANIES' OBLIGATION TO EFFECT THE MERGER. The respective obligations of all Companies to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any one of which may be waived by all, but not less than all, Companies:

                  (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of each of SCI, Acquisition and SSI in accordance with applicable law and stock exchange requirements.

                  (b) No preliminary or permanent injunction or other order by any federal, state or foreign court of competent jurisdiction which prohibits the consummation of the Merger shall have been issued and remain in effect. No statute, rule, regulation, executive order, stay, decree, or judgment shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the Merger. Other than the filing of Articles of Merger with the Department of State for the State of Florida, all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental entity (all of the foregoing, "CONSENTS") which are necessary for the consummation of the Merger, other than Consents the failure to obtain which would not prevent the Merger and/or have a Material Adverse Effect on the Surviving Corporation and its subsidiaries taken as a whole, or SCI and its subsidiaries taken as a whole, shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "REQUISITE REGULATORY APPROVALS") and all such Requisite Regulatory Approvals shall be in full force and effect. All state securities or blue sky permits and other authorizations necessary to issue the SCI Shares and the Debenture Shares hereunder and to consummate the Merger shall have been received.

                  (c) There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any federal or state governmental entity which, in connection with the grant of a Requisite Regulatory Approval imposes any condition or restriction upon any Company or its subsidiaries, including, without limitation, requirements relating to the disposition of assets, which in any such case would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

         8.2 CONDITIONS TO OBLIGATION OF EACH OF SCI AND SSI TO EFFECT THE MERGER. The obligation of each of SCI and SSI to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following additional conditions, which may be waived by such Company:

                  (a) Each of the other Companies shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of the other Companies contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement, and each of SCI and SSI shall have received a certificate of the Chairman of the Board, the President or an Executive Vice President of the other such Company as to the satisfaction of this condition.

                  (b)    [Intentionally deleted]

                  (c) Each of SCI and SSI shall have received (i) the opinion of its, and the other such Company's respective, outside counsel dated the Closing Date and addressed to itself and such other Company covering the matters set forth in SCHEDULE 8.2(C), and (ii) as to each holder of Debentures, the opinion (in form reasonably acceptable to SSI) of counsel to SCI (or of counsel to such Debenture holder reasonably acceptable to SSI) to the effect that such holder of Debentures has duly executed and delivered a Debenture Exchange Agreement and such agreement has been duly authorized by all necessary action on the part of such holder and constitutes a valid binding obligation of such holder, enforceable against such holder in accordance with its terms.

                  (d) Each Company shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Surviving Corporation and its subsidiaries taken as a whole or on SCI and its subsidiaries taken as a whole, or prevent the consummation of the Merger.

                  (e) Each of SCI and SSI shall have received an opinion of an investment banker or other financial consultant to be mutually agreed upon by SCI and SSI, dated on or before the date of SCI's definitive Proxy Statement relating to the Merger, to the effect that the terms of the Merger as provided herein, including the consideration to be received by the holders of the Debentures and SSI's common stock, are fair, from a financial point of view, to the shareholders of SCI.

                  (f) [Intentionally deleted]

                  (g) SCI and SSI shall have received a signed Debenture Exchange Agreement as contemplated by Section 7.12 hereof, from each holder of Debentures, in form and substance satisfactory to SSI.

                  (h) The Reverse Split shall have been effected in accordance with Section 7.13 hereof.

         8.3 CONDITIONS TO OBLIGATION OF SSI TO EFFECT THE MERGER. The obligation of SSI to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following additional conditions, which may be waived by such Company:

                  (a) SCI's current employment agreements shall be amended, terminated and/or replaced as and to the extent requested by and to the reasonable satisfaction of SSI, if such request is made by SSI no later than 20 days prior to the Closing Date.

                  (b) SCI shall enter into employment agreements, at or prior to the Closing Date, with each of Harvey Oxenberg, who is SSI's President, and David Fleischman, who is SSI's Chief Financial Officer, and also with Robert Hooker and Jim Nunneley, and shall also enter into indemnification agreements with such persons relating to, among other things, indemnification of such persons as permitted under applicable corporate and other law, all of which agreements shall be in form and substance satisfactory to SSI.

                  (c) [Intentionally deleted]

                  (d) SCI and SSI shall have obtained a new credit facility that will fund advances beginning not later than the Closing Date in such amounts and on such terms as are satisfactory to SSI.

                  (e) All of (i) SCI's outstanding shares of common stock, and
(ii) all shares of SCI's common stock to be issued pursuant to the Merger or pursuant to options or other commitments to issue shares, including, without limitation, the SCI Shares and the Debenture Shares, shall be listed on the American Stock Exchange.

                  (f) Gregg M. Leslie's Employment Agreement with Sun City Produce, Inc., one of SCI's subsidiaries, shall be amended or replaced to the satisfaction of SSI, including termination of any option or right therein of Gregg M. Leslie to acquire the stock of Sun City Produce, Inc.

                  (g) SSI shall have received an opinion, dated the Closing Date, of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., counsel to SSI, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of section

368(a) of the Code and that SCI, Acquisition and SSI each will be a party to the reorganization within the meaning of section 368(b) of the Code. This opinion shall be based on (i) representation letters and stockholder certificates dated on or about the Closing Date substantially in the forms of the three Exhibits 8.3(g) to this Agreement and (ii) those other facts, representations and assumptions as counsel reasonably may deem relevant (concerning, among other things, the actions of the stockholders of the Companies).

                  (h) SSI shall have received a signed "lockup" agreement in form satisfactory to SSI from each of the current officers and directors of SCI to the effect that for a period of one year following the Closing of the Merger such persons will not, without the prior written consent of SSI, sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase or otherwise transfer or dispose of, any shares of SCI's common stock, or any securities convertible into or exercisable or exchangeable for shares of SCI's common stock.

                  (i) No shareholder of SSI or SCI shall have any "dissenter's rights" or "appraisal rights" under Section 262 of the Delaware General Corporation Law or Section 607.1302 of the Florida Business Corporation Act or other similar law, and no transactions contemplated by this Agreement including the Merger shall be prohibited or delayed under Section 203 of the Delaware General Corporation Law.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         9.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of the Companies:

                  (a) By mutual written consent of SCI and SSI.

                  (b) By either of SCI or SSI if the Merger shall not have been consummated on or before October 31, 1997.

                  (c) By either of SCI or SSI if there shall have been any material breach of an obligation, representation or warranty of another Company hereunder and, if such breach is curable, such default shall have not been remedied within 10 days after receipt by the other Company, as the case may be, of notice in writing from such Company specifying such breach and requesting that it be remedied; provided, that such 10-day period shall be extended for so long as the other Company shall be making diligent attempts to cure such default and such default shall be reasonably capable of being cured.

                  (d) By either of SCI or SSI if the Board of Directors of the other such Company shall have withdrawn or modified in a manner adverse to the others its approval or recommendation of this Agreement or the Merger, or shall have resolved to do the same; provided, however, that neither SCI nor SSI may terminate this Agreement pursuant to this clause if, as a result of the other such Company's receipt of an Acquisition Proposal from a third party, such other recipient Company withdraws or modifies its approval or recommendation of this Agreement or the Merger but thereafter (and prior to termination by the non-recipient Company) the recipient Company publicly reconfirms its recommendation of the transactions contemplated hereby and notifies the non-recipient Company of such reconfirmation prior to termination of this Agreement by the non-recipient Company pursuant to this clause.

                  (e) By any Company if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or any other action shall have become final and non-appealable.

                  (f) By either of SCI or SSI upon written notice to the other such Company if any approval of the stockholders of a Company required for the consummation of the Merger submitted for their approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof.

                  (g) By either of SCI or SSI if it shall receive any Acquisition Proposal after the date hereof from a third party or parties and the Board of Directors of such recipient Company shall have determined in good faith that in the exercise of its fiduciary duties to the stockholders of such recipient Company that such Company must pursue such Acquisition Proposal; provided, however, that such recipient Company may only terminate this Agreement pursuant to this clause if it simultaneously with such termination delivers to the non-recipient Company the termination fee provided for in Section 9.3 hereof.

                  (h) By SSI if (i) SCI's common stock ceases to be listed on the American Stock Exchange at any time after the date hereof, or if the shares to be issued pursuant to the Merger are not approved for listing on such exchange prior to the Closing Date, or (ii) if SSI reasonably determines (A) that SCI's business or financial condition has materially deteriorated since February 1, 1997 (other than deteriorations through the date of this Agreement as reflected in the Schedules to this Agreement or which are clearly attributable to normal recurring seasonal fluctuations in SCI's business), or
(B) that SCI is or will likely be unable to pay its material debts or other material obligations as they become due (other than the debts listed on SCHEDULE 9.1(H) HEREOF), or (iii) if SCI or any of its creditors commences bankruptcy proceedings applicable to SCI or other proceedings applicable to SCI involving insolvency, reorganization or similar debtor or creditor relief laws under state or federal law, and such proceedings, if instituted by third parties against SCI, shall not be dismissed within thirty (30) days after such institution, provided, however, that in the event any such proceedings are commenced against SCI, SSI shall not be obligated to close this Agreement or the Merger during such 30-day period, or
(iv) if any one or more of SCI's creditors commences one or more lawsuits against SCI for the collection of debts or liabilities of SCI and all such suits are not dismissed within 30 days after the first commencement of any such suit (but such dismissals during such period shall not prevent SSI from terminating this Agreement under this clause (iv) if at the end of such 30-day period there remains any outstanding suits against SCI in respect of unpaid debts and liabilities of SCI), provided, however, that SSI shall not be obligated to close this Agreement or the Merger during such 30-day period. The parties hereby agree that in the event of any proceeding by or against SCI under the federal bankruptcy laws, upon the demand of SSI, SCI shall assume or reject this Agreement as permitted under such bankruptcy laws within 10 days after such demand (or if SCI does not have such right to so reject or assume this Agreement during such 10-day period, then SCI shall do so immediately upon the effectiveness of its right to do so), and if SCI does not assume or reject this Agreement as herein required, then SSI shall have the right, in its sole discretion, to (i) treat this Agreement for any and all purposes as if it were so rejected (and the parties agree that this Agreement shall thereupon be deemed rejected by SCI for all purposes), or (ii) compel SCI to promptly assume or reject this Agreement.

         9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become of no further effect and, except for a termination resulting from a breach by a party of any of its material obligations under this Agreement, there shall be no liability or obligation on the part of any Company or their respective officers or directors (except as set forth in Section 7.1(b) hereof and except for Sections 7.10, 9.3, 10.2 and 10.6 hereof which shall survive the termination). Nothing contained in this Section 9.2 shall relieve any party from liability for willful breach of this Agreement that results in termination of this Agreement. Upon request therefor, each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing same.

         9.3 CERTAIN TERMINATION FEES. If either of SCI or SSI (an "OPERATING COMPANY") either (A) violates its obligations set forth in Section 7.2 hereof in any material respect or otherwise breaches in any material respect any of its other material obligations hereunder and this Agreement is thereafter terminated pursuant to Section 9.1 (c), or (B) prior to termination of this Agreement receives any Acquisition Proposal, and this Agreement is thereafter terminated pursuant to Sections 9.1 (d) or 9.1 (g) as a result of receipt of such Acquisition Proposal, then the Operating Company which has so violated or breached its obligations as aforesaid or which was in receipt of such Acquisition Proposal shall pay to the other Operating Company a fee of $350,000.

         9.4 AMENDMENT. This Agreement may be amended by action taken at any time before or after approval hereof by the stockholders of Acquisition and SSI, but, after either such approval, no amendment shall be made which materially adversely affects the rights of such stockholders, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.5 WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) except as may be required by law, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                    ARTICLE X

                               GENERAL PROVISIONS

         10.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. No representations, warranties or agreements contained herein shall survive beyond the Effective Time except that the agreements contained in Sections 2.3, 3.1, 3.2, 3.3, 3.4, 3.5., 3.6, 3.8, 7.8, 7.10, 7.11, 7.15, 9.3, 10.1, 10.6 and 10.7
hereof, and all other agreements of SCI, shall survive beyond the Effective
Time.

         10.2 BROKERS. SCI represents and warrants to the other Companies that no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SCI. SSI represents and warrants to the other Companies that no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SSI.

         10.3 NOTICES. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by telex or telecopy or mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      If to SSI, to:

                           SeaSpecialties, Inc.
                           1111 N.W. 159th Drive
                           Miami, Florida  33169
                           Attention: Harvey Oxenberg and David Fleischman with a copy to:

                           Greenberg, Traurig, Hoffman, Lipoff,
                           Rosen & Quentel, P.A.
                           1221 Brickell Avenue
                           Miami, Florida 33131
                           Attention:  Bruce E. Macdonough, Esq.

                  (b)      If to SCI or Acquisition, to:

                           Sun City Industries, Inc.
                           5545 N.W. 35th Avenue
                           Fort Lauderdale, Florida 33309
                           Attention:  Malvin Avchen

                           with a copy to:

                           Baker & McKenzie
                           701 Brickell Avenue
                           Miami, Florida 33131
                           Attention:  Jonathan H. Warner

         10.4 DESCRIPTIVE HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.5 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the Disclosure Schedules, Exhibits and other documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder, and (c) shall not be assigned by operation of law or otherwise.

         10.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the provisions thereof relating to conflicts of law, except to the extent that Delaware corporate law applies.

         10.7 PARTIES IN INTEREST. Except for Section 7.8 hereof, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefit or remedies of any nature whatsoever or by reason of this Agreement.

         10.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         10.9 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         10.10 INVESTIGATION. The respective representations and warranties of each Company contained herein or in the certificates or other documents delivered at or prior to the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

         10.11 CONSENTS. For purposes of any provision of this Agreement requiring, permitting or providing for the consent of any or Company, the written consent of the Chief Executive Officer or President of a Company shall be sufficient to constitute such consent.

         IN WITNESS WHEREOF, each Company has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                             SUN CITY INDUSTRIES, INC.



                                             By:/S/ MALVIN AVCHEN
                                                -------------------------------
                                                 Name: MALVIN AVCHEN
                                                 Title: CHIEF EXECUTIVE OFFICER



                                             SPECIALTIES ACQUISITION CORP.



                                             By:/S/ MALVIN AVCHEN
                                                -------------------------------
                                                 Name: MALVIN AVCHEN
                                                 Title: CHIEF EXECUTIVE OFFICER



                                             SEASPECIALTIES, INC.



                                             By:/S/ HARVEY OXENBERG
                                                -------------------------------
                                                 Name: HARVEY OXENBERG
                                                 Title: PRESIDENT

                 APPENDIX B - OPINION OF MESIROW FINANCIAL, INC.

                                                                October 22, 1997

The Board of Directors
Sun City Industries, Inc.
5545 N.W. 35th Avenue #15
Fort Lauderdale, FL  33309

Gentlemen:


         Sun City Industries, Inc. ("Sun City") has entered into a merger agreement with SeaSpecialties, Inc. ("SeaSpecialties") with conversion formulas (the "Conversion Formulas") whereby the existing common shareholders ("Common Shareholders") of Sun City will own approximately 3.11% of the outstanding common stock of Sun City after the merger (the "Merger"). You have asked Mesirow Financial, Inc. ("Mesirow") to render its opinion (the "Opinion") as to whether or not the proposed Merger and the Conversion Formulas are fair, from a financial point of view, to Sun City and the Common Shareholders of Sun City.


         In connection with rendering this Opinion we have, among other things, reviewed certain financial and other information with respect to Sun City and SeaSpecialties that was publicly available or furnished to Mesirow by or on behalf of Sun City and SeaSpecialties, including certain internal financial analyses, financial forecasts, reports and other information prepared by their respective managements and representatives. Mesirow held discussions with the management and representatives of each of Sun City and SeaSpecialties concerning their respective historical and current operations, financial condition and prospects as well as the strategic and operating benefits anticipated from the Merger. In arriving at its opinion, Mesirow, among other things: (i) reviewed the Merger Agreement and all Schedules and Exhibits thereto; (ii) met with the officers and certain members of the managements of Sun City and SeaSpecialties to discuss their respective businesses, financial conditions, operating results, and future prospects assuming that the Merger is consummated and assuming that the Merger is not consummated; (iii) reviewed annual audited financial statements and interim unaudited financial statements through August 2, 1997 for Sun City and through August 31, 1997 for SeaSpecialties as had been provided to Mesirow as of September 30, 1997; (iv) reviewed publicly available information including recent SEC filings and shareholder communications for Sun City; (v) compared certain financial and stock market data of Sun City with similar data for selected publicly-held foodservice distribution companies; (vi) reviewed projected financial statements through 1998 for Sun City and for SeaSpecialties as prepared by the respective managements of each company; (vii) considered the estimated earnings dilution to Sun City shareholders resulting from consummation of the Merger; (viii) reviewed historical market price and volume data for the Sun City Common Stock; and (ix) made such other financial studies, analyses, and investigations as Mesirow deemed appropriate.

         In arriving at our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of the information obtained from public sources or provided to us by Sun City or SeaSpecialties. In addition, we have assumed that Sun City's and SeaSpecialties' forecasts and projections furnished to us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future financial condition and operating results of the companies. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Sun City or SeaSpecialties, nor have we been furnished with any such evaluations or appraisals.

         Our opinion is necessarily based upon general economic, financial, market and other conditions as they exist and can be evaluated on the date hereof. We were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of, or merging with, or into, Sun City.

         Mesirow is a full service securities firm and, therefore, in the ordinary course of our trading and brokerage activities, Mesirow or any of our affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in securities of Sun City. Mesirow will receive a fee for rendering this opinion.

         Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the proposed Merger and Conversion Formulas are fair, from a financial point of view, to Sun City and the Common Shareholders of Sun City.

         This opinion is for the use and benefit of the Board of Directors of Sun City and may not be reproduced, summarized, described or referred to or given to any other person except in connection with Sun City's initial public announcement of the proposed merger, Schedule 14D-9 and any amendment thereof, or proxy statement regarding the merger.

                                                         Very truly yours,


                                                         Mesirow Financial, Inc.

                       APPENDIX C - 1997 STOCK OPTION PLAN

                     ---------------------------------------
                            SUN CITY INDUSTRIES, INC.
                             1997 STOCK OPTION PLAN
                     ---------------------------------------

         1. PURPOSE. The purpose of this Plan is to advance the interests of SUN CITY INDUSTRIES, INC., a Delaware corporation (the "Company"), and its Subsidiaries by providing an additional incentive to attract and retain qualified and competent persons who provide services to the Company and its Subsidiaries, and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, through the encouragement of stock ownership in the Company by such persons.

         2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

         (a) "Board" shall mean the Board of Directors of the Company.

         (b) "Committee" shall mean the committee appointed by the Board pursuant to Section 13(a) hereof.

         (c) "Common Stock" shall mean the Company's Common Stock, par value $.10 per share.

         (d) "Director" shall mean a member of the Board.


         (e) "Fair Market Value" of a Share on any date of reference shall mean the "Closing Price" (as defined below) of the Common Stock on such date, unless the Committee or the Board in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock on such system or, if sales prices are not reported, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, as reported in any newspaper of general circulation or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. If neither (i), (ii), or (iii) above is applicable, then Fair Market Value shall be determined in good faith by the Committee or the Board in a fair and uniform manner.


         (f) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Internal Revenue Code.

         (g) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (h) "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option.

         (i) "Officer" shall mean the Company's Chairman of the Board, President, Chief Executive Officer, principal financial officer, principal accounting officer, any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant. If pursuant to Item 401(b) of Regulation S-K (17 C.F.R. ss. 229.401(b)) the Company identifies a person as an "executive officer," the person so identified shall be deemed an "Officer" even though such person may not otherwise be an "Officer" pursuant to the foregoing provisions of this paragraph.

         (j) "Option" (when capitalized) shall mean any option granted under this Plan.

         (k) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

         (l) "Outside Director" shall mean a member of the Board who qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code and the regulations thereunder and as a "Non-Employee Director" under Rule 16b-3 promulgated under the Securities Exchange Act.

         (m) "Plan" shall mean this 1997 Stock Option Plan for the Company.

         (n) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         (o) "Share" shall mean a share of Common Stock.

         (p) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         3. SHARES AVAILABLE FOR OPTION GRANTS. The Committee or the Board may grant to Optionees from time to time Options to purchase an aggregate of up to Two Million Five Hundred Thousand (2,500,000) Shares from the Company's authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

         4. INCENTIVE AND NON-QUALIFIED OPTIONS.

         (a) An Option granted hereunder shall be either an Incentive Stock Option or a Non-Qualified Stock Option as determined by the Committee or the Board at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or a Non-Qualified Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan. Incentive Stock Options may not be granted to any person who is not an employee of the Company or any Subsidiary.

         (b) Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Section 422(b) of the Internal Revenue Code are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations as defined in Section 424 of the Internal Revenue Code), exceeds $100,000.

         5. CONDITIONS FOR GRANT OF OPTIONS.

         (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee or the Board, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be (i) those persons selected by the Committee from the class of all regular employees of , or persons who provide consulting or other services as independent contractors to, the Company or its Subsidiaries, including Directors and Officers who are regular employees, and (ii) Directors who are not employees of the Company or of any Subsidiaries. Any person who files with the Committee or the Board, in a form satisfactory to the Committee or the Board, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

         (b) In granting Options, the Committee or the Board shall take into consideration the contribution the person has made to the success of the Company or its Subsidiaries and such other factors as the Committee or the Board shall determine. The Committee or the Board shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee or the Board may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

         (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company or its Subsidiaries.

         (d) Notwithstanding any other provision of this Plan, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Internal Revenue Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary corporation [as defined in Section 424 of the Internal Revenue Code] at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

         (e) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, the aggregate number of Options granted to any one Optionee may not exceed One Million (1,000,000), subject to adjustment as provided in Section 10 hereof.

         6. OPTION PRICE. The option price per Share of any Option shall be any price determined by the Committee or the Board but shall not be less than the par value per Share; provided, however, that in no event shall the option price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

         7. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee or the Board in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee or the Board in any Option, and subject to such guidelines as the Committee or the Board may establish, the option price of any Shares purchased shall be paid (1) in cash, (2) by certified or official bank check, (3) by money order, (4) with

Shares, (5) by the withholding of Shares issuable upon exercise of the Option or by any other form of cashless exercise procedure approved by the Committee or the Board , or (6) in such other consideration as the Committee or the Board deems appropriate, or by a combination of the above. The Committee or the Board in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, or through the withholding of Shares issuable upon exercise of the Option, the value of the Shares surrendered or withheld shall be their Fair Market Value on the date the Option is exercised. the Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at the prime rate of the Company's principal lender, and (iv) contain such other terms as the Board in its sole discretion shall reasonably require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

         8. EXERCISABILITY OF OPTIONS. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee or the Board shall provide in such Option, except as otherwise provided in this Section 8.

         (a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date on which the Option is granted.

         (b) Unless otherwise provided in any Option, each outstanding Option shall become immediately fully exercisable in the event of a "Change in Control" or in the event that the Committee or the Board exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 9(b) hereof. For this purpose, the term "Change in Control" shall mean:

            (i) Approval by the shareholders of the Company of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or

            (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A of Regulation 14A promulgated under the Securities Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred as a result of any merger of the Company or any Subsidiary with or into SeaSpecialties, Inc. or any affiliate thereof (the "SeaSpecialties

Merger") and for purposes of this clause (ii) of this Section 8(b), the Board of the Company, as comprised immediately following the SeaSpecialties Merger shall be deemed the Incumbent Board immediately following the SeaSpecialties Merger.

         (c) The Committee or the Board may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

         9. TERMINATION OF OPTION PERIOD. The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

            (i) three months after the date on which the Optionee's employment is terminated or, in the case of a Non-Qualified Stock Option, and unless the Committee or the Board shall otherwise determine in writing in its sole discretion, the date on which the Optionee's employment is terminated, in either case for any reason other than by reason of (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment by reason of the Optionee's willful misconduct or gross negligence, (B) a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee, or (C) death;

            (ii) immediately upon the termination of the Optionee's employment for Cause;

            (iii) twelve months after the date on which the Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee or the Board;

            (iv) (A) twelve months after the date of termination of the Optionee's employment by reason of death of the Optionee, or if later (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof.

         All references herein to the termination of the Optionee's employment shall, in the case of a Optionee who is not an employee of the Company or a Subsidiary, refer to the termination of the Optionee's service with the Company.

         (b) The Committee or the Board in its sole discretion may by giving written notice ("cancellation notice") cancel, effective upon the date of the consummation of any corporate transaction described in Subsections 8(b)(i) hereof or of any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

         10. ADJUSTMENT OF SHARES.

         (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

            (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, or available for grant to any person under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

            (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

         (b) Unless otherwise provided in any Option, the Committee or the Board may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's or Board's sole discretion, such adjustments become appropriate so as to preserve but not increase benefits under the Plan.

         (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made to, the number of or exercise price for Shares then subject to outstanding Options granted under the Plan.

              Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         11. TRANSFERABILITY OF OPTIONS AND SHARES.

         (a) No Incentive Stock Option, and unless the prior written consent of the Committee or the Board is obtained and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act no Non-Qualified Stock Option, shall be subject to alienation, assignment, pledge, charge or other transfer other than by the Optionee by will or the laws of descent and distribution, and any attempt to make any such prohibited transfer shall be void. Each Option shall be exercisable during the Optionee's lifetime only by the Optionee, or in the case of a Non-Qualified Stock Option that has been assigned or transferred with the prior written consent of the Committee or the Board, only by the permitted assignee.

         (b) Unless the prior written consent of the Committee or the Board is obtained and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act, no Shares acquired by an Officer or Director pursuant to the exercise of an Option may be sold, assigned, pledged or otherwise transferred prior to the expiration of the six-month period following the date on which the Option was granted.

         12. ISSUANCE OF SHARES.

         (a) Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

         (b) As a condition to any sale or issuance of Shares upon exercise of any Option, the Committee or the Board may require such agreements or undertakings as the Committee or the Board may deem necessary or advisable to facilitate compliance with any applicable law or regulation including, but not limited to, the following:

Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and


            (ii) a representation, warranty and/or agreement to be bound by any legends endorsed upon the certificate(s) for such Shares that are, in the opinion of the Committee or the Board, necessary or appropriate to facilitate compliance with the provisions of any securities laws deemed by the Committee or the Board to be applicable to the issuance and transfer of such Shares.

         13. ADMINISTRATION OF THE PLAN.

         (a) The Plan shall be administered by the Board, or by a committee appointed by the Board (the "Committee") composed of two or more Directors all of whom shall be Outside Directors. The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 promulgated under the Securities Exchange Act and Section 162(m) of the Internal Revenue Code. The Committee shall serve at the pleasure of the Board and shall have the powers designated herein and such other powers as the Board may from time to time confer upon it. In the absence of a Committee, the Plan shall be administered by the Board.

         (b) The Committee or the Board may grant Options pursuant to this Plan to Directors who are not employees of the Company or any Subsidiary and/or other persons to whom Options may be granted under Section 5(a) hereof.

         (c) The Committee or the Board, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations by the Committee or the Board, and the interpretation and construction of any provision of the Plan or any Option by the Committee or the Board, shall be final and conclusive.

         (d) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

         14. WITHHOLDING OR DEDUCTION FOR TAXES. If at any time specified herein for the making of any issuance or delivery of any Option or Common Stock to any Optionee or beneficiary, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or take any other action in connection with the issuance or delivery then to be made, such issuance or delivery shall be deferred until such withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.

         15. INTERPRETATION.

         (a) As it is the intent of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under the Securities Exchange Act ("Rule 16b-3"), any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Committee or the Board may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

         (b) The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under section 422 of the Internal Revenue Code. If any provision of the Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

         (c) This Plan shall be governed by the laws of the State of Delaware.

         (d) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

         (e) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         16. AMENDMENT AND DISCONTINUATION OF THE PLAN. The Committee or the Board may from time to time amend, suspend or terminate the Plan or any Option; provided, however, that, any amendment to the Plan shall be subject to the approval of the Company's shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Internal Revenue Code) or the rules of any Stock exchange or automated quotation system on which the Common Stock may then be listed or granted. Except to the extent provided in Sections 9 and 10 hereof, no amendment, suspension or termination of the Plan or any Option issued hereunder shall substantially impair the rights or benefits of any Optionee pursuant to any Option previously granted without the consent of the Optionee.

         17. EFFECTIVE DATE AND TERMINATION DATE. The effective date of the Plan is the date on which the Board adopts this Plan, and the Plan shall terminate on the tenth anniversary of the effective date.

                                  FORM OF PROXY

                            SUN CITY INDUSTRIES, INC.

                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS


         The undersigned, a shareholder of SUN CITY INDUSTRIES, INC., a Delaware corporation ("Sun City"), hereby appoints Harvey Oxenberg and David H. Fleischman, and each of them, acting alone, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Sun City held of record by the undersigned at the close of business on November 10, 1997 at the Annual Meeting of Shareholders of Sun City to be held on December 17, 1997 at the offices of Greenberg Traurig, et al., 515 East Las Olas Boulevard, Suite 1500, Ft. Lauderdale, Florida, and at any adjournments thereof.


     The Board of Directors unanimously recommends a vote FOR Proposals 1 through 6. THE MERGER AND OTHER TRANSACTIONS CONTEMPLATED BY PROPOSALS 1 AND 2 WILL NOT BE COMPLETED UNLESS BOTH PROPOSALS 1 AND 2 ARE APPROVED BY THE SHAREHOLDERS.


         1. Proposal to approve the Agreement and Plan of Merger, dated as of June 17, 1997, as amended, by and among Sun City, Specialties Acquisition Corp., a wholly-owned subsidiary of Sun City, and SeaSpecialties, Inc., providing for the Merger of Specialties Acquisition Corp.
                  with SeaSpecialties, Inc.


                  | | VOTE FOR       | | VOTE AGAINST    | | ABSTAIN

         2. Proposal to approve amendments to Sun City's Certificate of Incorporation in connection with the Merger to (i) increase the authorized number of shares of Sun City's common stock from 3,000,000 to 75,000,000 and (ii) decrease the par value per share of Sun City's Common Stock from $.10 to $.01, and
                  (iii) change Sun City's name to SeaSpecialties, Inc.

                  | | VOTE FOR       | | VOTE AGAINST    | | ABSTAIN

         3.       Proposal to approve the adoption of Sun City's 1997 Stock
                  Option Plan.

                  | | VOTE FOR       | | VOTE AGAINST    | | ABSTAIN


         4.       ELECTION OF DIRECTORS*:            Malvin Avchen
                                                     Saul Zalka
                                                     Charles Ostrow

                           *If the Merger is consummated, different persons will become the directors of Sun City as described in the Proxy Statement.


                  | | VOTE FOR all nominees listed above, except authority to
                      vote withheld from the following nominees (if any):
                      __________________________________________

                  | | AUTHORITY TO VOTE WITHHELD from all nominees.

         5. Proposal to amend Sun City's Certificate of Incorporation to limit certain liability of directors of Sun City as permitted by law.

                  | | VOTE FOR       | | VOTE AGAINST    | | ABSTAIN

         6. Proposal to approve an amendment to Sun City's Certificate of Incorporation to implement a reverse stock split of Sun City's Common Stock in the range between one-for-two and one-for-ten, inclusive.

                  | | VOTE FOR       | | VOTE AGAINST    | | ABSTAIN


         7. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 6.

                               (See reverse side)

                           (Continued from other side)

         The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting for the 1997 Annual Meeting, (2) the Proxy Statement, and (3) the 1997 Annual Report to Shareholders.

Dated: _____________________, 1997


-----------------------------------
(Signature)


-----------------------------------
(Signature if held jointly)

IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.